      As filed with the Securities and Exchange Commission on September 30, 2005
                                       Investment Company Act File No. 811-08817


================================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM N-1A


           Registration Statement Under The Securities Act Of 1933           [ ]


                         Pre-Effective Amendment No.                         [ ]


                       Post-Effective Amendment No.                          [ ]


                                     and/or

       Registration Statement Under The Investment Company Act Of 1940       [X]


                                 Amendment No. 71                            [X]
                        (Check appropriate box or boxes)


                                ING EQUITY TRUST
                 (Exact Name of Registrant Specified in Charter)

                          7337 E. Doubletree Ranch Road
                              Scottsdale, AZ 85258
                    (Address of Principal Executive Offices)

       Registrant's Telephone Number, Including Area Code: (800) 992-0180

          Huey P. Falgout, Jr.                               With copies to:
          ING Investments, LLC                           Jeffrey S. Puretz, Esq.
     7337 E. Doubletree Ranch Road                             Dechert, LLP
          Scottsdale, AZ 85258                             1775 I Street, N.W.
(Name and Address of Agent for Service)                    Washington, DC 20006

                                   ----------

================================================================================

                         ING EQUITY TRUST ("REGISTRANT")

                       CONTENTS OF REGISTRATION STATEMENT

This Registration Statement consists of the following papers and documents:

*    Cover Sheet

*    Contents of Registration Statement

*    Explanatory Note

*    Supplements dated September 30, 2005

* ING Principal Protection Fund and ING Principal Protection Fund II-XII Classes A, B, C and Q Prospectus

* ING Principal Protection Fund and ING Principal Protection Fund II-XII Statement of Additional Information

*    Part C

*    Signature Page

                                ING EQUITY TRUST

                                EXPLANATORY NOTE


     This Registration Statement has been filed by the Registrant pursuant to
Section 8(b) of the Investment Company Act of 1940, as amended.

                                ING EQUITY TRUST
                                ("REGISTRANT")



                      Supplement dated September 30, 2005
        to the ING Principal Protection Funds Class A, Class B, Class C,
                             and Class Q Prospectus
                            Dated September 30, 2005



The Prospectuses for the Registrant is hereby supplemented with the following information relating to "Information Regarding Trading of ING's U.S. Mutual Funds."

INFORMATION REGARDING TRADING OF ING'S U.S. MUTUAL FUNDS

As discussed in earlier supplements, ING Investments, LLC ("Investments"), the adviser to the ING Funds, has reported to the Boards of Directors/Trustees (the "Boards") of the ING Funds that, like many U.S. financial services companies, Investments and certain of its U.S. affiliates have received informal and formal requests for information since September 2003 from various governmental and self-regulatory agencies in connection with investigations related to mutual funds and variable insurance products. Investments has advised the Boards that it and its affiliates have cooperated fully with each request.

In addition to responding to regulatory and governmental requests, Investments reported that management of U.S. affiliates of ING Groep N.V., including Investments (collectively, "ING"), on their own initiative, have conducted, through independent special counsel and a national accounting firm, an extensive internal review of trading in ING insurance, retirement, and mutual fund products. The goal of this review was to identify any instances of inappropriate trading in those products by third parties or by ING investment professionals and other ING personnel. ING's internal review related to mutual fund trading is now substantially completed. ING has reported that, of the millions of customer relationships that ING maintains, the internal review identified several isolated arrangements allowing third parties to engage in frequent trading of mutual funds within ING's variable insurance and mutual fund products, and identified other circumstances where frequent trading occurred, despite measures taken by ING intended to combat market timing. ING further reported that each of these arrangements has been terminated and fully disclosed to regulators. The results of the internal review were also reported to the independent members of the Boards.

Investments has advised the Boards that most of the identified arrangements were initiated prior to ING's acquisition of the businesses in question in the U.S. Investments further reported that the companies in question did not receive special benefits in return for any of these arrangements, which have all been terminated.

Based on the internal review, Investments has advised the Boards that the identified arrangements do not represent a systemic problem in any of the companies that were involved.

In September 2005, ING Funds Distributor, LLC ("IFD"), the distributor of certain ING Funds, settled an administrative proceeding with the NASD regarding three arrangements, dating from 1995, 1996 and 1998, under which the administrator to the then-Pilgrim Funds, which subsequently became part of the ING Funds, entered into formal and informal arrangements that permitted frequent trading. Under the terms of the Letter of Acceptance, Waiver and Consent ("AWC") with the NASD, under which IFD neither admitted nor denied the allegations or findings, IFD consented to the following sanctions: (i) a censure; (ii) a fine of $1.5 million; (iii) restitution of approximately $1.44 million to certain ING Funds for losses attributable to excessive trading described in the AWC; and
(iv) agreement to make certification to NASD regarding the review and establishment of certain procedures.

In addition to the arrangements discussed above, Investments reported to the Boards that, at this time, these instances include the following, in addition to the arrangements subject to the AWC discussed above:

      - Aeltus Investment Management, Inc. (a predecessor entity to ING Investment Management Co.) identified two investment professionals who engaged in extensive frequent trading in certain ING Funds. One was subsequently terminated for cause and incurred substantial financial penalties in connection with this conduct and the second has been disciplined.

      - ReliaStar Life Insurance Company ("ReliaStar") entered into agreements seven years ago permitting the owner of policies issued by the insurer to engage in frequent trading and to submit orders until 4pm Central Time. In 2001 ReliaStar also entered into a selling agreement with a broker-dealer that engaged in frequent trading. Employees of ING affiliates were terminated and/or disciplined in connection with these matters.

      - In 1998, Golden American Life Insurance Company entered into arrangements permitting a broker-dealer to frequently trade up to certain specific limits in a fund available in an ING variable annuity product. No employee responsible for this arrangement remains at the company.

For additional information regarding these matters, you may consult the Form 8-K and Form 8-K/A for each of four life insurance companies, ING USA Annuity and Life Insurance Company, ING Life Insurance and Annuity Company, ING Insurance Company of America, and ReliaStar Life Insurance Company of New York, each filed with the Securities and Exchange Commission (the "SEC") on October 29, 2004 and September 8, 2004. These Forms 8-K and Forms 8-K/A can be accessed through the SEC's Web site at http://www.sec.gov. Despite the extensive internal review conducted through independent special counsel and a national accounting firm, there can be no assurance that the instances of inappropriate trading reported to the Boards are the only instances of such trading respecting the ING Funds.

Investments reported to the Boards that ING is committed to conducting its business with the highest standards of ethical conduct with zero tolerance for noncompliance. Accordingly, Investments advised the Boards that ING management was disappointed that its voluntary internal review identified these situations. Viewed in the context of the breadth and magnitude of its U.S. business as a whole, ING management does not believe that ING's acquired companies had systemic ethical or compliance issues in these areas. Nonetheless, Investments reported that given ING's refusal to tolerate any lapses, it has taken the steps noted below, and will continue to seek opportunities to further strengthen the internal controls of its affiliates.

      - ING has agreed with the ING Funds to indemnify and hold harmless the ING Funds from all damages resulting from wrongful conduct by ING or its employees or from ING's internal investigation, any investigations conducted by any governmental or self-regulatory agencies, litigation or other formal proceedings, including any proceedings by the SEC. Investments reported to the Boards that ING management believes that the total amount of any indemnification obligations will not be material to ING or its U.S. business.

      - ING updated its Code of Conduct for employees reinforcing its employees' obligation to conduct personal trading activity consistent with the law, disclosed limits, and other requirements.

      - The ING Funds, upon a recommendation from ING, updated their respective Codes of Ethics applicable to investment professionals with ING entities and certain other fund personnel, requiring such personnel to pre-clear any purchases or sales of ING Funds that are not systematic in nature (i.e., dividend reinvestment), and imposing minimum holding periods for shares of ING Funds.

      - ING instituted excessive trading policies for all customers in its variable insurance and retirement products and for shareholders of the ING Funds sold to the public through financial intermediaries. ING does not make exceptions to these policies.

      - ING reorganized and expanded its U.S. Compliance Department, and created an Enterprise Compliance team to enhance controls and consistency in regulatory compliance.

      REQUESTS FOR INFORMATION FROM NEW YORK ATTORNEY GENERAL

      As has been widely reported in the media, the New York Attorney General's office ("NYAG") is conducting broad investigations regarding insurance quoting and brokerage practices. ING U.S. has been subpoenaed in this regard, and is cooperating fully with these NYAG requests for information.

      ING U.S. believes that its practices are consistent with our business principles and our commitment to our customers.

      At this time, in light of the current regulatory factors, ING U.S. is actively engaged in reviewing whether any modifications in our practices are appropriate for the future.

      There can be no assurance that these matters, or the adverse publicity associated with them, will not result in increased fund redemptions, reduced sale of fund shares, or other adverse consequences to ING Funds.


               PLEASE RETAIN THIS SUPPLEMENT FOR FUTURE REFERENCE

                                ING EQUITY TRUST
                                ("REGISTRANT")

                      Supplement Dated September 30, 2005
 to the ING Principal Protection Funds Class A, Class B and Class C Prospectus
                            dated September 30, 2005

            ING Funds will waive the Contingent Deferred Sales Charges (CDSCs) on redemptions made between August 29, 2005 and October 28, 2005 for Class A, Class B and Class C shares for the above-named Registrant. This exception will not apply to exchanges. This waiver will also not apply to systematic or other periodic payments established prior to August 29, 2005. This waiver will apply to all persons whose address of record as of August 29, 2005 was in one of the following counties/parishes:

      - 64 Louisiana parishes: Acadia, Allen, Ascension, Assumption, Avoyelles, Beauregard, Bienville, Bossier, Caddo, Caldwell, Calcasieu, Cameron, Catahoula, Claiborne, Concordia, Desoto, East Baton Rouge, East Carroll, East Feliciana, Evangeline, Franklin, Grant, Iberia, Iberville, Jackson, Jefferson, Jefferson Davis, Lafayette, Lafourche, LaSalle, Lincoln, Livingston, Madison, Morehouse, Natchitoches, Orleans, Ouachita, Pointe Coupee, Plaquemines, Rapides, Red River, Richland, Sabine, St. Bernard, St. Charles, St. Helena, St. James, St. John, St. Landry, St. Mary, St. Martin, St. Tammany, Tangipahoa, Tensas, Terrebonne, Union, Vermilion, Vernon, Washington, Webster, West Baton Rouge, West Carroll, West Feliciana and Winn.

      - 52 Mississippi counties: Adams, Amite, Attala, Chickasaw, Choctaw, Claiborne, Clarke, Clay, Copiah, Covington, Forrest, Franklin, George, Greene, Hancock, Harrison, Hinds, Itawamba, Jackson, Jasper, Jefferson, Jefferson Davis, Jones, Kemper, Lamar, Lauderdale, Lawrence, Leake, Lee, Lincoln, Lowndes, Madison, Marion, Monroe, Neshoba, Newton, Noxubee, Oktibbeha, Pearl River, Perry, Pike, Rankin, Scott, Simpson, Smith, Stone, Walthall, Warren, Wayne, Webster, Wilkinson, and Winston.

      - Six Alabama counties: Baldwin, Clarke, Choctaw, Mobile, Sumter and Washington.

      -     Three Florida counties: Broward, Miami-Dade and Monroe.


               PLEASE RETAIN THIS SUPPLEMENT FOR FUTURE REFERENCE

  P
  R
  O
  S
  P
  E
  C
  T
  U
  S

PROSPECTUS

September 30, 2005

Class A, Class B, Class C and Class Q


Shares of these Funds are not currently being offered.


ING PRINCIPAL PROTECTION FUNDS


ING Principal
Protection Fund

ING Principal
Protection Fund II

ING Principal
Protection Fund III

ING Principal
Protection Fund IV

ING Principal
Protection Fund V

ING Principal
Protection Fund VI

ING Principal
Protection Fund VII

ING Principal
Protection Fund VIII

ING Principal
Protection Fund IX

ING Principal
Protection Fund X

ING Principal
Protection Fund XI

ING Principal
Protection Fund XII


This Prospectus contains important information about investing in Class A, Class B, Class C and Class Q shares of the ING Principal Protection Funds. You should read it carefully before you invest, and keep it for future reference. Please note that your investment: is not a bank deposit, is not guaranteed by the Federal Deposit Insurance Corporation (FDIC), the Federal Reserve Board or any other government agency and is affected by market fluctuations. There is no guarantee that the Funds will achieve its objective. As with all mutual funds, the U.S. Securities and Exchange Commission (SEC) has not approved or disapproved these securities nor has the SEC judged whether the information in this prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

                                                                   WHAT'S INSIDE
--------------------------------------------------------------------------------

INVESTMENT
OBJECTIVE           These pages contain a
                    description of each Fund,
                    including its investment
                    objective, principal
                    investment strategies and
                    risks.

PRINCIPAL
INVESTMENT
STRATEGIES

RISKS               You'll also find:


ING PRINCIPAL PROTECTION FUNDS:                   1

        INVESTMENT OBJECTIVE,
        PRINCIPAL INVESTMENT
        STRATEGIES AND RISKS

THE PAYMENT UNDERTAKING                           8
MORE INFORMATION ABOUT RISKS                      9
SHAREHOLDER GUIDE                                10
MANAGEMENT OF THE FUNDS                          21
DIVIDENDS, DISTRIBUTIONS AND TAXES               23
WHERE TO GO FOR MORE INFORMATION         BACK COVER


Each fund is suitable for investors who:

      -     have an investment time horizon of at least five years.

      - are conservative investors who seek potential for growth but place a premium on capital preservation.

                                                  ING PRINCIPAL PROTECTION FUNDS
--------------------------------------------------------------------------------


INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENT STRATEGIES AND RISKS


OVERVIEW

Each Fund has an Offering Period, a Guarantee Period and an Index Plus Large
Cap Period. Shares of the Funds were offered during the Offering Period but will not be offered during the Guarantee Period, except in connection with the reinvestment of dividends. The Funds will be offered on a continuous basis to then existing shareholders during the Index Plus Large Cap Period. During the Offering Period, Fund assets were invested exclusively in short-term instruments.


DURING THE GUARANTEE PERIOD, EACH FUND SEEKS TO PARTICIPATE IN FAVORABLE EQUITY MARKET CONDITIONS WHILE PRESERVING AT LEAST ITS PRINCIPAL AMOUNT AS OF THE INCEPTION OF THE GUARANTEE PERIOD. The Funds undertake (the Payment Undertaking) that on the Guarantee Maturity Date, each shareholder will be entitled to redeem his or her shares for an amount no less than the value of that shareholder's account as of the last day of the Quiet Period, less certain expenses not covered by the Expense Limitation Agreement (Guaranteed Amount), provided that all dividends and distributions received from the Funds have been reinvested and no shares have been redeemed. If a shareholder takes any distributions or dividends in cash instead of reinvesting them, or if any shares are redeemed before the Guaranteed Maturity Date, or if there are expenses incurred by the Funds which are not covered by the Expense Limitation Agreement with the Funds' Adviser, the shareholder's Guaranteed Amount will be reduced as described in the Payment Undertaking (see page[ 8]). The Payment Undertaking is backed by an unconditional, irrevocable financial guarantee insurance policy to guarantee the undertaking of the Funds issued to ING Equity Trust by MBIA Insurance Corporation (MBIA), a monoline financial guarantor, for the benefit of shareholders of the Funds.

DURING THE INDEX PLUS LARGECAP PERIOD, WHICH WILL COMMENCE IMMEDIATELY FOLLOWING THE GUARANTEE PERIOD, THE FUNDS SEEK TO OUTPERFORM THE TOTAL RETURN PERFORMANCE OF THE STANDARD AND POOR'S 500 COMPOSITE STOCK PRICE INDEX, WHILE MAINTAINING A RISK PROFILE CONSISTENT WITH THE INDEX.


The Funds' investment objectives may be changed by the Funds' Board of Trustees ("Board") without shareholder approval.


The following table presents the time periods for each of the Fund's three phases:


                                                              Commencement of
                                                                Index Plus
                Offering Period          Guarantee Period     LargeCap Period
                ---------------          ----------------     ---------------
PPF           07/05/01 - 10/11/01       10/12/01 - 10/11/06      10/12/06
PPF II        11/05/01 - 01/31/02       02/01/02 - 01/31/07      02/01/07
PPF III       03/01/02 - 05/30/02*      06/06/02 - 06/05/07      06/06/07
PPF IV        07/01/02 - 09/30/02*      10/08/02 - 10/08/07      10/09/07
PPF V         11/01/02 - 01/15/03*      01/23/03 - 01/22/08      01/23/08
PPF VI        02/03/03 - 04/15/03*      04/24/03 - 04/23/08      04/24/08
PPF VII       05/01/03 - 06/24/03*      06/30/03 - 06/26/08      06/27/08
PPF VIII      10/01/03 - 12/15/03*      12/23/03 - 12/22/08      12/23/08


                               If you have questions, please call 1-800-992-0180
                                           ING Principal Protection Funds      1

                                                  ING PRINCIPAL PROTECTION FUNDS
--------------------------------------------------------------------------------

                                                                        Commencement of
                                                                          Index Plus
                   Offering Period              Guarantee Period        LargeCap Period
                   ---------------              ----------------        ---------------
PPF IX         02/02/2004 - 04/15/2004       04/22/2004 - 04/21/2004      04/22/2009
PPF X          05/03/2004 - 08/09/2004       08/17/2004 - 08/14/2009      08/15/2009
PPF XI         08/16/2004 - 11/11/2004       11/18/2004 - 11/18/2009      11/19/2009
PPF XII        11/15/2004 - 02/09/2005       02/16/2005 -  2/16/2010      02/17/2010


* A Quiet Period was instituted that ran between the Offering Period and the Guarantee Period. During the Quiet Period new deposits were not accepted and the assets remained invested in short term instruments.



                               If you have questions, please call 1-800-992-0180
                                              ING Principal Protection Funds   2

ADVISER
ING Investments, LLC
SUB-ADVISER
ING Investment Management Co.                     ING PRINCIPAL PROTECTION FUNDS
----------------------------- --------------------------------------------------




GUARANTEE
PERIOD
INVESTMENT
OBJECTIVE

During the Guarantee Period, each Fund seeks to participate in favorable equity market conditions while preserving at least its principal amount as of the inception of the Guarantee Period.

GUARANTEE
PERIOD
PRINCIPAL
INVESTMENT
STRATEGY

Principal Investment Strategies. The Funds do not implement an "investment strategy" in any conventional sense. Rather, the Funds' asset allocation strategy seeks to optimize the exposure of the Funds to the Equity Component while protecting the Funds' assets. Assets allocated to the Equity Component may be reduced or eliminated in order to conserve assets at a level equal to or above the present value of the Payment Undertaking. The Funds allocate their assets among the following asset classes:

- During the Offering Period, the Funds' assets were invested in short-term instruments.

-     During the Guarantee Period, the Funds' assets are allocated between the:

      - EQUITY COMPONENT, consisting primarily of common stocks included in the S&P 500 and futures contracts on the S&P 500; and the

      - FIXED COMPONENT, consisting primarily of short- to intermediate-duration U.S. government securities.

The Funds' asset allocation strategy is implemented by allocating assets appropriately to the Equity Component and to the Fixed Component to optimize exposure to the Equity Component while controlling the risk that payment under the Payment Undertaking will be required. Consequently, there can be no assurance as to the percentage of assets, if any, allocated to the Equity Component, or to any investment returns generated by the Funds.


ASSET ALLOCATION - the Sub-Adviser uses a proprietary computer model to determine on a daily basis the percentage of assets allocated to the Equity Component and to the Fixed Component in an attempt to meet the investment objective during the Guarantee Period. The model evaluates a number of factors, including, but not limited to, the then current market value of the Funds, the then prevailing level of interest rates, equity market volatility, the Funds' total annual expenses, and the Maturity Date. The model determines the initial allocation between the Equity Component and the Fixed Component on the first day of the Guarantee Period and provides direction for any reallocations on a daily basis thereafter. Generally, as the value of the Equity Component rises, more assets are allocated to the Equity Component; as the value of the Equity Component declines, more assets are allocated to the Fixed Component. The amount directed to the Equity Component is always restricted so that even if it were to experience a 30% decline in value on a given day and before being redirected to the Fixed Component, the remaining assets would still be sufficient to meet the Payment Undertaking. The allocation to the Equity Component or the Fixed Component may be zero under certain circumstances.



EQUITY COMPONENT - the Equity Component is managed by the Sub-Adviser to the Funds, subject to oversight by the Adviser. The Sub-Adviser employs an Enhanced Index Strategy. This means that the Sub-Adviser invests at least 80% of the Equity Component's net assets in stocks included in the S&P 500, although the weightings of the stocks will vary somewhat from their respective weightings in the S&P 500, as described below. The Equity Component may also include up to 20% of S&P 500 futures contracts. The S&P 500 is a stock market index comprised of common stocks of 500 of the largest publicly traded companies in the U.S. selected by Standard and Poor's Corporation (S&P).


The Sub-Adviser manages the Equity Component by overweighting those stocks that it believes will outperform the S&P 500 and underweighting (or avoiding altogether) those stocks that it believes will underperform the S&P 500. Stocks that the Sub-Adviser believes are likely to match the performance of the S&P 500 are generally invested in proportion to their representation in the index. To determine which stocks to weight more or less heavily, the Sub-Advisor uses internally developed quantitative computer models to evaluate various criteria, such as the financial strength of each company and its potential for strong, sustained earnings growth. Although the Equity Component will not hold all of the stocks in the S&P 500, the Sub-Adviser expects that there will be a close correlation between the performance of the Equity


                               If you have questions, please call 1-800-992-0180
                                              ING Principal Protection Funds   3

                                                  ING PRINCIPAL PROTECTION FUNDS
--------------------------------------------------------------------------------

Component and that of the S&P 500 in both rising and falling markets.

Under normal market conditions, up to 20% of the Equity Component's net assets may be invested in futures contracts for hedging purposes or to maintain liquidity to meet shareholder redemptions and minimize trading costs. Futures contracts provide for the future sale by one party and purchase by another party of a specified amount of a financial instrument or a specific stock market index for a specified price on a designated date. During the Guarantee Period, the Funds may only invest in futures contracts on the S&P 500 and futures contracts on U.S. Treasury securities.

INVESTMENT STRATEGY UNDER CERTAIN MARKET CONDITIONS -- In the event that the Equity Component's market value is $5 Million or less, in order to replicate investment in stocks listed on the S&P 500, the Sub-Adviser may invest all or a portion of the Equity Component's assets in S&P 500 futures, in exchange traded funds ("ETFs"), or in a combination of S&P 500 futures and ETFs, subject to any limitation on the Fund's investments in such securities (subject to restrictions imposed by the Investment Company Act of 1940, as amended, "1940 Act"). ETFs are passively managed investment companies traded on a securities exchange whose goal is to track or replicate a desired index. The Sub-Adviser will not employ an Enhanced Index Strategy when it invests in S&P 500 futures and ETFs.

FIXED COMPONENT - the Sub-Adviser looks to select investments for the Fixed Component with financial characteristics that will, at any point in time, closely resemble those of a portfolio of zero coupon bonds which mature within three months of the Guarantee Maturity Date. The Fixed Component consists primarily of securities issued or guaranteed by the U.S. Government and its agencies or instrumentalities of a short to intermediate duration. Duration refers to the sensitivity of fixed income securities to interest rate changes. Generally, fixed income securities with shorter durations are less sensitive to changes in interest rates. These securities include Separate Trading of Registered Interest and Principal of Securities ("STRIPS"). STRIPS are created by the Federal Reserve Bank by separating the interest and principal components of an outstanding U.S. Treasury or agency bond and selling them as individual securities. The Fixed Component may also include corporate bonds rated AA- or higher by S&P and/or Aa3 or higher by Moody's Investors Service, Inc., futures on U.S. Treasury securities and money market instruments.

TURNOVER. The model may require the Funds to have a portfolio turnover rate in excess of 200%. Portfolio turnover refers to the frequency of portfolio transactions and the percentage of portfolio assets being bought and sold during the year.

TRANSITION PERIOD. After each Fund's Guarantee Period (Guarantee Maturity Date), the Fund will, in the ordinary course of its investment activities, sell any fixed-income securities remaining in its portfolio and purchase stocks included in the S&P 500 and S&P 500 futures contracts as soon as reasonably practicable, in order to conform its holdings to the Fund's Index Plus LargeCap Period investment objective as described later in the Prospectus.




PRINCIPAL
GUARANTEE
PERIOD
RISKS

You could lose money on an investment in the Funds. All mutual funds have varying degrees of risk, depending on the securities they invest in. Please read this prospectus carefully to be sure you understand the principal risks and strategies associated with the Funds. You should consult the Statement of Additional Information (SAI) for a complete list of the risks and strategies.

The principal risks of an investment in the Funds during the Guarantee Period involve opportunity costs, as well


                               If you have questions, please call 1-800-992-0180
                                              ING Principal Protection Funds   4

                                                  ING PRINCIPAL PROTECTION FUNDS
--------------------------------------------------------------------------------


as the risks of investing in stocks and bonds. Opportunity Costs involve the likelihood that a significant portion of the Funds' assets are allocated to the Fixed Component during periods of low interest rates and/or a declining equity market which reduces the Funds' ability to participate fully in upward equity market movement.

ALLOCATION RISK: If at the inception of, or any time during, the Guarantee Period interest rates are low, the Funds' assets may be largely invested in the Fixed Component in order to decrease the likelihood that a payment would be required under the Payment Undertaking. The effect of low interest rates on the Funds would likely be more pronounced at the inception of the Guarantee Period, as the initial allocation of assets would include more fixed income securities. In addition, if during the Guarantee Period the equity markets experienced a major decline, the Funds' assets may become largely invested in the Fixed Component. In fact, if the value of the Equity Component were to decline by a significant amount, a complete reallocation to the Fixed Component would likely occur. In the event of a reallocation of 100% of the assets to the Fixed Component, the Funds would not reallocate any assets into the Equity Component prior to the Maturity Date. USE OF THE FIXED COMPONENT REDUCES THE FUNDS' ABILITY TO PARTICIPATE AS FULLY IN UPWARD EQUITY MARKET MOVEMENTS, AND THEREFORE REPRESENTS SOME LOSS OF OPPORTUNITY, OR OPPORTUNITY COST, COMPARED TO A PORTFOLIO THAT IS FULLY INVESTED IN EQUITIES.

ASSET ALLOCATION MAY UNDERPERFORM STATIC STRATEGIES. The asset allocation process results in transaction costs. Volatile periods in the market may increase these costs. This process can have an adverse effect on the performance of the Funds during periods of increased equity market volatility. In addition, a high portfolio turnover rate, which may also have an adverse effect on the performance of the Funds, may increase the Funds' transaction costs.


OPPORTUNITY COSTS. There are substantial opportunity costs associated with an investment in the Funds. The Funds may allocate a substantial portion, and under certain circumstances, all of the Funds' assets to the Fixed Component in order to conserve the Funds' assets to a level equal to or above the present value of the Payment Undertaking.


If interest rates are low, the allocation to the Fixed Component may be over 70% of the Funds' assets. If the market value of the Equity Component rises, the percentage of the Funds' assets allocated to the Equity Component generally will also rise. However, the relative volatility of these two Components as well as the past performance of the Funds will affect these allocations. For example, if the Funds incur early losses, the Funds may allocate 100% of the Funds' assets to the Fixed Component for the entire Guarantee Period, irrespective of the subsequent upward movements in the equity markets and/or the Equity Component.

The extent to which the Funds participate in upward movements in the Equity Component during the Guarantee Period will depend on the performance of the Funds, the performance and volatility of the Fixed and Equity Components, interest rates, expenses of the Funds and other factors. The Funds might capture a material portion, very little or none of any Equity Component increase.
It is possible that on the Maturity Date, an Investor could receive only the guaranteed amount even though the equity markets, as well as the Equity Component, has had significant positive performance during the Guarantee Period.

WORSE CASE SCENARIOS FOR THE FUNDS' EQUITY PARTICIPATION. The opportunity cost of not allocating assets to the Equity Component will be particularly high if early in the Guarantee Period: (a) the Funds' NAV decreases; or (b) the value of the Equity Component declines. In either case, all or substantially all of the Funds' assets could be allocated to the Fixed Component for the remainder of the Guarantee Period.

INVESTING IN STOCKS. The risks associated with investing in stocks include sudden and unpredictable drops in the value of the market as a whole and periods of lackluster or negative performance. The performance of the Equity Component also depends significantly on the Sub-Adviser's skill in determining which securities to overweight, underweight or avoid altogether.

INVESTING IN BONDS. The principal risk associated with investing in bonds is that interest rates may rise, which generally causes bond prices to fall. The market value of a zero coupon bond portfolio (which may include STRIPS) generally is more volatile than the market value of a portfolio of fixed income securities with similar maturities that pay interest periodically. With corporate bonds, there is also a risk that the issuer will default on the payment of principal or interest. Since the Funds mark their portfolios to market on each business day, the NAV per share of each class of a Fund will reflect the generally greater volatility of zero coupon bonds in its portfolio. A decline in prevailing U.S. interest rates could materially increase the


                               If you have questions, please call 1-800-992-0180
                                              ING Principal Protection Funds   5

                                                  ING PRINCIPAL PROTECTION FUNDS
--------------------------------------------------------------------------------

opportunity cost. Any such decline would increase the present value of the Payment Undertaking, potentially causing the Funds to allocate all or substantially all of the Funds' Assets to the Fixed Component in order to assure that such assets do not fall below the aggregate Guaranteed Amount.

Federal tax law requires that a holder of a zero coupon security accrue a portion of the discount at which the security was purchased as taxable income each year, even though the holder receives no interest payment on the security during the year. Because the Funds must distribute substantially all of their net income (including non-cash income attributable to zero coupon securities) to their shareholders each year for income and excise tax purposes, such accrued discount would also be taken into account in determining the amount of taxable distributions to shareholders. In addition, the Funds may have to dispose of portfolio securities under disadvantageous circumstances to generate cash, or may be required to borrow, to satisfy its distribution requirements. These actions are likely to reduce the assets to which the Funds' expenses could be allocated and to reduce the rate of return for the Funds.

USE OF FUTURES. While the use of futures contracts by the Funds can amplify a gain, it can also amplify a loss. Such a loss can be substantially more money than the actual cost of the investment. In addition, while a hedging strategy can guard against potential risks for the Funds as a whole, it adds to the Funds' expenses and may reduce or eliminate potential gains. There is also a risk that a futures contract intended as a hedge may not perform as expected.


RISKS OF USING DERIVATIVES. Certain securities in which the Funds may invest, including futures contracts, are derivative instruments. In general terms, a derivative instrument is a financial contract whose value is derived, at least in part, from the performance of an underlying asset, interest rate, or index. If the issuer of a derivative does not pay the amount due, the Funds can lose money on the investment. The underlying investment on which the derivative is based, and the derivative itself, might not perform in the manner the Sub-Adviser expected, which could cause the Funds' share price to decline. Markets of underlying securities may move in a direction not anticipated by the Sub-Adviser, which may result in the Funds' realizing a lower return than expected on an investment.


TRANSACTION COSTS AND TAXES. The asset allocation process results in additional transaction costs such as brokerage commissions. This process can have an adverse effect on the performance of the Funds during periods of increased equity market volatility. In addition, a high portfolio turnover rate, which may also have an adverse effect on the performance of the Funds, may increase the Funds' transaction costs.

The asset allocation process and sale of fixed-income securities in connection with the transition period may also result in the realization of additional gains to the Funds and may therefore also increase the tax liability of shareholders. The Funds will distribute any net gains and income to shareholders. Such distributions are taxable to shareholders even if the distributions are reinvested in the Funds.

SHARES OF THE FUNDS MAY FALL IN VALUE AND YOU COULD LOSE MONEY BY INVESTING IN THE FUNDS.

FUND SUITABILITY


Redemptions made for any reason prior to the Guarantee Maturity Date will be made at NAV, may be subject to a contingent deferred sales charge (CDSC) and are not covered by the Payment Undertaking. Any distributions that you receive in the form of cash will reduce your Guaranteed Amount, as described later in the Prospectus. Also, certain expenses of the Funds are not covered by the Expense Limitation Agreement with the Adviser, such as interest, taxes and extraordinary expenses and the amount of any such expenses are not covered by the Payment Undertaking.


See also "More Information About Risks" later in this Prospectus.


INDEX PLUS
LARGE CAP
PERIOD
OBJECTIVE
INVESTMENT


During the Index Plus LargeCap Period, the Funds seek to outperform the total return performance of the S&P 500, while maintaining a risk profile consistent with the index.



INDEX PLUS
LARGE CAP
PRINCIPAL PERIOD
INVESTMENT
STRATEGY


During the Index Plus LargeCap Period, the Funds' principal investment strategies are the same as those of the Enhanced Index Strategy, as described above under


                               If you have questions, please call 1-800-992-0180
                                              ING Principal Protection Funds   6

                                                  ING PRINCIPAL PROTECTION FUNDS
--------------------------------------------------------------------------------

Equity Component, except that the Funds may use both futures contracts and options on indices.

The primary use of futures contracts and options is for hedging purposes. To a limited extent, the Funds also may use these instruments for speculation (investing for potential income or capital gain). Options are agreements that give the holder the right, but not the obligation, to purchase or sell a certain amount of securities during a specified period or on a specified date. Accordingly, the writer of the option is required to purchase or sell the securities.


PRINCIPAL
INDEX PLUS
LARGE CAP
PERIOD
RISKS


Risk is the potential that your investment will lose money or not earn as much as you hope. All mutual funds have varying degrees of risk, depending on the securities they invest in. Please read this prospectus carefully to be sure you understand the principal risks and strategies associated with the Funds. You should consult the SAI for a complete list of the risks and strategies.

The principal risks of an investment in the Funds during the Index Plus LargeCap Period are those generally attributable to stock investing. These risks include sudden and unpredictable drops in the value of the market as a whole and periods of lackluster or negative performance. The success of the Funds' strategy depends significantly on the Sub-Adviser's skill in determining which securities to overweight, underweight or avoid altogether. Other risks include the Funds' use of futures contracts and options. The risks associated with futures contracts are described under "Guarantee Period Risks" which also apply to the use of options.

During the Index Plus LargeCap Period, the Board of Trustees may, in its discretion, cause the Funds to be liquidated without shareholder approval, unless otherwise required by law.

See also "More Information About Risks" later in this Prospectus.


                               If you have questions, please call 1-800-992-0180
                                              ING Principal Protection Funds   7

                                                         THE PAYMENT UNDERTAKING
--------------------------------------------------------------------------------


PAYMENT UNDERTAKING. Each Fund undertakes (the Payment Undertaking) that on the Guarantee Maturity Date, each shareholder will be entitled to redeem his or her shares for an amount no less than the value of that shareholder's account as of the last day of the Quiet Period, less certain expenses not covered by the Expense Limitation Agreement (Guaranteed Amount), provided that all dividends and distributions received from the Funds have been reinvested and no shares have been redeemed. The guarantee per share will equal the NAV per share on the last day of the Quiet Period, and thereafter will be adjusted to reflect any dividends and distributions made by the Funds. The Payment Undertaking is backed by an unconditional and irrevocable financial guarantee insurance policy issued by MBIA for the benefit of the shareholders of the Funds. The Funds will pay to MBIA a fee equal to 0.33% of the average daily net assets of the Funds during the Guarantee Period for providing the financial guarantee insurance policy guaranteeing the Payment Undertaking of the Funds. If, on the Guarantee Maturity Date, the actual NAV per share is less than the guaranteed NAV per share, MBIA will pay an amount sufficient to ensure that each shareholder's account will be redeemed for no less than his or her Guaranteed Amount. The Funds' shareholders have no rights or claims against MBIA under the terms of the financial guarantee insurance policy should MBIA fail to fulfill its obligations under the policy. Consequentially, an investment in the Funds involves a risk of loss if MBIA is unable to pay its obligations, if any, under its policy, or otherwise defaults. For additional details, see the SAI.

FINANCIAL GUARANTEE INSURANCE POLICY. The Funds have entered into a Financial Guaranty Agreement with MBIA under which MBIA has agreed to make up any shortfall between the Guaranteed Amount on the Maturity Date and the Funds' then current net asset value. MBIA is a monoline financial guarantor which files periodic reports, including financial statements under the Securities Exchange Act of 1934. Such reports are available from the Securities and Exchange Commission at the address on the back cover of this prospectus. You can also receive a copy of such periodic reports free of charge by calling ING Funds at 1-800-992-0180.

In summary, a shareholder who maintains his or her Fund investment through the Guarantee Maturity Date, makes no redemptions, and reinvests all dividends and distributions will be entitled to redeem his or her shares held as of the Guarantee Maturity Date for the Guaranteed Amount less any applicable CDSC and certain expenses.


GUARANTEED AMOUNT REDUCTION FOR CERTAIN EXPENSES. YOUR GUARANTEED AMOUNT WILL NOT CHANGE DURING THE GUARANTEE PERIOD AS LONG AS YOU REINVEST ALL YOUR DIVIDENDS AND DISTRIBUTIONS AND MAKE NO WITHDRAWALS PRIOR TO THE GUARANTEE MATURITY DATE. IT WILL BE REDUCED TO THE EXTENT THE FUNDS INCUR EXPENSES NOT COVERED BY THE EXPENSE LIMITATION AGREEMENT. The Expense Limitation Agreement provides that the Adviser will be responsible for the ordinary operating expenses of each Fund class incurred in any fiscal year to the extent such ordinary operating expenses exceed 1.75% in the case of Classes A and Q and 2.50% in the case of Classes B and C. Ordinary expenses include the management fees payable to the Adviser but do not include interest, taxes, other investment-related costs, extraordinary expenses such as litigation, other expenses not incurred in the ordinary course of the Funds' business, and expenses of any counsel or other persons or services retained by the Funds' Independent Trustees.

REDEMPTIONS OF SHARES DURING THE GUARANTEE PERIOD WILL DECREASE THE GUARANTEED AMOUNT TO WHICH A SHAREHOLDER IS ENTITLED. If a shareholder redeems shares in the Funds, he or she will then hold fewer shares at the then current guarantee per share, thereby reducing the Guaranteed Amount for the shareholder. Redemptions made from the Funds prior to the Guarantee Maturity Date will be made at NAV, which may be higher or lower than the NAV at the inception of the Guarantee Period. For certain shareholders, redemptions made prior to the Guarantee Maturity Date may also be subject to a CDSC.

THE GUARANTEE PER SHARE WILL DECLINE AS DIVIDENDS AND DISTRIBUTIONS ARE MADE TO SHAREHOLDERS. If a shareholder automatically reinvests dividends and distributions in the Funds, he or she will hold a greater number of shares at a reduced guarantee per share following payment of a dividend or distribution. The result would be to preserve the Guaranteed Amount he or she was entitled to before the dividend or distribution was made. If a shareholder instead elects to receive any dividends or distributions in cash, he or she will hold the same number of shares at the reduced guarantee per share following payment of a dividend or distribution. This will reduce the Guaranteed Amount that such shareholder was entitled to before the dividend or distribution was made.

See "Dividends, Distribution and Taxes - Taxes in Relation to the Financial Guarantee" for additional details regarding the financial guarantee.


                               If you have questions, please call 1-800-992-0180
                                                     The Payment Undertaking   8

                                                     MORE INFORMATION ABOUT RISK
--------------------------------------------------------------------------------


All mutual funds involve risk - some more than others and there is always the chance that you could lose money or not earn as much as you hope. A Fund's risk profile is largely a factor of the principal securities in which it invests and investment techniques that it uses. In addition, there is the risk of default by MBIA that could lead to the loss of principal at the conclusion of the Guarantee Period. This section discusses the risks associated with certain types of securities in which the Funds may invest and certain investment practices that the Funds may use. For more information about these and other types of securities and investment techniques that may be used by the Funds, see the SAI.

CORPORATE DEBT SECURITIES. Corporate debt securities are subject to the risk of the issuer's inability to meet principal and interest payments on the obligation and may also be subject to price volatility due to such factors as interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity. When interest rates decline, the value of the Funds' debt securities can be expected to rise, and when interest rates rise, the value of those securities can be expected to decline. Debt securities with longer maturities tend to be more sensitive to interest rate movements than those with shorter maturities.

U.S. GOVERNMENT SECURITIES. Some U.S. Government agency securities may be subject to varying degrees of credit risk particularly those not backed by the full faith and credit of the United States Government. All U.S. Government securities may be subject to price declines in the securities due to changing interest rates.

REPURCHASE AGREEMENTS. The Funds may enter into repurchase agreements, which involve the purchase by the Funds of a security that the seller has agreed to buy back. If the seller defaults and the collateral value declines, the Funds might incur a loss. If the seller declares bankruptcy, the Funds may not be able to sell the collateral at the desired time.

LENDING PORTFOLIO SECURITIES. In order to generate additional income, the Funds may, during the Index Plus LargeCap Period, lend portfolio securities in an amount up to 33 1/3% of total Funds' assets to broker-dealers, major banks, or other recognized domestic institutional borrowers of securities. As with other extensions of credit, there are risks of delay in recovery or even loss of rights in the collateral should the borrower default or fail financially.

BORROWING. The Funds may borrow for certain types of temporary or emergency purposes subject to certain limits. Borrowing may exaggerate the effect of any increase or decrease in the value of portfolio securities or the NAV of the Funds, and money borrowed will be subject to interest costs. Interest costs on borrowings may fluctuate with changing market rates of interest and may partially offset or exceed the return earned on borrowed funds. Under adverse market conditions, the Funds might have to sell portfolio securities to meet interest or principal payments at a time when fundamental investment considerations would not favor such sales.


                               If you have questions, please call 1-800-992-0180
                                                 More Information About Risk   9

                                                                     SHAREHOLDER
COMPARING THE FUNDS' CLASSES                                               GUIDE
--------------------------------------------------------------------------------



ING PURCHASE OPTIONS(TM)


During the Offering Period, each Fund offered at least three of the following classes of shares: Class A, Class B, Class C and Class Q.


CLASS A

-     Front-end sales charge, as described on the next page.

-     Distribution and service (12b-1) fee of 0.25%.

CLASS B

-     No front-end sales charge.

-     Distribution and service (12b-1) fees of 1.00%.

- A CDSC (if shares are sold prior to the Guarantee Maturity Date), as described on the next page.1

- Automatic conversion to Class A after 8 years, thus reducing future annual expenses.

CLASS C

-     No front-end sales charge.

-     Distribution and service (12b-1) fees of 1.00%.

- A CDSC (if shares are sold prior to the Guarantee Maturity Date), as described on the next page.

- No automatic conversion to Class A shares, so annual expenses continue at the Class C level throughout the life of the investment.

CLASS Q

-     No front-end sales charge.

-     Distribution and service (12b-1) fee of 0.25%.


When choosing between classes, you should carefully consider:

-     how long you plan to hold the Fund;

-     the amount of your investment;

- the expenses you'll pay for each class, including ongoing annual expenses along with the initial sales charge or the CDSC; and

-     whether you qualify for any sales charge discounts.

The relative impact of the initial sales charge and ongoing annual expenses will depend on the length of time a share is held. Higher distribution fees mean a higher expense ratio, so Class B shares pay correspondingly lower dividends and may have a lower net asset value than Class A shares.

Class B shares are not intended for purchase in excess of $100,000. Purchase orders from an individual investor for Class B shares will be declined.

Because the Funds may not be able to identify an individual investor's trading activities when investing through omnibus account arrangements, you and/or your investment professional are responsible for ensuring that your investment in Class B shares does not exceed the maximum of $100,000. The Funds cannot ensure that they will identify purchase orders that would cause your investment in Class B shares or Class C shares to exceed the maximum allowed amount. When investing through such arrangements, you and/or your investment professional should be diligent in determining that you have selected the correct share class for you.




You and/or your investment professional also should take care to assure that you are receiving any sales charge reductions or other benefits to which you may be entitled. As an example, as is discussed below, you may be able to reduce a Class A sales charge payable by aggregating purchases to achieve breakpoint discounts. The Funds use the net amount invested when determining whether a shareholder has reached the required investment amount in order to be eligible for a breakpoint discount. In order to ensure that you are receiving any applicable sales charge reduction, it may be necessary for you to inform the Funds or your financial intermediary of the existence of other accounts that may be eligible to be aggregated. The SAI discusses specific classes of investors who may be eligible for a reduced sales charge. In addition, more information regarding sales charges and applicable breakpoints may be found on the Funds' website by going to www.ingfunds.com, clicking on the "Fund Information" link, and then using the "Shareholder


----------
1 Investors who exchange shares of other ING Funds will be subject to the other Fund's CDSC schedule which may mean that their CDSC will extend beyond the Guarantee Maturity Date.


                           If you have any questions, please call 1-800-992-0180
                                                           Shareholder Guide  10

                                                                     SHAREHOLDER
COMPARING THE FUNDS' CLASSES                                               GUIDE
--------------------------------------------------------------------------------


Guides" link found under the "Related Topics" section and selecting the appropriate Fund link. Please review the disclosure about all of the available Fund classes carefully. Before investing, you should discuss which class of shares is right for you with your investment professional and review the prospectus for those funds.


DISTRIBUTION AND SHAREHOLDER SERVICE FEES

To pay for the cost of promoting the Funds and servicing shareholder accounts, each class of the Funds has adopted a Rule 12b-1 plan which requires fees to be paid out of the assets of each class. Over time the fees will increase an investor's cost of investing and may exceed the cost of paying other types of sales charges.

HOW ING COMPENSATES INTERMEDIARIES FOR SELLING ING MUTUAL FUNDS

ING mutual funds are distributed by ING Funds Distributor, LLC ("Distributor"). The Distributor is a broker-dealer that is licensed to sell securities. The Distributor generally does not sell directly to the public but sells and markets its products through intermediaries such as other broker-dealers. Each ING mutual fund also has an investment adviser ("Adviser") who is responsible for managing the money invested in each of the mutual funds. Both of these entities may compensate an intermediary for selling ING mutual funds.

Only persons licensed with the National Association of Securities Dealers ("NASD") as a registered representative (often referred to as a broker or financial advisor) and associated with a specific broker-dealer may sell an ING mutual fund to you. The Distributor has agreements in place with each of these broker-dealers defining specifically what those broker-dealers will be paid for the sale of a particular ING mutual fund. Those broker-dealers then pay the registered representative who sold you the mutual fund some or all of what they receive from ING. They may receive a payment when the sale is made and can, in some cases, continue to receive payments while you are invested in the mutual fund.

The Fund's Adviser or the Distributor, out of its own resources and without additional cost to the Fund or its shareholders, may provide additional cash or non-cash compensation to intermediaries selling shares of the Fund, including affiliates of the Adviser and the Distributor. These amounts would be in addition to the distribution payments made by the Fund under the Distribution Agreements. The payments made under these arrangements are paid by the Adviser or the Distributor. Additionally, if a Fund is not sub-advised or is sub-advised by an ING entity, ING may retain more revenue than on those Funds it must pay to have sub-advised by non-affiliated entities. Management personnel of ING may receive additional compensation if the overall amount of investments in Funds advised by ING meets certain target levels or increases over time.

The Distributor may pay, from its own resources, additional fees to these brokers-dealers or other financial institutions, including affiliated entities. These additional fees paid to intermediaries may take the following forms: (1) a percentage of that entity's customer assets invested in ING mutual funds; or (2) as a percentage of that entity's gross sales; or (3) some combination of these payments. These payments may, depending on the broker-dealer's satisfaction of the required conditions, be periodic and may be up to (1) 0.30% per annum of the value of the Fund's shares held by the broker-dealer's customers or (2) 0.20% of the value of the Fund's shares sold by the broker-dealer during a particular period. In accordance with these practices, if you invested $10,000, the Distributor could pay a maximum of $30 for that sale. If that initial investment averages a value of $10,000 over the year, the Distributor could pay a maximum of $20 on those assets.

The Adviser or the Distributor may provide additional cash or non-cash compensation to third parties selling our mutual funds, including affiliated companies. This may take the form of cash incentives and non-cash compensation, and may include but is not limited to: cash; merchandise; trips; occasional entertainment; meals or tickets to a sporting event; client appreciation events; payment for travel expenses (including meals and lodging) to pre-approved training and education seminars; and payment for advertising and sales campaigns. The Distributor may also pay concessions in addition to those described above to broker-dealers so that ING mutual funds are made available by that broker-dealer for their customers. Sub-Advisers of the Fund may contribute to non-cash compensation arrangements.

Not all mutual funds pay the same amount to the broker-dealers who sell their mutual funds. Broker-dealers can receive different payments based on the mutual funds they offer, the companies with whom they are doing business, and how much they sell. What these broker-dealers are paid also varies depending on the class of mutual fund you purchase.


                           If you have any questions, please call 1-800-992-0180
                                                           Shareholder Guide  11

                                                                     SHAREHOLDER
COMPARING THE FUNDS' CLASSES                                               GUIDE
--------------------------------------------------------------------------------

The top 25 firms we paid to sell our mutual funds, as of the end of the last calendar year are: Advest Inc; AG Edwards & Sons; Charles Schwab & Co Inc; Citigroup; Directed Services Inc; Financial Network Investment Corporation; First Clearing LLC; H&R Block Financial Advisors; ING DIRECT Securities, Inc.; ING Financial Advisors LLC; ING Financial Partners Inc; ING Life Insurance and Annuity Company; Legg Mason Wood Walker Inc; Linsco/Private Ledger Corporation; Merrill Lynch; Morgan Stanley Dean Witter; National Financial Services Corporation; Oppenheimer & Co; Pershing Sweep; Primevest Financial Services Inc; Raymond James Financial Services; RBC Dain Rauscher Inc; UBS Financial Services Inc; Wachovia Securities Inc; and Wells Fargo Investments.

Your registered representative or broker-dealer could have a financial interest in selling you a particular mutual fund, or the mutual funds of a particular company, to increase the compensation they receive. Please make sure you read fully each mutual fund prospectus and discuss any questions you have with your registered representative.

APPLICATION DEADLINES

During the Offering Period, the Funds' assets were invested exclusively in short-term instruments.

No new deposits were accepted during the Quiet Period and the Funds' assets were invested exclusively in short-term investments.


                           If you have any questions, please call 1-800-992-0180
                                                           Shareholder Guide  12

                                                                     SHAREHOLDER
COMPARING THE FUNDS' CLASSES                                               GUIDE
--------------------------------------------------------------------------------


SALES CHARGE CALCULATION

CLASS A

Class A shares of the Funds were sold subject to the following sales charge:


                        AS A % OF THE    AS A % OF NET
YOUR INVESTMENT         OFFERING PRICE   ASSET  VALUE
Less than $50,000            5.75           6.10
$50,000 - $99,999            4.50           4.71
$100,000 - $249,999          3.50           3.63
$250,000 - $499,999          2.50           2.56
$500,000-$1,000,000          2.00           2.04
$1,000,000 and over               See below



INVESTMENTS OF $1 MILLION OR MORE. There was no front-end sales charge for purchases of Class A shares in an amount of $1 million or more. However, the shares may be subject to a CDSC if they are redeemed within one or two years of purchase, depending on the amount of purchase, as follows:

                                        PERIOD DURING
                                           WHICH
   YOUR INVESTMENT           CDSC       CDSC APPLIES
$1,000,000-$2,499,999        1.00%        2 Years
$2,500,000-$4,999,999        0.50%        1 Year
$5,000,000 and over          0.25%        1 Year

CLASS B

Class B shares were offered at their NAV per share without any initial sales charge. However, a CDSC may have been charged on shares that were sold during the Offering Period and the Guarantee Period. The amount of the CDSC was based on the lesser of the NAV of the shares at the time of purchase or redemption. There is no CDSC on shares acquired through the reinvestment of dividends and capital gains distributions.

The table below shows the applicable CDSC based on the time invested.

REDEMPTION DURING                              CDSC
First year after initial share purchase         5%
2nd year after initial share purchase           5%
3rd year after initial share purchase           4%
4th year after initial share purchase           4%
5th year after initial share purchase           3%
Thereafter                                     None

CLASS C

Class C shares were offered at their NAV per share without any initial sales charge. However, a CDSC may have been charged on shares that were sold during the Offering Period and the first year of the Guarantee Period. The amount of the CDSC is based on the lesser of the NAV of the shares at the time of purchase or redemption. There is no CDSC on shares acquired through the reinvestment of dividends and capital gains distributions.

The Funds imposed a CDSC on redemptions made during the Offering Period and the first year of the Guarantee Period. The table below shows the applicable CDSC based on the time invested.

REDEMPTION DURING                           CDSC
First year after initial share purchase     1.00%
Thereafter                                  None

CLASS Q

Class Q shares were offered at their NAV per share without any initial sales charge.

SALES CHARGE REDUCTIONS AND WAIVERS

REDUCED SALES CHARGES. During the Offering Period, an investor may have reduced the initial sales charge on a purchase of Class A shares of the Funds by combining multiple purchases of any of the ING Funds which offers Class A shares to take advantage of the breakpoints in the sales charge schedules. This may have been done by:

- LETTER OF INTENT - lets investors purchase shares over a 13 month period and pay the same sales charge as if the shares had all been purchased at once.

- RIGHTS OF ACCUMULATION - lets investors add the value of shares they already owned to the amount of their next purchase for purposes of calculating the sales charge.

See the Account Application or the SAI for details, or contact your financial representative or the Shareholder Servicing Agent for more information.

CDSC WAIVERS. If an investor notifies the Transfer Agent at the time of redemption, the CDSC for each Class will be waived in the following cases:

- Redemptions following the death or permanent disability of a shareholder if made within one year of death or the initial determination of permanent


                           If you have any questions, please call 1-800-992-0180
                                                           Shareholder Guide  13

                                                                     SHAREHOLDER
COMPARING THE FUNDS' CLASSES                                               GUIDE
--------------------------------------------------------------------------------


      disability. The waiver is available only for shares held at the time of death or initial determination of permanent disability.

-     Mandatory distributions from a tax-deferred retirement plan or an IRA.

Investors who think that they may be eligible for a CDSC waiver should contact their financial representative or the Shareholder Servicing Agent.

REINSTATEMENT PRIVILEGE. If you sell Class B shares during the Index Plus Large Cap Period, you won't pay a CDSC is you reinvest any of the proceeds in the same share class within 90 days of the sale. You can invest up to the amount of the sale proceeds and we will credit your account with any CDSC paid in proportion to the amount reinvested. Reinstated Class B and Class C shares will retain their original cost and purchase date for purposes of the CDSC. This privilege was not available during the Offering Period and it is not currently available during the Guarantee Period. This privilege can be used only once per calendar year. If an investor wants to use the Reinstatement Privilege, the investor should contact their financial representative or the Shareholder Servicing Agent. Consult the SAI for more information.

SALES CHARGE WAIVERS. In addition to the sales charge waiver based on investment size, Class A shares may have been purchased during the Offering Period without a sales charge by certain individuals and institutions. For additional information, contact the Shareholder Servicing Agent, or see the SAI.




                           If you have any questions, please call 1-800-992-0180
                                                           Shareholder Guide  14

                                                                     SHAREHOLDER
HOW TO PURCHASE SHARES                                                     GUIDE
--------------------------------------------------------------------------------

During the Offering Period, the minimum initial investment amount for the Funds was as follows:

o    Non-retirement and retirement accounts: $1,000

o Pre-Authorized Investment Plan: $100 to open; you must invest at least $100 a month. This plan is available only during the Index Plus LargeCap period.

The minimum additional investment during the Offering Phase and Index Plus LargeCap Period (for existing shareholders only) is $100.

ALL APPLICATIONS TO PURCHASE A GIVEN FUND'S SHARES MUST HAVE BEEN RECEIVED BY THE TRANSFER AGENT NO LATER THAN THE LAST DAY OF THE OFFERING PERIOD (AND GENERALLY, MAY HAVE BEEN EARLIER IN THE CASE OF IRA TRANSFERS). MONIES RECEIVED AFTER THE OFFERING PERIOD WERE NOT INVESTED IN THE FUNDS, EXCEPT UNDER SPECIAL CIRCUMSTANCES AS DETERMINED BY THE BOARD.

The Funds reserve the right to close your account and redeem your shares should you fail to maintain your account value at a minimum of $1,000.

RETIREMENT PLANS

The Funds have available prototype qualified retirement plans for both corporations and for self-employed individuals. They also have available prototype IRA, Roth IRA and Simple IRA plans (for both individuals and employers), Simplified Employee Pension Plans, Pension and Profit Sharing Plans, and Tax Sheltered Retirement Plans for employees of public educational institutions and certain non-profit, tax-exempt organizations. State Street Bank and Trust - Kansas City (SSB) acts as the custodian under these plans. For further information, contact the Shareholder Servicing Agent at (800) 992-0180. SSB currently receives a custodial fee annually for the maintenance of such accounts.

CUSTOMER IDENTIFICATION.

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person that opens an account, and to determine whether such person's name appears on government lists of known or suspected terrorists and terrorist organizations.

What this means for you: The Funds and the Distributor must obtain the following information for each person that opens an account:

o Name;

o Date of birth (for individuals);

o Physical residential address (although post office boxes are still permitted for mailing); and o Social security number, taxpayer identification number, or other identifying number.

You may also be asked to show your driver's license, passport or other identifying documents in order to verify your identity. In addition, it may be necessary to verify your identity by cross-referencing your identification information with a consumer report or other electronic database. Additional information may be required to open accounts for corporations and other non-natural persons.

FEDERAL LAW PROHIBITS THE FUNDS, THE DISTRIBUTOR AND OTHER FINANCIAL INSTITUTIONS FROM OPENING ACCOUNTS UNLESS THEY RECEIVE THE MINIMUM IDENTIFYING INFORMATION LISTED ABOVE. THEY ALSO MAY BE REQUIRED TO CLOSE YOUR ACCOUNT IF THEY ARE UNABLE TO VERIFY YOUR IDENTITY WITHIN A REASONABLE TIME.

                           If you have any questions, please call 1-800-992-0180
                                                            Shareholder Guide 15

                                                                     SHAREHOLDER
COMPARING THE FUNDS' CLASSES                                               GUIDE
--------------------------------------------------------------------------------

FREQUENT TRADING/MARKET TIMING.


The Funds are intended for long-term investment and not as short-term trading vehicles. Accordingly, organizations or individuals that use market timing investment strategies should not purchase shares of the Funds. The Funds reserve the right, in their sole discretion and without prior notice, to reject, restrict or refuse purchase orders whether directly or by exchange, including purchase orders that have been accepted by a shareholder's or retirement plan participant's intermediary, that the Funds determine not to be in the best interest of the Funds.


The Funds believe that market timing or frequent, short-term trading in any account, including a retirement plan account, is not in the best interest of the Funds or their shareholders. Due to the disruptive nature of this activity, it can adversely affect the ability of the Adviser or Sub-Adviser to invest assets in an orderly, long-term manner. Frequent trading can raise the Funds' expenses through: increased trading and transaction costs; increased administrative costs; and lost opportunity costs. This in turn can have an adverse effect on the Funds' performance.


The Funds' investment in foreign securities may present greater opportunities for market timers and thus be at a greater risk for excessive trading. If an event occurring after the close of a foreign market, but before the time the Funds compute their current NAV, causes a change in the price of the foreign security and such price is not reflected in the Funds' current NAV, investors may attempt to take advantage of anticipated price movements in securities held by the Funds based on such pricing discrepancies. This is often referred to as "price arbitrage." Such price arbitrage opportunities may also occur in Funds that do not invest in foreign securities. For example, if trading in a security held by the Funds are halted and does not resume prior to the time the Funds calculate their NAV, such "stale pricing" presents an opportunity for investors to take advantage of the pricing discrepancy. Similarly, if the Funds hold thinly-traded securities, such as certain small-capitalization securities, they may be exposed to varying levels of pricing arbitrage. The Funds have adopted fair valuation policies and procedures intended to reduce the Funds' exposure to price arbitrage, stale pricing and other potential pricing discrepancies, however, to the extent that the Funds' NAV does not immediately reflect these changes in market conditions, short-term trading may dilute the value of the Funds' shares, which negatively affects long-term shareholders.


The Funds' Board has adopted policies and procedures designed to deter frequent, short-term trading in shares of the Funds. Consistent with this policy, the Funds monitor trading activity. Shareholders of the Funds are limited to four exchanges among the ING Complex of Funds or equivalent purchase and redemption transactions, within a one-year period, other than transactions associated with the Funds' Systematic Exchange Privilege or other automatic purchases or redemptions. Additionally, the Funds monitor the trading activity of persons or entities that have been associated with market timing historically. The Funds reserve the right to modify the frequent trading policy at any time without prior notice, depending on the needs of the Funds and/or state or federal regulatory requirements.

If an activity is identified as problematic after further investigation, the Funds reserve the right to take any necessary action to deter such activity. Such action may include, but not be limited to: rejecting additional purchase orders, whether directly or by exchange; extending settlement of a transaction up to seven days; rejecting all purchase orders from broker-dealers or their registered representatives suspected of violating the Funds' frequent trading policy; or termination of the selling group agreement or other agreement with broker-dealers or other financial intermediaries associated with frequent trading.

Although the restrictions described above are designed to discourage frequent, short-term trading, none of them alone, nor all of them taken together, can eliminate the possibility that frequent, short-term trading activity in the Funds will occur. Moreover, in enforcing such restrictions, the Funds are often required to make decisions that are inherently subjective. The Funds strive to make these decisions to the best of its abilities in a manner that they believe is in the best interest of shareholders.

There is, however, no guarantee that the Funds will be able to identify individual shareholders who may be making frequent, short-term trades or curtail their trading activity. The Funds seek to implement the policies and procedures described above through instructions to the Funds' administrator, ING Funds Services, LLC.

                           If you have any questions, please call 1-800-992-0180
                                                            Shareholder Guide 16

                                                                     SHAREHOLDER
HOW TO REDEEM SHARES                                                       GUIDE
--------------------------------------------------------------------------------

You may redeem shares using the table on the right.

THE FUNDS' SHARES MAY BE REDEEMED BY SHAREHOLDERS PRIOR TO THE GUARANTEE MATURITY DATE. HOWEVER, REDEMPTIONS MADE FOR ANY REASON PRIOR TO THE GUARANTEE MATURITY DATE WILL BE MADE AT NAV AND ARE NOT ELIGIBLE FOR THE GUARANTEE. MOREOVER, REDEMPTIONS MAY BE SUBJECT TO A CDSC.

Under unusual circumstances, the Funds may suspend the right of redemption as allowed by federal securities laws.

SYSTEMATIC WITHDRAWAL PLAN

During the Index Plus LargeCap Period, you may elect to make periodic withdrawals from your account on a regular basis.

o    Your account must have a current value of at least $10,000.

o    Minimum withdrawal amount is $100.

o    You may choose from monthly, quarterly, semi-annual or annual payments.

For additional information, contact the Shareholder Servicing Agent, refer to Account Application or the SAI.

PAYMENTS

Normally, payment for shares redeemed will be made within three days after receipt by the Transfer Agent of a request in compliance with the "By Mail" or "By Telephone" procedures in the table to the right. The Funds have the right to take up to seven days to pay your redemption proceeds, and may postpone payment longer in the event of an economic emergency as determined by the U.S. Securities and Exchange Commission. When you place a request to redeem shares for which the purchase money has not yet been collected, the request will be executed at the next determined net asset value, but the Funds will not release the proceeds until your purchase payment clears. This may take up to 15 days or more. To reduce such delays, purchases should be made by bank wire or federal funds.

The Funds normally intend to pay in cash for all shares redeemed, but under abnormal conditions that make payment in cash unwise, the Fund may make payment wholly or partly in securities at their then current market value equal to the redemption price. In such case, the Fund could elect to make payment in securities for redemptions in excess of $250,000 or 1% of its net assets during any 90-day period for any one shareholder. An investor may incur brokerage costs in converting such securities to cash.

    Method                        Procedures
--------------------------------------------------------------------------------
BY CONTACTING   You may redeem by contacting your investment professional.
YOUR            Investment professionals may charge for their services in
INVESTMENT      connection with your redemption request, but neither the Funds
PROFESSIONAL    nor the Distributor imposes any such charge.

--------------------------------------------------------------------------------
BY MAIL         Send a written request specifying the Fund's name and share class, your account number, the name(s) in which the account is registered, and the dollar value or number of shares you wish to redeem to:
                ING Funds
                P.O. Box 219368
                Kansas City, MO 64121-9368
                If certified shares have been issued, the certificate must accompany the written request. Corporate investors and other associations must have an appropriate certification on file authorizing redemptions. A suggested form of such certificate is provided on the Account Application. A signature guarantee may be required.


--------------------------------------------------------------------------------
BY TELEPHONE - You may redeem shares by telephone on all accounts other than
EXPEDITED      retirement accounts, unless you check the box on the Account
REDEMPTION     Application which signifies that you do not wish to use telephone redemptions. To redeem by telephone, call the Shareholder
               Servicing Agent at (800) 992-0180.

               RECEIVING PROCEEDS BY CHECK:
               You may have redemption proceeds (up to a maximum of $100,000) mailed to an address which has been on record with ING Funds for at least 30 days.




               RECEIVING PROCEEDS BY WIRE:
               You may have redemption proceeds (subject to a minimum of $5,000)
               wired to your pre-designated bank account. You will not be able to receive redemption proceeds by wire unless you check the box on the Account Application which signifies that you wish to receive redemption proceeds by wire and attach a voided check.
               Under normal circumstances, proceeds will be transmitted to your bank on the business day following receipt of your instructions, provided redemptions may be made. In the event that share
               certificates have been issued, you may not request a wire
               redemption by telephone.
               --------------------------------------------------------------------------------

                           If you have any questions, please call 1-800-992-0180
                                                            Shareholder Guide 17

                                                                     SHAREHOLDER
TRANSACTION POLICIES                                                       GUIDE
--------------------------------------------------------------------------------

NET ASSET VALUE

The net asset value ("NAV") per share for each class of the Funds is determined each business day as of the close of regular trading ("Market Close") on the New York Stock Exchange ("NYSE") (normally 4:00 p.m. Eastern time unless otherwise designated by the NYSE). The Funds are open for business every day the NYSE is open. The NYSE is closed on all weekends and on all national holidays and Good Friday. The Funds' shares will not be priced on those days. The NAV per share of each class of the Funds is calculated by taking the value of the Funds' assets attributable to that class, subtracting the Funds' liabilities attributable to that class, and dividing by the number of shares of that class that are outstanding.

In general, assets are valued based on actual or estimated market value, with special provisions for assets not having readily available market quotations and short-term debt securities, and for situations where market quotations are deemed unreliable. Investments in securities maturing in 60 days or less are valued at amortized cost, which, when combined with accrued interest, approximates market value. Securities prices may be obtained from automated pricing services. Shares of investment companies held by the Funds will generally be valued at the latest NAV reported by that investment company. The prospectuses for those investment companies explain the circumstances under which they will use fair value pricing and the effects of using fair value pricing.

Trading of foreign securities may not take place every day the NYSE is open. Also, trading in some foreign markets and on some electronic trading networks may occur on weekends or holidays when the Funds' NAV is not calculated. As a result, the NAV of the Funds may change on days when shareholders will not be able to purchase or redeem the Funds' shares.

When market quotations are not available or are deemed unreliable, the Funds will use a fair value for the security that is determined in accordance with procedures adopted by the Funds. The types of securities for which such fair value pricing might be required include, but are not limited to:

Foreign securities, where a foreign security whose value at the close of the foreign market on which it principally trades likely would have changed by the time of the close of the NYSE, or the closing value is otherwise deemed unreliable;

o Securities of an issuer that has entered into a restructuring;

o Securities whose trading has been halted or suspended;

o Fixed-income securities that have gone into default and for which there are no current market value quotations; and

o Securities that are restricted as to transfer or resale.

The Funds or the Adviser may rely on the recommendations of a fair value pricing service approved by the Funds' Board in valuing foreign securities. Valuing securities at fair value involves greater reliance on judgment than securities that have readily available market quotations. The Adviser makes such determinations in good faith in accordance with procedures adopted by the Funds' Board. Fair value determinations can also involve reliance on quantitative models employed by a fair value pricing service. There can be no assurance that the Funds could obtain the fair value assigned to a security if it were to sell the security at approximately the time at which the Funds determines their NAV per share.

PRICE OF SHARES

When you bought Fund shares, you paid the NAV plus any applicable sales charge. When you sell shares, you receive the NAV minus any applicable deferred sales charge. Exchange orders are effected at NAV.

EXECUTION OF REQUESTS

Purchase and sale requests are executed at the next NAV determined after the order is received in proper form by the Transfer Agent or Distributor. A purchase order will be deemed to be in proper form when all of the required steps set forth above under "How to Purchase Shares" have been completed. If you purchase by wire, however, the order will be deemed to be in proper form after the telephone notification and the federal funds wire have been received. If you purchase by wire, you must submit an application form in a timely fashion. If an order or payment by wire is received after the close of regular trading on the New York Stock Exchange (normally 4:00 p.m. Eastern Time), the shares will not be credited until the next business day.

You will receive a confirmation of each new transaction in your account, which also will show you the number of Fund shares you own including the number of shares being held in safekeeping by the Transfer Agent for your account. You may rely on these confirmations in

                           If you have any questions, please call 1-800-992-0180
                                                            Shareholder Guide 18

                                                                     SHAREHOLDER
TRANSACTION POLICIES                                                       GUIDE
--------------------------------------------------------------------------------

lieu of certificates as evidence of your ownership. Certificates representing shares of the Funds will not be issued unless you request them in writing.

TELEPHONE ORDERS

The Funds and their Transfer Agent will not be responsible for the authenticity of phone instructions or losses, if any, resulting from unauthorized shareholder transactions if they reasonably believe that such instructions were genuine. The Funds and their Transfer Agent have established reasonable procedures to confirm that instructions communicated by telephone are genuine. These procedures include recording telephone instructions for exchanges and expedited redemptions, requiring the caller to give certain specific identifying information, and providing written confirmation to shareholders of record not later than five days following any such telephone transactions. If the Funds and their Transfer Agent do not employ these procedures, they may be liable for any losses due to unauthorized or fraudulent telephone instructions.

EXCHANGES

You may exchange Fund Shares for shares of the same class of any other ING Fund then open to new investments, except for the ING Corporate Leaders Trust Fund and ING Institutional Prime Money Market Fund during the Index Plus Large Cap Period, without paying any additional sales charge, except that Class shares of ING Aeltus Money Market Fund and ING Classic Money Market Fund for which no sales charge was paid must pay the applicable sales load on an exchange into Class A shares of another Fund. Shares subject to a CDSC will continue to age from the date the original shares were purchased.

When you exchange Class B shares of the Funds prior to the Guarantee Maturity Date for Class B shares in another ING Fund, you will be subject to the CDSC schedule of that ING Fund, but the CSDC will be calculated from the date of your original purchase.

The total value of shares being exchanged must at least equal the minimum investment requirement of the fund into which they are being exchanged. Exchanges of shares are sales and may result in a gain or loss for federal and state income tax purposes. There is no specific limit on exchange frequency; however, the Funds are intended for long-term investment and not as a short-term trading vehicle. The Adviser may prohibit excessive exchanges (more than four per year). The Adviser also may, on 60 days' prior notice, restrict the frequency of, otherwise modify, or impose charges of up to $5.00 upon exchanges.

If you exchange into ING Senior Income Fund, your ability to sell or liquidate your investment will be limited. ING Senior Income Fund is a closed-end interval fund and does not redeem its shares on a daily basis, and it is not expected that a secondary market for the fund's shares will develop, so you will not be able to sell them through a broker or other investment professional. To provide a measure of liquidity, the fund will normally make monthly repurchase offers for 5.00% of its outstanding common shares. If more than 5.00% of the ING Senior Income Fund's common shares are tendered, you may not be able to completely liquidate your holdings in any one month. You also would not have liquidity between these monthly repurchase dates. Investors exercising the exchange privilege with ING Senior Income Fund should carefully review the prospectus of that fund. Investors may obtain a copy of the ING Senior Income Fund prospectus or any other ING Fund prospectus by calling (800) 992-0180 or by going to www.ingfunds.com.

In addition to the Funds available in this Prospectus, ING Funds Distributor, Inc. offers many other funds. Shareholders exercising the exchange privilege with any other ING Fund should carefully review the prospectus of that fund. For a list of the other funds offered by ING Funds Distributor, Inc., please see the inside back cover of this prospectus. Investors may obtain a copy of a prospectus of any ING Fund not discussed in this prospectus by calling (800) 922-0180 or by going to www.ingfunds.com.

You will automatically have the ability to request an exchange by calling the Shareholder Servicing Representative unless you mark the box on the Account Application that indicates that you do not wish to have the telephone exchange privilege. The Funds may change or cancel its exchange policies at any time, upon 60 days' written notice to shareholders.

CDSC ON EXCHANGE TO ING SENIOR INCOME FUND

You are not required to pay an additional CDSC upon an exchange from the Funds to the ING Senior Income Fund. However, if you exchange into ING Senior Income Fund and subsequently offer your common shares for repurchase by that fund, the Funds' CDSC will apply. The time period for application of the CDSC will be calculated based on the first date you acquired your shares in a Fund.

                           If you have any questions, please call 1-800-992-0180
                                                            Shareholder Guide 19

                                                                     SHAREHOLDER
TRANSACTION POLICIES                                                       GUIDE
--------------------------------------------------------------------------------

SYSTEMATIC EXCHANGE PRIVILEGE

During the Index Plus LargeCap Period, with an initial account balance of at least $5,000 and subject to the information and limitation outlined above, you may elect to have a specified dollar amount of shares systematically exchanged, monthly, quarterly, semi-annually or annually (on or about the 10th of the applicable month), from your account to an identically registered account in the same class of any other open-end ING Fund, except ING Corporate Leaders Trust Fund and ING Institutional Prime Money Market Fund. This exchange privilege may be modified at any time or terminated upon 60 days' written notice to shareholders.

SMALL ACCOUNTS


Due to the relatively high cost of handling small investments, the Funds reserve the right upon 30 days' written notice to redeem, at NAV(less any applicable deferred sales charge), the shares of any shareholder whose account (except for
IRAs) has a value of less than $1,000, other than as a result of a decline in the NAV per share. Before the Funds redeem such shares and sends the proceeds to the shareholder, they will notify the shareholder that the value of the shares in the account is less than the minimum amount allowed and will allow the shareholder 30 days to make an additional investment in an amount that will increase the value of the account to the minimum before the redemption is processed. Your account will not be closed if its drop in value is due to Fund performance.


ACCOUNT ACCESS

Unless your Fund shares are held through a third-party fiduciary or in an omnibus registration at your bank or brokerage firm, you may be able to access your account information over the internet at www.ingfunds.com, or via a touch tone telephone by calling (800) 992-0180 and selecting Option 1. Should you wish to speak with a Shareholder Service Representative you may call the tollfree number listed above and select Option 2.

PRIVACY POLICY

The Funds have adopted a policy concerning investor privacy. To review the privacy policy, contact a Shareholder Servicing Representative at (800) 992-0180 and select option 1, obtain a policy over the internet at www.ingfunds.com, or see the privacy policy that accompanies this Prospectus.

HOUSEHOLDING


To reduce expenses, we may mail only one copy of the Funds' prospectus and each annual and semi-annual report to those addresses shared by two or more accounts. If you wish to receive individual copies of these documents, please call us at
(800) 992-0180 or speak to your investment professional. We will begin sending you individual copies thirty days after receiving your request.


PORTFOLIO HOLDINGS DISCLOSURE POLICY

A description of the Funds' policies and procedures with respect to the disclosure of each Fund's portfolio Securities is available in the SAI. The Funds post their portfolio holdings schedule on their website on a calendar-quarter basis and makes it available on the first day of the second month in the next quarter. The portfolio holdings schedule is as of the last day of the month preceding the quarter-end (e.g., the Funds will post the quarter ending June 30 holdings on August 1). The Funds' portfolio holdings schedule will, at a minimum, remain available on the Funds' website until the Funds files a Form N-CSR or Form N-Q with the SEC for the period that includes the date as of which the website information is current. The Funds' website is located at www.ingfunds.com.

                           If you have any questions, please call 1-800-992-0180
                                                            Shareholder Guide 20

ADVISER
AND SUB-ADVISER                                           MANAGEMENT OF THE FUND
--------------------------------------------------------------------------------

ING INVESTMENTS, LLC, an Arizona limited liability company (ING Investments or Adviser), serves as the investment adviser to the Funds. ING Investments has overall responsibility for the management of the Funds. ING Investments provides or oversees all investment advisory and portfolio management services for the Funds, and assists in managing and supervising all aspects of the general day-to-day business activities and operations of the Funds, including custodial, transfer agency, dividend disbursing, accounting, auditing, compliance and related services.

ING Investments is registered with the SEC as an investment adviser. ING Investments is an indirect wholly-owned subsidiary of ING Groep N.V. ("ING Groep") (NYSE: ING). subsidiary of ING Groep N.V. ( "ING Groep ") (NYSE: ING). ING Groep is one of the largest financial services organizations in the world with approximately 113,000 employees. Based in Amsterdam, ING Groep offers an array of banking, insurance and asset management services to both individual and institutional investors. ING Investments began investment management in April, 1995, and serves as investment adviser to registered investment companies as well as structured finance vehicles.

As of June 30, 2005, ING Investments managed over $39.2 billion in assets.

ING Investments' principal address is 7337 East Doubletree Ranch Road, Scottsdale, Arizona 85258.

For its services, ING Investments is entitled to receive an advisory fee as set forth below. The advisory fee is expressed as an annual rate based on the average daily net assets of the Funds.


                                                                     Advisory
Funds                         Period                                    Fee
-----                         ------                                -----------
PPF - PPF VII        Offering Period and Quiet Period                  0.25%
                     Guarantee Period                                  0.80%
                     Index Plus LargeCap Period                        0.60%

PPF VIII - PPF XII   Offering Period and Quiet Period                  0.25%
                     Guarantee Period
                        Equity Component                               0.80%
                        Fixed Component and EFT Strategy               0.55%
                     Index Plus LargeCap Period                        0.60%


For information regarding the basis for the Board's approval of the investment advisory or sub-advisory relationships, please refer to the Funds' shareholder report, dated November 30, 2005, and the SAI.

SUB-ADVISERS


ING Investments has engaged ING Investment Management Co. (formerly known as Alteus Investment Management, Inc.), a Connecticut corporation ("ING IM" or the "Sub-Adviser"), to serve as the investment sub-adviser to the Funds' portfolio. ING IM is responsible for managing the assets of the Funds in accordance with their investment objectives and policies, subject to oversight by ING Investments.


Founded in 1972, ING IM is registered as an investment adviser. ING IM is an indirect wholly-owned subsidiary of ING Groep N.V., and is an affiliate of ING Investments. ING IM has acted as adviser or sub-adviser to mutual funds since 1994 and has managed institutional accounts since 1972.

As of June 30, 2005, ING IM managed over 57.6 billion in assets. Its principal office is located at 230 Park Avenue, New York, New York, 10169.

For its services, ING IM is entitled to receive a sub-advisory fee as set forth below. The sub-advisory fee is expressed as an annual rate based on the average daily net assets of the Funds and is paid by the Adviser.


                                                                    Subadvisory
Funds                         Period                                    Fee
-----                         ------                                -----------
PPF - PPF VI         Offering Period and Quiet Period                  0.125%
                     Guarantee Period                                  0.40%
                     Index Plus LargeCap Period                        0.30%

PPF VII - PPF VIII   Offering Period and Quiet Period                  0.1125%
                     Guarantee Period                                  0.36%
                     Index Plus LargeCap Period                        0.27%

PPF IX - PPF XII     Offering Period and Quiet Period
                     Guarantee Period
                        Equity Component                               0.36%
                        Fixed Component and EFT Strategy               0.25%
                     Index Plus LargeCap Period                        0.27%



PORTFOLIO MANAGEMENT DURING THE GUARANTEE PERIOD



ASSET ALLOCATION. Mary Ann Fernandez, Senior Vice President, ING IM, serves as strategist for the Funds and is responsible for overseeing the overall Funds' strategy and the allocation of Funds' assets between the Equity and Fixed components. Ms. Fernandez joined ING IM in 1996 as Vice President of product development and is currently serving as a Portfolio Specialist of the Principal Protection Funds and ING GET Funds. Ms. Fernandez has served as the strategist for the Funds since their inception. Ms. Fernandez is also involved in the management and marketing of certain equity strategies managed by ING IM. Previously, Ms. Fernandez was employed as Managing Director in the Real Estate Investment Group of Aetna Inc.


EQUITY COMPONENT. The following individuals share responsibility for the day-to-day management of the Equity Component.

Hugh T. M. Whelan, Portfolio Manager, ING IM, co-manages the Equity Component. Mr. Whelan has co-managed the Equity Component since the Funds' inception. Mr. Whelan has been with ING IM since 1989 and is Head of Quantitative Equities. Previously, Mr. Whelan served as an analyst in ING IM's fixed- income group since 1994.

Douglas E. Cote, Portfolio Manager, ING IM, co-manages the Equity Component. Mr. Cote has co-managed the Equity Component since the Funds' inception. Mr. Cote has been serving as a quantitative equity analyst with ING IM since 1996. Previously, Mr. Cote was responsible for developing quantitative applications for ING IM's equity department.

                           If you have any questions, please call 1-800-992-0180
                                                       Management of the Fund 21

                                                                     SHAREHOLDER
TRANSACTION POLICIES                                                       GUIDE
--------------------------------------------------------------------------------

FIXED COMPONENT. The following individual is responsible for the day-to-day management of the Fixed Component:

James B. Kauffmann, Portfolio Manager, joined ING Groep in 1996 and has over 18 years of investment experience. Mr. Kauffmann has managed the Fixed Income Component since 2003. Prior to joining ING Groep he was a senior fixed-income portfolio manager with Alfa Investments Inc., worked in the capital markets group of a major Wall Street dealer and served as an analyst with a venture capital fund.

PORTFOLIO MANAGEMENT DURING THE INDEX PLUS LARGE CAP PERIOD

It is anticipated that Messrs. Whelan and Cote will manage the Funds during the Index Plus Large Cap Period.

ADDITIONAL INFORMATION REGARDING PORTFOLIO MANAGERS

The SAI provides additional information about the Portfolio Managers' compensation, other accounts managed by the Portfolio Managers, and the Portfolio Managers' ownership of securities in the Funds.

                           If you have any questions, please call 1-800-992-0180
                                                            Shareholder Guide 22

                                                                      DIVIDENDS,
                                                                   DISTRIBUTIONS
                                                                       AND TAXES
--------------------------------------------------------------------------------

DIVIDENDS

Dividends from net investment income are declared and paid annually. Capital gains distributions, if any, are paid on an annual basis in November. To comply with federal tax regulations, the Funds may also pay an additional capital gains distribution, usually in June. Both income dividends and capital gains distributions are paid by the Funds on a per share basis. As a result, at the time of a payment, the share price (or NAV per share) and the guarantee per share of the Funds will be reduced by the amount of the payment.

DIVIDEND REINVESTMENT

Unless you instruct the Funds otherwise, dividends and distributions paid by the Funds will be reinvested in additional shares of the Funds. An election to have all dividends and distributions invested in another ING Fund or paid in cash will reduce the Payment Undertaking as described above. You may, upon written request or by completing the appropriate section of the Account Application, elect to have all dividends and other distributions paid on Class A, B ,C or Q shares of the Funds invested in another ING Fund which offers the same class shares.

TAXES

The following information is meant as a general summary for U.S. shareholders. Please see the SAI for additional information. You should rely on your own tax adviser for advice about the particular federal, state and local tax consequences to you of investing in the Funds.

The Funds will distribute all or substantially all of its net investment income and net capital gains to its shareholders each year. Although the Funds will not be taxed on amounts it distributes, most shareholders will be taxed on amounts they receive. A particular distribution generally will be taxable as either ordinary income or long-term capital gains. It does not matter how long you have held your Fund shares or whether you elect to receive your distributions in cash or reinvest them in additional Fund shares. For example, if the Funds designate a particular distribution as a long-term capital gains distribution, it will be taxable to you at your longterm capital gains rate.

Recently enacted tax legislation generally provides for a maximum tax rate for individual taxpayers of 15% on long-term gains from sales and from certain qualifying dividends. These rate reductions do not apply to corporate taxpayers.

The following are guidelines for how certain distributions by the Funds are generally taxed to individual taxpayers:

- Distributions of earnings from qualifying dividends and qualifying long-term capital gains will be taxed at a maximum rate of 15%.

- Note that distributions of earnings from dividends paid by certain "qualified foreign corporations" can also qualify for the lower tax rates on qualifying dividends.

- A shareholder will also have to satisfy a more than 60-day holding period with respect to any distributions of qualifying dividends in order to obtain the benefit of the lower tax rate.

- Distributions of earnings from non-qualifying dividends, interest income, other types of ordinary income and short-term capital gains will be taxed at the ordinary income tax rate applicable to the taxpayer.

Dividends declared by the Funds in October, November or December and paid during the following January may be treated as having been received by shareholders in the year the distributions were declared.

You will receive an annual statement summarizing your dividend and capital gains distributions.

If you buy shares of a Fund before it makes a distribution, the distribution will be taxable to you even though it may actually be a return of a portion of your investment. This is known as "buying a dividend."

The asset allocation process may result in the realization of additional gains. It may also result in a larger portion of any net gains being treated as short-term capital gains, which would be taxed as ordinary income when distributed to shareholders. There will also be interest income from investments included in the Fixed Component (including income attributable to the purchase of a bond at a discount below its principal amount). As noted above, distributions of any gains and income will be taxable to shareholders even if such distributions are reinvested in Fund shares. Shareholders may receive taxable distributions of income and gains from investments included in the Fixed Component even in situations where the Funds have capital losses from investments in the Equity Component.

                           If you have any questions, please call 1-800-992-0180
                                           Dividends, Distributions and Taxes 23

                                                                     SHAREHOLDER
TRANSACTION POLICIES                                                       GUIDE
--------------------------------------------------------------------------------

If you invest through a tax-deferred account, such as a retirement plan, you generally will not have to pay tax on dividends until they are distributed from the account. These accounts are subject to complex tax rules, and you should consult your tax adviser about investment through a tax-deferred account.

The Funds may recognize gains if required to liquidate fixed-income securities or other investments at the end of the Guarantee Period that would be taken into account in determining the amount of taxable distributions to shareholders. A redemption of shares in the Funds or an exchange into another ING fund would generally be a taxable event to you, that would result in the recognition of any gain or loss on such shares.

In addition, there may be tax consequences to you if you sell or redeem Fund shares. You will generally have a capital gain or loss, which will be long-term or short-term, generally depending on how long you hold those shares. If you exchange shares, you may be treated as if you sold them. If your tax basis in your shares exceeds the amount of proceeds you receive from a sale, exchange or redemption of shares, you will recognize a taxable loss on the sale of shares of the Funds. Any loss recognized on shares held for six months or less will be treated as long-term capital loss to the extent of any long-term capital gain distributions that were received with respect to the shares. Additionally, any loss realized on a sale, redemption or exchanged of shares of the fund may be disallowed under "wash sale" rules to the extent the shares disposed of are replaced with other shares of the Funds within a period of 61 days beginning 30 days before and ending 30 days after the shares are disposed of, such as pursuant to a dividend reinvestment in shares of the Funds. If disallowed, the loss will be reflected in an adjustment to the tax basis of the shares acquired. You are responsible for any tax liabilities generated by your transactions.

As with all mutual funds, the Funds may be required to withhold U.S. federal income tax at the current rate of 28% of all taxable distributions payable to you if you fail to provide the Funds with your correct taxpayer identification number or to make required certifications, or if you have been notified by the IRS that you are subject to backup withholding. Backup withholding is not an additional tax; rather, it is a way in which the IRS ensures it will collect taxes otherwise due. Any amounts withheld may be credited against your U.S. federal income tax liability.

TAXES IN RELATION TO THE FINANCIAL GUARANTEE. Should it be necessary for MBIA to make a payment to the Funds, this payment will likely be considered a capital gain to the Funds. Such gain would have to be distributed except to the extent that it may be offset by any allowable capital losses.

                           If you have any questions, please call 1-800-992-0180
                                                            Shareholder Guide 24

In addition to the Funds offered in this prospectus, ING Funds Distributor, LLC also offers the funds listed below. Before investing in a fund, shareholders should carefully review the fund's prospectus. Investors may obtain a copy of a prospectus of any ING Fund not discussed in this prospectus by calling (800) 992-0180.

DOMESTIC EQUITY AND INCOME FUNDS
ING Balanced Fund
ING Convertible Fund
ING Equity and Bond Fund
ING Equity Income Fund
ING Real Estate Fund

DOMESTIC EQUITY GROWTH FUNDS
ING Disciplined LargeCap Fund
ING Growth Fund
ING LargeCap Growth Fund
ING MidCap Opportunities Fund
ING SmallCap Opportunities Fund
ING Small Company Fund

DOMESTIC EQUITY INDEX FUNDS
ING Index Plus LargeCap Fund
ING Index Plus MidCap Fund
ING Index Plus SmallCap Fund

DOMESTIC EQUITY VALUE FUNDS
ING Financial Services Fund
ING LargeCap Value Fund
ING MagnaCap Fund
ING MidCap Value Fund
ING MidCap Value Choice Fund
ING SmallCap Value Fund
ING SmallCap Value Choice Fund
ING Value Opportunity Fund

FIXED INCOME FUNDS
ING GNMA Income Fund
ING Government Fund
ING High Yield Bond Fund
ING Intermediate Bond Fund
ING National Tax Exempt Bond Fund

GLOBAL EQUITY
ING Global Equity Dividend Fund
ING Global Real Estate Fund
ING Worldwide Growth Fund

INTERNATIONAL EQUITY

ING Emerging Countries Fund
ING Foreign Fund
ING International Fund
ING International Growth Fund
ING International SmallCap Fund
ING Precious Metals Fund
ING Russia Fund

LOAN PARTICIPATION FUNDS ING

Senior Income Fund

MONEY MARKET FUNDS
ING Aeltus Money Market Fund
ING Classic Money Market Fund

STRATEGIC ALLOCATION FUNDS

ING Strategic Allocation Growth Fund
ING Strategic Allocation Balanced Fund
ING Strategic Allocation Income Fund

WHERE TO GO FOR MORE INFORMATION

You'll find more information about the Funds in our:

ANNUAL/SEMI-ANNUAL SHAREHOLDER REPORTS

In the Funds' annual/semi-annual shareholder report, you will find a discussion of the recent market conditions and investment strategies that significantly affected the Funds' performance during the last fiscal year, the financial statements and the independent registered public accounting firm's reports (in annual shareholder report only).

STATEMENT OF ADDITIONAL INFORMATION (SAI)

The SAI contains more detailed information about the Funds. The SAI is legally part of this prospectus (it is incorporated by reference).

Please write, call or visit our website for a free copy of the SAI or other Fund information.

To make shareholder inquiries:

ING FUNDS
7337 East Doubletree Ranch Road
Scottsdale, AZ  85258-2034

1-800-992-0180

Or visit our website at WWW.INGFUNDS.COM

This information may also be reviewed or obtained from the SEC. In order to review the information in person, you will need to visit the SEC's Public Reference Room in Washington, D.C. or call 202-942-8090. Otherwise, you may obtain the information for a fee by contacting the SEC at:

U.S. Securities and Exchange Commission
Public Reference Section
100 F. Street, N.E.
Washington, D.C.  20549-0102

or at the e-mail address: publicinfo@sec.gov

Or obtain the information at no cost by visiting the SEC's Internet website at http://www.sec.gov


When contacting the SEC, you will want to refer to the Funds' SEC file number. The file number is 811-08817.


ING
FUNDS

          STATEMENT OF ADDITIONAL INFORMATION DATED SEPTEMBER 30, 2005

                                ING EQUITY TRUST

ING PRINCIPAL PROTECTION FUNDS

      -     ING Principal Protection Fund

      -     ING Principal Protection Fund II

      -     ING Principal Protection Fund III

      -     ING Principal Protection Fund IV

      -     ING Principal Protection Fund V

      -     ING Principal Protection Fund VI

      -     ING Principal Protection Fund VII

      -     ING Principal Protection Fund VIII

      -     ING Principal Protection Fund IX

      -     ING Principal Protection Fund X

      -     ING Principal Protection Fund XI

      -     ING Principal Protection Fund XII


This Statement of Additional Information ("SAI") is not a Prospectus and should be read in conjunction with the Prospectus dated September 30, 2005 for Class A, Class B, Class C and Class Q of the ING Principal Protection Funds (the "Funds"). The Funds are series of the ING Equity Trust ("Trust"). Capitalized terms not defined herein are used as defined in the Prospectus. The Trust is authorized to issue multiple series of shares, each representing a diversified portfolio of investments with different investment objectives, policies and restrictions. This SAI relates to the Class A, Class B, Class C and Class Q shares of the Funds.



A free copy of the Funds' Class A, Class B, Class C and Class Q Prospectus and Annual/Semi-Annual Reports are available upon request by writing to the Funds at: 7337 East Doubletree Ranch Road, Scottsdale, Arizona 85258, or by calling:
1-800-992-0180.

                                TABLE OF CONTENTS


                                                                          PAGE
                                                                          ----
GENERAL INFORMATION
ADDITIONAL INVESTMENT RESTRICTIONS AND POLICIES
SUPPLEMENTAL DESCRIPTION OF THE FUNDS' INVESTMENTS AND RISKS
OTHER CONSIDERATIONS
THE ASSET ALLOCATION PROCESS
MANAGEMENT OF THE FUNDS
BOARD OF TRUSTEES
TRUSTEE OWNERSHIP OF SECURITIES
COMPENSATION OF TRUSTEES
CONTROL PERSONS AND PRINCIPAL SHAREHOLDERS
INVESTMENT ADVISER                                                         39
APPROVAL OF INVESTMENT MANAGEMENT AND SUB-ADVISER AGREEMENTS               42
PORTFOLIO MANAGERS                                                         46
THE FINANCIAL GUARANTY AGREEMENT                                           48
DISCLOSURE OF THE FUNDS' PORTFOLIO SECURITIES                              49
PROXY VOTING PROCEDURES                                                    51
ADMINISTRATIVE SERVICES AGREEMENT                                          51
EXPENSE LIMITATION AGREEMENT                                               52
DISTRIBUTION AND SHAREHOLDER SERVICING ARRANGEMENTS                        52
RULE 12B-1 PLAN                                                            54
OTHER EXPENSES                                                             55
CODE OF ETHICS                                                             56
PURCHASE AND REDEMPTION OF SHARES                                          56
DEALER COMMISSIONS AND OTHER INCENTIVES                                    60
BROKERAGE ALLOCATION AND TRADING POLICIES                                  62
DETERMINATION OF SHARE PRICE                                               64
SHAREHOLDER INFORMATION                                                    66
SHAREHOLDER SERVICES AND PRIVILEGES                                        67
DISTRIBUTIONS                                                              68
TAX STATUS                                                                 70
PERFORMANCE INFORMATION                                                    71
CUSTODIAN                                                                  72
THE FUNDS' FINANCIAL GUARANTOR                                             72
TRANSFER AGENT                                                             72
INDEPENDENT AUDITORS                                                       72
LEGAL COUNSEL                                                              72
REPORTS TO SHAREHOLDERS                                                    72

                               GENERAL INFORMATION

Organization. The Trust is a Massachusetts business trust registered as an open-end, diversified management investment company. The Trust was organized in June of 1998. On March 1, 2002, the name of the Trust was changed from "Pilgrim Equity Trust" to "ING Equity Trust."


Series and Classes. Although the Trust currently offers multiple series, this SAI applies only to Class A, Class B, Class C and Class Q shares of the Funds. The Board of Trustees ("Board") has the authority to subdivide each series into classes of shares having different attributes so long as each share of each class represents a proportionate interest in the series equal to each other share in that series. Shares of the Funds are classified into four classes:
Class A, Class B, Class C. Each class of shares has the same rights, privileges and preferences, except with respect to: (a) the effect of sales charges for each class; (b) the distribution fees borne by each class; (c) the expenses allocable exclusively to each class; (d) voting rights on matters exclusively affecting a single class; and (e) the exchange privilege, if any, of each class.



Capital Stock. The Funds' shares are fully paid and nonassessable when issued. The Funds' shares have no preemptive or conversion rights, except that Class B shares automatically convert to Class A shares after eight years. Each share of the Funds have the same rights to share in dividends declared by the Funds. Upon liquidation of the Funds, shareholders are entitled to share pro rata in the net assets of the Funds available for distribution to shareholders.


Voting Rights. Shareholders of each class are entitled to one vote for each full share held (and fractional votes for fractional shares of each class held) and will vote on the election of Trustees and on other matters submitted to the vote of shareholders. Generally, all shareholders have voting rights on those matters submitted, except matters affecting only interests of one class of shares. Voting rights are not cumulative, so that the holders of more than 50% of the shares voting in the election of Trustees can, if they choose to do so, elect all the Trustees, in which event the holders of the remaining shares will be unable to elect any person as a Trustee.

The Trust's charter may be amended if the amendment is declared advisable by the Trustees and approved by the shareholders of the Trust by the affirmative vote of a majority of all the votes entitled to be cast on the matter. The Trustees may also amend the charter without the vote or consent of Shareholders if they deem necessary to conform the charter to applicable federal or state laws, change the name of the Trust or make other changes that do not materially adversely affect the rights of shareholders.


1940 Act Classification. The Funds are diversified, open-end management investment companies, as defined under the Investment Company Act of 1940, as amended (the "1940 Act"). The 1940 Act generally requires that with respect to 75% of its total assets, a diversified company may not invest more than 5% of its total assets in the securities of any one issuer.

                 ADDITIONAL INVESTMENT RESTRICTIONS AND POLICIES


The Funds have adopted the following investment restrictions as fundamental policies that cannot be changed without the approval by the holders of a majority (as defined in the 1940 Act) of the Funds' outstanding shares, which means the lesser of (1) 67% or more of the shares of the Funds present at a shareholders' meeting which more than 50% of the outstanding shares are present or represented in person or by proxy; or (2) more than 50% of the outstanding shares of the Funds.


As a matter of fundamental policy, the Funds will not:


(1) Issue any senior security (as defined in the 1940 Act), except that (i) the Funds may enter into commitments to purchase securities in accordance with the Funds' investment program, including reverse repurchase agreements, delayed delivery and when-issued securities, which may be considered the issuance of senior securities; (ii) the Funds may engage in transactions that may result in the issuance of a senior security to the extent permitted under applicable regulations, interpretations of the 1940 Act or an exemptive order; (iii) the Funds may engage in short sales of securities to the extent permitted in its investment program and other restrictions; (iv) the purchase or sale of futures contracts and related options shall not be considered to involve the issuance of senior securities; and (v) subject to certain fundamental restrictions set forth below, the Funds may borrow money as authorized by the 1940 Act;



     (2) Borrow money, except that (a) the Funds may enter into certain futures contracts and, during the Index Plus LargeCap Period, options related thereto;
(b) the Funds may enter into commitments to purchase securities in accordance with the Funds' investment program, including delayed delivery and when-issued securities and reverse repurchase agreements; (c) the Funds may borrow money for temporary or emergency purposes in amounts not exceeding 15% of the value of its total assets at the time when the loan is made; and (d) for purposes of leveraging, the Funds may borrow money from banks (including its custodian bank) only if, immediately after such borrowing, the value of the Funds' assets, including the amount borrowed, less its liabilities, is equal to at least 300% of the amount borrowed, plus all outstanding borrowings.



      (3) Act as an underwriter of securities except to the extent that, in connection with the disposition of securities by the Funds for its portfolio, the Funds may be deemed to be an underwriter under the provisions of the Securities Act of 1933, as amended (the "1933 Act").



      (4) Purchase real estate, interests in real estate or real estate limited partnership interests except that: (i) to the extent appropriate under its investment program, the Funds may invest in securities secured by real estate or interests therein or issued by companies, including real estate investment trusts ("REITs"), which deal in real estate or interests therein; or (ii) during the Index Plus LargeCap Period, the Funds may acquire real estate as a result of ownership of securities or other interests (this could occur, for example, if the Funds hold a security that is collateralized by an interest in real estate and the security defaults).



      (5) Make loans, except that, to the extent appropriate under its investment program, the Funds may purchase bonds, debentures or other debt securities, including short-term obligations; enter into repurchase transactions; and, during the Index Plus LargeCap Period, lend portfolio securities provided that the value of such loaned securities does not exceed one-third of the Funds' total assets.

      (6) Invest in commodity contracts, except that the Funds may, to the extent appropriate under its investment program, purchase securities of companies engaged in such activities; may enter into futures contracts and related options; and may engage in transactions on a when-issued or forward commitment basis.


      (7) With respect to 75% of its total assets, invest more than 5% of its total assets in the securities of any one issuer excluding securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities, or purchase more than 10% of the outstanding voting securities of any issuer.


      (8) Concentrate its investments in any one industry except that the Funds may invest up to 25% of its total assets in securities issued by companies principally engaged in any one industry. This limitation will not apply to securities issued or guaranteed as to principal and/or interest by the U.S. Government, its agencies or instrumentalities.



With the exception of fundamental investment restriction (2), where the Funds' investment objective or policy restricts it to holding or investing a specified percentage of its assets in any type of instrument, that percentage is measured at the time of purchase. There will be no violation of any investment policy or restriction if that restriction is complied with at the time of purchase, notwithstanding a later change in the market value of an investment, in net or total assets, in the securities rating of the investment, or any other change.



      The Funds also have adopted certain other investment policies and restrictions reflecting the current investment practices of the Funds, which may be changed by the Board and without shareholder vote. Under such policies and restrictions, the Funds will not:


      (1) Mortgage, pledge or hypothecate its assets except in connection with loans of securities as described in (4) above, borrowings as described in (1) above, and permitted transactions involving options, futures contracts and options on such contracts.

      (2) Invest in companies for the purpose of exercising control or management.


      (3) Make short sales of securities, other than short sales "against the box," or purchase securities on margin except for short-term credits necessary for clearance of portfolio transactions, provided that this restriction will not be applied to limit the use of options, futures contracts and related options, in the manner otherwise permitted by the investment restrictions, policies and investment programs of the Funds.


      (4) Invest more than 25% of its total assets in securities or obligations of foreign issuers, including marketable securities of, or guaranteed by, foreign governments (or any instrumentality or subdivision thereof);

      (5) Purchase interests in oil, gas or other mineral exploration programs; however, this limitation will not prohibit the acquisition of securities of companies engaged in the production or transmission of oil, gas, or other minerals;

      (6) Invest more than 10% of the total value of its assets in high-yield bonds (securities rated below BBB- by S&P or Baa3 by Moody's Investors Service, Inc. ("Moody's"), or, if unrated, considered by the investment manager and/or sub-adviser to be of comparable quality).

          SUPPLEMENTAL DESCRIPTION OF THE FUNDS' INVESTMENTS AND RISKS



The Funds will be managed by ING Investment Management Co. ("ING IM" or "Sub-Adviser") (formerly Aeltus Investment Management, Inc.) subject to oversight by the investment manager ING Investments, LLC, as described more fully in the "Investment Management" section below.


Use of Futures and Other Derivative Instruments During the Guarantee Period


During the Guarantee Period, the Funds may use certain derivative instruments, described below and in the Prospectus, as a means of achieving its investment objective. The Fund may invest up to 30% of its assets in lower risk derivatives for hedging or to gain additional exposure to certain markets for investment purposes while maintaining liquidity to meet shareholder redemptions and minimizing trading costs.



Futures Contracts. The Funds may enter into futures contracts subject to the restrictions described below under "Additional Restrictions on the Use of Futures and Options Contracts." During the Guarantee Period, the Funds will only enter into futures contracts on the Standard and Poor's 500 Composite Stock Price Index ("S&P 500 Index") and U.S. Treasury securities.



The Funds may purchase and sell futures contracts under the following conditions: (a) the then-current aggregate futures market prices of financial instruments required to be delivered and purchased under open futures contracts shall not exceed 30% of the Funds' total assets at market value at the time of entering into a contract, (b) no more than 5% of the assets, at market value at the time of entering into a contract, shall be committed to margin deposits in relation to futures contracts, and (c) the notional value of all U.S. Treasury futures shall not exceed 50% of the market value of all corporate bonds, U.S. Treasury Notes and U.S. Agency Notes.


Additional Information Regarding the Use of Futures. A futures contract provides for the future sale by one party and purchase by another party of a specified amount of a financial instrument or a specific stock market index for a specified price on a designated date, time, and place. Brokerage fees are incurred when a futures contract is bought or sold and at expiration, and margin deposits must be maintained. The futures exchanges and trading in the U.S. are regulated under the Commodity Exchange Act by the Commodity Futures Trading Commission ("CFTC").

Although interest rate futures contracts typically require actual future delivery of and payment for the underlying instruments, those contracts are usually closed out before the delivery date. Stock index futures contracts do not contemplate actual future delivery and will be settled in cash at expiration or closed out prior to expiration. Closing out an open futures contract sale or purchase is effected by entering into an offsetting futures contract purchase or sale, respectively, for the same aggregate amount of the identical type of underlying instrument and the same delivery date.


There can be no assurance, however, that the Funds will be able to enter into an offsetting transaction with respect to a particular contract at a particular time. If the Funds are not able to enter into an offsetting transaction, it will continue to be required to maintain the margin deposits on the contract.

The prices of futures contracts are volatile and are influenced by, among other things, actual and anticipated changes in interest rates and equity prices, which in turn are affected by fiscal and monetary policies and national and international political and economic events. Small price movements in futures contracts may result in immediate and potentially unlimited loss or gain to the Funds relative to the size of the margin commitment. A purchase or sale of a futures contract may result in losses in excess of the amount initially invested in the futures contract.


When using futures contracts as a hedging technique, at best, the correlation between changes in prices of futures contracts and of the instruments or securities being hedged can be only approximate. The degree of imperfection of correlation depends upon circumstances such as: variations in market demand for futures and for securities, including technical influences in futures trading, and differences between the financial instruments being hedged and the instruments underlying the standard futures contracts available for trading. Even a well-conceived hedge may be unsuccessful to some degree because of unexpected market behavior or stock market or interest rate trends.

Most U.S. futures exchanges limit the amount of fluctuation permitted in interest rate futures contract prices during a single trading day, and temporary regulations limiting price fluctuations for stock index futures contracts are also now in effect. The daily limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day's settlement price at the end of a trading session. Once the daily limit has been reached in a particular type of contract, no trades may be made on that day at a price beyond that limit. The daily limit governs only price movement during a particular trading day and therefore does not limit potential losses, because the limit may prevent the liquidation of unfavorable positions. Futures contract prices have occasionally moved to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and subjecting some persons engaging in futures transactions to substantial losses.

Sales of future contracts which are intended to hedge against a change in the value of securities held by the Funds may affect the holding period of such securities and, consequently, the nature of the gain or loss on such securities upon disposition.


"Margin" is the amount of Funds that must be deposited by the Funds with a commodities broker in a custodian account in order to initiate futures trading and to maintain open positions in the Funds' futures contracts. A margin deposit is intended to assure the Funds' performance of the futures contract. The margin required for a particular futures contract is set by the exchange on which the contract is traded and may be significantly modified from time to time by the exchange during the term of the contract.



If the price of an open futures contract changes (by increase in the case of a sale or by decrease in the case of a purchase) so that the loss on the futures contract reaches a point at which the margin on deposit does not satisfy the margin requirement, the broker will require an increase in the margin. However, if the value of a position increases because of favorable price changes in the futures contract so that the margin deposit exceeds the required margin, the broker will promptly pay the excess to the Funds. These daily payments to and from the Funds are called variation margin. At times of extreme price volatility, intra-day variation margin payments may be required. In computing daily net asset values ("NAV"), the Funds will mark-to-market the current value of its open futures contracts. The Funds expect to earn interest income on its initial margin deposits.



When the Funds buy or sell a futures contract, unless it already owns an offsetting position, it will designate cash and/or liquid securities having an aggregate value at least equal to the full "notional" value of the futures contract, thereby ensuring that the leveraging effect of such futures contract is minimized, in accordance with regulatory requirements.

STRIPS, CATS, TIGRs and TRs. The Funds may invest in Separate Trading of Registered Interest and Principal of Securities ("STRIPS"), Certificates of Accrual on Treasury Securities ("CATS"), Treasury Investment Growth Receipts ("TIGRs") and Generic Treasury Receipts ("TRs"). These securities are created by separating the interest and principal components of an outstanding U.S. Treasury or agency bond and selling them as individual securities. These securities generally trade like zero coupon securities, which do not pay interest periodically but accrue interest until maturity. These securities tend to be subject to the same risks as zero coupon securities. The market prices of these securities generally are more volatile than the market prices of securities with similar maturities that pay interest periodically and are likely to respond to changes in interest rates to a greater degree than do non-zero coupon securities having similar maturities and credit quality. (For additional information, see "Additional Investment Techniques and Risk Factors During the Guarantee Period -- Zero Coupon Securities" below.)


Use of Options, Futures and Other Derivative Instruments During the Index Plus LargeCap Period


During the Index Plus LargeCap Period, the Funds may use certain derivative instruments, described below and in the Prospectus, as a means of achieving its investment objective. For purposes other than hedging, the Funds will invest no more than 5% of its assets in derivatives that at the time of purchase are considered by management to involve high risk to the Funds, such as inverse floaters.



Derivatives that may be used by the Funds include forward contracts, swaps, structured notes, futures and options. The Funds may invest up to 30% of its assets in lower risk derivatives for hedging purposes, or to gain additional exposure to certain markets for investment purposes while maintaining liquidity to meet shareholder redemptions and minimizing trading costs. Asset-backed securities other than those described in the preceding paragraph, STRIPS and forward exchange contracts are not subject to this 30% limitation.



Futures Contracts. The Funds may enter into futures contracts and options thereon subject to the restrictions described below under "Additional Restrictions on the Use of Futures and Option Contracts." The Funds may enter into futures contracts or options thereon that are traded on national futures exchanges and standardized as to maturity date and underlying financial instrument. (For additional information regarding the Funds' use of futures contracts during the Index Plus LargeCap Period, see "Additional Information Regarding the Use of Futures" above.)



The Funds can buy and write (sell) options on futures contracts. The Funds may purchase and sell futures contracts and related options under the following conditions: (a) the then-current aggregate futures market prices of financial instruments required to be delivered and purchased under open futures contracts shall not exceed 30% of the Funds' total assets at market value at the time of entering into a contract and (b) no more than 5% of the assets, at market value at the time of entering into a contract, shall be committed to margin deposits in relation to futures contracts. See "Call and Put Options" below for additional restrictions.



Call and Put Options. The Funds may purchase and write (sell) call options and put options on securities, indices and futures as discussed in the Prospectuses, subject to the restrictions described in this section and under "Additional Restrictions on the Use of Futures and Options Contracts." A call option gives the holder (buyer) the right to buy and to obligate the writer (seller) to sell a security or financial instrument at a stated price (strike price) at any time until a designated future date when the option expires (expiration date). A put option gives the holder (buyer) the right to sell and to obligate the writer (seller) to purchase a security or financial instrument at a stated price at any time until the expiration date. The Funds may write or purchase put or call options listed on national securities exchanges in standard contracts or may write or purchase put or call options with or directly from investment dealers meeting the creditworthiness criteria of ING IM.

The Funds are prohibited from having written call options outstanding at any one time on more than 30% of its total assets. The Funds will not write a put if it will require more than 50% of the Funds' net assets to be designated to cover all put obligations. The Funds may not buy put options if more than 3% of its assets immediately following such purchase would consist of put options. The Funds may purchase call and sell put options on equity securities only to close out positions previously opened. The Funds will not write a call option on a security unless the call is "covered" (i.e., it already owns the underlying security). Securities it "already owns" include any stock which it has the right to acquire without any additional payment, at its discretion for as long as the call remains outstanding. This restriction does not apply to the writing of calls on securities indices or futures contracts. The Funds will not write call options on when-issued securities. The Funds purchase call options on indices primarily as a temporary substitute for taking positions in certain securities or in the securities that comprise a relevant index. The Funds may also purchase call options on an index to protect against increases in the price of securities underlying that index that the Funds intend to purchase pending its ability to invest in such securities in an orderly manner.


So long as the obligation of the writer of a call option continues, the writer may be assigned an exercise notice by the broker-dealer through which such option was settled, requiring the writer to deliver the underlying security against payment of the exercise price. This obligation terminates upon the expiration of the call option, by the exercise of the call option, or by entering into an offsetting transaction.

When writing a call option, in return for the premium, the writer gives up the opportunity to profit from the price increase in the underlying security above the exercise price, but conversely retains the risk of loss should the price of the security decline. If a call option expires unexercised, the writer will realize a gain in the amount of the premium; however, such gain may be offset by a decline in the market value of the underlying security during the option period. If the call option is exercised, the writer would realize a gain or loss from the transaction depending on what it received from the call and what it paid for the underlying security.

An option on an index (or a particular security) is a contract that gives the purchaser of the option, in return for the premium paid, the right to receive from the writer of the option cash equal to the difference between the closing price of the index (or security) and the exercise price of the option, expressed in dollars, times a specified multiple (the multiplier).


The Funds may write calls on securities indices and futures contracts provided that it enters into an appropriate offsetting position or that it designates liquid assets in an amount sufficient to cover the underlying obligation in accordance with regulatory requirements. The risk involved in writing call options on futures contracts or market indices is that the Funds would not benefit from any increase in value above the exercise price. Usually, this risk can be eliminated by entering into an offsetting transaction. However, the cost to do an offsetting transaction and terminate the Funds' obligation might be more or less than the premium received when it originally wrote the option. Further, the Funds might occasionally not be able to close the option because of insufficient activity in the options market.


In the case of a put option, as long as the obligation of the put writer continues, it may be assigned an exercise notice by the broker-dealer through which such option was sold, requiring the writer to take delivery of the underlying security against payment of the exercise price. A writer has no control over when it may be required to purchase the underlying security, since it may be assigned an exercise notice at any time prior to the expiration date. This obligation terminates earlier if the writer effects a closing purchase transaction by purchasing a put of the same series as that previously sold.


If a put option is sold by the Funds, the Funds will designate liquid securities with a value equal to the exercise price, or else will hold an offsetting position in accordance with regulatory requirements. In writing puts, there is the risk that a writer may be required to buy the underlying security at a disadvantageous price. The premium the writer receives from writing a put option represents a profit, as long as the price of the underlying instrument remains above the exercise price. If the put is exercised, however, the writer is obligated during the option period to buy the underlying instrument from the buyer of the put at the exercise price, even though the value of the investment may have fallen below the exercise price. If the put lapses unexercised, the writer realizes a gain in the amount of the premium. If the put is exercised, the writer may incur a loss, equal to the difference between the exercise price and the current market value of the underlying instrument.

The Funds may purchase put options when ING IM believes that a temporary defensive position is desirable in light of market conditions, but does not desire to sell a portfolio security. The purchase of put options may be used to protect the Funds' holdings in an underlying security against a substantial decline in market value. Such protection is, of course, only provided during the life of the put option when the Funds, as the holder of the put option, is able to sell the underlying security at the put exercise price regardless of any decline in the underlying security's market price. By using put options in this manner, the Funds will reduce any profit it might otherwise have realized in its underlying security by the premium paid for the put option and by transaction costs. The purchase of put options may also be used by the Funds when it does not hold the underlying security.



The premium received from writing a call or put option, or paid for purchasing a call or put option will reflect, among other things, the current market price of the underlying security, the relationship of the exercise price to such market price, the historical price volatility of the underlying security, the length of the option period, and the general interest rate environment. The premium received by the Funds for writing call options will be recorded as a liability in the SAI of assets and liabilities of the Funds. This liability will be adjusted daily to the option's current market value. The liability will be extinguished upon expiration of the option, by the exercise of the option, or by entering into an offsetting transaction. Similarly, the premium paid by the Funds when purchasing a put option will be recorded as an asset in the SAI of assets and liabilities of the Funds. This asset will be adjusted daily to the option's current market value. The asset will be extinguished upon expiration of the option, by selling an identical option in a closing transaction, or by exercising the option.



Closing transactions will be effected in order to realize a profit on an outstanding call or put option, to prevent an underlying security from being called or put, or to permit the exchange or tender of the underlying security. Furthermore, effecting a closing transaction will permit the Funds to write another call option, or purchase another put option, on the underlying security with either a different exercise price or expiration date or both. If the Funds desire to sell a particular security from its portfolio on which it has written a call option, or purchased a put option, it will seek to effect a closing transaction prior to, or concurrently with, the sale of the security. There is, of course, no assurance that the Funds will be able to effect a closing transaction at a favorable price. If the Funds cannot enter into such a transaction, it may be required to hold a security that it might otherwise have sold, in which case it would continue to be at market risk on the security. The Funds will pay brokerage commissions in connection with the sale or purchase of options to close out previously established option positions. These brokerage commissions are normally higher as a percentage of underlying asset values than those applicable to purchases and sales of portfolio securities.


Foreign Futures Contracts and Foreign Options. The Funds may engage in transactions in foreign futures contracts and foreign options. Participation in foreign futures contracts and foreign options transactions involves the execution and clearing of trades on or subject to the rules of a foreign board of trade. Neither the CFTC, the National Futures Association ("NFA") nor any domestic exchange regulates activities of any foreign boards of trade including the execution, delivery and clearing of transactions, or has the power to compel enforcement of the rules of a foreign board of trade or any applicable foreign laws. Generally, the foreign transaction will be governed by applicable foreign law. This is true even if the exchange is formally linked to a domestic market so that a position taken on the market may be liquidated by a transaction on another market. Moreover, such laws or regulations will vary depending on the foreign country in which the foreign futures contracts or foreign options transaction occurs. Investors that trade foreign futures contracts or foreign options contracts may not be afforded certain of the protective measures provided by domestic exchanges, including the right to use reparations proceedings before the CFTC and arbitration proceedings provided by the NFA. In particular, Fundss received from customers for foreign futures contracts or foreign options transactions may not be provided the same protections as Fundss received for transactions on a U.S. futures exchange. The price of any foreign futures contracts or foreign options contract and, therefore, the potential profit and loss thereon, may be affected by any variance in the foreign exchange rate between the time an order is placed and the time it is liquidated, offset or exercised.

Options on Foreign Currencies. The Funds may write and purchase calls on foreign currencies. The Funds may purchase and write puts and calls on foreign currencies that are traded on a securities or commodities exchange or quoted by major recognized dealers in such options for the purpose of protecting against declines in the dollar value of foreign securities and against increases in the dollar cost of foreign securities to be acquired. If a rise is anticipated in the dollar value of a foreign currency in which securities to be acquired are denominated, the increased cost of such securities may be partially offset by purchasing calls or writing puts on that foreign currency. If a decline in the dollar value of a foreign currency is anticipated, the decline in value of portfolio securities denominated in that currency may be partially offset by writing calls or purchasing puts on that foreign currency. In such circumstances, the Funds collateralize the position by designating cash and/or liquid securities in an amount not less than the value of the underlying foreign currency in U.S. dollars marked-to-market daily. In the event of rate fluctuations adverse to the Funds' position, it would lose the premium it paid and transaction costs. A call written on a foreign currency by the Funds is covered if the Funds own the underlying foreign currency covered by the call or has an absolute and immediate right to acquire that foreign currency without additional cash consideration (or for additional cash consideration specially designated) upon conversion or exchange of other foreign currency held in its portfolio.



Forward Exchange Contracts. The Funds may enter into forward contracts for foreign currency (forward exchange contracts), which obligate the seller to deliver and the purchaser to take a specific amount of a specified foreign currency at a future date at a price set at the time of the contract. These contracts are generally traded in the interbank market conducted directly between currency traders and their customers. The Funds may enter into a forward exchange contract in order to "lock in" the U.S. dollar price of a security denominated in a foreign currency which it has purchased or sold but which has not yet settled (a transaction hedge); or to lock in the value of an existing portfolio security (a position hedge); or to protect against a possible loss resulting from an adverse change in the relationship between the U.S. dollar and a foreign currency. Forward exchange contracts include standardized foreign currency futures contracts which are traded on exchanges and are subject to procedures and regulations applicable to futures. The Funds may also enter into a forward exchange contract to sell a foreign currency that differs from the currency in which the underlying security is denominated. This is done in the expectation that there is a greater correlation between the foreign currency of the forward exchange contract and the foreign currency of the underlying investment than between the U.S. dollar and the foreign currency of the underlying investment. This technique is referred to as "cross hedging." The success of cross hedging is dependent on many factors, including the ability of ING IM to correctly identify and monitor the correlation between foreign currencies and the U.S. dollar. To the extent that the correlation is not identical, the Funds may experience losses or gains on both the underlying security and the cross currency hedge.



The Funds may use forward exchange contracts to protect against uncertainty in the level of future exchange rates. The use of forward exchange contracts does not eliminate fluctuations in the prices of the underlying securities the Funds own or intend to acquire, but it does fix a rate of exchange in advance. In addition, although forward exchange contracts limit the risk of loss due to a decline in the value of the hedged currencies, at the same time they limit any potential gain that might result should the value of the currencies increase.



The precise matching of the forward contract amounts and the value of the securities involved will not generally be possible because the future value of such securities in foreign currencies will change as a consequence of market movements in the value of these securities between the date the forward contract is entered into and the date it is sold. Accordingly, it may be necessary for the Funds to purchase additional foreign currency on the spot (i.e., cash) market (and bear the expense of such purchase), if the market value of the security is less than the amount of foreign currency the Funds are obligated to deliver and if a decision is made to sell the security and make delivery of the foreign currency. Conversely, it may be necessary to sell on the spot market some of the foreign currency received upon the sale of the portfolio security if its market value exceeds the amount of foreign currency the Funds are obligated to deliver. The projection of short-term currency market movements is extremely difficult, and the successful execution of a short-term hedging strategy is highly uncertain. Forward contracts involve the risk that anticipated currency movements will not be accurately predicted, causing the Funds to sustain losses on these contracts and transaction costs.

At or before the maturity of a forward exchange contract requiring the Funds to sell a currency, the Funds may either sell a portfolio security and use the sale proceeds to make delivery of the currency or retain the security and offset its contractual obligation to deliver the currency by purchasing a second contract pursuant to which the Funds will obtain, on the same maturity date, the same amount of the currency that it is obligated to deliver. Similarly, the Funds may close out a forward contract requiring it to purchase a specified currency by entering into a second contract entitling it to sell the same amount of the same currency on the maturity date of the first contract. The Funds would realize a gain or loss as a result of entering into such an offsetting forward contract under either circumstance to the extent the exchange rate(s) between the currencies involved moved between the execution dates of the first contract and the offsetting contract.



The cost to the Funds of engaging in forward exchange contracts varies with factors such as the currencies involved, the length of the contract period and the market conditions then prevailing. Because forward contracts are usually entered into on a principal basis, no fees or commissions are involved. Because such contracts are not traded on an exchange, ING IM must evaluate the credit and performance risk of each particular counterparty under a forward contract.



Although the Funds value their assets daily in terms of U.S. dollars, they do not intend to convert their holdings of foreign currencies into U.S. dollars on a daily basis. The Funds may convert foreign currency from time to time. Foreign exchange dealers do not charge a fee for conversion, but they do seek to realize a profit based on the difference between the prices at which they buy and sell various currencies. Thus, a dealer may offer to sell a foreign currency to the Funds at one rate, while offering a lesser rate of exchange should the Funds desire to resell that currency to the dealer.



Swap Transactions. The Funds may enter into interest rate swaps, currency swaps and other types of swap agreements, including swaps on securities and indices. A swap is an agreement between two parties pursuant to which each party agrees to make one or more payments to the other on regularly scheduled dates over a stated term, based on different interest rates, currency exchange rates, security prices, the prices or rates of other types of financial instruments or assets or the levels of specified indices.



Swap agreements can take many different forms and are known by a variety of names. The Funds are not limited to any particular form or variety of swap agreement if ING IM determines it is consistent with the Funds' investment objective and policies.



The most significant factor in the performance of swaps is the change in the underlying price, rate or index level that determines the amount of payments to be made under the arrangement. If ING IM incorrectly forecasts such change, the Funds' performance would be less than if the Funds had not entered into the swap. In addition, if the counterparty's creditworthiness declines, the value of the swap agreement also would be likely to decline, potentially resulting in losses.



If the counterparty to a swap defaults, the Funds' loss will consist of the net amount of contractual payments that the Funds have not yet received. ING IM will monitor the creditworthiness of counterparties to the Funds' swap transactions on an ongoing basis.



The Funds will enter into swap transactions with appropriate counterparties pursuant to master netting agreements. A master netting agreement provides that all swaps done between the Funds and that counterparty under that master agreement shall be regarded as parts of an integral agreement. If on any date amounts are payable in the same currency in respect of one or more swap transactions, the net amount payable on that date in that currency shall be paid. In addition, the master netting agreement may provide that if one party defaults generally or on one swap, the counterparty may terminate the swaps with that party. Under such agreements, if there is a default resulting in a loss to one party, the measure of that party's damages is calculated by reference to the average cost of a replacement swap with respect to each swap (i.e., the mark-to-market value at the time of the termination of each swap). The gains and losses on all swaps are then netted, and the result is the counterparty's gain or loss on termination. The termination of all swaps and the netting of gains and losses on termination is generally referred to as "aggregation."

Asset-Backed Securities. The Funds may invest in asset-backed securities. Asset-backed securities are collateralized by short-term loans such as automobile loans, home equity loans, equipment leases or credit card receivables. The payments from the collateral are generally passed through to the security holder. The average life for these securities is the conventional proxy for maturity. Asset-backed securities may pay all interest going either into a reserve account or to a subordinate class of securities, which may be retained by the originator. The originator or other party may guarantee interest and principal payments. These guarantees often do not extend to the whole amount of principal, but rather to an amount equal to a multiple of the historical loss experience of similar portfolios.


Two varieties of asset-backed securities are CARs and CARDs. CARs are securities, representing either ownership interests in fixed pools of automobile receivables, or debt instruments supported by the cash flows from such a pool. CARDs are participations in fixed pools of credit accounts. These securities have varying terms and degrees of liquidity.

The collateral behind certain asset-backed securities (such as CARs and CARDs) tends to have prepayment rates that do not vary with interest rates; the short-term nature of the loans may also tend to reduce the impact of any change in prepayment level. Other asset-backed securities, such as home equity asset-backed securities, have prepayment rates that are sensitive to interest rates. Faster prepayments will shorten the average life and slower prepayments will lengthen it. Asset-backed securities may be pass-through, representing actual equity ownership of the underlying assets, or pay-through, representing debt instruments supported by cash flows from the underlying assets.

The coupon rate of interest on asset-backed securities is lower than the interest rates paid on the loans included in the underlying pool, by the amount of the fees paid to the pooler, issuer, and/or guarantor. Actual yield may vary from the coupon rate, however, if such securities are purchased at a premium or discount, traded in the secondary market at a premium or discount, or to the extent that the underlying assets are prepaid as noted above.


STRIPS. The Funds may invest in Separate Trading of Registered Interest and Principal of Securities ("STRIPS"). STRIPS are created by the Federal Reserve Bank by separating the interest and principal components of an outstanding U.S. Treasury or agency bond and selling them as individual securities. STRIPS generally trade like zero coupon securities, which do not pay interest periodically but accrue interest until maturity. STRIPS tend to be subject to the same risks as zero coupon securities. The market prices of STRIPS generally are more volatile than the market prices of securities with similar maturities that pay interest periodically and are likely to respond to changes in interest rates to a greater degree than do non-zero coupon securities having similar maturities and credit quality. (For additional information, see "Additional Investment Techniques and Risk Factors During the Index Plus LargeCap Period - Zero Coupon and Pay-in-Kind Securities" below.)


Additional Restrictions on the Use of Futures and Options Contracts


The Funds expect that at least 75% of futures contract purchases will be "completed"; that is, upon the sale of these long contracts, equivalent amounts of related securities will have been or are then being purchased by it in the cash market. With respect to futures contracts or related options that are entered into during the Index Plus LargeCap Period for purposes that may be considered speculative, the aggregate initial margin for future contracts and premiums for options will not exceed 5% of the Funds' net assets, after taking into account realized profits and unrealized losses on such futures contracts.

Additional Risk Factors in Using Derivatives

In addition to any risk factors which may be described elsewhere in this section, or in the Prospectus, the following sets forth certain information regarding the potential risks associated with the Funds' transactions in derivatives.


Risk of Imperfect Correlation. The Funds' ability to hedge effectively all or a portion of its portfolio through transactions in futures, options on futures or options on securities and indices depends on the degree to which movements in the value of the securities or index underlying such hedging instrument correlates with movements in the value of the assets being hedged. If the value of the assets being hedged does not move in the same amount or direction as the underlying security or index, the hedging strategy for the Funds might not be successful and it could sustain losses on its hedging transactions which would not be offset by gains on its portfolio. It is also possible that there may be a negative correlation between the security or index underlying a futures or option contract and the portfolio securities being hedged, which could result in losses both on the hedging transaction and the portfolio securities. In such instances, the Funds' overall return could be less than if the hedging transactions had not been undertaken.



Potential Lack of a Liquid Secondary Market. Prior to exercise or expiration, a futures or option position may be terminated only by entering into a closing purchase or sale transaction, which requires a secondary market on the exchange on which the position was originally established. While the Funds will establish a futures or option position only if there appears to be a liquid secondary market therefore, there can be no assurance that such a market will exist for any particular futures or option contract at any specific time. In such event, it may not be possible to close out a position held by the Funds which could require it to purchase or sell the instrument underlying the position, make or receive a cash settlement, or meet ongoing variation margin requirements. The inability to close out futures or option positions also could have an adverse impact on the Funds' ability effectively to hedge its portfolio, or the relevant portion thereof.


The trading of futures and options contracts also is subject to the risk of trading halts, suspensions, exchange or clearing house equipment failures, government intervention, insolvency of the brokerage firm or clearing house or other disruptions of normal trading activity, which could at times make it difficult or impossible to liquidate existing positions or to recover excess variation margin payments.


Risk of Predicting Interest Rate Movements. Investments in futures contracts on fixed-income securities and related indices involve the risk that if the judgment of ING IM concerning the general direction of interest rates is incorrect, the overall performance of the Funds may be poorer than if they had not entered into any such contract. For example, if the Funds have been hedged against the possibility of an increase in interest rates which would adversely affect the price of bonds held in their portfolio and interest rates decrease instead, the Funds will lose part or all of the benefit of the increased value of their bonds which have been hedged because they will have offsetting losses in their futures positions. In addition, in such situations, if the Funds have insufficient cash, they may have to sell bonds from its portfolio to meet daily variation margin requirements, possibly at a time when it may be disadvantageous to do so. Such sale of bonds may be, but will not necessarily be, at increased prices which reflect the rising market.


Trading and Position Limits. Each contract market on which futures and option contracts are traded has established a number of limitations governing the maximum number of positions which may be held by a trader, whether acting alone or in concert with others. The Trust does not believe that these trading and position limits will have an adverse impact on the hedging strategies regarding the Fund.


Counterparty Risk. With some derivatives, whether used for hedging or speculation, there is also the risk that the counterparty may fail to honor its contract terms, causing a loss for the Funds.

Additional Investment Techniques and Risk Factors During the Guarantee Period


Foreign Securities. The Funds may invest in depositary receipts of foreign companies included in the S&P 500. Depositary receipts are typically dollar denominated, although their market price is subject to fluctuations of the foreign currency in which the underlying securities are denominated. Investments in securities of foreign issuers involve certain risks not ordinarily associated with investments in securities of domestic issuers. Such risks include fluctuations in exchange rates, adverse foreign political and economic developments, and the possible imposition of exchange controls or other foreign governmental laws or restrictions.



Zero Coupon Securities. The Funds may invest in U.S. Treasury or agency zero coupon securities maturing on or within 90 days preceding the Guarantee Maturity Date. U.S. Treasury or agency zero coupon securities shall be limited to non-callable, non-interest bearing obligations and shall include STRIPS, CATS, TIGRs and TRs. Zero coupon or deferred interest securities are debt obligations that do not entitle the holder to any periodic payment of interest prior to maturity or a specified date when the securities begin paying current interest (the "cash payment date") and therefore are issued and traded at a discount from their face amounts or par value. The discount varies, depending on the time remaining until maturity or cash payment date, prevailing interest rates, liquidity of the security and the perceived credit quality of the issuer. The discount, in the absence of financial difficulties of the issuer, decreases as the final maturity or cash payment date of the security approaches. The market prices of zero coupon securities generally are more volatile than the market prices of securities with similar maturities that pay interest periodically and are likely to respond to changes in interest rates to a greater degree than do non-zero coupon securities having similar maturities and credit quality. The Funds may also invest in Government Trust Certificates, which represent an interest in a government trust, the property of which consists of (i) a promissory note of a foreign government no less than 90% of which is backed by a full faith and credit guaranty issued by the Federal Government of the United States of America (issued pursuant to Title III of the Foreign Operations, Export, Financing and Related Borrowers Programs Appropriations Act of 1988) and
(ii) a security interest in obligations of the United States Treasury backed by the full faith and credit of the United States of America sufficient to support the remaining balance (no more than 10%) of all payments of principal and interest on such promissory note; provided that such obligations shall not be rated less than AAA by S&P or less than Aaa by Moody's.



Federal tax law requires that a holder of a zero coupon security accrue a portion of the discount at which the security was purchased as taxable income each year, even though the holder receives no interest payment on the security during the year. Because the Funds must distribute substantially all of their net income (including non-cash income attributable to zero coupon securities) to its shareholders each year for income and excise tax purposes, such accrued discount would also be taken into account in determining the amount of taxable distributions to shareholders. In addition, the Funds may have to dispose of portfolio securities under disadvantageous circumstances to generate cash, or may be required to borrow, to satisfy its distribution requirements. These actions are likely to reduce the assets to which the Funds' expenses could be allocated and to reduce the rate of return for the Funds.



Real Estate Securities. The Funds may invest in real estate securities through interests in REITs, provided the REIT is included in the S&P 500 Index. REITs are trusts that sell securities to investors and use the proceeds to invest in real estate or interests in real estate. A REIT may focus on a particular project, such as apartment complexes, or geographic region, or both. Investing in stocks of real estate-related companies presents certain risks that are more closely associated with investing in real estate directly than with investing in the stock market generally, including: periodic declines in the value of real estate, generally, or in the rents and other income generated by real estate; periodic over-building, which creates gluts in the market, as well as changes in laws (e.g. zoning laws) that impair the rights of real estate owners; and adverse developments in the real estate industry.



Corporate Bonds. The Fixed Component may consist of non-callable corporate bonds, provided that no less than 40% of the Funds' assets are allocated to the Equity Component. Any corporate bond purchased must mature on a date no more than three years before or after the Guarantee Maturity Date. In addition, each such bond must be rated AA- or higher by S&P or Aa3 or higher by Moody's, provided that if both S&P and Moody's have issued a rating on the security, such rating shall be no less than AA-/Aa3. If a corporate bond is downgraded below this level, ING IM shall divest the security within 15 business days following the public announcement of such downgrade. No more than 2% of the Funds' assets shall be invested in corporate debt securities of any issuer or its affiliates at the time of investment therein.

Additional Investment Techniques and Risk Factors During the Index Plus LargeCap Period

The investment techniques discussed in this section of the SAI are discretionary, which means that the Investment Adviser or Sub-Adviser can decide whether to use them or not.


Repurchase Agreements. The Funds may enter into repurchase agreements with respect to its portfolio securities. Such agreements may be considered to be loans by the Funds for purposes of the 1940 Act. Each repurchase agreement must be collateralized fully, in accordance with the provisions of Rule 5b-3 under the 1940 Act, at all times. Pursuant to such repurchase agreements, the Funds acquire securities from financial institutions such as brokers, dealers and banks, subject to the seller's agreement to repurchase and the Funds' agreement to resell such securities at a mutually agreed upon date and price. The term of such an agreement is generally quite short, possibly overnight or for a few days, although it may extend over a number of months (up to one year) from the date of delivery. The repurchase price generally equals the price paid by the Funds plus interest negotiated on the basis of current short-term rates (which may be more or less than the rate on the underlying portfolio security). The securities underlying a repurchase agreement will be marked to market every business day so that the value of the collateral is at least equal to the value of the loan, including the accrued interest thereon, and the Investment Manager will monitor the value of the collateral. Securities subject to repurchase agreements will be held by the Custodian or in the Federal Reserve/Treasury Book-Entry System or an equivalent foreign system. If the seller defaults on its repurchase obligation, the Funds will suffer a loss to the extent that the proceeds from a sale of the underlying securities is less than the repurchase price under the agreement. Bankruptcy or insolvency of such a defaulting seller may cause the Funds' rights with respect to such securities to be delayed or limited. To mitigate this risk, the Funds may only enter into repurchase agreements that qualify for an exclusion from any automatic stay of creditors' rights against the counterparty under applicable insolvency law in the event of the counterparty's insolvency. Repurchase agreements maturing in more than seven days will not exceed 10% of the total assets of the Funds.



Variable Rate Demand and Floating Rate Instruments. The Funds may invest in variable rate demand and floating rate instruments. Variable rate demand instruments held by the Funds may have maturities of more than one year, provided: (i) the Funds are entitled to the payment of principal at any time, or during specified intervals not exceeding one year, upon giving the prescribed notice (which may not exceed 30 days), and (ii) the rate of interest on such instruments is adjusted at periodic intervals not to exceed one year. In determining whether a variable rate demand instrument has a remaining maturity of one year or less, each instrument will be deemed to have a maturity equal to the longer of the period remaining until its next interest rate adjustment or the period remaining until the principal amount can be recovered through demand. The Funds will be able (at any time or during specified periods not exceeding one year, depending upon the note involved) to demand payment of the principal of a note. If an issuer of a variable rate demand note defaulted on its payment obligation, the Funds might be unable to dispose of the note and a loss would be incurred to the extent of the default. The Funds may invest in variable rate demand notes only when the investment is deemed to involve minimal credit risk. The continuing creditworthiness of issuers of variable rate demand notes held by the Funds will also be monitored to determine whether such notes should continue to be held. Variable and floating rate instruments with demand periods in excess of seven days and which cannot be disposed of promptly within seven business days and in the usual course of business without taking a reduced price will be treated as illiquid securities.



Foreign Securities. The Funds may invest in foreign securities. Investments in securities of foreign issuers involve certain risks not ordinarily associated with investments in securities of domestic issuers. Such risks include fluctuations in exchange rates, adverse foreign political and economic developments, and the possible imposition of exchange controls or other foreign governmental laws or restrictions. Because the Funds may invest in securities denominated or quoted in currencies other than the U.S. dollar, changes in foreign currency exchange rates will affect the value of securities in the portfolio and the unrealized appreciation or depreciation of investments so far as U.S. investors are concerned. In addition, with respect to certain countries, there is the possibility of expropriation of assets, confiscatory taxation, political or social instability, or diplomatic developments that could adversely affect investments in those countries.

There may be less publicly available information about a foreign issuer than about a U.S. company, and foreign issuers may not be subject to accounting, auditing, and financial reporting standards and requirements comparable to or as uniform as those of U.S. issuers. Foreign securities markets, while growing in volume, have, for the most part, substantially less volume than U.S. markets. Securities of many foreign issuers are less liquid and their prices more volatile than securities of comparable U.S. issuers. Transactional costs in non-U.S. securities markets are generally higher than in U.S. securities markets. There is generally less government supervision and regulation of exchanges, brokers, and issuers than there is in the U.S. The Trust might have greater difficulty taking appropriate legal action with respect to foreign investments in non-U.S. courts than with respect to domestic issuers in U.S. courts. In addition, transactions in foreign securities may involve greater time from the trade date until settlement than domestic securities transactions and involve the risk of possible losses through the holding of securities by custodians and securities depositories in foreign countries.

All these risks usually are higher in emerging markets, such as most countries in Africa, Asia, Latin America and the Middle East, than in more established markets, such as Western Europe.

Depositary receipts are typically dollar denominated, although their market price is subject to fluctuations of the foreign currency in which the underlying securities are denominated. Depositary receipts include: (a) American Depositary Receipts ("ADRs"), which are typically designed for U.S. investors and held either in physical form or in book entry form; (b) European Depositary Receipts ("EDRs"), which are similar to ADRs but may be listed and traded on a European exchange as well as in the U.S. (typically, these securities are traded on the Luxembourg exchange in Europe); and (c) Global Depositary Receipts ("GDRs"), which are similar to EDRs although they may be held through foreign clearing agents such as Euroclear and other foreign depositories. Depositary receipts denominated in U.S. dollars will not be considered foreign securities for purposes of the investment limitation concerning investment in foreign securities.


High-Yield Bonds. The Funds may invest in high-yield bonds, subject to the limits described above and in the Prospectus. High-yield bonds are fixed-income securities that offer a current yield above that generally available on debt securities rated in the four highest categories by Moody's and S&P or other rating agencies, or, if unrated, are considered to be of comparable quality by ING IM. These securities include:


      (a) fixed rate corporate debt obligations (including bonds, debentures and notes) rated below Baa3 by Moody's or BBB- by S&P;

      (b) preferred stocks that have yields comparable to those of high-yielding debt securities; and

      (c)   any securities convertible into any of the foregoing.


Debt obligations rated below Baa3/BBB- generally involve more risk of loss of principal and income than higher-rated securities. Their yields and market values tend to fluctuate more. Fluctuations in value do not affect the cash income from the securities but are reflected in the Funds' NAV. The greater risks and fluctuations in yield and value occur, in part, because investors generally perceive issuers of lower-rated and unrated securities to be less creditworthy. Lower ratings, however, may not necessarily indicate higher risks. In pursuing the Funds' objectives, ING IM seeks to identify situations in which ING IM believes that future developments will enhance the creditworthiness and the ratings of the issuer.

Some of the risks associated with high-yield bonds include:

Sensitivity to Interest Rate and Economic Changes. High-yield bonds are more sensitive to adverse economic changes or individual corporate developments but generally less sensitive to interest rate changes than are investment-grade bonds. As a result, when interest rates rise, causing bond prices to fall, the value of these securities may not fall as much as investment grade corporate bonds. Conversely, when interest rates fall, these securities may underperform investment grade corporate bonds.


Also, the financial stress resulting from an economic downturn or adverse corporate developments could have a greater negative effect on the ability of issuers of these securities to service their principal and interest payments, to meet projected business goals and to obtain additional financing, than on more creditworthy issuers. In addition, periods of economic uncertainty and changes can be expected to result in increased volatility of market prices of these securities and the Funds' NAV. Furthermore, in the case of high-yield bonds structured as zero coupon or pay-in-kind securities, their market prices are affected to a greater extent by interest rate changes and thereby tend to be more speculative and volatile than securities which pay interest periodically and in cash.



Payment Expectations. High-yield bonds present risks based on payment expectations. For example, these securities may contain redemption or call provisions. If an issuer exercises these provisions in a declining interest rate market, the Funds may have to replace the securities with a lower yielding security, resulting in a decreased return for investors. In addition, there is a higher risk of non-payment of interest and/or principal by issuers of these securities than in the case of investment-grade bonds.


Liquidity and Valuation Risks. Some issuers of high-yield bonds may be traded among a limited number of broker-dealers rather than in a broad secondary market. Many of these securities may not be as liquid as investment grade bonds. The ability to value or sell these securities will be adversely affected to the extent that such securities are thinly traded or illiquid. Adverse publicity and investor perceptions, whether or not based on fundamental analysis, may decrease or increase the value and liquidity of these securities more than other securities, especially in a thinly-traded market.


Limitations of Credit Ratings. The credit ratings assigned to high-yield bonds may not accurately reflect the true risks of an investment. Credit ratings typically evaluate the safety of principal and interest payments rather than the market value risk of such securities. In addition, credit agencies may fail to adjust credit ratings to reflect rapid changes in economic or company conditions that affect a security's market value. Although the ratings of recognized rating services such as Moody's and S&P are considered, ING IM primarily relies on its own credit analysis which includes a study of existing debt, capital structure, ability to service debts and to pay dividends, the issuer's sensitivity to economic conditions, its operating history and the current trend of earnings. Thus the achievement of the Funds' investment objective may be more dependent on ING IM's own credit analysis than might be the case for a fund which does not invest in these securities.



Zero Coupon and Pay-in-Kind Securities. The Funds may invest in zero coupon securities and pay-in-kind securities. Zero coupon or deferred interest securities are debt obligations that do not entitle the holder to any periodic payment of interest prior to maturity or a specified date when the securities begin paying current interest (the "cash payment date") and therefore are issued and traded at a discount from their face amounts or par value. The discount varies, depending on the time remaining until maturity or cash payment date, prevailing interest rates, liquidity of the security and the perceived credit quality of the issuer. The discount, in the absence of financial difficulties of the issuer, decreases as the final maturity or cash payment date of the security approaches. A pay-in-kind bond pays interest during the initial few years in additional bonds rather than in cash. Later the bond may pay cash interest. Pay-in-kind bonds are typically callable at about the time they begin paying cash interest. The market prices of zero coupon and deferred interest securities generally are more volatile than the market prices of securities with similar maturities that pay interest periodically and are likely to respond to changes in interest rates to a greater degree than do non-zero coupon securities having similar maturities and credit quality.

Federal tax law requires that a holder of a zero coupon security accrue a portion of the discount at which the security was purchased as taxable income each year, even though the holder receives no interest payment on the security during the year. Because the Funds must distribute substantially all of their net income (including non-cash income attributable to zero coupon securities) to their shareholders each year for income and excise tax purposes, such accrued discount would also be taken into account in determining the amount of taxable distributions to shareholders. In addition, the Funds may have to dispose of portfolio securities under disadvantageous circumstances to generate cash, or may be required to borrow, to satisfy its distribution requirements. These actions are likely to reduce the assets to which the Funds' expenses could be allocated and to reduce the rate of return for the Funds.



The risks associated with lower-rated debt securities apply to these securities. Zero coupon and pay-in-kind securities are also subject to the risk that in the event of a default, the Funds may realize no return on its investment, because these securities do not pay cash interest.



Convertibles. The Funds may invest in convertible securities. A convertible bond or convertible preferred stock gives the holder the option of converting these securities into common stock. Some convertible securities contain a call feature whereby the issuer may redeem the security at a stipulated price, thereby limiting the possible appreciation.



Real Estate Securities. The Funds may invest in real estate securities, including REITs, real estate development, real estate operating companies, and companies engaged in other real estate related businesses. REITs are trusts that sell securities to investors and use the proceeds to invest in real estate or interests in real estate. A REIT may focus on a particular project, such as apartment complexes, or geographic region, such as the Northeastern U.S., or both. The Funds will invest in REITs only to the extent that they are included in the S&P 500 Index.


Risks of real estate securities include those risks that are more closely associated with investing in real estate directly than with investing in the stock market generally. Those risks include: periodic declines in the value of real estate generally, or in the rents and other income generated by real estate; periodic over-building, which creates gluts in the market, as well as changes in laws (such as zoning laws) that impair the property rights of real estate owners; and adverse developments in the real estate industry.


Equity Securities of Smaller Companies. The Funds may invest in equity securities issued by U.S. companies with smaller market capitalizations. These companies may be in an early developmental stage or may be older companies entering a new stage of growth due to management changes, new technology, products or markets. The securities of small-capitalization companies may also be undervalued due to poor economic conditions, market decline or actual or unanticipated unfavorable developments affecting the companies. Securities of small-capitalization companies tend to offer greater potential for growth than securities of larger, more established issuers but there are additional risks associated with them. These risks include: limited marketability; more abrupt or erratic market movements than securities of larger capitalization companies; and less publicly available information about the company and its securities. In addition, these companies may be dependent on relatively few products or services, have limited financial resources and lack of management depth, and may have less of a track record or historical pattern of performance.



Supranational Agencies. The Funds may invest up to 10% of its net assets in securities of supranational agencies. These securities are not considered government securities and are not supported directly or indirectly by the U.S. Government. Examples of supranational agencies include, but are not limited to, the International Bank for Reconstruction and Development (commonly referred to as the World Bank), which was chartered to finance development projects in developing member countries; the European Community, which is a twelve-nation organization engaged in cooperative economic activities; the European Coal and Steel Community, which is an economic union of various European nations' steel and coal industries; and the Asian Development Bank, which is an international development bank established to lend funds, promote investment and provide technical assistance to member nations in the Asian and Pacific regions.

Borrowing. The Funds may borrow up to 15% of the value of its total assets from a bank for temporary or emergency purposes. The Funds may borrow for leveraging purposes only if after the borrowing, the value of the Funds' net assets including proceeds from the borrowings, is equal to at least 300% of all outstanding borrowings. Leveraging can increase the volatility of the Funds since it exaggerates the effects of changes in the value of the securities purchased with the borrowed funds. The Funds do not intend to borrow for leveraging purposes, except that it may invest in leveraged derivatives which have certain risks as outlined above.


Additional Investment Techniques and Risk Factors During Both the Guarantee Period and the Index Plus LargeCap Period


Illiquid Securities. The Funds may invest in illiquid securities. Illiquid securities are securities that are not readily marketable or cannot be disposed of promptly within seven days and in the usual course of business without taking a materially reduced price. Securities that may be resold under Rule 144A under the Securities Act of 1933, as amended ("1933 Act") or securities offered pursuant to Section 4(2) of the 1933 Act shall not be deemed illiquid solely by reason of being unregistered. ING IM shall determine whether a particular security is deemed to be illiquid based on the trading markets for the specific security and other factors. Illiquid securities will not exceed 15% of net assets of the Funds during the Guarantee Period and will not exceed 10% of net assets of the Funds during the Index Plus LargeCap Period.


Bank Obligations. The Funds may invest in obligations issued by domestic banks (including banker's acceptances, commercial paper, bank notes, time deposits and certificates of deposit).

OTHER INVESTMENT COMPANIES


The Funds may invest in other investment companies ("Underlying Funds"). The Funds may not (i) invest more than 10% of its total assets in the Underlying Funds, (ii) invest more than 5% of its total assets in any one Underlying Fund, or (iii) purchase greater than 3% of the total outstanding securities of any one Underlying Fund.



EXCHANGE TRADED FUNDS. Exchange traded funds ("ETFs") are passively managed investment companies traded on a securities exchange whose goal is to track or replicate a desired index. ETFs present risks similar to those of an investment in the underlying securities held by the ETF. Because ETFs trade on an exchange, they may not trade at NAV. Sometimes, the prices of ETFs may vary significantly from the NAVs of the ETF's underlying securities. Additionally, if the Funds elect to redeem their ETF shares rather than selling them on the secondary market, the Funds receive the underlying securities which it must then sell in order to obtain cash. Additionally, you may pay a proportionate share of the expenses of the ETF in addition to the expenses of the Series.



The Funds may invest in ETFs subject to those restrictions under the 1940 Act, applicable to investment in Underlying Funds. During the Guarantee Period, the Funds may only invest in ETFs to the extent outlined in the Prospectus.

                              OTHER CONSIDERATIONS

Acceptance of Deposits During Guarantee Period


The Funds reserve the right to accept additional deposits during the Guarantee Period and to discontinue this practice at its discretion at any time.


                          THE ASSET ALLOCATION PROCESS


Principal Investment strategies. The Funds will not implement an "investment strategy" in any conventional sense. Rather, the Funds' asset allocation strategy seeks to optimize the exposure of the series to the Equity Component while protecting the Funds' assets. Assets allocated to the Equity Component may be reduced or eliminated in order to conserve assets at a level equal to or above the present value of the Payment Undertaking. The Funds allocate their assets among the following asset classes:



      - During the Offering Period, the Funds' assets were invested in short-term instruments.



      - During the Guarantee Period, the Funds' assets will be allocated between the:


            - EQUITY COMPONENT, consisting primarily of common stocks included in the S&P 500 Index and futures contracts on the S&P 500 Index; and the

            - FIXED COMPONENT, consisting primarily of short-to-intermediate-duration U.S. Government securities.


The Funds' asset allocation strategy is implemented by allocating assets appropriately to the Equity Component and the Fixed Component to optimize exposure to the Equity Component while controlling the risk that payment under the Payment Undertaking will be required. Consequently, there can be no assurance as to the percentage of assets, if any, allocated to the Equity Component, or to any investment returns generated by the Funds.



ASSET ALLOCATION - the Sub-Adviser uses a proprietary computer model to determine on a daily basis the percentage of assets allocated to the Equity Component and to the Fixed Component. The model evaluates a number of factors, including the then current market value of the Funds, the then prevailing level of interest rates, equity market volatility, the Funds' total annual expenses, and the Maturity Date. The model determines the initial allocation between the Equity Component and the Fixed Component on the first day of the Guarantee Period and provides direction for any reallocations on a daily basis thereafter. Generally, as the value of the Equity Component rises, more assets are allocated to the Equity Component; as the value of the Equity Component declines, more assets are allocated to the Fixed Component. The amount directed to the Equity Component is always restricted so that even if it were to experience a 30% decline in value on a given day and before being redirected to the Fixed Component, the remaining assets would still be sufficient to meet the Payment Undertaking. The allocation to the Equity Component or the Fixed Component may be zero under certain circumstances.

                            MANAGEMENT OF THE FUNDS

MANAGEMENT OF THE ING FUNDS

         Set forth in the table below is information about each Trustee of the Trust.


                                                                                              NUMBER OF
                                                                                             PORTFOLIOS
                               POSITION(S)                                                    IN FUND
                                  HELD     TERM OF OFFICE                                     COMPLEX
                                  WITH     AND LENGTH OF       PRINCIPAL OCCUPATION(S) -     OVERSEEN BY    OTHER DIRECTORSHIPS
 NAME, ADDRESS AND AGE            FUND     TIME SERVED(1)(2)   DURING THE PAST 5 YEARS        TRUSTEE(4)       HELD BY TRUSTEE
------------------------------ ----------- ----------------- ------------------------------- ----------- --------------------------

INDEPENDENT TRUSTEES

JOHN V. BOYER (5)                Trustee   January 2005 -     Executive Director, The Mark      160      None
7337 East Doubletree Ranch Rd.             Present            Twain House & Museum (6)
Scottsdale, Arizona 85258                                     (September 1989 - Present).
Age: 52

J. MICHAEL EARLEY                Trustee   February 2002 -   President and Chief Executive      160      None
7337 E. Doubletree Ranch Rd.               Present           Officer, Bankers Trust
Scottsdale, Arizona 85258                                    Company, N.A. (1992 -
Age: 60                                                      Present).

R. BARBARA GITENSTEIN            Trustee   February 2002 -   President, College of New          160      New Jersey Resources
7337 E. Doubletree Ranch Rd.               Present           Jersey (1999 - Present).                    (September 2003 -
Scottsdale, Arizona 85258                                                                                Present)
Age: 57

PATRICK W. KENNY (5)             Trustee   January 2005 -    President and Chief Executive      160      Assured Guaranty Ltd.
7337 East Doubletree Ranch Rd              Present           Officer, International Insurance            (November 2003 -
Scottsdale, Arizona 85258                                    Society (June 2001 - Present) and           Present).
Age: 62                                                      Executive Vice President, Frontier
                                                             Insurance Group, Inc. (September
                                                             1998 - March 2001).

WALTER H. MAY                    Trustee   October 1999 -    Retired.                           160      BestPrep Charitable
7337 E. Doubletree Ranch Rd.               Present                                                       Organization
Scottsdale, Arizona 85258                                                                                (1991 - Present).
Age: 68



JOCK PATTON                      Trustee   August 1995 -     Private Investor (June 1997 -      160      JDA Software Group, Inc.
7337 E. Doubletree Ranch Rd.               Present for ING   Present). Formerly, Director                (January 1999 - Present);
Scottsdale, Arizona 85258                  Investment        and Chief Executive Officer,                Swift Transportation Co.,
Age: 59                                    Funds, Inc.       Rainbow Multimedia Group, Inc.              (March 2004 - Present)
                                           October 1999 -    (January 1999 - December 2001).
                                           Present for ING
                                           Equity Trust

DAVID W.C. PUTNAM                Trustee   October 1999 -    President and Director, F.L.       160      Progressive Capital
7337 E. Doubletree Ranch Rd.               Present           Putnam Securities Company, Inc.             Accumulation Trust
Scottsdale, Arizona 85258                                    and its affiliates; President,              (August 1998 - Present);
Age: 65                                                      Secretary and Trustee, The                  Principled Equity
                                                             Principled Equity Market Fund.              Market Fund (November
                                                                                                         1996 - Present), Mercy
                                                                                                         Endowment Foundation
                                                                                                         (1995 - Present);

                                                                                              NUMBER OF
                                                                                             PORTFOLIOS
                             POSITION(S)                                                      IN FUND
                                HELD      TERM OF OFFICE                                      COMPLEX
                                WITH       AND LENGTH OF      PRINCIPAL OCCUPATION(S) -      OVERSEEN BY    OTHER DIRECTORSHIPS
 NAME, ADDRESS AND AGE          FUND     TIME SERVED(1)(2)    DURING THE PAST 5 YEARS         TRUSTEE(4)       HELD BY TRUSTEE
---------------------------- ----------- ----------------- --------------------------------- ----------- --------------------------
                                                                                                         Asian American
                                                                                                         Bank and Trust Company
                                                                                                         (June 1992 - Present); and
                                                                                                         Notre Dame Health Care
                                                                                                         Center (1991 - Present)

ROGER B. VINCENT               Trustee   February 2002 -   President, Springwell Corporation    160      AmeriGas Propane, Inc.
7337 E. Doubletree Ranch Rd.             Present ING       (1989 - Present).                             (1998 - Present).
Scottsdale, Arizona 85258                Investment
Age: 60                                  Funds, Inc. and
                                         ING Equity Trust

RICHARD A. WEDEMEYER           Trustee   February 2001 -   Retired. Formerly Vice President     160      Touchstone Consulting Group
7337 E. Doubletree Ranch Rd.             Present           - Finance and Administration,                 (1997 - Present); and
Scottsdale, Arizona 85258                                  The Channel Corporation (June                 Jim Hensen Legacy (1994 -
Age: 69                                                    1996 - April 2002); Trustee,                  Present).
                                                           First Choice Funds (1997 - 2001)

TRUSTEES WHO ARE "INTERESTED PERSONS"
------------------------------------------------------------------------------------------------------------------------------------
THOMAS J. MCINERNEY (3)(7)     Trustee   February 2001 -   Chief Executive Officer, ING U.S.    205      Trustee,  Equitable Life
7337 E. Doubletree Ranch Rd.             Present           Financial Services (January 2005              Insurance Co., Golden
Scottsdale, Arizona 85258                                  - Present); Formerly, General                 American Life Insurance
Age: 49                                                    Manager and Chief Executive                   Co., Life Insurance Company
                                                           Officer, US Financial Services                of Georgia, Midwestern
                                                           (December 2003 - December 2004);              United Life Insurance Co.,
                                                           Chief Executive Officer, ING US               ReliaStar Life Insurance
                                                           Financial Services (September                 Co., Security Life of
                                                           2001 - December 2003); General                Denver, Security
                                                           Manager and Chief Executive                   Connecticut Life Insurance
                                                           Officer, US Worksite Division                 Co., Southland Life
                                                           (December 2000 - October 2001),               Insurance Co., USG Annuity
                                                                                                         and Life Company, and
                                                                                                         United Life and Annuity
                                                                                                         Insurance Co. Inc;
                                                                                                         Ameribest Life Insurance
                                                                                                         Co.; First Columbine Life
                                                                                                         Insurance Co.; and Metro
                                                                                                         Atlanta Chamber of
                                                                                                         Commerce, (January 2003 -
                                                                                                         Present)

                                                                                              NUMBER OF
                                                                                             PORTFOLIOS
                             POSITION(S)                                                      IN FUND
                                HELD     TERM OF OFFICE                                       COMPLEX
                                WITH     AND LENGTH OF       PRINCIPAL OCCUPATION(S) -       OVERSEEN BY    OTHER DIRECTORSHIPS
 NAME, ADDRESS AND AGE          FUND     TIME SERVED(1)(2)   DURING THE PAST 5 YEARS          TRUSTEE(4)       HELD BY TRUSTEE
---------------------------- ----------- ---------------- --------------------------------- ------------ --------------------------

JOHN G. TURNER (3)            Chairman   October 1999 -   Retired. Formerly, Vice Chairman      205      Hormel Foods Corporation;
7337 E. Doubletree Ranch Rd. and Trustee Present          of ING Americas (2000 - 2002);                 Shopko Stores, Inc. (August
Scottsdale, Arizona 85258                                 Chairman and Chief Executive                   1999 - Present); and
Age: 65                                                   Officer of ReliaStar Financial                 Conseco, Inc. (September
                                                          Corp. and ReliaStar Life                       2003 - Present).
                                                          Insurance Company (1993 - 2000);
                                                          Chairman of ReliaStar Life
                                                          Insurance Company of New York
                                                          (1995 - 2001); Chairman and
                                                          Trustee of the Northstar
                                                          affiliated investment companies
                                                          (1993 - 2001) and


--------------

(1) Trustees serve until their successors are duly elected and qualified, subject to the Board's retirement policy which states that each duly elected or appointed Trustee who is not an "interested person" of the Trust, as defined in the 1940 Act ("Independent Trustees"), shall retire from service as a Trustee at the first regularly scheduled quarterly meeting of the Board that is held after the Trustee reaches the age of 70. A unanimous vote of the Board may extend the retirement date of a Trustee for up to one year. An extension may be permitted if the retirement would trigger a requirement to hold a meeting of shareholders of the Trust under applicable law, whether for purposes of appointing a successor to the Trustee or if otherwise necessary under applicable law, in which the extension would apply until such time as the shareholder meeting can be held or is no longer needed.

(2)  Unless otherwise noted, this column refers to ING Equity Trust.

(3) Messrs, McInerney and Turner are deemed to be "interested persons," as defined by the Investment Company Act of 1940 , because of their affiliation with ING Groep N.V., the parent corporation of the Investment Adviser, ING Investments, LLC, and the Distributor, ING Funds Distibutor, LLC.


(4) For the purposes of this table, "Fund Complex" means the following investment companies: ING Equity Trust; ING Funds Trust; ING Global Equity Dividend and Premium Opportunity Fund; ING Investment Funds, Inc.; ING Investors Trust; ING Mayflower Trust; ING Mutual Funds; ING Prime Rate Trust; ING Senior Income Fund; ING Variable Insurance Trust; ING Variable Products Trust; ING Emerging Markets Fund, Inc.; ING VP Natural Resources Trust; USLICO Series Fund; and ING and Partners, Inc.



(5) Commenced service as a Trustee on January 1, 2005. Prior to January 1, 2005, Messrs. Boyer and Kenny were members of the board of directors of ING Partners, Inc. On January 1, 2005, the ING Partners, Inc. board of directors was unified with the board of the other Funds in the ING Complex of Funds.



(6) Shaun Mathews, Senior Vice President of ING Life Insurance and Annuity Company has held a seat on the board of directors of the Mark Twain House & Museum since September 19, 2002. ING Groep N.V. makes non-material, charitable contributions to The Mark Twain House & Museum.



(7)  Mr. McInerney is also a director of the following investment companies:
     ING VP Balanced Portfolio, Inc.; ING Strategic Allocation Portfolio, Inc.; ING GET Fund; ING VP Intermediate Bond Portfolio; ING VP Money Market Portfolio; ING Variable Funds; ING Variable Portfolios, Inc.; and ING Series Fund, Inc. Therefore, for the purposes of this table with reference to Mr. McInerney, "Fund Complex" includes these investment companies.

OFFICERS

         Information about the Trust's officers are set forth in the table below:



                               POSITIONS HELD WITH THE      TERM OF OFFICE AND                 PRINCIPAL OCCUPATION(S)
NAME, ADDRESS AND AGE          COMPANY / TRUST              LENGTH OF TIME SERVED (1)(2)       DURING THE LAST FIVE YEARS
------------------------------------------------------------------------------------------------------------------------------------
JAMES M. HENNESSY              President and Chief          February 2001 - Present            President and Chief Executive
7337 E. Doubletree Ranch Rd.   Executive Officer                                               Officer, ING Investments, LLC(3)
Scottsdale, Arizona 85258                                                                      (December 2001 - Present).
Age: 56                        Chief Operating Officer      July 2000 - Present                Formerly, Senior Executive Vice
                                                                                               President and Chief Operating
                                                                                               Officer, ING Investments, LLC(3)
                                                                                               (April 1995 - December 2000).
------------------------------------------------------------------------------------------------------------------------------------
STANLEY D. VYNER               Executive Vice President     February 2002 - Present for ING    Executive Vice President, ING
7337 E. Doubletree Ranch Rd.                                Equity Trust                       Investments, LLC(3)  (July 2000 -
Scottsdale, Arizona 85258                                                                      Present) and Chief Investment Risk
Age: 55                                                                                        Officer (June 2003 - Present).
                                                                                               Formerly, Chief Investment Officer
                                                                                               of the International Portfolios,
                                                                                               ING Investments, LLC(3) (August
                                                                                               2000 - June 2003).
------------------------------------------------------------------------------------------------------------------------------------
MICHAEL J. ROLAND              Executive Vice President     February 2002 - Present            Executive Vice President
7337 E. Doubletree Ranch Rd.   and Assistant Secretary                                         (December 2001 - Present) and
Scottsdale, Arizona 85258                                                                      Chief Compliance Officer
Age: 47                        Principal Financial Officer  November 1999 - Present for ING    (October 2004 - Present), ING
                                                            Equity Trust                       Investments, LLC. Formerly,
                                                                                               Chief Financial Officer and
                                                                                               Treasurer, ING Investments, LLC
                                                                                               (4) (December 2001 - March
                                                                                               2005); Senior Vice President,
                                                                                               ING Investment, LLC (4) (June
                                                                                               1998 - December 2001).
------------------------------------------------------------------------------------------------------------------------------------
JOSEPH M. O'DONNELL            Chief Compliance Officer     November 2004 - Present            Chief Compliance Officer of the
7337 East Doubletree Ranch Rd.                                                                 ING Funds (November 2004 -
Scottsdale, Arizona 85258                                                                      Present). Formerly, Vice
Age:  50                                                                                       President, Chief Legal Counsel,
                                                                                               Chief Compliance Officer and
                                                                                               Secretary of Atlas Securities,
                                                                                               Inc., Atlas Advisers, Inc. and
                                                                                               Atlas Funds (October 2001 -
                                                                                               October 2004); and Chief
                                                                                               Operating Officer and General
                                                                                               Counsel of Matthews
                                                                                               International Capital Management
                                                                                               LLC and Vice President and
                                                                                               Secretary of Matthews
                                                                                               International Funds (August 1999
                                                                                               - May 2001).
------------------------------------------------------------------------------------------------------------------------------------
ROBERT S. NAKA                 Senior Vice President        November 1999 - Present            Senior Vice President (August
7337 E. Doubletree Ranch Rd.                                                                   1999 - Present) and Assistant
Scottsdale, Arizona 85258      Assistant Secretary          November 1999 - Present for ING    Secretary (October 2001 -
Age: 42                                                     Equity Trust                       Present) ING Funds Services, LLC (5).
------------------------------------------------------------------------------------------------------------------------------------

                              POSITIONS HELD WITH THE      TERM OF OFFICE AND                     PRINCIPAL OCCUPATION(S)
NAME, ADDRESS AND AGE         COMPANY / TRUST              LENGTH OF TIME SERVED (1)(2)           DURING THE LAST FIVE YEARS
------------------------------------------------------------------------------------------------------------------------------------
ROBYN L. ICHILOV              Vice President               November 1999 - Present for ING        Vice President, ING Funds
7337 E. Doubletree Ranch Rd.                               Equity Trust                           Services, LLC(4) (October 2001 -
Scottsdale, Arizona 85258                                                                         Present) and ING Investments,
Age: 38                                                                                           LLC(3) (August 1997 - Present).

                              Treasurer                    November 1999 - Present for ING
                                                           Equity Trust
------------------------------------------------------------------------------------------------------------------------------------
KIMBERLY A. ANDERSON          Senior Vice President        November 1999 - Present                Senior Vice President, ING
7337 E. Doubletree Ranch Rd.                                                                      Investments, LLC(3) (October 2003
Scottsdale, Arizona 85258                                                                         - Present). Formerly, Vice
Age: 41                                                                                           President and Assistant Secretary,
                                                                                                  ING Investments, LLC(3) (October
                                                                                                  2001 - October 2003); Assistant
                                                                                                  Vice President, ING Funds
                                                                                                  Services, LLC(4) (November 1999 -
                                                                                                  January 2001).
------------------------------------------------------------------------------------------------------------------------------------
LAUREN D. BENSINGER           Vice President               February 2003 - Present                Vice President and Chief
7337 E. Doubletree Ranch Rd.                                                                      Compliance Officer, ING Funds
Scottsdale, Arizona 85258                                                                         Distributor, LLC(5) (July 1995 -
Age: 51                                                                                           Present); and Vice President ING
                                                                                                  Investments, LLC (February 1996 -
                                                                                                  Present). Formerly, Chief
                                                                                                  Compliance Officer, ING
                                                                                                  Investments, LLC(3) (October
                                                                                                  2001 - October 2004).
------------------------------------------------------------------------------------------------------------------------------------
TODD MODIC                    Principal Financial          March 2005 - Present                   Principal Financial Officer &
7337 E. Doubletree Ranch Rd.  Officer & Assistant                                                 Assistant Secretary (March 2005 -
Scottsdale, Arizona 85258     Secretary                                                           Present). Formerly, Vice
Age: 37                                                                                           President, ING Fund Services,
                                                                                                  LLC(4) (September 2002 - March
                                                                                                  2005); Director of Financial
                                                                                                  Reporting, ING Investments,
                                                                                                  LLC(3) (March 2001 - September
                                                                                                  2002); Director of Financial
                                                                                                  Reporting, Axient Communications,
                                                                                                  Inc. (May 2000 - January 2001);
------------------------------------------------------------------------------------------------------------------------------------

                              POSITIONS HELD WITH THE      TERM OF OFFICE AND                     PRINCIPAL OCCUPATION(S)
NAME, ADDRESS AND AGE         COMPANY / TRUST              LENGTH OF TIME SERVED (1)(2)           DURING THE LAST FIVE YEARS
------------------------------------------------------------------------------------------------------------------------------------
SUSAN P. KINENS               Assistant Vice President     February 2003 - Present                Assistant Vice President and
7337 E. Doubletree Ranch Rd.                                                                      Assistant Secretary, ING Funds
Scottsdale, Arizona 85258                                                                         Services, LLC(4) (December 2002 -
Age: 28                                                                                           Present); and has held various
                                                                                                  other positions with ING Funds
                                                                                                  Services, LLC(4) for more than the
                                                                                                  last five years.
------------------------------------------------------------------------------------------------------------------------------------
MARIA M. ANDERSON             Vice President               September 2004 - Present               Vice President, ING Fund Services,
7337 E. Doubletree Ranch Rd.                                                                      LLC (September 2004 - present).
Scottsdale, Arizona 85258                                                                         Formerly, Assistant Vice
Age: 47                                                                                           President, ING Funds Services,
                                                                                                  LLC(4) (October 2001 - Present);
                                                                                                  Manager of Fund Accounting and
                                                                                                  Fund Compliance, ING Investments,
                                                                                                  LLC(3) (September 1999 - November
                                                                                                  2001); and Section Manager of
                                                                                                  Fund Accounting, Stein Roe Mutual
                                                                                                  Funds (July 1998 - August 1999).
------------------------------------------------------------------------------------------------------------------------------------
KIMBERLY K. PALMER            Assistant Vice President     September 2004 - Present               Assistant Vice President, ING
7337 E. Doubletree Ranch Rd.                                                                      Funds Services, LLC(4) (August
Scottsdale, Arizona 85258                                                                         2004 - Present).  Formerly,
Age: 48                                                                                           Manager, Registration Statements,
                                                                                                  ING Funds Services, LLC(4) (May
                                                                                                  2003 - August 2004); Associate
                                                                                                  Partner, AMVESCAP PLC (October
                                                                                                  2000 - May 2003); and Director of
                                                                                                  Federal Filings and Blue Sky
                                                                                                  Filings, INVESCO Funds Group, Inc.
                                                                                                  (March 1994 - May 2003).
------------------------------------------------------------------------------------------------------------------------------------
HUEY P. FALGOUT, JR.          Secretary                    August 2003 - Present                  Chief Counsel, ING U.S. Financial
7337 E. Doubletree Ranch Rd.                                                                      Services  (September 2003 -
Scottsdale, Arizona 85258                                                                         Present).  Formerly, Counsel, ING
Age: 41                                                                                           U.S. Financial Services (November
                                                                                                  2002 - September 2003); and
                                                                                                  Associate General Counsel of AIG
                                                                                                  American General (January 1999 -
                                                                                                  November 2002).
------------------------------------------------------------------------------------------------------------------------------------
THERESA K. KELETY             Assistant Secretary          August 2003 - Present                  Counsel, ING U.S. Financial
7337 E. Doubletree Ranch Rd.                                                                      Services (April 2003 - Present).
Scottsdale, Arizona 85258                                                                         Formerly, Senior Associate with
Age: 42                                                                                           Shearman & Sterling (February 2000
                                                                                                  - April 2003).
------------------------------------------------------------------------------------------------------------------------------------
ROBIN R. NESBITT              Assistant Secretary          September 2004 - Present               Supervisor, Board Operations, ING
7337 E. Doubletree Ranch Rd.                                                                      Funds Services, LLC(4) (August
Scottsdale, Arizona 85258                                                                         2003 to Present). Formerly, Senior
Age: 31                                                                                           Legal Analyst, ING Funds Services,
                                                                                                  LLC(4) (August 2002 - August
                                                                                                  2003); Associate,
                                                                                                  PricewaterhouseCoopers (January
                                                                                                  2001 - August 2001); and
                                                                                                  Paralegal, McManis, Faulkner &
                                                                                                  Morgan (May 2000 - December 2000).
------------------------------------------------------------------------------------------------------------------------------------



(1) The officers hold office until the next annual meeting of the Trustees and until their successors shall have been elected and qualified.

(2)   Unless otherwise noted, this column refers to ING Equity Trust.

(3) ING Investments, LLC was previously named ING Pilgrim Investments, LLC. ING Pilgrim Investments, LLC is the successor in interest to ING Pilgrim Investments, Inc., which was previously known as Pilgrim Investments, Inc. and before that was known as Pilgrim America Investments, Inc.

(4) ING Funds Services, LLC was previously named ING Pilgrim Group, LLC. ING Pilgrim Group, LLC is the successor in interest to ING Pilgrim Group, Inc., which was previously known as Pilgrim Group, Inc. and before that was known as Pilgrim America Group, Inc.

(5) ING Funds Distributor, LLC is the successor in interest to ING Funds Distributor, Inc., which was previously known as ING Pilgrim Securities, Inc., and before that was known as Pilgrim Securities, Inc., and before that was known as Pilgrim America Securities, Inc.

                                BOARD OF TRUSTEES

      The Board governs each Fund and is responsible for protecting the interests of shareholders. The Trustees are experienced executives who oversee the Funds' activities, review contractual arrangements with companies that provide services to each Fund, and review each Fund's performance.

FREQUENCY OF BOARD MEETINGS

      The Board currently conducts regular meetings seven (7) times a year. The Audit and Valuation, Proxy and Brokerage Committees also meet regularly four (4) times per year, the Investment Review Committee meets six (6) times a year, the Contract Committee meets seven (7) times per year and the remaining Committees meet as needed. In addition, the Board or the Committees may hold special meetings by telephone or in person to discuss specific matters that may require action prior to the next regular meeting. Each Committee listed below operates pursuant to a Charter approved by the Board.

      Committees

      An Executive Committee of the Board was formed in order to act on behalf of the full Board between meetings when necessary. The Executive Committee currently consists of two (2) Independent Trustees and two (2) Trustees who are "interested persons," as defined in the 1940 Act. The following Trustees serve as members of the Executive Committee: Messrs. Turner, McInerney, May and Patton. Mr. Patton serves as Chairman of the Committee. The Executive Committee held 3 meetings during the fiscal year ended May 31, 2005.

      The Board has an Audit Committee whose functions include, among others, to meet with the independent registered public accounting firm of each Company to review the scope of the Company's audit, its financial statements and interim accounting controls, and to meet with management concerning these matters, among other things. The Audit Committee currently consists of four (4) Independent
Trustees: Messrs. Earley, Kenny, Vincent, and Putnam. Mr. Earley serves as Chairman of the Committee. The Audit Committee held 6 meetings during the fiscal year ended May 31, 2005.

      The Board has a Valuation, Proxy and Brokerage Committee (formerly, the Valuation and Proxy Voting Committee) whose functions include, among others, reviewing the determination of the value of securities held by the Funds for which market value quotations are not readily available, overseeing management's administration of proxy voting and overseeing the effectiveness of the adviser's usage of the Companies' brokerage and adviser's compliance with changing regulations regarding the allocation of brokerage for services other than pure trade executions. The Valuation, Proxy and Brokerage Committee currently consists of five (5) Independent Trustees: Dr. Gitenstein and Messrs. Boyer, May, Patton, and Wedemeyer. Mr. May serves as Chairman of the Committee. The Committee held 5 meetings during the fiscal year ended May 31, 2005.

The Board has established a Nominating and Governance Committee (formerly, the Nominating Committee) for the purpose of, among other things, (1) identifying and recommending to the Board candidates it proposes for nomination to fill Independent Trustees vacancies on the Board; (2) reviewing workload and capabilities of Independent Board members and recommending changes to size or composition of the Board, as necessary; (3) monitoring regulatory developments and recommending modifications to the committee's responsibilities; (4) considering and recommending the creation of additional committees or changes to Trustee policies and procedures based on rule changes and "best practices" in corporate governance; (5) reviewing compensation of Independent Board members and making recommendations for any changes; and (6) overseeing the Board's annual self evaluation process.

      In evaluating candidates, the Nominating and Governance Committee may consider a variety of factors, but it has not at this time set any specific minimum qualifications that must be met. Specific qualifications of candidates for Board membership will be based on the needs of the Board at the time of nomination. The Nominating and Governance Committee is willing to consider nominations received from shareholders and shall assess shareholder nominees in the same manner as it reviews its own nominees. A shareholder nominee for trustee should be submitted in writing to the Funds' Secretary. Any such shareholder nomination should include at a minimum the following information as to each individual proposed for nominations as Trustee: such individual's written consent to be named in the proxy statement as a nominee (if nominated) and to serve as a Trustee (if elected), and all information relating to such individual that is required to be disclosed in the solicitation of proxies for election of Trustees, or is otherwise required, in each case under applicable federal securities laws, rules and regulations.

      The Secretary shall submit all nominations received in a timely manner to the Nominating and Governance Committee. To be timely, any such submission must be delivered to the Funds' Secretary not earlier than the 90th day prior to such meeting and not later than the close of business on the later of the 60th day prior to such meeting or the 10th day following the day on which public announcement of the date of the meeting is first made, by either the disclosure in a press release or in a document publicly filed by the Funds with the SEC.

      The Nominating and Governance Committee consists of four (4) Independent
Trustees: Dr. Gitenstien and Messrs. Kenny, May, and Wedemeyer. Dr. Gitenstein serves as Chairperson of the Committee. During the fiscal year ended May 31, 2005, the Nominating Committee held 1 meeting.

      The Board has established an Investment Review Committee to, among others things, monitor the investment performance of the Funds and make recommendations to the Board with respect to the Funds. The Investment Review Committee for the Domestic Equity Funds currently consists of four (4) Independent Trustees and one (1) Trustee who is an "interested person," as defined in the 1940 Act:
Messrs. Kenny, Putnam, Earley, Turner and Vincent. Mr. Vincent serves as Chairman of the Investment Review Committee for the Domestic Equity Funds. The Investment Review Committee for the Domestic Equity Funds held 6 meetings during the fiscal year ended May 31, 2005. The Investment Review Committee for the international and Fixed Income Funds currently consists of five (5) Independent Trustees and one (1) Trustee who is an "interested person" as defined in the 1940 Act: Dr. Gitenstein and Messrs. Patton, May, Boyer, McInerney and Wedemeyer. Mr. Wedemeyer serves as Chairman of the Investment Review Committee for the International and Fixed Income Funds. The Investment Review Committee for the international and Fixed Income Funds held 6 meetings during the fiscal year ended May 31, 2005.

      The Board has established a Compliance Committee for the purpose of, among others things, coordinating activities between the Board and the Chief Compliance Officer ("CCO") of the Funds. The Compliance Committee facilitates the information flow among Board members and the CCO between Board meetings; works with the CCO and management to identify the types of reports to be submitted by the CCO to the Compliance Committee and the Board; coordinates CCO oversight activities with other ING Fund boards; and makes recommendations regarding the role, performance and oversight of the CCO. The Compliance Committee currently consists of three (3) Independent Trustees: Messrs. Boyer, Earley and Patton. Mr. Boyer serves as Chairman of the Committee. The Compliance Committee held (2) meetings during the fiscal year ended May 31, 2005.



      The Board has a Contracts Committee for the purpose of overseeing the annual renewal process relating to investment advisory and sub-advisory agreements and, at the discretion of the Board, other agreements or plans involving the ING Funds. The responsibilities of the Contracts Committee, among other things, include: (1) identifying the scope and format of information to be provided by services providers in connection with applicable renewals; (2) providing guidance to independent legal counsel regarding specific information requests to be made by such counsel on behalf of the Trustees; (3) evaluating regulatory and other developments that might have an impact on applicable review and renewal processes; (4) reporting to the Trustees its recommendations and decisions regarding the foregoing matters; (5) assisting in the preparation of a written record of the factors considered by Trustees relating to the approval and renewal of advisory and sub-advisory agreements; and (6) recommending to the Trustees specific steps to be taken by them regarding the renewal process, including, for example, proposed schedules of meetings by the Trustees. The Contracts Committee is not responsible for making substantive recommendations whether to approve, renew, reject or modify agreements or plans. The Contracts Committee currently consists of five (5) Independent Trustees: Messrs. Boyer, May, Patton, Vincent and Wedemeyer. Mr. Vincent serves as Chairperson of the Committee. The Contracts Committee held (3) meetings during the fiscal year ended May 31, 2005.


                        TRUSTEE OWNERSHIP OF SECURITIES

Share Ownership Policy

In order to further align the interests of the Independent Trustees with shareholders, it is the policy of the Board for Independent Trustees to own beneficially shares of one or more funds in the ING Family of Funds at all times ("Policy"). For this purpose, beneficial ownership of Fund shares includes ownership of a variable annuity contract or a variable life insurance policy whose proceeds are invested in a Fund.

Under this Policy, the initial value of investments in the funds in the ING Family of Funds that are beneficially owned by a Trustee must equal at least $50,000. Existing Trustees shall have a reasonable amount of time from the date of adoption of this Policy in order to satisfy the foregoing requirements. A new Trustee shall satisfy the foregoing requirements within a reasonable amount of time of becoming a Trustee. A decline in the value of any Fund investments will not cause a Trustee to have to make any additional investments under this Policy.

Set forth below is the dollar range of equity securities owned by each Trustee as of December 31, 2004:

                                                                                                        AGGREGATE DOLLAR
                                                                                                         RANGE OF EQUITY
                                                                                                        SECURITIES IN ALL
                                                                                                           REGISTERED
                                                                                                           INVESTMENT
                                                                                                           COMPANIES
                                                                                                          OVERSEEN BY
                                                                                                        TRUSTEE IN FAMILY
                                                                                                         OF INVESTMENT
  NAME OF TRUSTEE           DOLLAR RANGE OF EQUITY SECURITIES IN EACH FUND AS OF DECEMBER 31, 2004         COMPANIES
                        PPF     PPF II    PPF III    PPF IV    PPF V    PPF VI   PPF VII   PPF VIII
INDEPENDENT TRUSTEES
John V. Boyer (1)        N/A       N/A       N/A        N/A      N/A       N/A       N/A       N/A              N/A
Paul S. Doherty(2)      NONE      NONE      NONE       NONE     NONE      NONE      NONE      NONE             NONE
J. Michael Earley       NONE      NONE      NONE       NONE     NONE      NONE      NONE      NONE             NONE
R. Barbara Gitenstein   NONE      NONE      NONE       NONE     NONE      NONE      NONE      NONE             NONE
Patrick W. Kenny (1)     N/A       N/A       N/A        N/A      N/A       N/A       N/A       N/A              N/A
Walter H. May           NONE      NONE      NONE       NONE     NONE      NONE      NONE      NONE             NONE
Jock Patton             NONE      NONE      NONE       NONE     NONE      NONE      NONE      NONE             NONE
David W. C. Putnam      NONE      NONE      NONE       NONE     NONE      NONE      NONE      NONE             NONE
Blaine E. Rieke (2)     NONE      NONE      NONE       NONE     NONE      NONE      NONE      NONE             NONE
Roger B. Vincent        NONE      NONE      NONE       NONE     NONE      NONE      NONE      NONE             NONE
Richard A. Wedemeyer    NONE      NONE      NONE       NONE     NONE      NONE      NONE      NONE             NONE
TRUSTEES WHO ARE
"INTERESTED PERSONS"    NONE      NONE      NONE       NONE     NONE      NONE      NONE      NONE             NONE
Thomas J. McInerney     NONE      NONE      NONE       NONE     NONE      NONE      NONE      NONE             NONE
John G. Turner          NONE      NONE      NONE       NONE     NONE      NONE      NONE      NONE             NONE



                                                                              AGGREGATE DOLLAR
                                                                               RANGE OF EQUITY
                                                                              SECURITIES IN ALL
                                                                                 REGISTERED
                                                                                 INVESTMENT
                                                                                 COMPANIES
                                                                                OVERSEEN BY
                                                                              TRUSTEE IN FAMILY
                                        DOLLAR RANGE OF EQUITY SECURITIES       OF INVESTMENT
        NAME OF TRUSTEE               IN EACH FUND AS OF DECEMBER 31, 2004        COMPANIES
                                   PPF IX      PPF X      PPF XI     PPF XII
INDEPENDENT TRUSTEES
John V. Boyer (1)                   N/A         N/A         N/A        N/A            N/A
Paul S. Doherty (2)                NONE        NONE        NONE       NONE           NONE
J. Michael Earley                  NONE        NONE        NONE       NONE           NONE
R. Barbara Gitenstein              NONE        NONE        NONE       NONE           NONE
Patrick W. Kenny (1)                N/A         N/A         N/A        N/A            N/A
Walter H. May                      NONE        NONE        NONE       NONE           NONE
Jock Patton                        NONE        NONE        NONE       NONE           NONE
David W. C. Putnam                 NONE        NONE        NONE       NONE           NONE
Blaine E. Rieke (2)                NONE        NONE        NONE       NONE           NONE
Roger B. Vincent                   NONE        NONE        NONE       NONE           NONE
Richard A. Wedemeyer               NONE        NONE        NONE       NONE           NONE
TRUSTEES WHO ARE
"INTERESTED PERSONS"               NONE        NONE        NONE       NONE           NONE
Thomas J. McInerney                NONE        NONE        NONE       NONE           NONE
John G. Turner                     NONE        NONE        NONE       NONE           NONE

(1) Commenced services as Trustee on January 1, 2005. Prior to January 1, 2005, Messrs. Boyer and Kenny were members of the board of directors of ING Partners, Inc. On January 1, 2005, the ING Partners, Inc. board of directors was unified with the board of the other Funds in the ING Complex of Funds.

(2)   Retired as Trustee on December 31, 2004.

INDEPENDENT TRUSTEE OWNERSHIP OF SECURITIES

Set forth in the table below is information regarding each Independent Trustee's (and his or her immediate family members') share ownership in securities of the Funds' investment adviser or principal underwriter, and the ownership of securities in an entity controlling, controlled by or under common control with the investment adviser or principal underwriter of the Funds (not including registered investment companies) as of December 31, 2004.

                                   NAME OF
                                   OWNERS
                                     AND
                                RELATIONSHIP TO                    TITLE OF     VALUE OF      PERCENTAGE
       NAME OF TRUSTEE             TRUSTEE          COMPANY         CLASS      SECURITIES      OF CLASS
John V. Boyer (1)                    N/A              N/A            N/A           N/A            N/A
Paul S. Doherty (2)                  N/A              N/A            N/A           N/A            N/A
J. Michael Earley                    N/A              N/A            N/A           N/A            N/A
R. Barbara Gitenstein                N/A              N/A            N/A           N/A            N/A
Patrick W. Kenny (1)                 N/A              N/A            N/A           N/A            N/A
Walter H. May                        N/A              N/A            N/A           N/A            N/A
Jock Patton                          N/A              N/A            N/A           N/A            N/A
David W. C. Putnam                   N/A              N/A            N/A           N/A            N/A
Blaine E. Rieke (2)                  N/A              N/A            N/A           N/A            N/A
Roger B. Vincent                     N/A              N/A            N/A           N/A            N/A
Richard A. Wedemeyer                 N/A              N/A            N/A           N/A            N/A

(1) Commenced services as Trustee on January 1, 2005. Prior to January 1, 2005, Messrs. Boyer and Kenny were members of the board of directors of ING Partners, Inc. On January 1, 2005, the ING Partners, Inc. board of directors was unified with the board of the other Funds in the ING Complex of Funds.

(2)   Retired as Trustee on December 31, 2004.

                            COMPENSATION OF TRUSTEES

Each Fund pays each Independent Trustee a pro rata share, as described below, of: (i) an annual retainer of $45,000 (Messrs. Patton, Earley, May, Boyer, Wedemeyer and Dr. Gitenstein, as Chairpersons of committees of the Board, each receives an additional annual retainer of $30,000, $20,000, $10,000, $10,000, $20,000 and $2,500 1, respectively) (additionally, as Chairperson of the Investment Review and Contract Committees, Messer Vincent receives an additional of $20,000 and $15,000, respectively); (ii) $7,000 for each in person meeting of the Board (Mr. Patton, as Chairperson of the Board, receives an additional $1,000 for each Board meeting); (iii) $3,000 per attendance of any committee meeting (Chairpersons of committees of the Board receive an additional $1,000 for each committee meeting); (iv) $2,000 per special telephonic meeting; and (v) out-of-pocket expenses. The pro rata share paid by each Fund is based on each Fund's average net assets as a percentage of the average net assets of all the Funds managed by the investment adviser or its affiliate, Directed Services, Inc., for which the Trustees serve in common as Trustees.

The following table sets forth information provided by the Funds' investment adviser regarding compensation of Trustees by each Fund and other funds managed by ING Investments, LLC and its affiliates for the fiscal year ended May 31, 2005. Officers of the Companies and Trustees who are interested persons of the Companies do not receive any compensation from a Fund or any other funds managed by the investment adviser.

----------
(1)The Chairperson for the Nominating and Governance Committee is paid on a quarterly basis and only if the Nominating and Governance Committee has been active. The compensation per quarter to the Chairperson is $625, which if the Nominating and Governance Committee has been active for all four quarters will result in the Chairperson receiving the full annual retainer of $2,500.


                               COMPENSATION TABLE

                                                         PENSION OR                           TOTAL
                                                         RETIREMENT                        COMPENSATION
                                                          BENEFITS      ESTIMATED             FROM
                                                           ACCRUED       ANNUAL            REGISTRANT
                                     AGGREGATE             AS PART      BENEFITS            AND FUND
                                   COMPENSATION            OF FUND        UPON            COMPLEX PAID
NAME OF PERSON, POSITION           FROM THE FUNDS         EXPENSES     RETIREMENT(1)      TO TRUSTEES(2)(3)
-------------------------      -----------------------    --------     -------------      -----------------
JOHN V. BOYER(4)
TRUSTEE                                $5,652               N/A          N/A                $92,625


PAUL S. DOHERTY(5)
TRUSTEE                                 $9,802             $182,000    $182,000             $104,000


J. MICHAEL EARLEY
TRUSTEE                                $10,978              N/A          N/A               $87,000


R. BARBARA GITENSTEIN
TRUSTEE                                $11,868              N/A          N/A               $102,000


PATRICK W. KENNY(4)
TRUSTEE                                $3,957               N/A          N/A               $75,625


WALTER H. MAY
TRUSTEE                                $14,227              N/A          N/A               $125,000


THOMAS J. MCINERNEY(6)
TRUSTEE                                  --                 N/A          N/A                 N/A


JOCK PATTON
TRUSTEE                                $15,450              N/A          N/A               $123,000


DAVID W.C. PUTNAM
TRUSTEE                                $10,815              N/A          M/A               $97,000


BLAINE E. RIEKE(5)
TRUSTEE                                 $9,414            $182,000    $182,000             $100,000


JOHN G. TURNER(6)
TRUSTEE                                  --                 N/A          N/A                 N/A

ROGER VINCENT
TRUSTEE                                $14,362              N/A          N/A               $106,000


RICHARD A. WEDEMEYER
TRUSTEE                                $13,613              N/A          NA                $108,000

(1) The Funds have adopted a retirement policy under which a Trustee who has served as an Independent Trustee for five years or more will be paid by the ING Funds at the time of his or her retirement an amount equal to twice the compensation normally paid to the Independent Trustee for one year of service.

(2) Trustee compensation includes compensation paid by funds that are not discussed in the Prospectus or SAI.

(3)   Represents compensation from 200 funds (total in complex as May 31, 2005).

(4) Commenced services as Trustee on January 1, 2005. Prior to January 1, 2005, Messrs. Boyer and Kenny were members of the board of directors of ING Partners, Inc. On January 1, 2005, the ING Partners, Inc. board of directors was unified with the board of the other Funds.

(5)   Retired as Trustee on December 31, 2004.

(6) "Interested person," as defined in the 1940 Act, of the Trust because of the affiliation with ING Groep, N.V., the parent corporation of the Adviser and the Distributor. Officers and Trustees who are interested persons do not receive any compensation from the Funds.

(3) "Interested person," as defined in the 1940 Act, of the Trust because of the affiliation with an investment adviser to the ING Funds. Officers and Directors who are interested persons do not receive any compensation from the Funds.

                   CONTROL PERSONS AND PRINCIPAL SHAREHOLDERS

Control is defined by the 1940 Act as the beneficial ownership, either directly or through one or more controlled companies, of more than 25% of the voting securities of the company. A control person may be able to take actions regarding its Fund without the consent or approval of shareholders.


As of September 1, 2005 the Trustees and officers as a group owned less than 1% of any class of each Fund's outstanding shares. As of that date, to the knowledge of management, no person owned beneficially or of record more than 5% of the outstanding shares of any class of the Funds, except as set forth below.


Unless otherwise indicated below, the Funds have no knowledge as to whether all or any portion of the shares owned of record are also owned beneficially.


                                                                CLASS AND
                                                                 TYPE OF                               PERCENTAGE OF
        FUND                          ADDRESS                   OWNERSHIP      PERCENTAGE OF CLASS         FUND

ING PPF IX           MLPF & S For the Sole Benefit
                     Of its Customers
                     Attn Fund Administration 98358
                     4800 Deer Lake Dr E 2nd Fl
                     Jacksonville FL  32246-6484                  Class B             7.36%               5.30%

ING PPF IX           MLPF & S For the Sole Benefit
                     Of its Customers
                     Attn Fund Administration 98358
                     4800 Deer Lake Dr E 2nd Fl
                     Jacksonville FL  32246-6484                  Class C             29.53%              5.09%

ING PPF IX           Fahnestock & Co. Inc.
                     FBO Linda A. David Stlmt Trust
                     Partners in Care TR DTD 9/12/2000
                     PO BOX 31149
                     Seattle, WA 98103-1149                       Class C             12.16%              2.09%

                     NFS LLC FEBO
ING PPF X            Greater Boston Convention
                     2 Copley Pl. Ste 105
                     Boston, MA 02116-6568                        Class A             6.07%               1.28%

ING PPF X            MLPF & S For the Sole Benefit
                     Of its Customers
                     Attn Fund Administration 98358
                     4800 Deer Lake Dr E 2nd Fl
                     Jacksonville FL  32246-6484                  Class B             8.16%               5.30%

ING PPF X            MLPF & S For the Sole Benefit
                     Of its Customers
                     Attn Fund Administration 98358
                     4800 Deer Lake Dr E 2nd Fl
                     Jacksonville FL 32246-6484                   Class C             26.89%              3.76%

ING PPF X            First Clearing, LLC
                     A/C 5286-1199
                     ATTN: Dr. Scott Monroe, Dr. Richard
                     Palmer and Dr. Jerome Oksiuta
                     10700 Wheat First Drive
                     Glen Allen, VA 23060-9243                    Class C             6.07%               0.85%

ING PPF X            State Street Bank & Trust Co.
                     IRA R/O William P Wiegel
                     24 Kingsbury Rd
                     New Rochelle, NY 10804-4719                  Class C             5.55%               0.78%

ING PPF XI           MLPF & S For the Sole Benefit
                     Of its Customers
                     Attn Fund Administration 98362
                     4800 Deer Lake Dr E 2nd Fl
                     Jacksonville FL  32246-6484                  Class A             8.15%               1.62%

ING PPF XI           NFS LLC FEBO
                     Creative Capital Foundation
                     65 Bleecker St. Fl 7
                     New York, NY 10012-2420                      Class A             6.01%               1.20%

ING PPF XI           MLPF & S For the Sole Benefit
                     Of its Customers
                     Attn Fund Administration 98362
                     4800 Deer Lake Dr E 2nd Fl
                     Jacksonville FL  32246-6484                  Class B             6.35%               4.03%

ING PPF XI           MLPF & S For the Sole Benefit
                     Of its Customers
                     Attn Fund Administration 98362
                     4800 Deer Lake Dr E 2nd Fl
                     Jacksonville FL  32246-6484                  Class C             42.96%              7.13%

ING PPF XI           First Clearing, LLC
                     A/C 3229-0954
                     ATTN: Sima Finkelstein
                     428 W. 47th St. Apt. 1W
                     New York, NY 10036-2350                      Class C             10.32%              1.71%

ING PPF XII          Pershing LLC
                     PO BOX 2052
                     Jersey City, NJ 07303-2052                   Class A             9.34%               1.79%


                                                                CLASS AND
                                                                 TYPE OF                               PERCENTAGE OF
        FUND                          ADDRESS                   OWNERSHIP      PERCENTAGE OF CLASS         FUND


ING PPF XII          Raymond James & Associates Inc.
                     FBO Sciurba IRA
                     BIN# 73748002
                     880 Carillon Pkwy
                     St. Petersburg, FL 33716-1100                Class A             6.63%               1.27%

ING PPF XII          MLPF & S For the Sole Benefit
                     Of its Customers
                     Attn Fund Administration 98362
                     4800 Deer Lake Dr E 2nd Fl
                     Jacksonville FL  32246-6484                  Class B             5.95%               3.39%

ING PPF XII          MLPF & S For the Sole Benefit
                     Of its Customers
                     Attn Fund Administration 98362
                     4800 Deer Lake Dr E 2nd Fl
                     Jacksonville FL  32246-6484                  Class C             49.38%              11.87%

ING PPF XII          C/O Stavola Corporation
                     RBC Dain Rauscher Inc.
                     FBO James M. Stavola Sr.
                     175 Drift Road
                     Tinton Falls, NJ 07724-9701                  Class C             7.59%               1.82%

ING PPF V            Citigroup Global Markets, Inc.
                     A/C# 00109801250
                     Attn:  Peter Booth, 7th Floor
                     333 W 34th St
                     New York NY  10001-2402                      Class A             5.98%               0.43%

ING PPF V            Citigroup Global Markets, Inc.
                     A/C# 00109801250
                     Attn:  Peter Booth, 7th Floor
                     333 W 34th St
                     New York NY  10001-2402                      Class B             16.40%              13.80%

ING PPF V            MLPF & S For the Sole Benefit
                     Of its Customers
                     Attn Fund Administration
                     4800 Deer Lake Dr E 3rd Fl
                     Jacksonville FL  32246-6484                  Class B             7.29%               6.14%

ING PPF V            Citigroup Global Markets, Inc.
                     A/C# 00109801250
                     Attn:  Peter Booth, 7th Floor
                     333 W 34th St
                     New York NY  10001-2402                      Class C             9.49%               0.83%

ING PPF V            MLPF & S For the Sole Benefit
                     Of its Customers
                     Attn Fund Administration
                     4800 Deer Lake Dr E 3rd Fl
                     Jacksonville FL  32246-6484                  Class C             18.78%              1.64%

ING PPF VIII         MLPF & S For the Sole Benefit
                     Of its Customers
                     Attn Fund Administration
                     4800 Deer Lake Dr E 3rd Fl
                     Jacksonville FL 32246-6484                   Class A             9.92%               1.30%

ING PPF VIII         Primevest Financial Services
                     FBO San Angelo Packing Co. 7148097
                     PO BOX 283
                     400 1st St. S Ste 300
                     Saint Cloud, MN 56301-3661                   Class A             10.54%              1.38%

ING PPF VIII         MLPF & S For the Sole Benefit
                     Of its Customers
                     Attn Fund Administration
                     4800 Deer Lake Dr E 3rd Fl
                     Jacksonville FL  32246-6484                  Class B             11.46%              8.28%

ING PPF VIII         MLPF & S For the Sole Benefit
                     Of its Customers
                     Attn Fund Administration
                     4800 Deer Lake Dr E 3rd Fl
                     Jacksonville FL  32246-6484                  Class C             27.01%              3.97%

ING PPF VI           MLPF & S For the Sole Benefit
                     Of its Customers
                     Attn Fund Administration
                     4800 Deer Lake Dr E 3rd Fl
                     Jacksonville FL  32246-6484                  Class A             5.44%               0.36%

ING PPF VI           Citigroup Global Markets, Inc.
                     A/C# 00109801250
                     Attn:  Peter Booth, 7th Floor
                     333 W 34th St
                     New York NY  10001-2402                      Class B             12.18%              10.15%

ING PPF VI           MLPF & S For the Sole Benefit
                     Of its Customers
                     Attn Fund Administration
                     4800 Deer Lake Dr E 3rd Fl
                     Jacksonville FL  32246-6484                  Class B             8.33%               6.94%

ING PPF VI           Citigroup Global Markets, Inc.
                     A/C# 00109801250
                     Attn:  Peter Booth, 7th Floor
                     333 W 34th St
                     New York NY  10001-2402                      Class C             7.55%               0.76%

ING PPF VI           MLPF & S For the Sole Benefit
                     Of its Customers
                     Attn Fund Administration
                     4800 Deer Lake Dr E 3rd Fl
                     Jacksonville FL  32246-6484                  Class C             23.95%              2.42%

ING PPF VI           LPL Financial Services
                     A/C 1369-0074
                     9785 Towne Centre Dr.
                     San Diego, CA 92121-1968                     Class Q             81.98%                0%

                                                                CLASS AND
                                                                 TYPE OF                               PERCENTAGE OF
        FUND                          ADDRESS                   OWNERSHIP      PERCENTAGE OF CLASS         FUND

ING PPF VII          MLPF & S For the Sole Benefit
                     Of its Customers
                     Attn Fund Administration
                     4800 Deer Lake Dr E 3rd Fl
                     Jacksonville FL  32246-6484                  Class A             7.80%               0.54%

ING PPF VII          Citigroup Global Markets, Inc.
                     A/C# 00109801250
                     Attn:  Peter Booth, 7th Floor
                     333 W 34th St
                     New York NY  10001-2402                      Class B             11.17%              9.07%

ING PPF VII          MLPF & S For the Sole Benefit
                     Of its Customers
                     Attn Fund Administration
                     4800 Deer Lake Dr E 3rd Fl
                     Jacksonville FL  32246-6484                  Class B             8.17%               6.63%

ING PPF VII          Citigroup Global Markets, Inc.
                     A/C# 00109801250
                     Attn:  Peter Booth, 7th Floor
                     333 W 34th St
                     New York NY  10001-2402                      Class C             8.72%               1.03%

ING PPF VII          MLPF & S For the Sole Benefit
                     Of its Customers
                     Attn Fund Administration
                     4800 Deer Lake Dr E 3rd Fl
                     Jacksonville FL  32246-6484                  Class C             21.53%              2.56%

ING PPF IV           Citigroup Global Markets, Inc.
                     A/C# 00109801250
                     Attn:  Peter Booth, 7th Floor
                     333 W 34th St
                     New York NY  10001-2402                      Class A             5.34%               0.32%

ING PPF IV           MLPF & S For the Sole Benefit
                     Of its Customers
                     Attn Fund Administration
                     4800 Deer Lake Dr E 3rd Fl
                     Jacksonville FL  32246-6484                  Class A             7.53%               0.45%

ING PPF IV           Citigroup Global Markets, Inc.
                     A/C# 00109801250
                     Attn:  Peter Booth, 7th Floor
                     333 W 34th St
                     New York NY  10001-2402                      Class B             12.77%              10.39%

ING PPF IV           MLPF & S For the Sole Benefit
                     Of its Customers
                     Attn Fund Administration
                     4800 Deer Lake Dr E 3rd Fl
                     Jacksonville FL  32246-6484                  Class B             14.10%              11.47%

ING PPF IV           Citigroup Global Markets, Inc.
                     A/C# 00109801250
                     Attn:  Peter Booth, 7th Floor
                     333 W 34th St
                     New York NY  10001-2402                      Class C             15.11%              1.87%

ING PPF IV           MLPF & S For the Sole Benefit
                     Of its Customers
                     Attn Fund Administration
                     4800 Deer Lake Dr E 3rd Fl
                     Jacksonville FL  32246-6484                  Class C             27.00%              3.35%

ING PPF IV           Pershing LLC
                     PO BOX 2052
                     Jersey City, NJ 07303-2052                   Class Q             8.59%               0.02%

ING PPF IV           NFS LLC FEBO
                     FMT Co Customer IRA Rollover
                     FBO M. Dean Vogel
                     3436 Campanil Dr.
                     Santa Barbara, CA 93109-1019                 Class Q             57.28%              0.12%

ING PPF IV           NFS LLC FEBO
                     FMT Co Customer IRA Rollover
                     FBO Steven M. Swanberg
                     1007 Rambling Rd.
                     Simi Valley, CA 93065-5721                   Class Q             32.75%              0.07%

ING PPF              MLPF & S For the Sole Benefit
                     Of its Customers
                     Attn Fund Administration 97PA6
                     4800 Deer Lake Dr E 2rd Fl
                     Jacksonville FL  32246-6484                  Class A             10.40%              0.80%

ING PPF              A G Edwards & Sons Inc.
                     ATTN: Kenneth E. Clark
                     Special Acct.# 1
                     A/C 2118-7231
                     1 North Jefferson
                     St. Louis, MO 63103-2287                     Class A             7.02%               0.54%

ING PPF              MLPF & S For the Sole Benefit
                     Of its Customers
                     Attn Fund Administration
                     4800 Deer Lake Dr E 2nd Fl
                     Jacksonville FL  32246-6484                  Class B             16.81%              13.79%

ING PPF              MLPF & S For the Sole Benefit
                     Of its Customers
                     Attn Fund Administration
                     4800 Deer Lake Dr E 2nd Fl
                     Jacksonville FL  32246-6484                  Class C             29.90%              3.06%

ING PPF              Pershing LLC
                     PO BOX 2052
                     Jersey City, NJ 07303-2052                   Class Q             5.21%                 0%

ING PPF              Pershing LLC
                     PO BOX 2052
                     Jersey City, NJ 07303-2052                   Class Q             10.90%              0.01%

                                                                CLASS AND
                                                                 TYPE OF                               PERCENTAGE OF
        FUND                          ADDRESS                   OWNERSHIP      PERCENTAGE OF CLASS         FUND

ING PPF              Charles Schwab & Co.
                     FBO 61845875
                     Cambridge MA 02139
                     ATTN: Mutual Fund Operations 333/4
                     101 Montgomery St.
                     San Francisco, CA 94104-4122                 Class Q             5.45%                 0%

ING PPF              Charles Schwab & Co.
                     FBO 47505691
                     Newark CA 94560-2017
                     ATTN: Mutual Fund Operations 333/4
                     101 Montgomery St.
                     San Francisco, CA 94104-4122                 Class Q             10.89%              0.01%

ING PPF              Charles Schwab & Co.
                     FBO 61845875
                     Cambridge, MA 02139
                     ATTN: Mutual Fund Operations 333/4
                     101 Montgomery St.
                     San Francisco, CA 94104-4122                 Class Q             21.78%              0.01%

ING PPF              Pershing LLC
                     PO BOX 2052
                     Jersey City, NJ 07303-2052                   Class Q             5.45%                 0%

ING PPF              Pershing LLC
                     PO BOX 2052
                     Jersey City, NJ 07303-2052                   Class Q             5.45%                 0%

ING PPF              Pershing LLC
                     PO BOX 2052
                     Jersey City, NJ 07303-2052                   Class Q             5.45%                 0%

ING PPF              Pershing LLC
                     PO BOX 2052
                     Jersey City, NJ 07303-2052                   Class Q             10.89%                0%

ING PPF              Pershing LLC
                     PO BOX 2052
                     Jersey City, NJ 07303-2052                   Class Q             5.45%               0.01%

ING PPF              Pershing LLC
                     PO BOX 2052
                     Jersey City, NJ 07303-2052                   Class Q             16.63%                0%

ING PPF II           Citigroup Global Markets, Inc.
                     A/C# 00109801250
                     Attn:  Peter Booth, 7th Floor
                     333 W 34th St
                     New York NY  10001-2402                      Class C             29.02%              2.23%

ING PPF II           MLPF & S For the Sole Benefit
                     Of its Customers
                     Attn Fund Administration
                     4800 Deer Lake Dr E 3rd Fl
                     Jacksonville FL  32246-6484                  Class C             99.62%              3.89%

ING PPF II           NFS LLC FEBO
                     FMT CO Cust. IRA Rollover
                     FBO Betty J. Buffington
                     2415 Royal Fern Trail
                     Chattanooga TN 37421-1843                    Class Q             12.70%                0%

ING PPF II           MLPF & S For the Sole Benefit
                     Of its Customers
                     Attn Fund Administration
                     4800 Deer Lake Dr E 3rd Fl
                     Jacksonville FL  32246-6484                  Class A             9.69%               0.95%

ING PPF II           Citigroup Global Markets, Inc.
                     A/C# 00109801250
                     Attn:  Peter Booth, 7th Floor
                     333 W 34th St
                     New York NY  10001-2402                      Class B             20.44%              7.67%

ING PPF II           MLPF & S For the Sole Benefit
                     Of its Customers
                     Attn Fund Administration
                     4800 Deer Lake Dr E 3rd Fl
                     Jacksonville FL  32246-6484                  Class B             6.65%               16.18%

ING PPF III          Citigroup Global Markets, Inc.
                     A/C# 00109801250
                     Attn:  Peter Booth, 7th Floor
                     333 W 34th St
                     New York NY  10001-2402                      Class A             7.52%               0.49%

ING PPF III          MLPF & S For the Sole Benefit
                     Of its Customers
                     Attn Fund Administration
                     4800 Deer Lake Dr E 3rd Fl
                     Jacksonville FL  32246-6484                  Class A             6.69%               0.56%

ING PPF III          UBS Financial Services Inc. FBO
                     UBS-FINSVC CDN FBO
                     ATTN: Ms. Purnima Soni
                     PO BOX 3321
                     1000 harbor Blvd
                     Weehawken, NJ 07086-6761                     Class A             7.43%               0.50%

ING PPF III          Citigroup Global Markets, Inc.
                     A/C# 00109801250
                     Attn:  Peter Booth, 7th Floor
                     333 W 34th St
                     New York NY  10001-2402                      Class B             16.71%              6.12%

ING PPF III          MLPF & S For the Sole Benefit
                     Of its Customers
                     Attn Fund Administration
                     4800 Deer Lake Dr E 3rd Fl
                     Jacksonville FL  32246-6484                  Class B             8.98%               13.77%

ING PPF III          Citigroup Global Markets, Inc.
                     A/C# 00109801250
                     Attn:  Peter Booth, 7th Floor
                     333 W 34th St
                     New York NY  10001-2402                      Class C             8.98%               0.91%

ING PPF III          MLPF & S For the Sole Benefit
                     Of its Customers
                     Attn Fund Administration
                     4800 Deer Lake Dr E 3rd Fl
                     Jacksonville FL  32246-6484                  Class C             32.82%              3.32%

ING PPF III          Pershing LLC
                     PO BOX 2052
                     Jersey City, NJ 07303-2052                   Class Q             46.39%              0.02%

ING PPF III          State Street Bank & Trust Company
                     IRA A/C Diane Brodnik
                     3755 Laurel Glenn Dr.
                     Broadview Heights, OH 44147-2712             Class Q             5.12%                 0%

ING PPF III          Diane Brodnik
                     3755 Laurel Glenn Dr.
                     Broadview Heights, OH 44147-2712             Class Q             48.49%              0.02%


                               INVESTMENT ADVISER


The investment adviser for the Funds is ING Investments, LLC ("ING Investments" or "Investment Adviser") which is registered as an investment adviser with the SEC and serves as an investment adviser to registered investment companies (or series thereof), as well as privately managed accounts. ING Investments, subject to the authority of the Trustees of the Funds, has the overall responsibility for the management of each Fund's portfolio. ING Investments is a direct, wholly owned subsidiary of ING Groep N.V. (NYSE: ING) ("ING Group"). ING Group is a global financial institution active in the field of insurance, banking, and asset management in more than 65 countries, with over 100,000 employees.


On February 26, 2001, the name of the Investment Adviser changed from ING Pilgrim Investments, Inc. to ING Pilgrim Investments, LLC. On March 1, 2002, the name of the Investment Adviser was changed from ING Pilgrim Investments, LLC to ING Investments, LLC.


ING Investments, subject to the authority of the Trustees of the Funds, serves as the Investment Manager to the Funds and has overall responsibility for the management of each Fund's portfolio, subject to delegation of certain responsibilities to ING IM as the sub-adviser for the Funds. ING Investments serves pursuant to a separate investment management agreement ("Investment Management Agreement") between ING Investments and the Trust on behalf of the Funds. The Investment Management Agreement requires ING Investments to oversee the provision of all investment advisory and portfolio management services for the Funds. ING Investments oversees the investment management of the Sub-Adviser for the Funds.



The Investment Management Agreement requires ING Investments to provide, subject to the supervision of the Board of Trustees, investment advice and investment services to the Funds and to furnish advice and recommendations with respect to investment of the Funds' assets and the purchase or sale of their portfolio securities. ING Investments also provides investment research and analysis. The Investment Management Agreement provides that ING Investments is not subject to liability to the Funds for any act or omission in the course of, or connected with, rendering services under the Agreement, except by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties under the Agreement.



After an initial two year term, the Investment Management Agreement continues in effect from year to year so long as such continuance is specifically approved at least annually by (a) the Board of Trustees or (b) the vote of a "majority" (as defined in the 1940 Act) of the Funds' outstanding shares voting as a single class; provided, that in either event the continuance is also approved by at least a majority of the Board of Trustees who are not "interested persons" (as defined in the 1940 Act) of ING Investments by vote cast in person at a meeting called for the purpose of voting on such approval.

The Investment Management Agreement is terminable without penalty with not less than 60 days' notice by the Board of Trustees or by a vote of the holders of a majority of the Funds' outstanding shares voting as a single class, or upon not less than 60 days' notice by ING Investments. The Investment Management Agreement will terminate automatically in the event of its "assignment" (as defined in the 1940 Act).


Investment Advisory Fees

ING Investments bears the expense of providing its services, and pays the fees of the Sub-Adviser. For its services, ING Investments is entitled to receive an advisory fee from each Fund as set forth below. The advisory fee is expressed as an annual rate based on the average daily net assets of the Funds.


Offering Period and Quiet Period  0.25%
Guarantee Period
--PPF I - PPF VII                 0.80%
--PPF VIII - PPF XII
  --Equity Component              0.80%
  --Fixed Component               0.55%
  --ETF Strategy                  0.55%
Index Plus LargeCap Period        0.60%


The following chart sets forth the total amounts paid to the Investment Adviser during the last three fiscal years.



FUND                                    MAY 31, 2005               MAY 31, 2004                MAY 2003
Principal Protection Fund                $2,116,410                 $3,094,407                $3,943,055
Principal Protection Fund II              3,023,440                  4,397,209                 3,943,055
Principal Protection Fund III             2,343,354                  3,219,141                 5,546,653
Principal Protection Fund IV              4,528,596                  6,039,752                 3,787,998
Principal Protection Fund V               3,668,073                  4,790,237                 4,749,245
Principal Protection Fund VI              3,427,914                  4,431,267                 2,071,292
Principal Protection Fund VII             1,763,314                  2,101,459                   656,467
Principal Protection Fund VIII              904,050                    511,447                    11,357
Principal Protection Fund IX                622,469                     99,985                         0
Principal Protection Fund X                 386,382                      1,828                         0
Principal Protection Fund XI                167,280                          0                         0
Principal Protection Fund XII                47,164                          0                         0


Sub-Adviser Agreement

The Investment Management Agreement for the Funds provides that the Investment Manager, with the approval of the Trust's Board, may select and employ an investment adviser to serve as a Sub-Adviser to the Funds, shall monitor the Sub-Adviser's investment programs and results, and coordinate the investment activities of the Sub-Adviser to ensure compliance with regulatory restrictions. The Investment Manager pays all of its expenses arising from the performance of its obligations under the Investment Management Agreement, including all fees payable to the Sub-Adviser, executive salaries and expenses of the Trustees and officers of the Trust who are employees of the Investment Manager or its affiliates and office rent of the Trust. The Sub-Adviser pays all of its expenses arising from the performance of its obligations under the sub-advisory agreement (the "Sub-Adviser Agreement").

Subject to the expense reimbursement provisions described in this SAI, other expenses incurred in the operation of the Trust are borne by the Funds, including, without limitation, investment advisory fees; brokerage commissions; interest; legal fees and expenses of attorneys; fees of auditors, transfer agents and dividend disbursing agents, and custodians; the expense of obtaining quotations for calculating the Funds' NAV; taxes, if any, and the preparation of the Funds' tax returns; cost of stock certificates and any other expenses (including clerical expenses) of issue, sale, repurchase or redemption of shares; fees and expenses of registering and maintaining the registration of shares of the Funds under federal and state laws and regulations; expenses of printing and distributing reports, notices and proxy materials to existing shareholders; expenses of printing and filing reports and other documents filed with governmental agencies; expenses of annual and special shareholder meetings; expenses of printing and distributing prospectuses and SAIs of additional information to existing shareholders; fees and expenses of Trustees of the Trust who are not employees of the Investment Manager or Sub-Adviser, or their affiliates; membership dues in trade associations; insurance premiums; and extraordinary expenses such as litigation expenses.

The Sub-Adviser Agreement may be terminated without payment of any penalties by the Investment Manager, the Trustees, on behalf of the Funds, or the shareholders of the Funds upon 60 days' prior written notice, or by the Sub-Adviser upon three (3) months' written notice unless the Funds or the Investment Manager requests additional time, which cannot extend beyond three
(3) months of the original three (3) month notice period to find a replacement for the Sub-Adviser. Otherwise, the Sub-Adviser Agreement will remain in effect for two years and will, thereafter, continue in effect from year to year, subject to the annual approval of the appropriate Board of Trustees, on behalf of the Funds, or the vote of a majority of the outstanding voting securities, and the vote, cast in person at a meeting duly called and held, of a majority of the Trustees, on behalf of the Funds, who are not parties to the Sub-Adviser Agreement or "interested persons" (as defined in the 1940 Act) of any such party.



Pursuant to a Sub-Adviser Agreement between ING Investments and ING IM, ING IM acts as Sub-Adviser to the Funds. In this capacity, ING IM, subject to the supervision and control of ING Investments and the Trustees of the Funds, manages the Funds' portfolio investments, consistently with its investment objective, and executes any of the Funds' investment policies that it deems appropriate to utilize from time to time. Fees payable under the Sub-Adviser Agreement are based on an annual fee as disclosed below and are paid monthly in arrears by ING Investments.


ING IM is an indirect wholly owned subsidiary of ING Group, and is an affiliate of ING Investments. ING IM is a Connecticut Corporation formed in 1972. Its principal office is located at 230 Park Avenue, New York, NY 10169.



For its services, ING IM is entitled to receive a sub-advisory fee from the Funds as set forth below. The sub-advisory fee is expressed as an annual rate based on the average daily net assets of each Fund.



        Funds                               Period                                  Subadvisory Fee
        -----                               ------                                  ---------------
PPF - PPF VI

                        Offering Period and Quiet Period                                 0.125%
                        Guarantee Period                                                 0.40%
                        Index Plus LargeCap Period                                       0.30%
PPF VII - PPF VIII

                        Offering Period and Quiet Period                                 0.1125%
                        Guarantee Period                                                 0.36%
                        Index Plus LargeCap Period                                       0.27%
PPF IX - PPF XII

                        Offering Period and Quiet Period
                        Guarantee Period
                                          Equity Component                               0.36%
                                          Fixed Component and EFT Strategy               0.25%
                        Index Plus LargeCap Period                                       0.27%



    TOTAL SUB-ADVISORY FEES PAID BY THE ADVISER DURING THE FISCAL YEAR ENDED:

FUND                              MAY 31, 2005      MAY 31, 2004        MAY 2003
Principal Protection Fund         $1,971,527        $1,490,733          $  952,384
Principal Protection Fund II       2,773,327         2,118,284           1,360,548
Principal Protection Fund III      1,893,999         1,549,034           1,054,509
Principal Protection Fund IV       2,374,625         2,905,265           2,037,868
Principal Protection Fund V        1,035,646         2,303,312           1,650,633
Principal Protection Fund VI         328,234         2,128,967           1,542,561
Principal Protection Fund VII          5,111           943,301             793,491
Principal Protection Fund VIII             -           229,808             406,823
Principal Protection Fund IX               -            44,993             280,111
Principal Protection Fund X                -               822             173,872
Principal Protection Fund XI               -                 -              75,276
Principal Protection Fund XII              -                 -              21,243

     APPROVAL OF INVESTMENT MANAGEMENT AND SUB-ADVISER AGREEMENTS


The Board of Trustees discussed the approval of the Funds' Investment Management Agreement and the Sub-Adviser Agreements for the ING Principal Protection Fund X and ING Principal Protection Fund XI, at its meeting of February 25, 2004 and for the ING Principal Protection Fund XII at its meeting of September 2, 2004. At these meetings, the Independent Trustees of the Board were advised by their independent counsel.



At these meetings, the Board considered information provided by ING Investments and ING IM regarding the product design and investment process used with other ING principal protection funds and to be used with the Funds in seeking the investment objective during the Guarantee Period and other periods. The Board also considered the Distributor's marketing plan for the Funds and the Distributor's record in marketing funds that had previously been offered. The Board considered operational aspects of the Funds and the prior funds including regulatory compliance and the manner in which these operational aspects had been addressed by ING Investments and ING IM.



As part of its deliberations during its meetings, the Board reviewed and discussed information relating to the services to be rendered by ING Investments under the proposed Investment Management Agreement and the fees that would be paid under this agreement to ING Investments. The Board reviewed materials that included sales history of prior principal protection funds, which demonstrated strong demand by investors for this type of fund. The Board also reviewed the management of the relationship with the financial guarantor by ING Investments and the capabilities and history of ING Investments in managing principal protection funds. The Board received a briefing on the principal protection funds managed by ING Investments in relation to funds managed by competing firms that offer a type of guarantee, including the structure of the guarantee in those funds, the independence of the guarantor, and the guarantee period. The Board also has received reports from time to time on the impact of market conditions on the mix between the fixed and equity components for the Funds, both at the beginning of the guarantee period as well as adjustments during the period. The Board also considered information on the total assets under management, and ING Investments' experience in managing principal protection products, and current issues facing the Funds and facing principal protection funds in general.



During its deliberations, the Board also considered (1) prior performance of comparable funds, and in particular, the performance of other funds managed by ING Investments that seek to pay a guaranteed amount over a designated time period; (2) ING Investments' efforts and entrepreneurial risks in sponsoring a fund that makes available to the investing public an option that seeks preservation of principal; (3) the allocation of the assets of comparable ING funds among the Equity Component and the Fixed Component during the Guarantee period; (4) the nature and quality of the services to be provided by ING Investments and the compensation under the Investment Management Agreement in light of the services to be provided; (5) the personnel, operations, and financial condition of ING Investments and the investment management oversight capabilities of ING Investments; (6) ING Investments' efforts in securing on behalf of the Fund a guarantee from a qualified financial institution to support the Fund's guarantee during the Guarantee Period; (7) ING Investments' compliance capabilities; (8) the expenses to be borne by shareholders of the Fund; (9) information about the advisory fees and expense ratios of principal protection and balanced funds managed by competing firms; and (10) the expense limitation arrangements to which management committed for the Funds. The Board also considered the total services provided by ING Funds Services, LLC, an affiliate of ING Investments, as the administrator for the Funds, as well as the fees the administrator receives for such services.



As part of its deliberations during its meetings, the Board reviewed and discussed information relating to the services to be rendered by ING IM as sub-adviser under the proposed SUB-ADVISER AGREEMENT and the fees that would be paid under this agreement to ING IM. The Board reviewed the capabilities and history of ING IM in managing principal protection funds. The Board also reviewed the deployment of the sub-adviser's investment personnel resources with respect to the Funds, the experience of the key investment personnel with responsibility for managing the Funds, the total assets under management, and ING IM's experience in managing principal protection products, as well as enhanced equity index strategies and fixed-income securities.



During its deliberations, the Board also considered (1) prior performance of comparable funds, and in particular, the performance of other funds managed by ING IM or sub-advised by INGIM that seek to pay a guaranteed amount over a designated time period; (2) the historical allocation of the assets of comparable funds among the Equity Component and the Fixed Component during the Guarantee period; (3) ING IM's proprietary asset allocation methodologies that it has developed for this type of funds, on which the Board has received reports from time to time, (4) the nature and quality of the services to be provided by ING IM and the reasonableness of the compensation under the Sub-Adviser Agreement in light of the services to be provided; and (5) the personnel, operations, and financial condition of ING IM.

In approving the proposed agreements for the Funds, the Board of Trustees, including the Independent Trustees did not identify any single factor as all-important or controlling. However, in approving the Investment Management Agreement and the Sub-Advisor Agreement, the Board focused on the investment process, product design and performance of other principal protection funds managed by ING Investments and ING IM in light of the investment objectives of those funds. The Board also focused on ING Investment's management services, its negotiations and liaison with the Funds' financial guarantor, and ING Investments' compliance capabilities and compliance oversight. The Board concluded that the fees to be paid to ING Investments and ING IM are reasonable in relation to the services to be rendered, and that the anticipated expenses to be borne by the shareholders were reasonable. The Board focused on the guarantee structure for the Funds, including the cost of the guarantee, and the importance of a guarantee to investors seeking a goal of principal protection. The Board further determined that the contractual arrangements offer an appropriate means for the Funds to obtain high quality portfolio management services in furtherance of the Funds' objectives, and to obtain other appropriate services for the Fund.



      The Board of Trustees discussed the reapproval of the Investment Management Agreements, and the Sub-Adviser Agreements for the ING Principal Protection Fund and the ING Principal Protection Funds II-IX, at its meeting of August 31, 2004.



      In considering whether to reapprove each Investment Management Agreement and Sub-Advisory Agreement, the Board considered a number of factors they believed, in light of the legal advice furnished to them by their independent legal counsel, and their own business judgment, to be relevant.



      In connection with their deliberations, the Board, including the Independent Directors/Trustees, considered information that had been provided by ING Investments and INGIM. This information included the following items: (1) FACT sheets for each Fund that provide information about the performance and expenses of the Funds and their respective peer group, as well as information about each Fund's investment portfolio, objective and strategies; (2) 15(c) Methodology Guide that describes how the FACT sheets were prepared, including how benchmarks and peer groups were selected and how profitability was determined; (3) responses to questions provided by legal counsel to the Independent Trustees; (4) copies of each form of investment management and sub-advisory agreement; (5) copies of the Form ADV for the investment manager and sub-adviser to the Funds; (6) financial statements for the investment manager and sub-adviser to the Funds; and (7) other information relevant to their evaluations.



      The Board was also provided with narrative summaries addressing key factors the Board customarily considers in evaluating the renewal of investment management and sub-advisory agreements, including an analysis for each Fund of how performance and fees compare to its selected peer group and designated benchmarks.



      The following paragraphs outline certain of the specific factors that the Board considered, and the conclusions reached, in relation to renewing each Fund's current Investment Management Agreement and in renewing or approving each Fund's Sub-Advisory Agreement.



ING PRINCIPAL PROTECTION FUND



In its renewal deliberations for the Fund, the Board noted that (1) the management fee for the Fund is above the median, the average and one standard deviation of the average of its Selected Peer Group, (2) the expense ratio for the Fund is above the median and the average expense ratios of its Selected Peer Group, but within one standard deviation of the average (although the Selected Peer Group does not represent funds similar to the Fund which provides a third-party financial guarantee), and (3) while the Fund outperformed its Selected Peer Group for the most recent quarter, it underperformed its Selected Peer Group for the one-, and two-year periods, (although the Sub-Adviser places more emphasis on achieving the Fund's investment objective of meeting the guarantee than performance compared to a peer group).



After deliberations based on the above-listed factors, the Board renewed the Investment Management Agreement and Sub-advisory Agreement for the Fund because, among other considerations, (1) the advisory fee is competitive with that of its Selected Peer Group given that the Sub-Adviser uses a unique, proprietary system for managing the Fund and is accomplished in managing this type of Fund, (2) the expense ratio is competitive with that of a Selected Peer Group which also includes funds that have a third-party financial guarantee, and (3) the Fund is successfully pursuing its investment objective.

ING PRINCIPAL PROTECTION FUND II



In its renewal deliberations for the Fund, the Board noted that (1) the management fee for the Fund is above the median, the average and one standard deviation of the average of its Selected Peer Group, (2) the expense ratio for the Fund is above the median and the average expense ratios of its Selected Peer Group, but within one standard deviation of the average (although the Selected Peer Group does not represent funds similar to the Fund which provides a third-party financial guarantee), and (3) while the Fund outperformed its Selected Peer Group for the most recent quarter, it underperformed its Selected Peer Group for the one-, and two-year periods, (although the Sub-Adviser places more emphasis on achieving the Fund's investment objective of meeting the guarantee than performance compared to a peer group).



After deliberations based on the above-listed factors, the Board renewed the Investment Management Agreement and Sub-advisory Agreement for the Fund because, among other considerations, (1) the advisory fee is competitive with that of its Selected Peer Group given that the Sub-Adviser uses a unique, proprietary system for managing the Fund and is accomplished in managing this type of Fund, (2) the expense ratio is competitive with that of a Selected Peer Group which also includes funds that have a third-party financial guarantee, and (3) the Fund is successfully pursuing its investment objective.



ING PRINCIPAL PROTECTION FUND III



In its renewal deliberations for the Fund, the Board noted that (1) the management fee for the Fund is above the median, the average and one standard deviation of the average of its Selected Peer Group, (2) the expense ratio for the Fund is above the median and the average expense ratios of its Selected Peer Group, but within one standard deviation of the average (although the Selected Peer Group does not represent funds similar to the Fund which provides a third-party financial guarantee), and (3) while the Fund outperformed its Selected Peer Group for the most recent quarter, it underperformed its Selected Peer Group for the one-, and two-year periods, (although the Sub-Adviser places more emphasis on achieving the Fund's investment objective of meeting the guarantee than performance compared to a peer group).



After deliberations based on the above-listed factors, the Board renewed the Investment Management Agreement and Sub-advisory Agreement for the Fund because, among other considerations, (1) the advisory fee is competitive with that of its Selected Peer Group given that the Sub-Adviser uses a unique, proprietary system for managing the Fund and is accomplished in managing this type of Fund, (2) the expense ratio is competitive with that of a Selected Peer Group which also includes funds that have a third-party financial guarantee, and (3) the Fund is successfully pursuing its investment objective.



ING PRINCIPAL PROTECTION FUND IV



In its renewal deliberations for the Fund, the Board noted that (1) the management fee for the Fund is above the median, the average and one standard deviation of the average of its Selected Peer Group, (2) the expense ratio for the Fund is above the median and the average expense ratios of its Selected Peer Group, but within one standard deviation of the average (although the Selected Peer Group does not represent funds similar to the Fund which provides a third-party financial guarantee), and (3) while the Fund outperformed its Selected Peer Group for the most recent quarter, it underperformed its Selected Peer Group for the one-year period, (although the Sub-Adviser places more emphasis on achieving the Fund's investment objective of meeting the guarantee than performance compared to a peer group).



After deliberations based on the above-listed factors, the Board renewed the Investment Management Agreement and Sub-advisory Agreement for the Fund because, among other considerations, (1) the advisory fee is competitive with that of its Selected Peer Group given that the Sub-Adviser uses a unique, proprietary system for managing the Fund and is accomplished in managing this type of Fund, (2) the expense ratio is competitive with that of a Selected Peer Group which also includes funds that have a third-party financial guarantee, and (3) the Fund is successfully pursuing its investment objective.



ING PRINCIPAL PROTECTION FUND V



In its renewal deliberations for the Fund, the Board noted that (1) the management fee for the Fund is above the median, the average and one standard deviation of the average of its Selected Peer Group, (2) the expense ratio for the Fund is above the median and the average expense ratios of its Selected Peer Group, but within one standard deviation of the average (although the Selected Peer Group does not represent funds similar to the Fund which provides a third-party financial guarantee), and (3) while the Fund outperformed its

Selected Peer Group for the most recent quarter, it underperformed its Selected Peer Group for the one-year period, (although the Sub-Adviser places more emphasis on achieving the Fund's investment objective of meeting the guarantee than performance compared to a peer group).



After deliberations based on the above-listed factors, the Board renewed the Investment Management Agreement and Sub-advisory Agreement for the Fund because, among other considerations, (1) the advisory fee is competitive with that of its Selected Peer Group given that the Sub-Adviser uses a unique, proprietary system for managing the Fund and is accomplished in managing this type of Fund, (2) the expense ratio is competitive with that of a Selected Peer Group which also includes funds that have a third-party financial guarantee, and (3) the Fund is successfully pursuing its investment objective.



ING PRINCIPAL PROTECTION FUND VI



In its renewal deliberations for the Fund, the Board noted that (1) the management fee for the Fund is above the median, the average and one standard deviation of the average of its Selected Peer Group, (2) the expense ratio for the Fund is above the median and the average expense ratios of its Selected Peer Group, but within one standard deviation of the average (although the Selected Peer Group does not represent funds similar to the Fund which provides a third-party financial guarantee), and (3) while the Fund outperformed its Selected Peer Group for the most recent quarter, it underperformed its Selected Peer Group for the one period, (although the Sub-Adviser places more emphasis on achieving the Fund's investment objective of meeting the guarantee than performance compared to a peer group).



After deliberations based on the above-listed factors, the Board renewed the Investment Management Agreement and Sub-advisory Agreement for the Fund because, among other considerations, (1) the advisory fee is competitive with that of its Selected Peer Group given that the Sub-Adviser uses a unique, proprietary system for managing the Fund and is accomplished in managing this type of Fund, (2) the expense ratio is competitive with that of a Selected Peer Group which also includes funds that have a third-party financial guarantee, and (3) the Fund is successfully pursuing its investment objective.



ING PRINCIPAL PROTECTION FUND VII



In its renewal deliberations for the Fund, the Board noted that (1) the management fee for the Fund is above the median, the average and one standard deviation of the average of its Selected Peer Group, (2) the expense ratio for the Fund is above the median and the average expense ratios of its Selected Peer Group, but within one standard deviation of the average (although the Selected Peer Group does not represent funds similar to the Fund which provides a third-party financial guarantee), and (3) while the Fund outperformed its Selected Peer Group for the most recent quarter, it underperformed its Selected Peer Group for the one-year period, (although the Sub-Adviser places more emphasis on achieving the Fund's investment objective of meeting the guarantee than performance compared to a peer group).



After deliberations based on the above-listed factors, the Board renewed the Investment Management Agreement and Sub-advisory Agreement for the Fund because, among other considerations, (1) the advisory fee is competitive with that of its Selected Peer Group given that the Sub-Adviser uses a unique, proprietary system for managing the Fund and is accomplished in managing this type of Fund, (2) the expense ratio is competitive with that of a Selected Peer Group which also includes funds that have a third-party financial guarantee, and (3) the Fund is successfully pursuing its investment objective.



ING PRINCIPAL PROTECTION FUND VIII



In its renewal deliberations for the Fund, the Board noted that (1) the management fee for the Fund is above the median, the average and one standard deviation of the average of its Selected Peer Group, (2) the expense ratio for the Fund is above the median and the average expense ratios of its Selected Peer Group, but within one standard deviation of the average (although the Selected Peer Group does not represent funds similar to the Fund which provides a third-party financial guarantee), and (3) the Fund underperformed its Selected Peer Group for the most recent quarter, (although the Sub-Adviser places more emphasis on achieving the Fund's investment objective of meeting the guarantee than performance compared to a peer group).



After deliberations based on the above-listed factors, the Board renewed the Investment Management Agreement and Sub-advisory Agreement for the Fund because, among other considerations, (1) the advisory fee is competitive with that of its Selected Peer Group given that the Sub-Adviser uses a unique, proprietary system for managing the Fund and is accomplished in managing this type of Fund, (2) the expense ratio is competitive with that of a Selected Peer Group which also includes funds that have a third-party financial guarantee, and (3) the Fund is successfully pursuing its investment objective.



ING PRINCIPAL PROTECTION FUND IX



In its renewal deliberations for the Fund, the Board noted that (1) the management fee for the Fund is above the median and the average but within one standard deviation of the average of its Selected Peer Group, (2) the expense ratio for the Fund is above the median and the average expense ratios of its Selected Peer Group, but within one standard deviation of the average (although the Selected Peer Group does not represent funds similar to the Fund which provides a third-party financial guarantee), and (3) the Fund outperformed its Selected Peer Group for the most recent quarter.



After deliberations based on the above-listed factors, the Board renewed the Investment Management Agreement and Sub-advisory Agreement for the Fund because, among other considerations, (1) the advisory fee is competitive with that of its Selected Peer Group given that the Sub-Adviser uses a unique, proprietary system for managing the Fund and is accomplished in managing this type of Fund, (2) the expense ratio is competitive with that of a Selected Peer Group which also includes funds that have a third-party financial guarantee, and (3) the Fund is successfully pursuing its investment objective.



                               PORTFOLIO MANAGERS

PRINCIPAL PROTECTION FUNDS

Other Accounts Managed

The following table shows the number of accounts and total assets in the accounts managed by the portfolio managers as of May 31, 2005.



                    REGISTERED INVESTMENT COMPANIES  OTHER POOLED INVESTMENT VEHICLES        OTHER ACCOUNTS
                    -------------------------------  --------------------------------    -----------------------
                    NUMBER OF                        NUMBER OF                           NUMBER OF
PORTFOLIO MANAGER   ACCOUNTS           TOTAL ASSETS  ACCOUNTS            TOTAL ASSETS    ACCOUNTS   TOTAL ASSETS
-----------------   ---------          ------------  ---------           ------------    ---------  ------------
Douglas E. Cote      52             $11,583,269,926    18            $3,337,073,432         53      $4,026,157,871

Mary Ann Fernandez   45             $ 7,478,001,384     0                  N/A               0            N/A

James Kauffmann      50             $ 7,485,038,089    15            $1,816,829,588         26(1)   $7,632,807,929

Hugh T.M. Whelan     52             $11,583,269,926    18            $3,337,073,432         53(2)   $4,026,157,871

(1) One of these accounts, with total assets of $159,525,132 has an advisory fee that is also based on the performance of the account.

(2) Five of these accounts with total assets of $658,667,331 have an advisory fee that is also based on the performance of the account.



Compensation Structure of Portfolio Managers

Compensation for the Principal Protection Funds

      For Douglas E. Cote, Mary Ann Fernandez, James Kauffmann and Hugh T.M. Whelan, the portfolio managers (each a "Portfolio Manager" and collectively, the "Portfolio Managers") of the Funds listed above, compensation consists of (a) fixed base salary; (b) bonus which is based on ING IM performance, three- and five-year pre-tax performance of the accounts the portfolio managers are primarily and jointly responsible for relative to account benchmarks and peer universe performance, and revenue growth of the accounts they are responsible for; and (c) long-term equity awards tied to the performance of our parent company, ING Groep.

      The Portfolio Managers are also eligible to participate in an annual cash incentive plan. The overall design of the ING IM annual incentive plan was developed to closely tie pay to performance, structured in such a way as to drive performance and promote retention of top talent. As with base salary compensation, individual target awards are determined and set based on external market data and internal comparators. Investment performance is measured on both relative and absolute performance in all areas. ING IM has defined indices (the S&P 500 Index for Mr. Cote and Mr. Whelan and the S&P 500 Index and LBAB Index for Ms. Fernandez and Mr. Kauffmann) and, where applicable, peer groups including but not limited to Russell, Morningstar, Lipper and Lehman and set performance goals to appropriately reflect requirements for each investment team. The measures for each team are outlined on a "scorecard" that is reviewed on an annual basis. These scorecards reflect a comprehensive approach to measuring investment performance versus both benchmarks and peer groups over one and three year periods and year-to-date net cash flow (changes in the accounts' net assets not attributable in the value of the accounts' investments) for all accounts managed by the team. The results for overall IIM scorecards are calculated on an asset weighted performance basis of the individual team scorecards.

    Investment professionals' performance measures for bonus determinations are weighted by 25% being attributable to the overall ING IM performance and 75% attributable to their specific team results (60% investment performance and 15% net cash flow).

      Portfolio Managers whose fixed base salary compensation exceeds a particular threshold may participate in ING's deferred compensation plan. The plan provides an opportunity to invest deferred amounts of compensation in mutual funds, ING stock or at an annual fixed interest rate. Deferral elections are done on an annual basis and the amount of compensation deferred is irrevocable.

Description of Material Conflicts of Interest

      A portfolio manager may be subject to potential conflicts of interest because the portfolio manager is responsible for other accounts in addition to a Portfolio. These other accounts may include, among others, other mutual funds, separately managed advisory accounts, commingled trust accounts, insurance separate accounts, wrap fee programs and hedge funds. Potential conflicts may arise out of the implementation of differing investment strategies for the portfolio manager's various accounts, the allocation of investment opportunities among those accounts or differences in the advisory fees paid by the portfolio manager's accounts.

      A potential conflict of interest may arise as a result of the portfolio manager's responsibility for multiple accounts with similar investment guidelines. Under these circumstances, a potential investment may be suitable for more than one of the portfolio manager's accounts, but the quantity of the investment available for purchase is less than the aggregate amount the accounts would ideally devote to the opportunity. Similar conflicts may arise when multiple accounts seek to dispose of the same investment.

      A portfolio manager may also manage accounts whose objectives and policies differ from those of the Portfolio. These differences may be such that under certain circumstances, trading activity appropriate for one account managed by the portfolio manager may have adverse consequences for another account managed by the portfolio manager. For example, if an account were to sell a significant position in a security, which could cause the market price of that security to decrease, while the Portfolio maintained its position in that security.

      A potential conflict may arise when a portfolio manager is responsible for accounts that have different advisory fees - the difference in the fees may create an incentive for the portfolio manager to favor one account over another, for example, in terms of access to particularly appealing investment opportunities. This conflict may be heightened where an account is subject to a performance-based fee.

      As part of its compliance program, ING IM has adopted policies and procedures reasonably designed to address the potential conflicts of interest described above.

Ownership of Securities

      The following table shows the dollar range of shares of the Funds owned by each team member as of May 31, 2005, including investments by their immediate family members and amounts invested through retirement and deferred compensation plans:



PORTFOLIO MANAGER      FUND  DOLLAR RANGE OF FUND SHARES OWNED
-----------------      ----  ---------------------------------
Douglas E. Cote        NONE                 N/A

Mary Ann Fernandez     NONE                 N/A

James Kauffmann        NONE                 N/A

Hugh T.M. Whelan       NONE                 N/A

                        THE FINANCIAL GUARANTY AGREEMENT


The Funds undertake (the Payment Undertaking) that on the Guarantee Maturity Date, each shareholder will be entitled to redeem his or her shares for an amount no less than the value of that shareholder's account as of the last day of the Quiet Period, less certain expenses not covered by the Expense Limitation Agreement (Guaranteed Amount), provided that all dividends and distributions received from the Funds have been reinvested and no shares have been redeemed. If a shareholder takes any distributions or dividends instead of reinvesting them, or if any shares are redeemed before the Guaranteed Maturity Date, or if there are expenses incurred by the Funds which are not covered by the Expense Limitation Agreement with the Funds' Adviser, the shareholder's Guaranteed Amount will be reduced.



A Financial Guaranty Agreement was executed by ING Equity Trust with MBIA Insurance Corporation ("MBIA") pursuant to which MBIA will issue an unconditional and irrevocable financial guarantee insurance policy for the benefit of the shareholders of the Funds. This financial guarantee insurance policy is intended to support the Payment Undertaking of the Funds. MBIA is a monoline financial guarantor which files periodic reports, including financial statements under the Securities Exchange Act of 1934, which are available from the Securities and Exchange Commission at the following address:


     U.S. Securities and Exchange Commission
     Public Reference Section
     450 Fifth Street, N.W.
     Washington, D.C. 20549-0102
     or at the e-mail address: publicinfo@SEC.GOV

You can also receive a copy of such report free of charge by calling ING Funds at 1-800-992-0180.


Although the Funds have obtained the financial guarantee insurance policy, it is possible that MBIA's financial position may deteriorate and MBIA would be unable to satisfy its obligations under the policy. In such event, shareholders will receive the Funds' if they redeem their shares on the Guarantee Maturity Date. The guarantee is solely the obligation of MBIA. The Funds is not guaranteed by the Investment Adviser, the Sub-Adviser, any of their affiliates, the United States Government, or any other person (other than MBIA) in connection with its obligations under the Financial Guaranty Agreement.



MBIA, ING Investments, ING IM, and the Trust have entered into the Financial Guaranty Agreement specifying the rights and obligations of the parties with respect to the Funds. The insurance policy to be issued pursuant to the Financial Guaranty Agreement is unconditional and irrevocable and will remain in place through the Guarantee Maturity Date for the Funds. The Financial Guaranty Agreement, which contains certain investment parameters, provides that, if ING Investments or ING IM fails to comply with specific investment parameters during the Guarantee Period of the Fund as more fully described below, MBIA may direct the cure of the breach within a prescribed period of time. If ING Investments or ING IM fails to do so, MBIA may direct trades on behalf of the Funds in order to bring the Funds back into compliance with these investment parameters, and consistent with the Funds' investment objective and strategies.



ING IM, in managing the Funds during its Guarantee Period, allocates assets to the Equity and Fixed Components. The types of securities which may be held in the Equity Component or the Fixed Component are set forth in the Prospectuses and in this SAI ("Eligible Security"). In the event that, during the Funds' Guarantee Period, ING IM acquires a security that is not an Eligible Security, MBIA has the right under the Financial Guaranty Agreement to direct the trade instructions from ING Investments or ING IM to the custodian (the "Custodian") to ensure that the security is sold and replaced with an Eligible Security within three business days. In the event ING Investments or ING IM does not sell the security, MBIA reserves the right to issue its own trade instructions directly to the Custodian to sell that security and replace it with an Eligible Security.



The specific formula for the Funds' allocation of assets between the Fixed and Equity Components is set forth in the Financial Guaranty Agreement. In the event that MBIA determines that the allocation of assets is inconsistent with the Financial Guaranty Agreement, MBIA can direct the Custodian to sell securities and replace them with such Eligible Securities as are necessary to bring the Funds' allocation of assets in compliance with the terms of the Financial Guaranty Agreement.


Finally, if ING Investments or ING IM breaches any other terms of the Financial Guaranty Agreement, ING Investments or ING IM must cure the breach within a certain number of days as specified in the Financial Guaranty Agreement. If there is written notification from MBIA of a breach and the breach remains uncured after such time, MBIA will have the right to direct the Custodian to buy and sell Eligible Securities.

After any default has been cured (whether by ING Investments, ING IM or by changes in market prices or as a result of actions taken by MBIA), MBIA has no further right to direct the Custodian with respect to that default.

                  DISCLOSURE OF THE FUNDS' PORTFOLIO SECURITIES

      Each Fund is required to file its complete portfolio holdings schedule with the SEC on a quarterly basis. This schedule is filed with each Fund's annual and semi-annual reports on Form N-CSR for the second and fourth fiscal quarters and on Form N-Q for the first and third fiscal quarters.

      In addition, each Fund posts its portfolio holdings schedule on ING's website on a calendar-quarter basis and it is available on the first day of each month of the next quarter. The portfolio holdings schedule is as of the preceding quarter-end (i.e., each Fund will post the quarter-ending June 30 holdings on August 1).

      Each Fund also compiles a list composed of its ten largest holdings ("Top Ten"). This information is produced monthly, and is made available on ING's website, on the tenth day of each month. The Top Ten holdings information is as of the last day of the previous month.

      Investors (both individual and institutional), financial intermediaries that distribute each Fund's shares and most third parties may receive a Fund's annual or semi-annual reports, or view on ING's website, a Fund's portfolio holdings schedule. The Top Ten list also is provided in quarterly Fund descriptions that are included in the offering materials of variable life insurance products and variable annuity contracts.

      Other than in regulatory filings or on ING's website, a Fund may provide its portfolio holdings to certain third parties and affiliates when a Fund has a legitimate business purpose for doing so. Unless otherwise noted below, a Fund's disclosure of its portfolio holdings will be on an as-needed basis, with no lag time between the date of which information is requested and the date the information is provided. Specifically, a Fund's disclosure of its portfolio holdings may include disclosure:


      - To the Fund's independent registered public accounting firm, named herein, for use in providing audit opinions;

      - To financial printers for the purpose of preparing Fund regulatory filings;

      -     For the purpose of due diligence regarding a merger or acquisition;

      - To a new adviser or sub-adviser prior to the commencement of its management of the Fund;

      - To rating and ranking agencies such as Bloomberg, Morningstar, Lipper and Standard & Poor's, such agencies may receive more data from the Funds than is posted on the Funds' website;

      - To consultants for use in providing asset allocation advice in connection with an investment by affiliated funds-of-funds in the Funds;

      - To service providers, such as proxy voting and class action services providers, on a daily basis, in connection with their providing services benefiting the Fund;

      - To a third party for purposes of effecting in-kind redemptions of securities to facilitate orderly redemption of portfolio assets and minimal impact on remaining Fund shareholders; or

      - To certain third parties, on a weekly basis with no lag time, that have financed a Fund's Class B shares.

      In instances of such disclosure the receiving party, by agreement, is subject to a duty of confidentiality, including a duty not to trade on such information.

      The Funds' Board has adopted policies and procedures ("Policies") designed to ensure that disclosure of information regarding a Fund's portfolio securities is in the best interests of Fund shareholders, including procedures to address conflicts between the interests of a Fund's shareholders, on the one hand, and those of a Fund's adviser, sub-adviser, principal underwriter or any affiliated person of a Fund, its adviser, or its principal underwriter, on the other. Such Policies authorize the Fund's administrator to implement the Board's policies and direct the administrator to document the expected benefit to shareholders. Among other considerations, the administrator is directed to consider whether such disclosure may create an advantage for the recipient or its affiliates or their clients over that of the Fund's shareholders. Similarly, the administrator is directed to consider, among other things, whether the disclosure of portfolio holdings creates a conflict between the interests of shareholders and the interests of the Adviser, Sub-Adviser(s), principal underwriter and their affiliates. The Board has authorized the senior officers of the Fund's administrator to authorize the release of the Fund's portfolio holdings, as necessary, in conformity with the foregoing principles and to monitor for compliance with the Policies. The Funds' administrator reports quarterly to the Board regarding the implementation of such policies and procedures.


      Each Fund has the following ongoing arrangements with certain third parties to provide such Fund's portfolio holdings:


                                                                             TIME LAG BETWEEN DATE OF
                                                                               INFORMATION AND DATE
              PARTY                           PURPOSE            FREQUENCY     INFORMATION RELEASED
-----------------------------------   ------------------------   ---------   ------------------------
Societe Generale Constellation        Class B shares financing   Weekly      None

Institutional Shareholder Services,   Proxy Voting               Daily       None
Inc.                                  & Class Action
                                      Services

Charles River Development             Compliance                 Daily       None

      All of the arrangements in the table above are subject to the Policies adopted by the Board to ensure such disclosure is for a legitimate business purpose and is in the best interests of a Fund and its shareholders. The Funds' Board must approve any material change to the Policies. The Policies may not be waived, or exceptions made, without the consent of ING's Legal Department. All waivers and exceptions involving any of the Funds will be disclosed to the Funds' Board no later than its next regularly scheduled quarterly meeting. No compensation or other consideration may be received by the Funds, the Adviser, or any other party in connection with the disclosure of portfolio holdings in accordance with the Policies.

                            PROXY VOTING PROCEDURES


The Board has adopted proxy voting procedures and guidelines to govern the voting of proxies relating to the Funds' portfolio securities. The procedures and guidelines delegate to the Investment Adviser the authority to vote proxies relating to portfolio securities, and provide a method for responding to potential conflicts of interest. In delegating voting procedures, which require the Investment Adviser to vote proxies in accordance with the Funds' proxy voting procedures and guidelines. An independent proxy voting service has been retained to assist in the voting of Fund proxies through the provision of vote analysis, implementation and recordkeeping and disclosure services. In addition, the Board established the Valuation and Proxy Voting Committee to oversee the implementation of the Funds' proxy voting procedures. A copy of the proxy voting procedure guidelines of the ING Funds, including procedures of the Investment Adviser, is attached hereto as Appendix A. No later than August 31st of each year, information regarding how the Funds voted proxies relating to portfolio securities for the one year period ending June 30th will be made available through the Funds' website (http://www.ingfunds.com) or by accessing the SEC's EDGAR database (http://www.sec.gov).


                        ADMINISTRATIVE SERVICES AGREEMENT


ING Funds Services, LLC serves as Administrator for the Funds ("Administrator"), pursuant to an Administrative Services Agreement with the Trust. Subject to the supervision of the Board, the Administrator provides the overall business management and administrative services necessary for the proper conduct of the Funds' business, except for those services performed by the Investment Manager under the Investment Management Agreement, the Sub-Adviser under the Sub-Advisory Agreement, the Custodian for the Funds under the Custodian Agreement, the transfer agent for the Funds ("Transfer Agent") under the Transfer Agency Agreement, and such other service providers as may be retained by the Fund from time to time. The Administrator acts as liaison among these service providers to the Funds. The Administrator is also responsible for ensuring that the Funds operate in compliance with applicable legal requirements and for monitoring the Investment Manager for compliance with requirements under applicable law and with the investment policies and restrictions of the Funds. The Administrator is an affiliate of the Investment Manager. For its services, the Administrator is entitled to receive from the Funds a fee at a rate of 0.10% of each Fund's average daily net assets.


TOTAL ADMINISTRATIVE FEES PAID BY THE FUNDS FOR THE FISCAL YEARS ENDED:

FUND                                             MAY 31, 2005                  MAY 31, 2004                  MAY 2003
----                                             ------------                  ------------                  --------
Principal Protection Fund                          $264,549                      386,796                      492,882
Principal Protection Fund II                        377,927                      549,644                      693,332
Principal Protection Fund III                       292,917                      402,387                      478,177
Principal Protection Fund IV                        566,069                      754,959                      652,557
Principal Protection Fund V                         458,505                      598,771                      307,205
Principal Protection Fund VI                        428,485                      553,901                      120,237
Principal Protection Fund VII                       220,412                      273,805                        4,543
Principal Protection Fund VIII                      145,561                       93,138                            0
Principal Protection Fund IX                         98,612                       22,176                            0
Principal Protection Fund X                          66,178                          731                            0
Principal Protection Fund XI                         29,775                            0                            0
Principal Protection Fund XII                         8,983                            0                            0

                          EXPENSE LIMITATION AGREEMENT


The Investment Manager entered into an Expense Limitation Agreement ("Expense Limitation Agreement") with the Funds, pursuant to which the Investment Manager has agreed to waive or limit its fees. In connection with this agreement and certain U.S. tax requirements, the Investment Manager will assume other expenses so that the total annual ordinary operating expenses of the Funds which excludes interest, taxes, brokerage commissions and other investment-related costs, extraordinary expenses such as litigation, other expenses not incurred in the ordinary course of the Funds' business, and expenses of any counsel or other persons or services retained by the Trust's Trustees who are not "interested persons" (as defined in the 1940 Act) of the Investment Manager do not exceed:



                                                          MAXIMUM OPERATING EXPENSE LIMIT (AS A PERCENTAGE OF
                                                                         AVERAGE NET ASSETS)*
                                                  ------------------------------------------------------------------
FUND                                              CLASS A             CLASS B            CLASS C             CLASS Q
----                                              -------             -------            -------             -------
Principal Protection Fund                          1.75%               2.50%              2.50%               1.75%
Principal Protection Fund II                       1.75%               2.50%              2.50%               1.75%
Principal Protection Fund III                      1.75%               2.50%              2.50%               1.75%
Principal Protection Fund IV                       1.75%               2.50%              2.50%               1.75%
Principal Protection Fund V                        1.75%               2.50%              2.50%                N/A
Principal Protection Fund VI                       1.75%               2.50%              2.50%               1.75%
Principal Protection Fund VII (1)                  1.75%               2.50%              2.50%                N/A
Principal Protection Fund VIII                     1.75%               2.50%              2.50%                N/A
Principal Protection Fund IX                       1.75%               2.50%              2.50%                N/A
Principal Protection Fund X                        1.75%               2.50%              2.50%                N/A
Principal Protection Fund XI                       1.75%               2.50%              2.50%                N/A
Principal Protection Fund XII                      1.75%               2.50%              2.50%                N/A

*     Effective through to the Guarantee Maturity Date.

(1) The Expense Limitation Agreement for PPF VII was modified May 1, 2004 into a tier structure based on the percentage of assets in the Equity Component. Under this tier structure, the Investment Manager will limit expenses to a maximum of 1.75%, 2.5% and 2.5% for Classes A, B, and C, respectively, excluding expenses such as interest, taxes, brokerage and extraordinary expenses. The actual expense limitation rates from May 31, 2004 to May 31, 2005 were 1.46%, 2.21% and 2.21% for Classes A, B and C, respectively.


The Funds will at a later date reimburse the Investment Manager for management fees waived and other expenses assumed by the Investment Manager, but only if, after such reimbursement, the Funds' expense ratio does not exceed the percentage described above.


The Expense Limitation Agreement provides that these expense limitations shall continue until the Guarantee Maturity Date. Thereafter, the agreement will automatically renew for one-year terms unless the Investment Manager provides written notice of the termination of the agreement to the Funds at least ninety
(90) days prior to the end of the then-current term. In addition, the agreement will terminate upon termination of the Investment Management Agreement, or it may be terminated by the Funds, without payment of any penalty, upon ninety (90) days' prior written notice to the Investment Manager at its principal place of business.



               DISTRIBUTION AND SHAREHOLDER SERVICING ARRANGEMENTS


Shares of the Funds are distributed by ING Funds Distributor, Inc. ("Distributor"), 7337 East Doubletree Ranch Road, Scottsdale, Arizona 85258 pursuant to a Distribution Agreement between the Trust and the Distributor. The Distribution Agreement requires the Distributor to use its best efforts on a continuing basis to solicit purchases of shares of the Funds. Shares of the Funds were offered during the Offering Period for the Funds but will not be offered during the Guarantee Period for the Funds, except in connection with reinvestment of dividends. Shares of the Funds will be offered on a continuous basis to existing shareholders during the Index Plus LargeCap Period for the Funds. The Trust and the Distributor have agreed to indemnify each other against certain liabilities. At the discretion of the Distributor, all sales charges may at times be reallowed to an authorized dealer ("Authorized Dealer"). If 90% or more of the sales commission is reallowed, such Authorized Dealer may be deemed to be an "underwriter" as that term is defined under the 1933 Act. The Distribution Agreement will remain in effect for two years and from year to year thereafter only if its continuance is approved annually by a majority of each Board who are not parties to such agreement or "interested persons" of any such party and must be approved either by votes of a majority of the Trustees or a majority of the outstanding voting securities of each Trust. See the Prospectuses for information on how to purchase and sell shares of the Funds, and the charges and expenses associated with an investment. The sales charge retained by the Distributor and the commissions reallowed to selling dealers are not an expense of the Funds and have no effect on the NAV of the Funds.



In addition to paying fees under the Funds' Distribution and Shareholder Servicing plan, the Funds may pay service fees to intermediaries such as brokers-dealers, financial advisors, or other financial institutions, including affiliates of the Investment Manager (such as ING Funds Services, LLC) for administration, sub-transfer agency, and other shareholder services associated with investors whose shares are held of record in omnibus accounts. These additional fees paid by the Funds to intermediaries may take two forms: (1) basis point payments on net assets and/or (2) fixed dollar amount payments per shareholder account. These may include payments for 401K sub-accounting services, networking fees, and omnibus account servicing fees.



The Funds' Investment Manager or Distributor, out of its own resources and without additional cost to the Funds or its shareholders, may provide additional cash or non-cash compensation to intermediaries selling shares of the Funds, including Fund affiliates. These amounts would be in addition to the distribution and shareholder servicing payments made by the Funds under the Distribution and Shareholder Servicing plan, and are in addition to trails and commissions. The payments made under these arrangements are paid out of the Investment Manager's or the Distributor's legitimate profits, and are intended to result in the promotion or distribution of Funds shares.



Compensation paid by the Investment Manager or the Distributor may take the form of cash incentives and non-cash compensation, and may include, but are not limited to: cash; merchandise; trips and financial assistance to dealers in connection with pre-approved conferences or seminars; sales or training programs for invited sales personnel; occasional entertainment; charitable contributions to charities supported by an intermediary; payment for travel expenses (including meals and lodging) incurred by sales personnel to locations appropriate under applicable NASD Rules for such seminars or training programs; radio and television shows regarding securities products; seminars for the public; business development and educational enhancement items such as software packages; prospecting lists; client appreciation events; advertising and sales campaigns (including printing and postage expenses) regarding one or more of the Funds or other funds managed by the Investment Manager; other events sponsored by dealers; and professional certifications and dues. The Distributor also may, at its own expense, pay concessions in addition to those described above to dealers that satisfy certain criteria established from time to time by the Distributor.


Payment arrangements with financial institutions are generally structured in one of three ways: (1) as a percentage of net assets; (2) as a fixed dollar amount; or (3) as a percentage of gross sales.

The following table shows all commissions and other compensation received by each principal underwriter, who is an affiliated person of the Funds' or an affiliated person of that affiliated person, directly or indirectly, from the Funds during the Funds' most recent fiscal year:


                                             NET UNDERWRITING        COMPENSATION ON
                       NAME OF PRINCIPAL       DISCOUNTS AND         REDEMPTIONS AND          BROKERAGE
    NAME OF FUND          UNDERWRITER           COMMISSIONS            REPURCHASES           COMMISSIONS       OTHER COMPENSATION
--------------------   -----------------     ----------------        ---------------         -----------       ------------------
ING PPF                    ING Funds               $0.00                  $0.00                 $0.00                 $0.00
                        Distributor LLC

ING PPF II                 ING Funds               $0.00                 $120.77                $0.00                 $0.00
                        Distributor, LLC

ING PPF III                ING Funds               $0.00                  $0.00                 $2.27                 $0.00
                        Distributor, LLC

ING PPF IV                 ING Funds               $2.27               $10,349.22               $0.00                 $0.00
                        Distributor, LLC

ING PPF V                  ING Funds               $0.00                 $606.84                $0.00                 $0.00
                        Distributor, LLC

ING PPF VI                 ING Funds               $0.00                 $501.18                $0.00                 $0.00
                        Distributor, LLC

ING PPF VII                ING Funds               $0.00                $6,379.53               $0.60                 $0.00
                        Distributor, LLC

ING PPF VIII               ING Funds               $0.00                $8,425.51               $0.00                 $0.00
                        Distributor, LLC

ING PPF IX                 ING Funds             $1,456.12              $8,480.78               $0.00                 $0.00
                        Distributor, LLC

ING PPF X                  ING Funds            $64,613.78              $4,984.43             $5,394.20               $0.00
                        Distributor, LLC

ING PPF XI                 ING Funds            $50,675.57              $1,947.10             $2,370.15               $0.00
                        Distributor, LLC

ING PPF XII                ING Funds            $16,701.21               $393.22               $760.99                $0.00
                        Distributor, LLC

                                RULE 12B-1 PLAN


The Trust has a distribution plan pursuant to Rule 12b-1 under the 1940 Act applicable to the classes of shares offered by the Funds ("Rule 12b-1 Plan"). The Funds intend to operate the Rule 12b-1 Plan in accordance with its terms and the National Association of Securities Dealers, Inc. rules concerning sales charges. Under the Rule 12b-1 Plan, the Distributor may be entitled to payment each month in connection with the offering, sale, and shareholder servicing of the different classes of shares of the Funds in amounts as set forth in the following table.



                   FEES BASED ON AVERAGE DAILY NET ASSETS
                  ----------------------------------------
                     CLASS A        CLASS B     CLASS C     CLASS Q
                     -------        -------     -------     -------
Service               0.25%          0.25%       0.25%       0.25%
Distribution           n/a           0.75%       0.75%        n/a



These fees may be used to cover the expenses of the Distributor primarily intended to result in the sale of each class of shares of the Funds, including payments to dealers for selling shares of the Funds and for servicing shareholders of these classes of the Funds. Activities for which these fees may be used include: promotional activities; preparation and distribution of advertising materials and sales literature; expenses of organizing and conducting sales seminars; personnel costs and overhead of the Distributor; printing of prospectuses and statements of additional information (and supplements thereto) and reports for other than existing shareholders; payments to dealers and others that provide shareholder services; interest on accrued distribution expenses; and costs of administering the Rule 12b-1 Plan. No more than 0.75% per annum of the Funds' average net assets may be used to finance distribution expenses, exclusive of shareholder servicing payments, and no Authorized Dealer may receive shareholder servicing payments in excess of 0.25% per annum of the Funds' average net assets held by the Authorized Dealer's clients or customers.


Under the Rule 12b-1 Plan, ongoing payments will be made on a quarterly basis to Authorized Dealers for both distribution and shareholder servicing at rates that are based on the average daily net assets of shares that are registered in the name of that Authorized Dealer as nominee or held in a shareholder account that designates that Authorized Dealer as the dealer of record. The total rates, on an annual basis, are as follows: 0.25% for Class A, 1.00% for Class B, 1.00% for Class C and 1.00% for Class Q. Rights to these ongoing payments begin to accrue in the 13th month following a purchase of shares. The distributor may, in its discretion, pay such financial intermediary 12b-1 fees prior to the 13th month following the purchase of Class A, B, C or Q shares.


The Distributor will receive payment without regard to actual distribution expenses it incurs. In the event a Rule 12b-1 Plan is terminated in accordance with its terms, the obligations of the Funds to make payments to the Distributor pursuant to the Rule 12b-1 Plan will cease and the Funds will not be required to make any payments for expenses incurred after the date the Plan terminates.



In addition to providing for the expenses discussed above, the Rule 12b-1 Plan also recognizes that the Investment Manager and/or the Distributor may use their resources to pay expenses associated with activities primarily intended to result in the promotion and distribution of the Funds' Shares and other funds managed by the Investment Manager. In some instances, additional compensation or promotional incentives may be offered to dealers. Such compensation and incentives may include, but are not limited to: cash; merchandise; trips and financial assistance to dealers in connection with pre-approved conferences or seminars; sales or training programs for invited sales personnel; payment for travel expenses (including meals and lodging) incurred by sales personnel to various locations under applicable NASD Rules for such seminars or training programs; seminars for the public; advertising and sales campaigns regarding the Funds or other funds managed by the Investment Manager and/or other events sponsored by dealers. In addition, the Distributor may, at its own expense, pay concessions in addition to those described above to dealers that satisfy certain criteria established from time to time by the Distributor. These conditions relate to increasing sales of shares of the Funds over specified periods and to certain other factors. These payments may, depending on the dealer's satisfaction of the required conditions, be periodic and may be up to (1) 0.35% of the value of the Funds' shares sold by the dealer during a particular period, and (2) 0.25% of the value of the Funds' shares held by the dealer's customers for more than one year, calculated on an annual basis.

The Rule 12b-1 Plan has been approved by the Board of Trustees of the Funds, including all of the Trustees who are not interested persons of the Trust as defined in the 1940 Act. The Rule 12b-1 Plan must be renewed annually by the Board of Trustees, including a majority of the Trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Rule 12b-1 Plan, cast in person at a meeting called for that purpose. It is also required that the selection and nomination of such Trustees be committed to the Trustees who are not interested persons. The Rule 12b-1 Plan and any distribution or service agreement may be terminated as to the Fund at any time, without any penalty, by such Trustees or by a vote of a majority of the Funds outstanding shares on 60 days written notice. The Distributor or any dealer or other firm may also terminate their respective distribution or service agreement at any time upon written notice.



In approving the Rule 12b-1 Plan, the Board has determined that differing distribution arrangements in connection with the sale of new shares of the Funds are necessary and appropriate in order to meet the needs of different potential investors. Therefore, the Board, including those Trustees who are not interested persons of the Trust, concluded that, in the exercise of their reasonable business judgment and in light of their fiduciary duties, there is a reasonable likelihood that the Rule 12b-1 Plan as tailored to each class of the Funds, will benefit the Funds and their shareholders.



The Rule 12b-1 Plan and any distribution or service agreement may not be amended to increase materially the amount spent for distribution expenses as to the Funds without approval by a majority of the Funds outstanding shares, and all material amendments to the Plan or any distribution or service agreement shall be approved by the Trustees who are not interested persons of the Trust, cast in person at a meeting called for the purpose of voting on any such amendment.


The Distributor is required to report in writing to the Board at least quarterly on the monies reimbursed to it under the Rule 12b-1 Plan, as well as to furnish the Board with such other information as may reasonably be requested in connection with the payments made under the Rule 12b-1 Plans in order to enable the Board to make an informed determination of whether the Rule 12b-1 Plans should be continued.

Total distribution expenses incurred by the Distributor for the costs of promotion and distribution with respect to each class of shares for the Funds for the fiscal year ended May 31, 2005 were as follows:


        DISTRIBUTION EXPENSES                 CLASS A       CLASS B         CLASS C          CLASS Q
        ---------------------                 -------       -------         -------          -------
ING (AETNA) INDEX PLUS PROTECTION FUND
Advertising                                        13             91             --             --
Printing                                          247          1,730             --             --
Salaries & Commissions                            706          4,949             --             --
Broker Servicing                                9,652         67,687             --             --
Miscellaneous                                     875          6,133             --             --
Total                                          11,493         80,590             --             --

ING PPF
Advertising                                         7             60             37             --
Printing                                          128          1,145            703             --
Salaries & Commissions                            368          3,276          2,010              1
Broker Servicing                               58,070        517,510        317,611            151
Miscellaneous                                   2,046         18,234         11,191              5
Total                                          60,619        540,225        331,552            157

ING PPF II
Advertising                                         6             55             43             --
Printing                                          113          1,049            815             --
Salaries & Commissions                            323          3,000          2,332             --
Broker Servicing                               77,348        719,253        559,002             --
Miscellaneous                                   2,878         26,760         20,798             --
Total                                          80,668        750,117        582,990             --

ING PPF III
Advertising                                         6             62             35             --
Printing                                          122          1,186            668             --
Salaries & Commissions                            348          3,395          1,911             --
Broker Servicing                               60,253        586,999        330,410             66
Miscellaneous                                   3,524         34,335         19,327              4
Total                                          64,253        625,977        352,351             70

ING PPF IV
Advertising                                         6             58             40             --
Printing                                          114          1,102            760             --
Salaries & Commissions                            326          3,153          2,175             --
Broker Servicing                              114,658      1,107,293        763,878             20
Miscellaneous                                   5,512         53,229         36,721              1
Total                                         120,616      1,164,835        803,574             21

ING PPF V
Advertising                                         7             65             32             --
Printing                                          134          1,234            608             --
Salaries & Commissions                            384          3,531          1,740             --
Broker Servicing                               99,700        917,699        452,316             --
Miscellaneous                                   5,824         53,607         26,422             --
Total                                         106,049        976,136        481,118             --

ING PPF VI
Advertising                                         7             61             36             --
Printing                                          142          1,155            678             --
Salaries & Commissions                            406          3,308          1,941             --
Broker Servicing                              101,496        826,934        485,228             96
Miscellaneous                                   6,294         51,283         30,092              6
Total                                         108,345        882,741        517,975            102

ING PPF VII
Advertising                                         7             54             43             --
Printing                                          139          1,020            817             --
Salaries & Commissions                            398          2,920          2,337             --
Broker Servicing                               51,704        379,150        303,418             --
Miscellaneous                                   5,382         39,468         31,584             --
Total                                          57,630        422,612        338,199             --

ING PPF VIII
Advertising                                         9             35             59             --
Printing                                          180            668          1,129             --
Salaries & Commissions                            514          1,911          3,230             --
Broker Servicing                               34,157        127,075        214,723             --
Miscellaneous                                  11,862         44,128         74,565             --
Total                                          46,722        173,817        293,706             --

ING PPF IX
Advertising                                        16             28             59             --
Printing                                          310            537          1,129             --
Salaries & Commissions                            887          1,538          3,230             --
Broker Servicing                               26,900         46,663         98,003             --
Miscellaneous                                  23,390         40,575         85,215             --
Total                                          51,503         89,341        187,636             --

ING PPF X
Advertising                                       232            568            496             --
Printing                                        4,414         10,800          9,428             --
Salaries & Commissions                         14,252         34,867         30,439             --
Broker Servicing                               27,768         67,933         59,306             --
Miscellaneous                                  32,445         79,375         69,295             --
Total                                          79,111        193,543        168,964             --

ING PPF XI
Advertising                                       284            764            358             --
Printing                                        5,393         14,514          6,805             --
Salaries & Commissions                         15,592         41,964         19,673             --
Broker Servicing                               24,995         67,272         31,538             --
Miscellaneous                                  23,857         64,211         30,103             --
Total                                          70,121        188,725         88,477             --

ING PPF XII
Advertising                                       148            406            231             --
Printing                                        2,820          7,723          4,380             --

Salaries & Commissions                          7,684         21,042         11,934             --
Broker Servicing                               11,952         32,729         18,563             --
Miscellaneous                                   7,814         21,399         12,137             --
Total                                          30,418         83,299         47,245             --



                                 OTHER EXPENSES


In addition to the management fee and other fees described previously, the Funds pay other expenses, such as legal, audit, transfer agency and custodian out-of-pocket fees, proxy solicitation costs, and the compensation of Trustees who are not affiliated with the Investment Manager. Most of the Funds' expenses are allocated proportionately among all of the outstanding shares of the Funds. However, the Rule 12b-1 Plan fees for each class of shares are charged proportionately only to the outstanding shares of that class.

                                 CODE OF ETHICS


The Funds, the Investment Manager and Distributor have adopted a Code of Ethics, as required by Rule 17j-1 of the 1940 Act, governing personal trading activities of all Trustees, officers of the Funds and persons who, in connection with their regular functions, play a role in the recommendation of any purchase or sale of a security by the Funds or obtain information pertaining to such purchase or sale. The Code is intended to prohibit fraud against the Funds that may arise from personal trading of securities that may be purchased or held by the Funds or the Funds' shares. Personal trading is permitted by such persons subject to certain restrictions; however they are generally required to pre-clear all security transactions with the Funds' Compliance Officer or her designee and to report all transactions on a regular basis. The Sub-Adviser has adopted its own Code of Ethics to govern the personal trading activities of its personnel.


                        PURCHASE AND REDEMPTION OF SHARES


A complete description of the manner in which shares may be purchased, redeemed or exchanged appears in each Prospectus under "Shareholder Guide." Shares of the Funds are purchased at the NAV of the Funds next determined after a purchase order is received by the dealer (and/or Distributor) or by the Funds' Transfer Agent, less any applicable front-end sales charge. Shares subject to a CDSC will continue to age from the date that the original shares were purchased. If you invest in a Funds through a financial intermediary, you may be charged a commission or transaction fee by the financial intermediary for the purchase and sale of Funds shares.



Any redemptions made from the Funds prior to the Guarantee Maturity Date will be made at NAV, which may be higher or lower than the NAV at the inception of the Guarantee Period. Moreover, such redemptions may be subject to a CDSC. Amounts redeemed prior to the Guarantee Maturity Date are not eligible for the guarantee.



Certain investors may purchase shares of the Funds with liquid assets with a value which is readily ascertainable by reference to a domestic exchange price and which would be eligible for purchase by the Funds consistent with the Funds' investment policies and restrictions. These transactions only will be effected if the Sub-Adviser intends to retain the security in the Funds as an investment. Assets so purchased by the Funds will be valued in generally the same manner as they would be valued for purposes of pricing the



Funds' shares, if such assets were included in the Funds' assets at the time of purchase. The Funds Reserve the right to amend or terminate this practice at any time.



During the IndexPlus LargeCap Period, Class A shares of the Funds may be purchased at NAV, without a sales charge, by persons who have redeemed their Class A shares of the Funds (or shares of other funds managed by the Investment Manager in accordance with the terms of such privileges established for such funds) within the previous 90 days. The amount that may be so reinvested in the Funds are limited to an amount up to, but not exceeding, the redemption proceeds (or to the nearest full share if fractional shares are not purchased). In order to exercise this privilege, a written order for the purchase of shares must be received by the Transfer Agent, or be postmarked, within 90 days after the date of redemption. This privilege may only be used once per calendar year. Payment must accompany the request and the purchase will be made at the then current NAV of the Funds. Such purchases may also be handled by a securities dealer who may charge a shareholder for this service. If the shareholder has realized a gain on the redemption, the transaction is taxable and any reinvestment will not alter any applicable federal capital gains tax. If there has been a loss on the redemption and a subsequent reinvestment pursuant to this privilege, some or all of the loss may not be allowed as a tax deduction depending upon the amount reinvested, although such disallowance is added to the tax basis of the shares acquired upon the reinvestment.

Additionally, Class A shares of the Funds may also be purchased at NAV by any charitable organization or any state, county, or city, or any instrumentality, department, authority or agency thereof that has determined that the Funds are a legally permissible investment and that is prohibited by applicable investment law from paying a sales charge or commission in connection with the purchase of shares of any registered management investment company ("an eligible governmental authority"). If an investment by an eligible governmental authority at NAV is made though a dealer who has executed a selling group agreement with respect to the Trust (or certain other open-end ING Funds) the Distributor may pay the selling firm 0.25% of the offering price.



The officers, Trustees and bona fide full-time employees of the Trust and the officers, directors and full-time employees of the Investment Manager, any Sub-Adviser, the Distributor, any service provider to the Funds or affiliated corporations thereof or any trust, pension, profit-sharing or other benefit plan for such persons, broker-dealers, for their own accounts or for members of their families (defined as current spouse, children, parents, grandparents, uncles, aunts, siblings, nephews, nieces, step-relations, relations at-law, and cousins) employees of such broker-dealers (including their immediate families) and discretionary advisory accounts of the Investment Manager or any Sub-Adviser, may purchase Class A shares of the Funds at NAV without a sales charge. Such purchaser may be required to sign a letter stating that the purchase is for his own investment purposes only and that the securities will not be resold except to the respective Funds. The Trust may, under certain circumstances, allow registered investment advisers to make investments on behalf of their clients at NAV without any commission or concession.


Class A shares may also be purchased at NAV by certain fee based registered investment advisers, trust companies and bank trust departments under certain circumstances making investments on behalf of their clients and by shareholders who have authorized the automatic transfer of dividends from the same class of another open-end fund managed by the Investment Manager or from ING Prime Rate Trust.

Class A shares may also be purchased without a sales charge by (i) shareholders who have authorized the automatic transfer of dividends from the same class of another ING Fund distributed by the Distributor or from ING Prime Rate Trust;
(ii) registered investment advisors, trust companies and bank trust departments investing in shares on their own behalf or on behalf of their clients, provided that the aggregate amount invested in any one or more funds, during the 13 month period starting with the first investment, equals at least $1 million; (iii) broker-dealers, who have signed selling group agreements with the Distributor, and registered representatives and employees of such broker-dealers, for their own accounts or for members of their families (defined as current spouse, children, parents, grandparents, uncles, aunts, siblings, nephews, nieces, step relations, relations-at-law and cousins); (iv) broker-dealers using third party administrators for qualified retirement plans who have entered into an agreement with the ING Funds or an affiliate, subject to certain operational and minimum size requirements specified from time-to-time by the ING Funds; (v) accounts as to which a banker or broker-dealer charges an account management fee ("wrap accounts"); and (vi) any registered investment company for which ING Investments serves as adviser.

Letters of Intent and Rights of Accumulation


An investor may immediately qualify for a reduced sales charge on the purchase of Class A shares of the Funds or any of the ING Funds which offers Class A shares, or shares with front-end sales charges, by completing the Letter of Intent section of the Account Application in the Prospectus (the "Letter of Intent" or "Letter"). By completing the Letter, the investor expresses an intention to invest during the next 13 months a specified amount which if made at one time would qualify for the reduced sales charge. At any time within 90 days after the first investment which the investor wants to qualify for the reduced sales charge, a signed Account Application, with the Letter of Intent section completed, may be filed with the Funds. After the Letter of Intent is filed, each additional investment made will be entitled to the sales charge applicable to the level of investment indicated on the Letter of Intent as described above. Sales charge reductions based upon purchases in more than one investment in the ING Funds will be effective only after notification to the Distributor that the investment qualifies for a discount. The shareholder's holdings in the Investment Manager's funds acquired within 90 days before the Letter of Intent is filed will be counted towards completion of the Letter of Intent but will not be entitled to a retroactive downward adjustment of sales charge until the Letter of Intent is fulfilled. Any redemptions made by the shareholder during the 13-month period will be subtracted from the amount of the purchases for purposes of determining whether the terms of the Letter of Intent have been completed. If the Letter of Intent is not completed within the 13-month period, there will be an upward adjustment of the sales charge as specified below, depending upon the amount actually purchased (less redemption) during the period.

An investor acknowledges and agrees to the following provisions by completing the Letter of Intent section of the Account Application in the Prospectuses. A minimum initial investment equal to 25% of the intended total investment is required. An amount equal to the maximum sales charge or 5.75% of the total intended purchase will be held in escrow at ING Funds, in the form of shares, in the investor's name to assure that the full applicable sales charge will be paid if the intended purchase is not completed. The shares in escrow will be included in the total shares owned as reflected on the monthly statement; income and capital gain distributions on the escrow shares will be paid directly by the investor. The escrow shares will not be available for redemption by the investor until the Letter of Intent has been completed, or the higher sales charge paid. If the total purchases, less redemptions, equal the amount specified under the Letter, the shares in escrow will be released. If the total purchases, less redemptions, exceed the amount specified under the Letter and is an amount which would qualify for a further quantity discount, a retroactive price adjustment will be made by the Distributor and the dealer with whom purchases were made pursuant to the Letter of Intent (to reflect such further quantity discount) on purchases made within 90 days before, and on those made after filing the Letter. The resulting difference in offering price will be applied to the purchase of additional shares at the applicable offering price. If the total purchases, less redemptions, are less than the amount specified under the Letter, the investor will remit to the Distributor an amount equal to the difference in dollar amount of sales charge actually paid and the amount of sales charge which would have applied to the aggregate purchases if the total of such purchases had been made at a single account in the name of the investor or to the investor's order. If within 10 days after written request such difference in sales charge is not paid, the redemption of an appropriate number of shares in escrow to realize such difference will be made. If the proceeds from a total redemption are inadequate, the investor will be liable to the Distributor for the difference. In the event of a total redemption of the account prior to fulfillment of the Letter of Intent, the additional sales charge due will be deducted from the proceeds of the redemption and the balance will be forwarded to the investor. By completing the Letter of Intent section of the Account Application, an investor grants to the Distributor a security interest in the shares in escrow and agrees to irrevocably appoint the Distributor as his attorney-in-fact with full power of substitution to surrender for redemption any or all shares for the purpose of paying any additional sales charge due and authorizes the Transfer Agent to receive and redeem shares and pay the proceeds as directed by the Distributor. The investor or the securities dealer must inform the Transfer Agent or the Distributor that this Letter is in effect each time a purchase is made.

If at any time prior to or after completion of the Letter of Intent the investor wishes to cancel the Letter of Intent, the investor must notify the Distributor in writing. If, prior to the completion of the Letter of Intent, the investor requests the Distributor to liquidate all shares held by the investor, the Letter of Intent will be terminated automatically. Under either of these situations, the total purchased may be less than the amount specified in the Letter of Intent. If so, the Distributor will redeem at NAV to remit to the Distributor and the appropriate authorized dealer an amount equal to the difference between the dollar amount of the sales charge actually paid and the amount of the sales charge that would have been paid on the total purchases if made at one time.


The value of shares of the Funds plus shares of other open-end funds distributed by the Distributor (excluding shares of the ING Money Market Funds) can be combined with a current purchase to determine the reduced sales charge and applicable offering price of the current purchase. The reduced sales charge applies to quantity purchases made at one time or on a cumulative basis over any period of time by (i) an investor, (ii) the investor's spouse and children under the age of majority, (iii) the investor's custodian accounts for the benefit of a child under the Uniform Gift To Minors Act, (iv) a trustee or other fiduciary of a single trust estate or a single fiduciary account (including a pension, profit-sharing and/or other employee benefit plans qualified under Section 401 of the Code), by trust companies' registered investment advisors, banks and bank trust departments for accounts over which they exercise exclusive investment discretionary authority and which are held in a fiduciary, agency, advisory, custodial or similar capacity.


The reduced sales charge also applies on a non-cumulative basis, to purchases made at one time by the customers of a single dealer, in excess of $1 million. The Letter of Intent option may be modified or discontinued at any time.

Shares of the Funds and other open-end ING Funds (excluding ING General Money Market Shares) purchased and owned of record or beneficially by a corporation, including employees of a single employer (or affiliates thereof) including shares held by its employees, under one or more retirement plans, can be combined with a current purchase to determine the reduced sales charge and applicable offering price of the current purchase, provided such transactions are not prohibited by one or more provisions of the Employee Retirement Income Security Act or the Internal Revenue Code. Individuals and employees should consult with their tax advisors concerning the tax rules applicable to retirement plans before investing.



For the purposes of Rights of Accumulation and the Letter of Intent Privilege, shares held by investors in other ING Funds which impose a CDSC may be combined with Class A shares of the Funds for a reduced sales charge but will not affect any CDSC which may be imposed upon the redemption of shares of the Funds which impose a CDSC.


Redemptions

Fund shares may be redeemed by shareholders prior to the Guarantee Maturity Date. However, redemptions made for any reason prior to the Guarantee Maturity Date will be made at NAV and are not eligible for the guarantee. Moreover, redemptions may be subject to a CDSC.


Payment to shareholders for shares redeemed will be made within seven days after receipt by the Funds' Transfer Agent of the written request in proper form, except that the Funds may suspend the right of redemption or postpone the date of payment during any period when (a) trading on the New York Stock Exchange is restricted as determined by the SEC or such exchange is closed for other than weekends and holidays; (b) an emergency exists as determined by the SEC making disposal of portfolio series or valuation of net assets of the Funds not reasonably practicable; or (c) for such other period as the SEC may permit for the protection of the Funds' shareholders. At various times, the Funds may be requested to redeem shares for which it has not yet received good payment. Accordingly, the Funds may delay the mailing of a redemption check until such time as it has assured itself that good payment has been collected for the purchase of such shares, which may take up to 15 days or longer.



The Funds intend to pay in cash for all shares redeemed, but under abnormal conditions that make payment in cash unwise, the Funds may make payment wholly or partly in securities at their then current market value equal to the redemption price. In such case, an investor may incur brokerage costs in converting such securities to cash. However, the Trust has elected to be governed by the provisions of Rule 18f-1 under the 1940 Act, which contain a formula for determining the minimum amount of cash to be paid as part of any redemption. In the event the Funds must liquidate portfolio securities to meet redemptions, it reserves the right to reduce the redemption price by an amount equivalent to the pro-rated cost of such liquidation not to exceed one percent of the NAV of such shares.



Due to the relatively high cost of handling small investments, the Trust reserves the right, upon 30 days' written notice, to redeem, at NAV (less any applicable deferred sales charge), the shares of any shareholder whose account has a value of less than $1,000 in the Funds, other than as a result of a decline in the NAV per share. Before the Funds redeem such shares and sends the proceeds to the shareholder, it will notify the shareholder that the value of the shares in the account is less than the minimum amount and will allow the shareholder 30 days to make an additional investment in an amount that will increase the value of the account to at least $1,000 before the redemption is processed.


The value of shares on redemption or repurchase may be more or less than the investor's cost, depending upon the market value of the portfolio securities at the time of redemption or repurchase. Redemptions made prior to the Guarantee Maturity Date may be subject to a CDSC and are not eligible for the Payment Undertaking.

No CDSC is imposed on any shares subject to a CDSC to the extent that those shares (i) are no longer subject to the applicable holding period, (ii) resulted from reinvestment of distributions on CDSC shares, or (iii) were exchanged for shares of another fund managed by the Investment Manager, provided that the shares acquired in such exchange and subsequent exchanges will continue to remain subject to the CDSC, if applicable, until the applicable holding period expires.

The CDSC or redemption fee will be waived for certain redemptions of shares upon
(i) the death or permanent disability of a shareholder, or (ii) in connection with mandatory distributions from an Individual Retirement Account ("IRA") or other qualified retirement plan. The CDSC or redemption fee will be waived in the case of a redemption of shares following the death or permanent disability of a shareholder if the redemption is made within one year of death or initial determination of permanent disability. The waiver is available for total or partial redemptions of shares owned by an individual or an individual in joint tenancy (with rights of survivorship), but only for redemptions of shares held at the time of death or initial determination of permanent disability. The CDSC or redemption fee will also be waived in the case of a total or partial redemption of shares in connection with any mandatory distribution from a tax-deferred retirement plan or an IRA. The waiver does not apply in the case of a tax-free rollover or transfer of assets, other than one following a separation from services, except that a CDSC or redemption fee may be waived in certain circumstances involving redemptions in connection with a distribution from a qualified employer retirement plan in connection with termination of employment or termination of the employer's plan and the transfer to another employer's plan or to an IRA. The shareholder must notify the Funds either directly or through the Distributor at the time of redemption that the shareholder is entitled to a waiver of CDSC or redemption fee. The waiver will then be granted subject to confirmation of the shareholder's entitlement. The CDSC or redemption fee, which may be imposed on Class A shares purchased in excess of $1 million, will also be waived for registered investment advisors, trust companies and bank trust departments investing on their own behalf or on behalf of their clients. These waivers may be changed at any time.


Reinstatement Privilege


The Funds allow reinstatement privileges only during the Index Plus LargeCap Period. If you sell Class B or Class C shares of the Fund during this period, you may reinvest some or all of the proceeds in the same share class within 90 days without a sales charge during the Offering Period or the Index Plus LargeCap Period. Reinstated Class B and Class C shares will retain their original cost and purchase date for purposes of the CDSC. The amount of any CDSC also will be reinstated. To exercise this privilege, the written order for the purchase of shares must be received by the Transfer Agent or be postmarked within 90 days after the date of redemption. This privilege can be used only once per calendar year. If a loss is incurred on the redemption and the reinstatement privilege is used, some or all of the loss may not be allowed as a tax deduction.


Additional Rights


The Funds retain certain rights, including the rights to: refuse orders to purchase shares; vary its requirements for initial or additional investments, reinvestments, retirement and employee benefit plans, sponsored arrangements and similar programs; and change or discontinue its sales charge waivers and orders acceptance practices.


                     DEALER COMMISSIONS AND OTHER INCENTIVES


In connection with the sale of shares of the Funds, the Distributor may pay Authorized Dealers of record a sales commission as a percentage of the purchase price. In connection with the sale of Class A Shares, the Distributor will reallow the following amounts to Authorized Dealers of record from the sales charge on such sales:


    DEALERS' REALLOWANCE AS A PERCENTAGE OF OFFERING PRICE
----------------------------------------------------------
AMOUNT OF TRANSACTION                              CLASS A
---------------------                              -------
  Less than $50,000                                 5.00%
 $50,000 -- $99,999                                 3.75%
$100,000 -- $249,999                                2.75%
$250,000 -- $499,000                                2.00%
$500,000 -- $999,999                                1.75%
 $1,000,000 and over                            See below


The Distributor may pay to Authorized Dealers out of its own assets commissions on shares sold in Classes A, B and C, at NAV, which at the time of investment would have been subject to the imposition of a CDSC if redeemed. There is no sales charge on purchases of $1,000,000 or more of Class A Shares. However, such purchases may be subject to a CDSC, as disclosed in the Prospectus. The Distributor will pay Authorized Dealers of record commissions at the rates shown in the table below for purchases of Class A Shares that are subject to a CDSC:

       AMOUNT OF                        DEALER COMMISSION AS A PERCENTAGE OF
      TRANSACTION                                 AMOUNT INVESTED
------------------------                ------------------------------------
$1,000,000 to $2,499,000                                1.00%
$2,500,000 to $4,999,999                                0.50%
   $5,000,000 and over                                  0.25%

For the fiscal year ended May 31, 2005, the Distributor received the following amounts in sales charges in connection with the sale of shares:


                                                                  2005

                                 CLASS A                 CLASS A
                           SALES CHARGES           SALES CHARGES                 CLASS B                  CLASS C
                                  BEFORE                   AFTER                DEFERRED                 DEFERRED
       FUND          DEALER RE-ALLOWANCE     DEALER RE-ALLOWANCE           SALES CHARGES            SALES CHARGES
----------------     -------------------     -------------------           -------------            -------------
PPF I                     $      --                 $     --                 $  719,024                 $    --
PPF II                    $      --                 $     --                 $  861,859                 $    50
PPF III                   $      --                 $     --                 $  719,652                 $    --
PPF IV                    $      --                 $     --                 $1,261,961                 $    --
PPF V                     $      --                 $     --                 $1,008,747                 $    --
PPF VI                    $   1,311                 $    171                 $  989,435                 $    --
PPF VII                   $   4,730                 $    617                 $  426,695                 $    --
PPF VIII                  $      --                 $     --                 $  238,697                 $ 2,534
PPF IX                    $   6,869                 $    896                 $   94,585                 $ 7,126
PPF X                     $ 495,374                 $ 64,614                 $  101,719                 $ 3,918
PPF XI                    $ 388,516                 $ 50,676                 $   55,845                 $ 1,947
PPF XII                   $ 128,110                 $ 16,710                 $   15,660                 $   393



                                                                 2004

                               CLASS A                  CLASS A
                         SALES CHARGES            SALES CHARGES                  CLASS B                 CLASS C
                                BEFORE                    AFTER                 DEFERRED                DEFERRED
       FUND        DEALER RE-ALLOWANCE      DEALER RE-ALLOWANCE            SALES CHARGES           SALES CHARGES
----------------   -------------------      -------------------            -------------           -------------
PPF I                   $     659                    $     86                $2,374,562                $  3,398
PPF II                  $      --                    $     --                $2,930,889                $  2,544
PPF III                 $      69                    $      9                $1,681,221                $  2,547
PPF IV                  $ 136,497                    $ 17,804                $3,541,459                $ 38,299
PPF V                   $ 178,158                    $ 23,238                $2,324,848                $ 63,792
PPF VI                  $  21,467                    $  2,800                $1,688,186                $ 71,495
PPF VII                 $ 620,134                    $ 80,887                $  609,536                $ 38,372
PPF VIII                $ 691,434                    $ 90,187                $  141,036                $  6,851
PPF IX                  $      --                    $     --                $   22,723                $     51
PPF X                   $      --                    $     --                $    1,150                $     --
PPF XI                  $      --                    $     --                $       --                $     --
PPF XII                 $      --                    $     --                $       --                $     --



                                                                  2003

                               CLASS A                   CLASS A
                         SALES CHARGES             SALES CHARGES                  CLASS B                 CLASS C
                                BEFORE                     AFTER                 DEFERRED                DEFERRED
       FUND        DEALER RE-ALLOWANCE       DEALER RE-ALLOWANCE            SALES CHARGES           SALES CHARGES
----------------   -------------------       -------------------            -------------           -------------
PPF I                   $     1,135                 $     148                 $ 1,440,680                $ 21,390
PPF II                  $      (974)                $    (127)                $ 1,841,376                $ 31,129
PPF III                 $   371,097                 $  48,404                 $   949,486                $ 39,649
PPF IV                  $ 2,438,468                 $ 318,061                 $ 1,085,778                $ 39,300
PPF V                   $ 2,652,981                 $ 346,041                 $   378,562                $ 11,327
PPF VI                  $ 2,044,117                 $ 266,624                 $   176,707                $  1,714
PPF VII                 $   391,813                 $  51,106                 $     4,622                $     --
PPF VIII                $        --                 $      --                 $        --                $     --
PPF IX                  $        --                 $      --                 $        --                $     --
PPF X                   $        --                 $      --                 $        --                $     --
PPF XI                  $        --                 $      --                 $        --                $     --
PPF XII                 $        --                 $      --                 $        --                $     --


Also, the Distributor will pay out of its own assets a commission of 1% of the amount invested for purchases of Class A Shares of less than $1 million by qualified employer retirement plans with 50 or more participants.


The Distributor will pay out of its own assets a commission of 4% of the amount invested for purchases of Class B Shares subject to a CDSC. For purchases of Class C Shares subject to a CDSC, the Distributor may pay out of its own assets a commission of 1% of the amount invested of the Funds.


The Distributor may, from time to time, at its discretion, allow a selling dealer to retain 100% of a sales charge, and such dealer may therefore be deemed an "underwriter" under the Securities Act of 1933, as amended. The Distributor, at its expense, may also provide additional promotional incentives to dealers. The incentives may include payment for travel expenses, including lodging, incurred in connection with trips taken by qualifying registered representatives to locations appropriate under applicable NASD Rules for such seminars or training programs within or outside of the United States, merchandise or other items.

                    BROKERAGE ALLOCATION AND TRADING POLICIES

Subject to the supervision of each Board and ING Investments, ING IM has responsibility for making investment decisions, for effecting the execution of trades and for negotiating any brokerage commissions thereon. It is ING IM's policy to obtain the best quality of execution available, giving attention to net price (including commissions where applicable), execution capability (including the adequacy of a firm's capital position), research and other services related to execution. The relative priority given to these factors will depend on all of the circumstances regarding a specific trade.


ING IM receives a variety of brokerage and research services from brokerage firms in return for the execution by such brokerage firms of trades on behalf of the Funds. These brokerage and research services include, but are not limited to, quantitative and qualitative research information and purchase and sale recommendations regarding securities and industries, analyses and reports covering a broad range of economic factors and trends, statistical data relating to the strategy and performance of the Funds and other investment companies, services related to the execution of trades on behalf of the Fund and advice as to the valuation of securities, the providing of equipment used to communicate research information and specialized consultations with Fund personnel with respect to computerized systems and data furnished to the Funds as a component of other research services. ING IM considers the quantity and quality of such brokerage and research services provided by a brokerage firm along with the nature and difficulty of the specific transaction in negotiating commissions for trades in the Funds' securities and may pay higher commission rates than the lowest available when it is reasonable to do so in light of the value of the brokerage and research services received generally or in connection with a particular transaction. ING IM's policy in selecting a broker to effect a particular transaction is to seek to obtain "best execution," which means prompt and efficient execution of the transaction at the best obtainable price with payment of commissions which are reasonable in relation to the value of the services provided by the broker, taking into consideration research and brokerage services provided. When the trader believes that more than one broker can provide best execution, preference may be given to brokers that provide additional services to ING IM.



Research services furnished by brokers through whom the Funds effects securities transactions may be used by ING IM in servicing all of its accounts; not all such services will be used by ING IM to benefit the Funds.



Consistent with federal law, ING IM may obtain such brokerage and research services regardless of whether they are paid for (1) by means of commissions, or
(2) by means of separate, non-commission payments. ING IM's judgment as to whether and how it will obtain the specific brokerage and research services will be based upon its analysis of the quality of such services and the cost (depending upon the various methods of payment which may be offered by brokerage firms) and will reflect ING IM's opinion as to which services and which means of payment are in the long-term best interests of the Funds.

ING IM may buy or sell the same security at or about the same time for the Funds and another advisory client of ING IM, including clients in which affiliates of ING IM have an interest. In such a case, the purchases or sales will normally be aggregated, and then allocated as nearly as practicable on a pro rata basis in proportion to the amounts to be purchased or sold by each. In the event that allocation is done other than on a pro rata basis, the main factors to be considered in determining the amounts to be allocated are the respective investment objectives of the Funds and/or accounts, the relative size of portfolio holdings of the same or comparable securities, availability of cash for investment, and the size of their respective investment commitments. For underwritten offerings (initial or secondary), in addition to considering the factors mentioned in the previous sentence, ING IM may employ a rotational method for allocating securities purchased in these offerings. Prices are averaged for aggregated trades.


The Board has adopted a policy allowing trades to be made between affiliated registered investment companies or series thereof provided they meet the terms of Rule 17a-7 under the 1940 Act.

Brokerage Commissions were paid as follows:

FUND                                             MAY 31, 2005             MAY 31, 2004               MAY 2003
Principal Protection Fund                           24,791                   22,836                    1,280
Principal Protection Fund II                        33,645                   21,663                    1,164
Principal Protection Fund III                       35,623                   69,586                    1,315
Principal Protection Fund IV                       217,035                  237,226                    5,858
Principal Protection Fund V                        174,281                  176,425                    3,790
Principal Protection Fund VI                       166,159                  135,466                    3,731
Principal Protection Fund VII                       58,240                   95,402                        0
Principal Protection Fund VIII                      58,073                   71,019                        0
Principal Protection Fund IX                        41,039                   25,832                        0
Principal Protection Fund X                         38,722                        0                        0
Principal Protection Fund XI                        15,887                        0                        0
Principal Protection Fund XII                        6,859                        0                        0

For the fiscal years ended May 31, 2005, 2004 and 2003, commissions in the amounts listed below were paid with respect to portfolio transactions paid to certain brokers because of research services:

FUND                                             MAY 31, 2005             MAY 31, 2004               MAY 2003
Principal Protection Fund                   $         81.09                   118.08                    69.20
Principal Protection Fund II                       2,927.40                 3,869.46                 2,207.50
Principal Protection Fund III                      2,666.10                 3,501.27                 3,696.00
Principal Protection Fund IV                       3,602.70                10,059.27                 1,983.50
Principal Protection Fund V                       23,266.50                31,877.67                 1,446.00
Principal Protection Fund VI                      12,453.00                21,160.02                        -
Principal Protection Fund VII                     15,189.00                19,491.27                        -
Principal Protection Fund VIII                     5,574.00                10,668.36                        -
Principal Protection Fund IX                       3,984.90                 7,060.74                        -
Principal Protection Fund X                        2,980.50                        -                        -
Principal Protection Fund XI                         186.00                   118.08                        -
Principal Protection Fund XII                             -                 3,869.46                        -

During the fiscal year ended May 31, 2005, the following Funds acquired securities of their regular broker dealers (as defined in Rule 10b-1 under the 1940 Act) or their parents. The holdings of such brokers and dealers were as follows as of May 31, 2005:

FUND                                         SECURITY DESCRIPTION                    MARKET VALUE
ING Principal Protection Fund                Bear Stearns Cos, Inc.                   $      59,424
                                             Goldman Sachs Group, Inc.                $     131,625
                                             Lehman Brothers Holdings, Inc.           $     137,378
                                             Merrill Lynch & Co., Inc.                $     141,619
                                             Morgan Stanley                           $     254,101

ING Principal Protection Fund II             Bear Stearns Cos, Inc.                   $      67,347
                                             Goldman Sachs Group, Inc.                $     160,875
                                             Lehman Brothers Holdings, Inc.           $     158,584
                                             Merrill Lynch & Co., Inc.                $     166,036
                                             Morgan Stanley                           $     296,207

ING Principal Protection Fund III            Bear Stearns Cos, Inc.                   $      82,203
                                             Goldman Sachs Group, Inc.                $     185,250
                                             Lehman Brothers Holdings, Inc.           $     185,322
                                             Merrill Lynch & Co., Inc.                $     195,336
                                             Morgan Stanley                           $     345,168

ING Principal Protection Fund IV             Bear Stearns Cos, Inc.                   $     297,120
                                             Goldman Sachs Group, Inc.                $     755,625
                                             Lehman Brothers Holdings, Inc.           $     775,402
                                             Merrill Lynch & Co., Inc.                $     786,770
                                             Morgan Stanley                           $   1,424,735

ING Principal Protection Fund V              Bear Stearns Cos, Inc.                   $     221,850
                                             Goldman Sachs Group, Inc.                $     482,625
                                             Lehman Brothers Holdings, Inc.           $     503,412
                                             Merrill Lynch & Co., Inc.                $     507,331
                                             Morgan Stanley                           $     922,895

ING Principal Protection Fund VI             Bear Stearns Cos, Inc.                   $     187,186
                                             Goldman Sachs Group, Inc.                $     409,500
                                             Lehman Brothers Holdings, Inc.           $     424,120
                                             Merrill Lynch & Co., Inc.                $     428,654
                                             Morgan Stanley                           $     776,015

ING Principal Protection Fund VII            Bear Stearns Cos, Inc.                   $      89,136
                                             Goldman Sachs Group, Inc.                $     204,750
                                             Lehman Brothers Holdings, Inc.           $     209,294
                                             Merrill Lynch & Co., Inc.                $     214,327
                                             Morgan Stanley                           $     386,783

ING Principal Protection Fund VIII           Bear Stearns Cos, Inc.                   $      57,443
                                             Goldman Sachs Group, Inc.                $     148,200
                                             Lehman Brothers Holdings, Inc.           $     146,598
                                             Merrill Lynch & Co., Inc.                $     150,843
                                             Morgan Stanley                           $     270,749

ING Principal Protection Fund IX             Bear Stearns Cos, Inc.                   $      53,482
                                             Goldman Sachs Group, Inc.                $     117,000
                                             Lehman Brothers Holdings, Inc.           $     118,938
                                             Merrill Lynch & Co., Inc.                $     124,798
                                             Morgan Stanley                           $     220,319

ING Principal Protection Fund X              Bear Stearns Cos, Inc.                   $      39,517
                                             Goldman Sachs Group, Inc.                $      95,550
                                             Lehman Brothers Holdings, Inc.           $      97,640
                                             Merrill Lynch & Co., Inc.                $     100,544
                                             Morgan Stanley                           $     183,110

ING Principal Protection Fund XI             Bear Stearns Cos, Inc.                   $      24,760
                                             Goldman Sachs Group, Inc.                $      52,943
                                             Lehman Brothers Holdings, Inc.           $      54,121
                                             Merrill Lynch & Co., Inc.                $      57,027
                                             Morgan Stanley                           $     102,082

ING Principal Protection Fund XII            Bear Stearns Cos, Inc.                   $      11,588
                                             Goldman Sachs Group, Inc.                $      27,008
                                             Lehman Brothers Holdings, Inc.           $      27,844
                                             Merrill Lynch & Co., Inc.                $      27,944
                                             Morgan Stanley                           $      51,115

                          DETERMINATION OF SHARE PRICE


As noted in the Prospectus, the NAV and offering price of each class of the Funds' shares will be determined once daily as of the close of regular trading on the New York Stock Exchange (normally 4:00 p.m. Eastern time) during each day on which the NYSE is open for trading. As of the date of this SAI, the NYSE is closed on the following holidays: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.



Portfolio securities listed or traded on a national securities exchange will be valued at the last reported sale price on the valuation day. Securities traded on an exchange for which there has been no sale that day and other securities traded in the over-the-counter market will be valued at the mean between the last reported bid and asked prices on the valuation day. Portfolio securities reported by NASDAQ will be valued at the NASDAQ Official Closing Price on the valuation day. In cases in which securities are traded on more than one exchange, the securities are valued on the exchange that is normally the primary market. Short-term obligations maturing in 60 days or less will generally be valued at amortized cost. This involves valuing a security at cost on the date of acquisition and thereafter assuming a constant accretion of a discount or amortization of a premium to maturity, regardless of the impact of fluctuating interest rates on the market value of the instrument. While this method provides certainty in valuation, it may result in period during which value, as determined by amortized cost, is higher or lower than the price the Funds would receive if it sold the instrument. See "Net Asset Value" in the shareholder guide of the Prospectus. The long-term debt obligations held in the Fund's portfolio will be valued at the mean between the most recent bid and asked prices as obtained from one or more dealers that make markets in the securities when over-the counter market quotations are readily available.

Securities and assets for which market quotations are not readily available (which may include certain restricted securities which are subject to limitations as to their sale) or are deemed unreliable are valued at their fair values as determined in good faith by or under the supervision of the Funds' Board, in accordance with methods that are specifically authorized by the Board. Securities traded on exchanges, including foreign exchanges, which close earlier than the time that the Funds calculate its NAV, may also be valued at their fair values as determined in good faith by or under the supervision of the Funds' Board, in accordance with methods that are specifically authorized by the Board. The valuation techniques applied in any specific instance may vary from case to case. With respect to a restricted security, for example, consideration is generally given to the cost of the investment, the market value of any unrestricted securities of the same class at the time of valuation, the potential expiration of restrictions on the security, the existence of any registration rights, the costs to the Funds related to registration of the security, as well as factors relevant to the issuer itself. Consideration may also be given to the price and extent of any public trading in similar securities of the issuer or comparable companies' securities.



The value of a foreign security traded on an exchange outside the United States is generally based on its price on the principal foreign exchange where it trades as of the time the Funds determine its NAV or if the foreign exchange closes prior to the time the Funds determine its NAV, the most recent closing price of the foreign security on its principal exchange. Trading in certain non-U.S. securities may not take place on all days on which the NYSE is open. Further, trading takes place in various foreign markets on days on which the NYSE is not open. Consequently, the calculation of a Funds' NAV may not take place contemporaneously with the determination of the prices of securities held by the Funds in foreign securities markets. Further, the value of a Funds' assets may be significantly affected by foreign trading on days when a shareholder cannot purchase or redeem shares of the Funds. In calculating a Funds' NAV, foreign securities in foreign currency are converted to U.S. dollar equivalents.



If a significant event which is likely to impact the value of one or more foreign securities held by the Funds occur after the time at which the foreign market for such security(ies) closes but before the time that the Funds' NAV is calculated on any business day, such event may be taken into account in determining the fair value of such security(ies) at the time the Funds calculate its NAV. The Board has adopted procedures under which the fair value of foreign securities may, upon the occurrence of a significant event or if the closing value is deemed unreliable, be determined as of the time the Funds calculate its NAV. For these purposes, significant events after the close of trading on a foreign market may include, among others, securities trading in the U.S. and other markets, corporate announcements, natural and other disasters, and political and other events. Among other elements of analysis, the Board has authorized the use of one or more research services to assist with the determination of the fair value of foreign securities. A research service may use statistical analysis and quantitative models to help determine fair value as of the time the Funds calculate its NAV, and there can be no assurance that these analyses and/or models will accurately gauge the effect of subsequent events on closing price of a foreign security. Unlike the closing price of a security on an exchange, fair value determinations employ elements of judgment. The fair value assigned to a security may not represent the actual value that the Funds could obtain if it were to sell the security at the time of close of the NYSE. Pursuant to procedures adopted by the Board, the Funds are not obligated to use the fair valuations suggested by any research service, and valuations provided by such research services may be overridden if other events have occurred, or if other fair valuations or the closing values are determined in good faith to be more accurate. Unless an event has occurred which constitutes a significant event under procedures adopted by the Board or unless closing prices are otherwise deemed unreliable, events affecting the values of portfolio securities that occur between the time of the close of the foreign market on which they are traded and the close of regular trading on the NYSE will not be reflected in the fund's NAV per share.


Options on securities, currencies, futures and other financial instruments purchased by the Funds are valued at their last bid price in the case of listed options or at the average of the last bid prices obtained from dealers in the case of OTC options.


The fair value of other assets is added to the value of all securities positions to arrive at the value of the Funds' total assets. The Funds' liabilities, including accruals for expenses, are deducted from its total assets. Once the total value of the Funds' net assets is so determined, that value is then divided by the total number of shares outstanding (excluding treasury shares), and the result, rounded to the nearest cent, is the NAV per share.

In computing the NAV for a class of shares of the Funds, all class-specific liabilities incurred or accrued are deducted from the class' net assets. The resulting net assets are divided by the number of shares of the class outstanding at the time of the valuation and the result (adjusted to the nearest cent) is the NAV per share.


The per share NAV of Class A shares generally will be higher than the per share NAV of shares of the other classes, reflecting daily expense accruals of the higher distribution fees applicable to Class B and Class C shares. It is expected, however, that the per share NAV of the classes, which will differ by approximately the amount of the expense accrual differentials between the classes, will tend to converge immediately after the payment of dividends or distributions.

Orders received by dealers prior to the close of regular trading on the NYSE will be confirmed at the offering price computed as of the close of regular trading on the NYSE provided the order is received by the Transfer Agent prior to its close of business that same day. It is the responsibility of the dealer to insure that all orders are transmitted timely to the Fund. Orders received by dealers after the close of regular trading on the NYSE will be confirmed at the next computed offering price as described in the Prospectus.


                             SHAREHOLDER INFORMATION


Certificates representing shares of the Funds will not normally be issued to shareholders. The Transfer Agent will maintain an account for each shareholder upon which the registration and transfer of shares are recorded, and any transfers shall be reflected by bookkeeping entry, without physical delivery.


The Transfer Agent will require that a shareholder provide requests in writing, accompanied by a valid signature guarantee form, when changing certain information in an account (i.e., wiring instructions, telephone privileges, etc.).


The Trust reserves the right, if conditions exist, that make cash payments undesirable, to honor any request for redemption or repurchase order with respect to shares of the Funds by making payment in whole or in part in readily marketable securities chosen by the Funds and valued as they are for purposes of computing the Funds' NAV (redemption-in-kind). If payment is made in securities, a shareholder may incur transaction expenses in converting these securities to cash. The Trust has elected, however, to be governed by Rule 18f-1 under the 1940 Act as a result of which the Funds are obligated to redeem shares with respect to any one shareholder during any 90-day period solely in cash up to the lesser of $250,000 or 1% of the NAV of the Funds at the beginning of the period.

                       SHAREHOLDER SERVICES AND PRIVILEGES

For investors purchasing shares of the Fund under a tax-qualified individual retirement or pension plan or under a group plan through a person designated for the collection and remittance of monies to be invested in shares of the Fund on a periodic basis, the Fund may, in lieu of furnishing confirmations following each purchase of Fund shares, send statements no less frequently than quarterly pursuant to the provisions of the Securities Exchange Act of 1934, as amended, and the rules thereunder. Such quarterly statements, which would be sent to the investor or to the person designated by the group for distribution to its members, will be made within five business days after the end of each quarterly period and shall reflect all transactions in the investor's account during the preceding quarter.

All shareholders will receive a confirmation of each new transaction in their accounts, which will also show the total number of Fund shares owned by each shareholder, the number of shares being held in safekeeping by the Fund's Transfer Agent for the account of the shareholder and a cumulative record of the account for the entire year. Shareholders may rely on these statements in lieu of certificates. Certificates representing shares of the Fund will not be issued unless the shareholder requests them in writing.

Self-Employed and Corporate Retirement Plans

For self-employed individuals and corporate investors that wish to purchase shares of the Fund, there is available through the Fund a Prototype Plan and Custody Agreement. The Custody Agreement provides that State Street Bank & Trust, Kansas City, Missouri, will act as Custodian under the Plan, and will furnish custodial services for an annual maintenance fee of $12.00 for each participant, with no other charges. (This fee is in addition to the normal Custodian charges paid by the Fund.) The annual contract maintenance fee may be waived from time to time. For further details, including the right to appoint a successor Custodian, see the Plan and Custody Agreements as provided by the Trust. Employers who wish to use shares of the Fund under a custodianship with another bank or trust company must make individual arrangements with such institution.

Individual Retirement Accounts

Investors having earned income are eligible to purchase shares of the Fund under an IRA pursuant to Section 408(a) of the Internal Revenue Code. An individual who creates an IRA may contribute annually certain dollar amounts of earned income, and an additional amount if there is a non-working spouse. Simple IRA plans that employers may establish on behalf of their employees are also available. Roth IRA plans that enable employed and self-employed individuals to make non-deductible contributions, and, under certain circumstances, effect tax-free withdrawals, are also available. Copies of a model Custodial Account Agreement are available from the Distributor. State Street Bank and Trust Company, 801 Pennsylvania Avenue, Kansas City, Missouri 64105, will act as the Custodian under this model Agreement, for which it will charge the investor an annual fee of $12.00 for maintaining the Account (such fee is in addition to the normal custodial charges paid by the Fund). Full details on the IRA are contained in an IRS required disclosure statement, and the Custodian will not open an IRA until seven (7) days after the investor has received such statement from the Trust. An IRA using shares of the Fund may also be used by employers who have adopted a Simplified Employee Pension Plan.

Purchases of Fund shares by Section 403(b) and other retirement plans are also available. Section 403(b) plans are arrangements by a public school organization or a charitable, educational, or scientific organization that is described in
Section 501(c)(3) of the Internal Revenue Code under which employees are permitted to take advantage of the federal income tax deferral benefits provided for in Section 403(b) of the Code. It is advisable for an investor considering the funding of any retirement plan to consult with an attorney or to obtain advice from a competent retirement plan consultant.

Telephone Redemption and Exchange Privileges

As discussed in the Prospectuses, the telephone redemption and exchange privileges are available for all shareholder accounts; however, retirement accounts may not utilize the telephone redemption privilege. The telephone privileges may be modified or terminated at any time. The privileges are subject to the conditions and provisions set forth below and in the Prospectuses.

      (1) Telephone redemption and/or exchange instructions received in good order before the pricing of the Fund on any day on which the New York Stock Exchange is open for business (a "Business Day"), but not later than 4:00 P.M. Eastern time, will be processed at that day's closing NAV. For each exchange, the shareholder's account may be charged an exchange fee. There is no fee for telephone redemption; however, certain classes of shares may be subject to a contingent deferred sales charge (See "Redemption of Shares" in the Prospectus).

      (2) Telephone redemption and/or exchange instructions should be made by dialing 1-800-992-0180 and selecting option 3.

      (3) ING Funds will not permit exchanges in violation of any of the terms and conditions set forth in the Fund's Prospectuses or herein.

      (4) Telephone redemption requests must meet the following conditions to be accepted by ING Funds:

            (a) Proceeds of the redemption may be directly deposited into a predetermined bank account, or mailed to the current address on the registration. This address cannot reflect any change within the previous thirty (30) days.

            (b) Certain account information will need to be provided for verification purposes before the redemption will be executed.

            (c) Only one telephone redemption (where proceeds are being mailed to the address of record) can be processed within a 30 day period.

            (d) The maximum amount which can be liquidated and sent to the address of record at any one time is $100,000.

            (e) The minimum amount which can be liquidated and sent to a predetermined bank account is $5,000.

      (5) If the exchange involves the establishment of a new account, the dollar amount being exchanged must at least equal the minimum investment requirement of the ING Fund being acquired.

      (6) Any new account established through the exchange privilege will have the same account information and options except as stated in the Prospectuses.

      (7) Certificated shares cannot be redeemed or exchanged by telephone but must be forwarded to ING at P.O. Box 419368, Kansas City, MO 64141 and deposited into your account before any transaction may be processed.

      (8) If a portion of the shares to be exchanged are held in escrow in connection with a Letter of Intent, the smallest number of full shares of the ING Fund to be purchased on the exchange having the same aggregate NAV as the shares being exchanged shall be substituted in the escrow account. Shares held in escrow may not be redeemed until the Letter of Intent has expired and/or the appropriate adjustments have been made to the account.

      (9) Shares may not be exchanged and/or redeemed unless an exchange and/or redemption privilege is offered pursuant to the Fund's then-current prospectuses.

      (10) Proceeds of a redemption may be delayed up to 15 days or longer until the check used to purchase the shares being redeemed has been paid by the bank upon which it was drawn.

                                  DISTRIBUTIONS


As noted in the Prospectus, shareholders have the privilege of reinvesting both income dividends and capital gains distributions, if any, in additional shares of a respective class of the Fund at the then-current NAV, with no sales charge. The Fund's management believes that most investors desire to take advantage of this privilege. It has therefore made arrangements with its Transfer Agent to have all income dividends and capital gains distributions that are declared by the Fund automatically reinvested for the account of each shareholder. A shareholder may elect at any time by writing to the Fund or the Transfer Agent to have subsequent dividends and/or distributions paid in cash. In the absence of such an election, each purchase of shares of a class of the Fund is made upon the condition and understanding that the Transfer Agent is automatically appointed the shareholder's agent to receive his dividends and distributions upon all shares registered in his name and to reinvest them in full and fractional shares of the respective class of the Fund at the applicable NAV in effect at the close of business on the reinvestment date. A shareholder may still at any time after a purchase of Fund shares request that dividends and/or capital gains distributions be paid to him in cash. If you may need access to your money at any point prior to the Guarantee Maturity Date or if you prefer to receive your distributions in cash, you should consider the appropriateness of investing in the Funds. Distributions or dividends in cash (instead of reinvesting them) will reduce the shareholder's Guaranteed Amount.

Systematic Withdrawal Plan


Systematic withdrawals may be made only during the Index Plus LargeCap Period. You may elect to make periodic withdrawals from your account in any fixed amount in excess of $100 ($1,000 in the case of Class Q) to yourself, or to anyone else you properly designate, as long as the account has a current value of at least $10,000 ($250,000 in the case of Class Q). To establish a systematic cash withdrawal, complete the Systematic Withdrawal Plan section of the Account Application. To have funds deposited to your bank account, follow the instructions on the Account Application. You may elect to have monthly, quarterly, semi-annual or annual payments. Redemptions are normally processed on the fifth day prior to the end of the month, quarter or year. Checks are then mailed or proceeds are forwarded to your bank account on or about the first of the following month. You may change the amount, frequency and payee, or terminate the plan by giving written notice to the Transfer Agent. A Systematic Withdrawal Plan may be modified at any time by the Funds or terminated upon written notice by the Funds.



During the period in which withdrawals are allowed, you may purchase additional shares for deposit to your account, subject to any applicable sales charge, if the additional purchases are equal to at least one year's scheduled withdrawals, or $1,200 ($12,000 in the case of Class Q), whichever is greater. There are no separate charges to you under this Plan, although a CDSC may apply if you purchased Class A, B or C shares. Shareholders who elect to have a systematic cash withdrawal must have all dividends and capital gains reinvested. As shares of the Funds are redeemed under the Plan, you may realize a capital gain or loss for income tax purposes.


Exchanges


The Funds will allow exchanges to be made during the Index Plus LargeCap Period as described in the Prospectus. It is important to know that no exchanges into the Funds will be allowed during the Guarantee Period.



You may exchange shares for shares of the same class of any other ING Fund, except for Lexington Money Market Trust and ING Corporate Leaders Trust Fund, without paying an additional sales charge. A complete description of the manner in which shares may be exchanged appears in the Prospectus under "Shareholder Guide." The Funds will not permit exchanges in violation of any of the terms and conditions set forth in the Funds' Prospectuses or herein.



The following conditions must be met for all exchanges involving the Funds: (i) the shares that will be acquired in the exchange (the "Acquired Shares") are available for sale in the shareholder's state of residence; (ii) the Acquired Shares will be registered to the same shareholder account as the shares to be surrendered (the "Exchanged Shares"); (iii) the Exchanged Shares must have been held in the shareholder's account for at least 30 days prior to the exchange;
(iv) except for exchanges into the ING Money Market Fund, the account value of the fund whose shares are to be acquired must equal or exceed the minimum initial investment amount required by that fund after the exchange is implemented; and (v) a properly executed exchange request has been received by the Transfer Agent.



The Funds reserve the right to delay the actual purchase of the Acquired Shares for up to five business days if it determines that it would be disadvantaged by an immediate transfer of proceeds from the redemption of Exchanged Shares. Normally, however, the redemption of Exchanged Shares and the purchase of Acquired Shares will take place on the day that the exchange request is received in proper form. The Funds reserve the right to terminate or modify its exchange privileges at any time upon prominent notice to shareholders. Such notice will be given at least 60 days in advance. It is the policy of ING to discourage and prevent frequent trading by shareholders among the Funds in response to market fluctuations. Accordingly, in order to maintain a stable asset base in the Fund and to reduce administrative expenses borne by the Funds, ING reserves the right to reject any exchange request.

                                   TAX STATUS


The following is only a limited discussion of certain additional tax considerations generally affecting the Funds. No attempt is made to present a detailed explanation of the tax treatment of the Funds and no explanation is provided with respect to the tax treatment of any shareholder. The discussions here and in the Prospectus are not intended as substitutes for careful tax planning.


Qualification as a Regulated Investment Company


The Funds intend to qualify as a regulated investment company under Subchapter M of the Code. If for any taxable year the Funds does not qualify as a regulated investment company, all of its taxable income (including its net capital gain) will be subject to tax at regular corporate rates without any deduction for distributions to shareholders, and such distributions will be taxable to the shareholders as ordinary dividends to the extent of the Funds' current and accumulated earnings and profits. Such distributions generally will be eligible for the dividends-received deduction in the case of corporate shareholders.


Foreign Investments


Investment income from foreign securities may be subject to foreign taxes withheld at the source. It is impossible to determine the effective rate of foreign tax in advance since the amount of the Funds' assets to be invested in various countries is not known.


Excise Tax on Regulated Investment Companies

A 4% non-deductible excise tax is imposed on the undistributed income of a regulated investment company that fails to distribute in each calendar year an amount equal to 98% of ordinary taxable income for the calendar year and 98% of capital gain net income for the one-year period ended on October 31 of such calendar year (or, at the election of a regulated investment company having a taxable year ending November 30 or December 31, for its taxable year (taxable year election)). Tax-exempt interest on municipal obligations is not subject to the excise tax. The balance of such income must be distributed during the next calendar year. For the foregoing purposes, a regulated investment company is treated as having distributed any amount on which it is subject to income tax for any taxable year ending in such calendar year.


The Funds intend to make sufficient distributions or deemed distributions of its ordinary taxable income and capital gain net income prior to the end of each calendar year to avoid liability for the excise tax. However, investors should note that the Funds may in certain circumstances be required to liquidate portfolio investments to make sufficient distributions to avoid excise tax liability.


Taxes in Relation to the Financial Guarantee


Should it be necessary for MBIA to make a payment to the Funds, this payment will likely be considered a capital gain to the Funds. Such gain would have to be distributed except to the extent that it may be offset by any allowable capital losses.

                              PERFORMANCE INFORMATION


In reports or other communications to shareholders or in advertising material, the Funds may compare the performance of the Funds with that of other mutual Funds as listed in the rankings prepared by Lipper Analytical Services, Inc., Morningstar, Inc., CDA Technologies, Inc., Value Line, Inc. or similar independent services that monitor the performance of mutual Funds or with other appropriate indexes of investment securities. In addition, certain indexes may be used to illustrate historic performance of select asset classes. The performance information may also include evaluations of the ING Funds published by nationally recognized ranking services and by financial publications that are nationally recognized, such as Business Week, Forbes, Fortune, Institutional Investor, Money and The Wall Street Journal. If the Funds compare its performance to other Funds or to relevant indexes, the Funds' performance will be stated in the same terms in which such comparative data and indexes are stated, which is normally total return rather than yield. For these purposes the performance of the Funds, as well as the performance of such investment companies or indexes, may not reflect sales charges, which, if reflected, would reduce performance results.

Average Annual Total Return

Quotations of average annual total return for the Funds will be expressed in terms of the average annual compounded rate of return of a hypothetical investment in the Funds over a period of one and five years (or, if less, up to the life of the Funds), calculated pursuant to the formula:

                        P(1 + T)(to the power of n) = ERV

Where:
P     = a hypothetical initial payment of $1,000
T     = an average annual total return
n     = the number of years
ERV   = the ending redeemable value of a hypothetical $1,000 payment made at the beginning of the 1 or 5 year period, at the end of such period (or fractional portion thereof).

The Funds may also from time to time include in such advertising a total return figure for its classes that is not calculated according to the formula set forth above. Specifically, the Funds may include performance for Class A that does not take into account payment of the applicable front-end sales load, or the Trust may include performance for Class B, or C that does not take into account the imposition of the applicable CDSC.

Reports and promotional literature may also contain the following information:
(i) a description of the gross national or domestic product and populations, including but not limited to age characteristics, of various countries and regions in which the Funds may invest, as compiled by various organizations, and projections of such information; (ii) the performance of worldwide equity and debt markets; (iii) the capitalization of U.S. and foreign stock markets prepared or published by the International Finance Corporation, Morgan Stanley Capital International or a similar financial organization; (iv) the geographic distribution of the Funds' portfolio; (v) the major industries located in various jurisdictions; (vi) the number of shareholders in the Funds or other ING Funds and the dollar amount of the assets under management; (vii) descriptions of investing methods such as dollar-cost averaging, best day/worst day scenarios, etc.; (viii) comparisons of the average price to earnings ratio, price to book ratio, price to cash flow and relative currency valuations of the ING Funds and individual stocks in the Funds' portfolio, appropriate indices and descriptions of such comparisons; (ix) quotes from the Sub-Adviser of the Funds or other industry specialists; (x) lists or statistics of certain of the Funds' holdings including, but not limited to, portfolio composition, sector weightings, portfolio turnover rate, number of holdings, average market capitalization, and modern portfolio theory statistics; (xi) NASDAQ symbols for each class of shares of the Funds; and descriptions of the benefits of working with investment professionals in selecting investments.

In addition, reports and promotional literature may contain information concerning the Investment Manager, the Sub-Advisers, ING Capital Corporation, LLC ("ING Capital"), ING Funds Services, LLC or affiliates of the Company, the Investment Manager, the Sub-Advisers, ING Capital or ING Funds Services, LLC including: (i) performance rankings of other funds managed by the Investment Manager or a Sub-Adviser, or the individuals employed by the Investment Manager or a Sub-Adviser who exercise responsibility for the day-to-day management of a fund, including rankings of mutual funds published by Lipper Analytical Services, Inc., Morningstar, Inc., CDA Technologies, Inc., or other rating services, companies, publications or other persons who rank mutual funds or other investment products on overall performance or other criteria; (ii) lists of clients, the number of clients, or assets under management; (iii) information regarding the acquisition of the ING Funds by ING Capital; (iv) the past performance of ING Capital and ING Funds Services, LLC; (v) the past performance of other funds managed by the Investment Manager; and (vi) information regarding rights offerings conducted by closed-end funds managed by the Investment Manager.

                                    CUSTODIAN


Bank of New York, One Wall Street, New York, New York, 10286, serves as Custodian for the assets of the Funds. The Custodian does not participate in determining the investment policies of the Funds nor in deciding which securities are purchased or sold by the Funds. The Funds may, however, invest in obligations of the Custodian and may purchase or sell securities from or to the Custodian.


In addition to serving as the Custodian of the Funds' assets, the Custodian will monitor both the allocation of assets and the securities held within the Equity Component and the Fixed Component and report on the same to each of ING Investments, ING IM and MBIA. The Custodian is authorized to accept orders from MBIA made pursuant to the Financial Guaranty Agreement.


                         THE FUNDS' FINANCIAL GUARANTOR



MBIA, 113 King Street, Armonk, New York 10504 serves as the financial guarantor to the Funds pursuant to a written agreement with ING Investments, ING IM and the Trust. Pursuant to the terms of the Financial Guaranty Agreement, MBIA will issue to the Trust, for the benefit of the shareholders of the Funds, the insurance policy to support the Funds' Payment Undertaking. The insurance policy is unconditional and irrevocable and will remain in place through the Guarantee Maturity Date for the Funds. MBIA is one of the world's premier financial guarantee companies and a leading provider of investment management products and services. MBIA and its subsidiaries provide financial guarantees to municipalities and other bond issuers. MBIA also guarantees structured asset-backed and mortgage-backed transactions, selected corporate bonds and obligations of high-quality financial institutions. MBIA's audited financial statements for the fiscal year ended December 31, 2004, included as an exhibit to the Annual Report filed on Form 10-K by MBIA Inc. (its parent company) with the SEC on March 16, 2005, are incorporated herein by reference. Further, the consolidated balance sheets of MBIA Inc. and subsidiaries and MBIA Insurance Corporation and subsidiaries as of December 31, 2004 and December 31, 2003 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 2004, incorporated by reference in this SAI, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of that firm as experts in accounting and auditing.


The insurance policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.


MBIA does not accept any responsibility for the accuracy or completeness of the Prospectus or SAI or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding MBIA set forth in the Prospectus and SAI. Additionally, MBIA makes no representation regarding the Funds or the advisability of investing in the Funds.


                                 TRANSFER AGENT


DST Systems, Incorporated ("Transfer Agent"), P.O. Box 419368, Kansas City, Missouri 64141, serves as the Transfer Agent and dividend-paying agent to the Funds.


                 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG, LLP ("KPMG"), 99 High Street, Boston, MA 02110, has been appointed as the independent registered public accounting firm to the Fund.


                                  LEGAL COUNSEL

Legal matters for the Trust are passed upon by Dechert LLP, 1775 I Street, N.W., Washington, D.C. 20006.

                             REPORTS TO SHAREHOLDERS


The fiscal year of the Funds end on May 31. The Funds will send financial statements to its shareholders at least semiannually. An annual report containing financial statements audited by the independent auditor will be sent to shareholders each year.

                                   APPENDIX A

                                    ING FUNDS

                             -----------------------

                     PROXY VOTING PROCEDURES AND GUIDELINES

                          EFFECTIVE DATE: JULY 10, 2003
                        REVISION DATE: SEPTEMBER 15, 2005

                             -----------------------

I.       INTRODUCTION

The following are the Proxy Voting Procedures and Guidelines (the "Procedures and Guidelines") of the ING Funds set forth on EXHIBIT 1 attached hereto and each portfolio or series thereof (each a "Fund" and collectively, the "Funds"). The purpose of these Procedures and Guidelines is to set forth the process by which each Fund will vote proxies related to the equity assets in its investment portfolio (the "portfolio securities"). The Procedures and Guidelines have been approved by the Funds' Boards of Trustees/Directors(1) (each a "Board" and collectively, the "Boards"), including a majority of the independent Trustees/Directors(2) of the Board. These Procedures and Guidelines may be amended only by the Board. The Board shall review these Procedures and Guidelines at its discretion, and make any revisions thereto as deemed appropriate by the Board.

II.      VALUATION, PROXY AND BROKERAGE COMMITTEE

The Boards hereby delegate to the Valuation, Proxy and Brokerage Committee of each Board (each a "Committee" and collectively, the "Committees") the authority and responsibility to oversee the implementation of these Procedures and Guidelines, and where applicable, to make determinations on behalf of the Board with respect to the voting of proxies on behalf of each Fund. Furthermore, the Boards hereby delegate to each Committee the authority to review and approve material changes to proxy voting procedures of any Fund's investment adviser (the "Adviser"). The Proxy Voting Procedures of the Adviser (the "Adviser Procedures") are attached hereto as EXHIBIT 2.


----------
(1) Reference in these Procedures to one or more Funds shall, as applicable, mean those Funds that are under the jurisdiction of the particular Board or Valuation, Proxy and Brokerage Committee at issue. No provision in these Procedures is intended to impose any duty upon the particular Board or Valuation, Proxy and Brokerage Committee with respect to any other Fund.

(2) The independent Trustees/Directors are those Board members who are not "interested persons" of the Funds within the meaning of Section 2(a)(19) of the Investment Company Act of 1940.

Any determination regarding the voting of proxies of each Fund that is made by a Committee, or any member thereof, as permitted herein, shall be deemed to be a good faith determination regarding the voting of proxies by the full Board. Each Committee may rely on the Adviser through the Agent, Proxy Coordinator and/or Proxy Group (as such terms are defined for purposes of the Adviser Procedures) to deal in the first instance with the application of these Procedures and Guidelines. Each Committee shall conduct itself in accordance with its charter.

III.     DELEGATION OF VOTING AUTHORITY

The Board hereby delegates to the Adviser to each Fund the authority and responsibility to vote all proxies with respect to all portfolio securities of the Fund in accordance with then current proxy voting procedures and guidelines that have been approved by the Board. The Board may revoke such delegation with respect to any proxy or proposal, and assume the responsibility of voting any Fund proxy or proxies as it deems appropriate. Non-material amendments to the Procedures and Guidelines may be approved for immediate implementation by the President or Chief Financial Officer of a Fund, subject to ratification at the next regularly scheduled meeting of the Valuation, Proxy and Brokerage Committee.

When a Fund participates in the lending of its securities and the securities are on loan at record date, proxies related to such securities will not be forwarded to the Adviser by the Fund's custodian and therefore will not be voted.

Funds that are "funds-of-funds" will "echo" vote their interests in underlying mutual funds, which may include ING Funds (or portfolios or series thereof) other than those set forth on EXHIBIT 1 attached hereto. This means that, if the fund-of-funds must vote on a proposal with respect to an underlying investment company, the fund-of-funds will vote its interest in that underlying fund in the same proportion all other shareholders in the investment company voted their interests.

A fund that is a "feeder" fund in a master-feeder structure does not echo vote. Rather, it passes votes requested by the underlying master fund to its shareholders. This means that, if the feeder fund is solicited by the master fund, it will request instructions from its own shareholders, either directly or, in the case of an insurance-dedicated Fund, through an insurance product or retirement plan, as to the manner in which to vote its interest in an underlying master fund.

When a Fund is a feeder in a master-feeder structure, proxies for the portfolio securities owned by the master fund will be voted pursuant to the master fund's proxy voting policies and procedures. As such, and except as otherwise noted herein with respect to vote reporting requirements, feeder Funds shall not be subject to these Procedures and Guidelines.

IV.      APPROVAL AND REVIEW OF PROCEDURES

Each Fund's Adviser has adopted proxy voting procedures in connection with the voting of portfolio securities for the Funds as attached hereto in EXHIBIT 2. The Board hereby approves such procedures. All material changes to the Adviser Procedures must be approved by the Board or the Valuation, Proxy and Brokerage Committee prior to implementation; however, the President or Chief Financial Officer of a Fund may make such non-material changes as they deem appropriate, subject to ratification by the Board or the Valuation, Proxy and Brokerage Committee at its next regularly scheduled meeting.

V.       VOTING PROCEDURES AND GUIDELINES

The Guidelines that are set forth in EXHIBIT 3 hereto specify the manner in which the Funds generally will vote with respect to the proposals discussed therein.

Unless otherwise noted, the defined terms used hereafter shall have the same meaning as defined in the Adviser Procedures

         A. Routine Matters

         The Agent shall be instructed to submit a vote in accordance with the Guidelines where such Guidelines provide a clear "For," "Against," "Withhold" or "Abstain" on a proposal. However, the Agent shall be directed to refer any proxy proposal to the Proxy Coordinator for instructions as if it were a matter requiring case-by-case consideration under circumstances where the application of the Guidelines is unclear, it appears to involve unusual or controversial issues, or an Investment Professional (as such term is defined for purposes of the Adviser Procedures) recommends a vote contrary to the Guidelines.

         B. Matters Requiring Case-by-Case Consideration

         The Agent shall be directed to refer proxy proposals accompanied by its written analysis and voting recommendation to the Proxy Coordinator where the Guidelines have noted "case-by-case" consideration.

         Upon receipt of a referral from the Agent, the Proxy Coordinator may solicit additional research from the Agent, Investment Professional(s), as well as from any other source or service.

         The Proxy Coordinator will forward the Agent's analysis and recommendation and/or any research obtained from the Investment Professional(s), the Agent or any other source to the Proxy Group. The Proxy Group may consult with the Agent and/or Investment
         Professional(s), as it deems necessary.

         The Proxy Coordinator shall use best efforts to convene the Proxy Group with respect to all matters requiring its consideration. In the event quorum requirements cannot be timely met in connection with a voting deadline, it shall be the policy of the Funds to vote in accordance with the Agent's recommendation, unless the Agent's recommendation is deemed to be conflicted as provided for under the Adviser Procedures, in which case no action shall be taken on such matter (i.e., a "Non-Vote").

                  1. WITHIN-GUIDELINES VOTES: Votes in Accordance with a Fund's Guidelines and/or, where applicable, Agent Recommendation

                  In the event the Proxy Group, and where applicable, any Investment Professional participating in the voting process, recommend a vote within Guidelines, the Proxy Group will instruct the Agent, through the Proxy Coordinator, to vote in this manner. No Conflicts Report (as such term is defined for purposes of the Adviser Procedures) is required in connection with Within-Guidelines votes.

                  2.    NON-VOTES: Votes in Which No Action is Taken

                  The Proxy Group may recommend that a Fund refrain from voting under the following circumstances: (1) if the economic effect on shareholders' interests or the value of the portfolio holding is indeterminable or insignificant, e.g., proxies in connection with securities no longer held in the portfolio of an ING Fund or proxies being considered on behalf of a Fund that is no longer in existence; or (2) if the cost of voting a proxy outweighs the benefits, e.g., certain international proxies, particularly in cases in which share blocking practices may impose trading restrictions on the relevant portfolio security. In such instances, the Proxy Group may instruct the Agent, through the Proxy Coordinator, not to vote such proxy.

                  Reasonable efforts shall be made to secure and vote all other proxies for the Funds, but, particularly in markets in which shareholders' rights are limited, Non-Votes may also occur in connection with a Fund's related inability to timely access ballots or other proxy information in connection with its portfolio securities.

                  Non-Votes may also result in certain cases in which the Agent's recommendation has been deemed to be conflicted, as described in V.B. above and V.B.4. below.

                  3. OUT-OF-GUIDELINES VOTES: Votes Contrary to Procedures and Guidelines, or Agent Recommendation, where applicable, Where No Recommendation is Provided by Agent, or Where Agent's Recommendation is Conflicted

                  If the Proxy Group recommends that a Fund vote contrary to the Procedures and Guidelines, or the recommendation of the Agent, where applicable, if the Agent has made no recommendation on a matter requiring case-by-case consideration and the Procedures and Guidelines are silent, or the Agent's recommendation on a matter requiring case-by-case consideration is deemed to be conflicted as provided for under the Adviser Procedures, the Proxy Coordinator will then request that all members of the Proxy Group, including any members not in attendance at the meeting at which the relevant proxy is being considered, and each Investment Professional participating in the voting process complete a Conflicts Report (as such term is defined for purposes of the Adviser Procedures). As provided for in the Adviser Procedures, the Proxy Coordinator shall be responsible for identifying to Counsel potential conflicts of interest with respect to the Agent.

                  If Counsel determines that a conflict of interest appears to exist with respect to the Agent, any member of the Proxy Group or the participating Investment Professional(s), the Proxy Coordinator will then call a meeting of the Valuation, Proxy and Brokerage Committee(s) and forward to such Committee(s) all information relevant to their review, including the following materials or a summary thereof: the applicable Procedures and Guidelines, the recommendation of the Agent, where applicable, the recommendation of the Investment Professional(s), where applicable, any resources used by the Proxy Group in arriving at its recommendation, the Conflicts Report and any other written materials establishing whether a conflict of interest exists, and findings of Counsel (as such term is defined for purposes of the Adviser Procedures).

                  If Counsel determines that there does not appear to be a conflict of interest with respect to the Agent, any member of the Proxy Group or the participating Investment
                  Professional(s), the Proxy Coordinator will instruct the Agent to vote the proxy as recommended by the Proxy Group.

                  4. Referrals to a Fund's Valuation, Proxy and Brokerage Committee

                  A Fund's Valuation, Proxy and Brokerage Committee may consider all recommendations, analysis, research and Conflicts Reports provided to it by the Agent, Proxy Group and/or Investment Professional(s), and any other written materials used to establish whether a conflict of interest exists, in determining how to vote the proxies referred to the Committee. The Committee will instruct the Agent through the Proxy Coordinator how to vote such referred proposals.

                  The Proxy Coordinator shall use best efforts to timely refer matters to a Fund's Committee for its consideration. In the event any such matter cannot be timely referred to or considered by the Committee, it shall be the policy of the Funds to vote in accordance with the Agent's recommendation, unless the Agent's recommendation is conflicted on a matter requiring case-by-case consideration, in which case no action shall be taken on such matter (i.e., a "Non-Vote").

                  The Proxy Coordinator will maintain a record of all proxy questions that have been referred to a Fund's Committee, all applicable recommendations, analysis, research and Conflicts Reports.

VI.      CONFLICTS OF INTEREST

In all cases in which a vote has not been clearly determined in advance by the Procedures and Guidelines or for which the Proxy Group recommends an Out-of-Guidelines vote, and Counsel has determined that a conflict of interest appears to exist with respect to the Agent, any member of the Proxy Group, or any Investment Professional participating in the voting process, the proposal shall be referred to the Fund's Committee for determination so that the Adviser shall have no opportunity to vote a Fund's proxy in a situation in which it or the Agent may be deemed to have a conflict of interest. In the event a member of a Fund's Committee believes he/she has a conflict of interest that would preclude him/her from making a voting determination in the best interests of the beneficial owners of the applicable Fund, such Committee member shall so advise the Proxy Coordinator and recuse himself/herself with respect to determinations regarding the relevant proxy.

VII.     REPORTING AND RECORD RETENTION

Annually in August, each Fund that is not a feeder in a master/feeder structure will post its proxy voting record or a link thereto, for the prior one-year period ending on June 30th on the ING Funds website. No proxy voting record will be posted on the ING Funds website for any Fund that is a feeder in a master/feeder structure; however, a cross-reference to that of the master fund's proxy voting record as filed in the SEC's EDGAR database will be posted on the ING Funds website. The proxy voting record for each Fund will also be available in the EDGAR database on the SEC's website.

                                    EXHIBIT 1
                                     TO THE
                                    ING FUNDS
                             PROXY VOTING PROCEDURES

                                ING EQUITY TRUST
                                 ING FUNDS TRUST
                ING GLOBAL ADVANTAGE AND PREMIUM OPPORTUNITY FUND
             ING GLOBAL EQUITY DIVIDEND AND PREMIUM OPPORTUNITY FUND
                           ING INVESTMENT FUNDS, INC.
                               ING INVESTORS TRUST
                               ING MAYFLOWER TRUST
                                ING MUTUAL FUNDS
                               ING PARTNERS, INC.
                              ING PRIME RATE TRUST
                             ING SENIOR INCOME FUND
                          ING VARIABLE INSURANCE TRUST
                           ING VARIABLE PRODUCTS TRUST
                       ING VP EMERGING MARKETS FUND, INC.
                         ING VP NATURAL RESOURCES TRUST
                               USLICO SERIES FUND

                                    EXHIBIT 2
                                     TO THE
                                    ING FUNDS
                             PROXY VOTING PROCEDURES


                              ING INVESTMENTS, LLC,
                             DIRECTED SERVICES, INC.
                                       AND
                     ING LIFE INSURANCE AND ANNUITY COMPANY
                            -----------------------
                             PROXY VOTING PROCEDURES
                            -----------------------


I.       INTRODUCTION

ING Investments, LLC, Directed Services, Inc. and ING Life Insurance and Annuity Company (each an "Adviser" and collectively, the "Advisers") are the investment advisers for the registered investment companies and each series or portfolio thereof (each a "Fund" and collectively, the "Funds") comprising the ING family of funds. As such, the Advisers have been delegated the authority to vote proxies with respect to securities for the Funds over which they have day-to-day portfolio management responsibility.

The Advisers will abide by the proxy voting guidelines adopted by a Fund's respective Board of Directors or Trustees (each a "Board" and collectively, the "Boards") with regard to the voting of proxies unless otherwise provided in the proxy voting procedures adopted by a Fund's Board.

In voting proxies, the Advisers are guided by general fiduciary principles. Each must act prudently, solely in the interest of the beneficial owners of the Funds it manages. The Advisers will not subordinate the interest of beneficial owners to unrelated objectives. Each Adviser will vote proxies in the manner that it believes will do the most to maximize shareholder value.

The following are the Proxy Voting Procedures of ING Investments, LLC, Directed Services, Inc. and ING Life Insurance and Annuity Company (the "Adviser Procedures") with respect to the voting of proxies on behalf of their client Funds as approved by the respective Board of each Fund.

Unless otherwise noted, proxies will be voted in all instances.

II.      ROLES AND RESPONSIBILITIES

         A.       Proxy Coordinator

         The Proxy Coordinator identified in Appendix 1 will assist in the coordination of the voting of each Fund's proxies in accordance with the ING Funds Proxy Voting Procedures and Guidelines (the "Procedures" or "Guidelines" and collectively the "Procedures and Guidelines"). The Proxy Coordinator is authorized to direct the Agent to vote a Fund's proxy in accordance with the Procedures and Guidelines unless the Proxy Coordinator receives a recommendation from an Investment Professional (as described below) to vote contrary to the Procedures and Guidelines. In such event, and in connection with proxy proposals requiring case-by-case consideration, the Proxy Coordinator will call a meeting of the Proxy Group (as described below).

         Responsibilities assigned herein to the Proxy Coordinator, or activities in support thereof, may be performed by such members of the Proxy Group or employees of the Advisers' affiliates as are deemed appropriate by the Proxy Group.

         Unless specified otherwise, information provided to the Proxy Coordinator in connection with duties of the parties described herein shall be deemed delivered to the Advisers.

         B.       Agent

         An independent proxy voting service (the "Agent"), as approved by the Board of each Fund, shall be engaged to assist in the voting of Fund proxies for publicly traded securities through the provision of vote analysis, implementation, recordkeeping and disclosure services. The Agent is Institutional Shareholder Services, Inc. The Agent is responsible for coordinating with the Funds' custodians to ensure that all proxy materials received by the custodians relating to the portfolio securities are processed in a timely fashion. To the extent applicable, the Agent is required to vote and/or refer all proxies in accordance with these Adviser Procedures. The Agent will retain a record of all proxy votes handled by the Agent. Such record must reflect all the information required to be disclosed in a Fund's Form N-PX pursuant to Rule 30b1-4 under the Investment Company Act. In addition, the Agent is responsible for maintaining copies of all proxy statements received by issuers and to promptly provide such materials to the Adviser upon request.

         The Agent shall be instructed to vote all proxies in accordance with a Fund's Guidelines, except as otherwise instructed through the Proxy Coordinator by the Adviser's Proxy Group or a Fund's Valuation, Proxy and Brokerage Committee ("Committee").

         The Agent shall be instructed to obtain all proxies from the Funds' custodians and to review each proxy proposal against the Guidelines. The Agent also shall be requested to call the Proxy Coordinator's attention to specific proxy proposals that although governed by the Guidelines appear to involve unusual or controversial issues.

         Subject to the oversight of the Advisers, the Agent shall establish and maintain adequate internal controls and policies in connection with the provision of proxy voting services voting to the Advisers, including methods to reasonably ensure that its analysis and recommendations are not influenced by conflict of interest, and shall disclose such controls and policies to the Advisers when and as provided for herein. Unless otherwise specified, references herein to recommendations of the Agent shall refer to those in which no conflict of interest has been identified.

         C.       Proxy Group

         The Adviser shall establish a Proxy Group (the "Group" or "Proxy Group") which shall assist in the review of the Agent's recommendations when a proxy voting issue is referred to the Group through the Proxy Coordinator. The members of the Proxy Group, which may include employees of the Advisers' affiliates, are identified in Appendix 1, as may be amended from time at the Advisers' discretion.

         A minimum of four (4) members of the Proxy Group (or three (3) if one member of the quorum is either the Fund's Chief Investment Risk Officer or Chief Financial Officer) shall constitute a quorum for purposes of taking action at any meeting of the Group. The vote of a simple majority of the members present and voting shall determine any matter submitted to a vote. The Proxy Group may meet in person or by telephone. The Proxy Group also may take action via electronic mail in lieu of a meeting, provided that each Group member has received a copy of any relevant electronic mail transmissions circulated by each other participating Group member prior to voting and provided that the Proxy Coordinator follows the directions of a majority of a quorum (as defined above) responding via electronic mail. For all votes taken in person or by telephone or teleconference, the vote shall be taken outside the presence of any person other than the members of the Proxy Group and such other persons whose attendance may be deemed appropriate by the Proxy Group from time to time in furtherance of its duties or the day-to-day administration of the Funds.

         A meeting of the Proxy Group will be held whenever (1) the Proxy Coordinator receives a recommendation from an Investment Professional to vote a Fund's proxy contrary to the Procedures and Guidelines, or the recommendation of the Agent, where applicable, (2) the Agent has made no recommendation with respect to a vote on a proposal, or (3) a matter requires case-by-case consideration, including those in which the Agent's recommendation is deemed to be conflicted as provided for under these Adviser Procedures.

         For each proposal referred to the Proxy Group, it will review (1) the relevant Procedures and Guidelines, (2) the recommendation of the Agent, if any, (3) the recommendation of the Investment
         Professional(s), if any, and (4) any other resources that any member of the Proxy Group deems appropriate to aid in a determination of a recommendation.

         If the Proxy Group recommends that a Fund vote in accordance with the Procedures and Guidelines, or the recommendation of the Agent, where applicable, it shall instruct the Proxy Coordinator to so advise the Agent.

         If the Proxy Group recommends that a Fund vote contrary to the Procedures and Guidelines, or the recommendation of the Agent, where applicable, or if the Agent's recommendation on a matter requiring case-by-case consideration is deemed to be conflicted, it shall follow the procedures for such voting as established by a Fund's Board.

         The Proxy Coordinator shall use best efforts to convene the Proxy Group with respect to all matters requiring its consideration. In the event quorum requirements cannot be timely met in connection with to a voting deadline, the Proxy Coordinator shall follow the procedures for such voting as established by a Fund's Board.

         D.       Investment Professionals

         The Funds' Advisers, sub-advisers and/or portfolio managers (each referred to herein as an "Investment Professional" and collectively, "Investment Professionals") may submit, or be asked to submit a recommendation to the Proxy Group regarding the voting of proxies related to the portfolio securities over which they have day-to-day portfolio management responsibility. The Investment Professionals may accompany their recommendation with any other research materials that they deem appropriate or with a request that lending activity with respect to the relevant security be reviewed, such requests to be timely considered by the Proxy Group.

III.     VOTING PROCEDURES

         A. In all cases, the Adviser shall follow the voting procedures as set forth in the Procedures and Guidelines of the Fund on whose behalf the Adviser is exercising delegated authority to vote.

         B.       Routine Matters

         The Agent shall be instructed to submit a vote in accordance with the Guidelines where such Guidelines provide a clear "For", "Against," "Withhold" or "Abstain" on a proposal. However, the Agent shall be directed to refer any proxy proposal to the Proxy Coordinator for instructions as if it were a matter requiring case-by-case consideration under circumstances where the application of the Guidelines is unclear, it appears to involve unusual or controversial issues, or an Investment Professional recommends a vote contrary to the Guidelines.

         C.       Matters Requiring Case-by-Case Consideration

         The Agent shall be directed to refer proxy proposals accompanied by its written analysis and voting recommendation to the Proxy Coordinator where the Guidelines have noted "case-by-case" consideration.

         Upon receipt of a referral from the Agent, the Proxy Coordinator may solicit additional research from the Agent, Investment Professional(s), as well as from any other source or service.

         The Proxy Coordinator will forward the Agent's analysis and recommendation and/or any research obtained from the Investment Professional(s), the Agent or any other source to the Proxy Group. The Proxy Group may consult with the Agent and/or Investment
         Professional(s), as it deems necessary.

                  1. WITHIN-GUIDELINES VOTES: Votes in Accordance with a Fund's Guidelines and/or, where applicable, Agent Recommendation

                  In the event the Proxy Group, and where applicable, any Investment Professional participating in the voting process, recommend a vote within Guidelines, the Proxy Group will instruct the Agent, through the Proxy Coordinator, to vote in this manner. No Conflicts Report (as such term is defined herein) is required in connection with Within-Guidelines votes.

                  2.    NON-VOTES: Votes in Which No Action is Taken

                  The Proxy Group may recommend that a Fund refrain from voting under the following circumstances: (1) if the economic effect on shareholders' interests or the value of the portfolio holding is indeterminable or insignificant, e.g., proxies in connection with securities no longer held in the portfolio of an ING Fund or proxies being considered on behalf of a Fund that is no longer in existence; or (2) if the cost of voting a proxy outweighs the benefits, e.g., certain international proxies, particularly in cases in which share blocking practices may impose trading restrictions on the relevant portfolio security. In such instances, the Proxy Group may instruct the Agent, through the Proxy Coordinator, not to vote such proxy.

                  Reasonable efforts shall be made to secure and vote all other proxies for the Funds, but, particularly in markets in which shareholders' rights are limited, Non-Votes may also occur in connection with a Fund's related inability to timely access ballots or other proxy information in connection with its portfolio securities.

                  Non-Votes may also result in certain cases in which the Agent's recommendation has been deemed to be conflicted, as provided for in the Funds' Procedures.

                  3. OUT-OF-GUIDELINES VOTES: Votes Contrary to Procedures and Guidelines, or Agent Recommendation, where applicable, Where No Recommendation is Provided by Agent, or Where Agent's Recommendation is Conflicted

                  If the Proxy Group recommends that a Fund vote contrary to the Procedures and Guidelines, or the recommendation of the Agent, where applicable, if the Agent has made no recommendation on a matter requiring case-by-case consideration and the Procedures and Guidelines are silent, or the Agent's recommendation on a matter requiring case-by-case consideration is deemed to be conflicted as provided for under these Adviser Procedures, the Proxy Coordinator will then implement the procedures for handling such votes as adopted by the Fund's Board.

                  4. The Proxy Coordinator will maintain a record of all proxy questions that have been referred to a Fund's Valuation, Proxy and Brokerage Committee, all applicable recommendations, analysis, research and Conflicts Reports.

IV.      ASSESSMENT OF THE AGENT AND CONFLICTS OF INTEREST

In furtherance of the Advisers' fiduciary duty to the Funds and their beneficial owners, the Advisers shall establish the following:

         A.       Assessment of the Agent

                  The Advisers shall establish that the Agent (1) is independent from the Advisers, (2) has resources that indicate it can competently provide analysis of proxy issues and (3) can make recommendations in an impartial manner and in the best interests of the Funds and their beneficial owners. The Advisers shall utilize, and the Agent shall comply with, such methods for establishing the foregoing as the Advisers may deem reasonably appropriate and shall do not less than annually as well as prior to engaging the services of any new proxy service. The Agent shall also notify the Advisers in writing within fifteen (15) calendar days of any material change to information previously provided to an Adviser in connection with establishing the Agent's independence, competence or impartiality.

                  Information provided in connection with assessment of the Agent shall be forwarded to a member of the mutual funds practice group of ING US Legal Services ("Counsel") for review. Counsel shall review such information and advise the Proxy Coordinator as to whether a material concern exists and if so, determine the most appropriate course of action to eliminate such concern.

         B.       Conflicts of Interest

                  The Advisers shall establish and maintain procedures to identify and address conflicts that may arise from time to time concerning the Agent. Upon the Advisers' request, which shall be not less than annually, and within fifteen (15) calendar days of any material change to such information previously provided to an Adviser, the Agent shall provide the Advisers with such information as the Advisers deem reasonable and appropriate for use in determining material relationships of the Agent that may pose a conflict of interest with respect to the Agent's proxy analysis or recommendations. The Proxy Coordinator shall forward all such information to Counsel for review. Counsel shall review such information and provide the Proxy Coordinator with a brief statement regarding whether or not a material conflict of interest is present. Matters as to which a material conflict of interest is deemed to be present shall be handled as provided in the Fund's Procedures and Guidelines.

                  In connection with their participation in the voting process for portfolio securities, each member of the Proxy Group, and each Investment Professional participating in the voting process, must act solely in the best interests of the beneficial owners of the applicable Fund. The members of the Proxy Group may not subordinate the interests of the Fund's beneficial owners to unrelated objectives, including taking steps to reasonably insulate the voting process from any conflict of interest that may exist in connection with the Agent's services or utilization thereof.

                  For all matters for which the Proxy Group recommends an Out-of-Guidelines vote, the Proxy Coordinator will implement the procedures for handling such votes as adopted by the Fund's Board, including completion of such Conflicts Reports as may be required under the Fund's Procedures. Completed Conflicts Reports shall be provided to the Proxy Coordinator within two (2) business days. Such Conflicts Report should describe any known conflicts of either a business or personal nature, and set forth any contacts with respect to the referral item with non-investment personnel in its organization or with outside parties (except for routine communications from proxy solicitors). The Conflicts Report should also include written confirmation that any recommendation from an Investment Professional provided in connection with an Out-of-Guidelines vote or under circumstances where a conflict of interest exists was made solely on the investment merits and without regard to any other consideration.

                  The Proxy Coordinator shall forward all Conflicts Reports to Counsel for review. Counsel shall review each report and provide the Proxy Coordinator with a brief statement regarding whether or not a material conflict of interest is present. Matters as to which a material conflict of interest is deemed to be present shall be handled as provided in the Fund's Procedures and Guidelines.

V.       REPORTING AND RECORD RETENTION

The Adviser shall maintain the records required by Rule 204-2(c)(2), as may be amended from time to time, including the following: (1) A copy of each proxy statement received regarding a Fund's portfolio securities. Such proxy statements received from issuers are available either in the SEC's EDGAR database or are kept by the Agent and are available upon request. (2) A record of each vote cast on behalf of a Fund. (3) A copy of any document created by the Adviser that was material to making a decision how to vote a proxy, or that memorializes the basis for that decision. (4) A copy of written requests for Fund proxy voting information and any written response thereto or to any oral request for information on how the Adviser voted proxies on behalf of a Fund. All proxy voting materials and supporting documentation will be retained for a minimum of six (6) years.

                                   APPENDIX 1
                                     TO THE
                        ADVISERS' PROXY VOTING PROCEDURES

PROXY GROUP FOR REGISTERED INVESTMENT COMPANY CLIENTS OF ING INVESTMENTS, LLC, DIRECTED SERVICES, INC. AND ING LIFE INSURANCE AND ANNUITY COMPANY:

         NAME                                 TITLE OR AFFILIATION
Stanley D. Vyner               Chief Investment Risk Officer and Executive Vice
                               President, ING Investments, LLC

Todd Modic                     Senior Vice President, ING Funds Services, LLC
                               and ING Investments, LLC; and Chief Financial
                               Officer of the ING Funds

Maria Anderson                 Vice President of Fund Compliance, ING Funds
                               Services, LLC

Karla J. Bos                   Proxy Coordinator for the ING Funds and
                               Manager - Special Projects, ING Funds
                               Services, LLC

Julius Drelick                 Head of Product Strategy, ING Funds Services, LLC

Theresa K. Kelety, Esq.        Counsel, ING Americas US Legal Services

Steve Wastek, Esq.             Counsel, ING Americas US Legal Services


Effective as of May 27, 2005

                                    EXHIBIT 3
                                     TO THE
                        ING FUNDS PROXY VOTING PROCEDURES


                          -----------------------------
                    PROXY VOTING GUIDELINES OF THE ING FUNDS
                          -----------------------------


I. INTRODUCTION

The following is a statement of the Proxy Voting Guidelines ("Guidelines") that have been adopted by the respective Boards of Directors or Trustees of each Fund. Unless otherwise provided for herein, any defined term used herein shall have the meaning assigned to it in the Funds' and Advisers' Proxy Voting Procedures (the "Procedures").

Proxies must be voted in the best interest of the Fund(s). The Guidelines summarize the Funds' positions on various issues of concern to investors, and give a general indication of how Fund portfolio securities will be voted on proposals dealing with particular issues. The Guidelines are not exhaustive and do not include all potential voting issues.

The Advisers, in exercising their delegated authority, will abide by the Guidelines as outlined below with regard to the voting of proxies except as otherwise provided in the Procedures. In voting proxies, the Advisers are guided by general fiduciary principles. Each must act prudently, solely in the interest of the beneficial owners of the Funds it manages. The Advisers will not subordinate the interest of beneficial owners to unrelated objectives. Each Adviser will vote proxies in the manner that it believes will do the most to maximize shareholder value.

II. GUIDELINES

The following Guidelines are grouped according to the types of proposals generally presented to shareholders of U.S. issuers: Board of Directors, Proxy Contests, Auditors, Proxy Contest Defenses, Tender Offer Defenses, Miscellaneous, Capital Structure, Executive and Director Compensation, State of Incorporation, Mergers and Corporate Restructurings, Mutual Fund Proxies and Social and Environmental Issues. An additional section addresses proposals most frequently found in global proxies.

GENERAL POLICIES

It shall generally be the policy of the Funds to take no action on a proxy for which no Fund holds a position or otherwise maintains an economic interest in the relevant security at the time the vote is to be cast.

In all cases receiving CASE-BY-CASE consideration, including cases not specifically provided for under these Guidelines, unless otherwise provided for under these Guidelines, it shall generally be the policy of the Funds to vote in accordance with the recommendation provided by the Funds' Agent, Institutional Shareholder Services, Inc.

Unless otherwise provided for herein, it shall generally be the policy of the Funds to vote in accordance with the Agent's recommendation in cases in which such recommendation aligns with the recommendation of the relevant issuer's management. However, this policy shall not apply to CASE-BY-CASE proposals for which a contrary recommendation from the Investment Professional for the relevant Fund has been received and is to be utilized, provided that incorporation of any such recommendation shall be subject to the conflict of interest review process required under the Procedures.

Recommendations from the Investment Professionals, while not required under the Procedures, are likely to be considered with respect to proxies for private equity securities and/or proposals related to merger transactions/corporate restructurings, proxy contests related to takeover bids/contested business combinations, or unusual or controversial issues. Such input shall be given primary consideration with respect to CASE-BY-CASE proposals being considered on behalf of the relevant Fund.

The foregoing policies may be overridden in any case as provided for in the Procedures. Similarly, the Procedures provide that proposals whose Guidelines prescribe a firm voting position may instead be considered on a CASE-BY-CASE basis in cases in which unusual or controversial circumstances so dictate.

Interpretation and application of these Guidelines is not intended to supersede any law, regulation, binding agreement or other legal requirement to which an issuer may be or become subject.

1. THE BOARD OF DIRECTORS

VOTING ON DIRECTOR NOMINEES IN UNCONTESTED ELECTIONS

Unless otherwise provided for herein, the Agent's standards with respect to determining director independence shall apply. These standards generally provide that, to be considered completely independent, a director shall have no material connection to the company other than the board seat.

Agreement with the Agent's independence standards shall not dictate that a Fund's vote shall be cast according to the Agent's corresponding recommendation. Votes on director nominees not subject to specific policies described herein should be made on a CASE-BY-CASE basis.

In any cases in which application of the policies described herein would result in withholding votes from the majority of independent outside directors sitting on a board, or removal of such directors would negatively impact majority board independence, consider such nominees on a CASE-BY-CASE basis.

WITHHOLD votes from a nominee who, during both of the most recent two years, attended less than 75% of the board and committee meetings without a valid reason for the absences. DO NOT WITHHOLD votes in connection with attendance issues for nominees who have served on the board for less than the two most recent years.

WITHHOLD votes from a nominee who has failed to remove restrictive (dead-hand, slow-hand, no-hand) features from a poison pill only in cases for which culpability for implementation or renewal of the pill in such form can be specifically attributed to the nominee.

Provided that a nominee served on the board during the relevant time period, WITHHOLD votes from a nominee who has failed to implement a shareholder proposal that was approved by (1) a majority of the issuer's shares outstanding (most recent annual meeting) or (2) a majority of the votes cast for two consecutive years. However, in the case of shareholder proposals seeking shareholder ratification of a poison pill, generally DO NOT WITHHOLD votes from a nominee in such cases if the company has already implemented a policy that should reasonably prevent abusive use of the pill.

WITHHOLD votes from inside directors or affiliated outside directors who sit on the audit committee.

DO NOT WITHHOLD votes from inside directors or affiliated outside directors who sit on the nominating or compensation committee, provided that such committee meets the applicable independence requirements of the relevant listing exchange. However, consider such nominees on a CASE-BY-CASE basis if the committee is majority insider-controlled.

DO NOT WITHHOLD votes from inside directors or affiliated outside directors if the full board serves as the compensation or nominating committee OR has not created one or both committees, provided that the issuer is in compliance with all provisions of the listing exchange in connection with performance of relevant functions (e.g., performance of relevant functions by a majority of independent directors in lieu of the formation of a separate committee).

In cases in which the Agent has identified a "pay for performance disconnect" or other form of excessive executive compensation practices, consider on a CASE-BY-CASE basis nominees who sit on the compensation committee, provided that such nominees served on the board during the relevant time period, but DO NOT WITHHOLD votes for this reason from the pay package recipient if also sitting for election but not a compensation committee member.

Generally, vote FOR independent outside director nominees serving on the audit committee, but if total non-audit fees exceed the total of audit fees, audit-related fees and tax compliance and preparation fees, do vote AGAINST auditor ratification if concerns exist that remuneration for the non-audit work is so lucrative as to taint the auditor's independence.

Consider inside director or affiliated outside director nominees in cases in which the full board is not majority independent on a CASE-BY-CASE basis, excluding any non-voting director (e.g., director emeritus or advisory director) in calculations with respect to majority board independence.

Generally vote FOR nominees who sit on up to (and including) six public company boards unless (1) other concerns requiring CASE-BY-CASE consideration have been raised, or (2) the nominee is also CEO of a public company, in which case the public company board threshold shall be three, above which the nominee shall be considered on a CASE-BY-CASE basis.

PROPOSALS REGARDING BOARD COMPOSITION OR BOARD SERVICE

Generally, vote AGAINST shareholder proposals to impose new board structures or policies, including those requiring that the positions of chairman and CEO be held separately, except consider such proposals on a CASE-BY-CASE basis if the board is not majority independent or pervasive corporate governance concerns have been identified.

Generally, vote AGAINST shareholder proposals asking that more than a simple majority of directors be independent.

Generally, vote AGAINST shareholder proposals asking that board compensation and/or nominating committees be composed exclusively of independent directors.

Generally, vote AGAINST shareholder proposals to limit the number of public company boards on which a director may serve.

Generally, vote AGAINST shareholder proposals that seek to redefine director independence or directors' specific roles (e.g., responsibilities of the lead director).

Generally, vote AGAINST shareholder proposals requesting creation of additional board committees or offices, except as otherwise provided for herein.

Generally, vote FOR shareholder proposals that seek creation of an audit, compensation or nominating committee of the board, unless the committee in question is already in existence or the issuer has availed itself of an applicable exemption of the listing exchange (e.g., performance of relevant functions by a majority of independent directors in lieu of the formation of a separate committee).

Generally, vote AGAINST shareholder proposals to limit the tenure of outside directors.

Generally, vote AGAINST shareholder proposals to impose a mandatory retirement age for outside directors, but generally DO NOT VOTE AGAINST management proposals seeking to establish a retirement age for directors.

STOCK OWNERSHIP REQUIREMENTS

Generally, vote AGAINST shareholder proposals requiring directors to own a minimum amount of company stock in order to qualify as a director or to remain on the board.

DIRECTOR AND OFFICER INDEMNIFICATION AND LIABILITY PROTECTION

Proposals on director and officer indemnification and liability protection should be evaluated on a CASE-BY-CASE basis, using Delaware law as the standard. Vote

AGAINST proposals to limit or eliminate entirely directors' and officers' liability for monetary damages for violating the duty of care. Vote AGAINST indemnification proposals that would expand coverage beyond just legal expenses to acts, such as negligence, that are more serious violations of fiduciary obligation than mere carelessness. Vote FOR only those proposals providing such expanded coverage in cases when a director's or officer's legal defense was unsuccessful if:

(1) The director was found to have acted in good faith and in a manner that he reasonably believed was in the best interests of the company, and

(2)   Only if the director's legal expenses would be covered.


2. PROXY CONTESTS

These proposals should generally be analyzed on a CASE-BY-CASE basis. Input from the Investment Professional(s) for a given Fund shall be given primary consideration with respect to proposals in connection with proxy contests related to takeover bids or other contested business combinations being considered on behalf of that Fund.

VOTING FOR DIRECTOR NOMINEES IN CONTESTED ELECTIONS

Votes in a contested election of directors must be evaluated on a CASE-BY-CASE basis.

REIMBURSE PROXY SOLICITATION EXPENSES

Voting to reimburse proxy solicitation expenses should be analyzed on a CASE-BY-CASE basis.

3. AUDITORS

RATIFYING AUDITORS

Generally, except in cases of high non-audit fees, vote FOR management proposals to ratify auditors. If total non-audit fees exceed the total of audit fees, audit-related fees and tax compliance and preparation fees, consider on a CASE-BY-CASE basis, voting AGAINST management proposals to ratify auditors in cases in which concerns exist that remuneration for the non-audit work is so lucrative as to taint the auditor's independence. If such concerns exist or an issuer has a history of questionable accounting practices, also vote FOR shareholder proposals asking the issuer to present its auditor annually for ratification, but in other cases generally vote AGAINST.

AUDITOR INDEPENDENCE

Generally, vote AGAINST shareholder proposals asking companies to prohibit their auditors from engaging in non-audit services (or capping the level of non-audit services).

AUDIT FIRM ROTATION:

Generally, vote AGAINST shareholder proposals asking for mandatory audit firm rotation.

4. PROXY CONTEST DEFENSES

BOARD STRUCTURE: STAGGERED VS. ANNUAL ELECTIONS

Generally, vote AGAINST proposals to classify the board.

Generally, vote FOR proposals to repeal classified boards and to elect all directors annually.

SHAREHOLDER ABILITY TO REMOVE DIRECTORS

Generally, vote AGAINST proposals that provide that directors may be removed only for cause.

Generally, vote FOR proposals to restore shareholder ability to remove directors with or without cause.

Generally, vote AGAINST proposals that provide that only continuing directors may elect replacements to fill board vacancies.

Generally, vote FOR proposals that permit shareholders to elect directors to fill board vacancies.

CUMULATIVE VOTING

Unless the company maintains a classified board of directors, generally, vote FOR management proposals to eliminate cumulative voting.

In cases in which the company maintains a classified board of directors, generally vote FOR shareholder proposals to restore or permit cumulative voting.

SHAREHOLDER ABILITY TO CALL SPECIAL MEETINGS

Generally, vote AGAINST proposals to restrict or prohibit shareholder ability to call special meetings.

Generally, vote FOR proposals that remove restrictions on the right of shareholders to act independently of management.

SHAREHOLDER ABILITY TO ACT BY WRITTEN CONSENT

Generally, vote AGAINST proposals to restrict or prohibit shareholder ability to take action by written consent.

Generally, vote FOR proposals to allow or make easier shareholder action by written consent.

SHAREHOLDER ABILITY TO ALTER THE SIZE OF THE BOARD

Review on a CASE-BY-CASE basis proposals that seek to fix the size of the board.

Review on a CASE-BY-CASE basis proposals that give management the ability to alter the size of the board without shareholder approval.

5. TENDER OFFER DEFENSES

POISON PILLS

Generally, vote FOR shareholder proposals that ask a company to submit its poison pill for shareholder ratification, unless a policy has already been implemented by the company that should reasonably prevent abusive use of the pill.

Review on a CASE-BY-CASE basis shareholder proposals to redeem a company's poison pill.

Review on a CASE-BY-CASE basis management proposals to ratify a poison pill.

FAIR PRICE PROVISIONS

Vote proposals to adopt fair price provisions on a CASE-BY-CASE basis.

Generally, vote AGAINST fair price provisions with shareholder vote requirements greater than a majority of disinterested shares.

GREENMAIL

Generally, vote FOR proposals to adopt antigreenmail charter of bylaw amendments or otherwise restrict a company's ability to make greenmail payments.

Review on a CASE-BY-CASE basis antigreenmail proposals when they are bundled with other charter or bylaw amendments.

PALE GREENMAIL

Review on a CASE-BY-CASE basis restructuring plans that involve the payment of pale greenmail.

UNEQUAL VOTING RIGHTS

Generally, vote AGAINST dual-class exchange offers.

Generally, vote AGAINST dual-class recapitalizations.

SUPERMAJORITY SHAREHOLDER VOTE REQUIREMENT TO AMEND THE CHARTER OR BYLAWS

Generally, vote AGAINST management proposals to require a supermajority shareholder vote to approve charter and bylaw amendments.

Generally, vote FOR shareholder proposals to lower supermajority shareholder vote requirements for charter and bylaw amendments.

SUPERMAJORITY SHAREHOLDER VOTE REQUIREMENT TO APPROVE MERGERS

Generally, vote AGAINST management proposals to require a supermajority shareholder vote to approve mergers and other significant business combinations.

Generally, vote FOR shareholder proposals to lower supermajority shareholder vote requirements for mergers and other significant business combinations.

WHITE SQUIRE PLACEMENTS

Generally, vote FOR shareholder proposals to require approval of blank check preferred stock issues for other than general corporate purposes.

6. MISCELLANEOUS

CONFIDENTIAL VOTING

Generally, vote FOR shareholder proposals that request companies to adopt confidential voting, use independent tabulators, and use independent inspectors of election as long as the proposals include clauses for proxy contests as follows:

- In the case of a contested election, management should be permitted to request that the dissident group honor its confidential voting policy.

-     If the dissidents agree, the policy remains in place.

-     If the dissidents do not agree, the confidential voting policy is waived.

Generally, vote FOR management proposals to adopt confidential voting.

OPEN ACCESS

Consider on a CASE-BY-CASE basis shareholder proposals seeking open access to management's proxy material in order to nominate their own candidates to the board.

MAJORITY VOTING STANDARD

Generally, vote FOR management proposals and AGAINST shareholder proposals seeking election of directors by the affirmative vote of the majority of votes cast in connection with a meeting of shareholders. For issuers with a history of board malfeasance, consider such shareholder proposals on a CASE-BY-CASE basis.

BUNDLED PROPOSALS

Review on a CASE-BY-CASE basis bundled or "conditioned" proxy proposals.

SHAREHOLDER ADVISORY COMMITTEES

Review on a CASE-BY-CASE basis proposals to establish a shareholder advisory committee.

OTHER BUSINESS

In connection with proxies of U.S. issuers, generally vote FOR management proposals for Other Business.

QUORUM REQUIREMENTS

Review on a CASE-BY-CASE basis proposals to lower quorum requirements for shareholder meetings below a majority of the shares outstanding.

7. CAPITAL STRUCTURE

Analyze on a CASE-BY-CASE basis.

COMMON STOCK AUTHORIZATION

Review proposals to increase the number of shares of common stock authorized for issue on a CASE-BY-CASE basis. Except where otherwise indicated, the Agent's proprietary approach, utilizing quantitative criteria (e.g., dilution, peer group comparison, company performance and history) to determine appropriate thresholds, will generally be utilized in evaluating such proposals.

- Generally vote FOR proposals to authorize capital increases within the Agent's allowable thresholds, but consider on a CASE-BY-CASE basis those requests exceeding the Agent's threshold for proposals in connection with which a contrary recommendation from the Investment Professional(s) has been received and is to be utilized.

- Generally vote FOR proposals to authorize capital increases within the Agent's allowable thresholds, unless the company states that the stock may be used as a takeover defense. In those cases, consider on a CASE-BY-CASE basis if a contrary recommendation from the Investment Professional(s) has been received and is to be utilized.

- Generally vote FOR proposals to authorize capital increases exceeding the Agent's thresholds when a company's shares are in danger of being delisted or if a company's ability to continue to operate as a going concern is uncertain.

Generally, vote AGAINST proposals to increase the number of authorized shares of the class of stock that has superior voting rights in companies that have dual-class capitalization structures.

Generally, vote FOR shareholder proposals to eliminate dual class capital structures with unequal voting rights in cases in which the relevant Fund owns the class with inferior voting rights, but generally vote AGAINST such proposals in cases in which the relevant Fund owns the class with superior voting rights.

STOCK DISTRIBUTIONS: SPLITS AND DIVIDENDS

Generally, vote FOR management proposals to increase common share authorization for a stock split, provided that the increase in authorized shares falls within the Agent's allowable thresholds, but consider on a CASE-BY-CASE basis those proposals exceeding the Agent's threshold for proposals in connection with which a contrary recommendation from the Investment Professional(s) has been received and is to be utilized.

REVERSE STOCK SPLITS

Consider on a CASE-BY-CASE basis management proposals to implement a reverse stock split.

PREFERRED STOCK

Generally, vote AGAINST proposals authorizing the creation of new classes of preferred stock with unspecified voting, conversion, dividend distribution, and other rights ("blank check" preferred stock).

Generally, vote FOR proposals to create blank check preferred stock in cases when the company expressly states that the stock will not be used as a takeover defense. Generally vote AGAINST in cases where the company expressly states that the stock may be used as a takeover defense.

Generally, vote FOR proposals to authorize preferred stock in cases where the company specifies the voting, dividend, conversion, and other rights of such stock and the terms of the preferred stock appear reasonable.

Vote CASE-BY-CASE on proposals to increase the number of blank check preferred shares after analyzing the number of preferred shares available for issue given a company's industry and performance in terms of shareholder returns.

SHAREHOLDER PROPOSALS REGARDING BLANK CHECK PREFERRED STOCK

Generally, vote FOR shareholder proposals to have blank check preferred stock placements, other than those shares issued for the purpose of raising capital or making acquisitions in the normal course of business, submitted for shareholder ratification.

ADJUSTMENTS TO PAR VALUE OF COMMON STOCK

Generally, vote FOR management proposals to reduce the par value of common stock.

PREEMPTIVE RIGHTS

Review on a CASE-BY-CASE basis shareholder proposals that seek preemptive rights or management proposals that seek to eliminate them. In evaluating proposals on preemptive rights, consider the size of a company and the characteristics of its shareholder base.

DEBT RESTRUCTURINGS

Review on a CASE-BY-CASE basis proposals to increase common and/or preferred shares and to issue shares as part of a debt restructuring plan.

SHARE REPURCHASE PROGRAMS

Generally, vote FOR management proposals to institute open-market share repurchase plans in which all shareholders may participate on equal terms.

Generally, vote FOR management proposals to cancel repurchased shares.

TRACKING STOCK

Votes on the creation of tracking stock are determined on a CASE-BY-CASE basis.

8. EXECUTIVE AND DIRECTOR COMPENSATION

Unless otherwise provided for herein, votes with respect to compensation and employee benefit plans should be determined on a CASE-BY-CASE basis, with voting decisions generally based on the Agent's quantitative approach to evaluating such plans, which includes determination of costs and comparison to an allowable cap. Generally vote in accordance with the Agent's recommendations FOR equity-based plans with costs within such cap and AGAINST those with costs in excess of it, but consider plans CASE-BY-CASE if the Agent raises other considerations with respect to the plan.

MANAGEMENT PROPOSALS SEEKING APPROVAL TO REPRICE OPTIONS

Review on a CASE-BY-CASE basis management proposals seeking approval to reprice/replace options, considering rationale, historic trading patterns, value-for-value exchange, participation limits, vesting periods and replacement option terms.

Vote AGAINST compensation plans that permit repricing of stock options without shareholder approval.

DIRECTOR COMPENSATION

Votes on stock-based plans for directors are made on a CASE-BY-CASE basis, with voting decisions generally based on the Agent's approach as described above.

EMPLOYEE STOCK PURCHASE PLANS

Votes on employee stock purchase plans should be made on a CASE-BY-CASE basis.

OBRA-RELATED COMPENSATION PROPOSALS:

      AMENDMENTS THAT PLACE A CAP ON ANNUAL GRANTS OR AMEND ADMINISTRATIVE FEATURES

      Generally, vote FOR plans that simply amend shareholder-approved plans to include administrative features or place a cap on the annual grants any one participant may receive to comply with the provisions of Section 162(m) of OBRA.

      AMENDMENTS TO ADD PERFORMANCE-BASED GOALS

      Generally, vote FOR amendments to add performance goals to existing compensation plans to comply with the provisions of Section 162(m) of OBRA.

      AMENDMENTS TO INCREASE SHARES AND RETAIN TAX DEDUCTIONS UNDER OBRA

      Votes on amendments to existing plans to increase shares reserved and to qualify the plan for favorable tax treatment under the provisions of
      Section 162(m) should be evaluated on a CASE-BY-CASE basis.

      APPROVAL OF CASH OR CASH-AND-STOCK BONUS PLANS

      Generally, vote FOR cash or cash-and-stock bonus plans to exempt the compensation from taxes under the provisions of Section 162(m) of OBRA.

SHAREHOLDER PROPOSALS REGARDING EXECUTIVE AND DIRECTOR PAY

Generally, vote AGAINST shareholder proposals that seek disclosure of the remuneration of individuals other than senior executives and directors.

Unless evidence exists of abuse in historical compensation practices, and except as otherwise provided for herein, generally vote AGAINST shareholder proposals that seek to impose new compensation structures or policies.

GOLDEN AND TIN PARACHUTES

Generally, vote FOR shareholder proposals to have golden and tin parachutes submitted for shareholder ratification, provided that such "parachutes" specify change-in-control events and that the proposal does not include unduly restrictive or arbitrary provisions such as advance approval requirements.

Generally vote AGAINST shareholder proposals to submit executive severance agreements that do not specify change-in-control events, Supplemental Executive Retirement Plans or deferred executive compensation plans for shareholder ratification, unless such ratification is required by the listing exchange. Review on a CASE-BY-CASE basis all proposals to ratify or cancel golden or tin parachutes.

EMPLOYEE STOCK OWNERSHIP PLANS (ESOPS)

Generally, vote FOR proposals that request shareholder approval in order to implement an ESOP or to increase authorized shares for existing ESOPs, except in cases when the number of shares allocated to the ESOP is "excessive" (i.e., generally greater than five percent of outstanding shares).

401(K) EMPLOYEE BENEFIT PLANS

Generally, vote FOR proposals to implement a 401(k) savings plan for employees.

EXPENSING OF STOCK OPTIONS

Generally, vote AGAINST shareholder proposals to expense stock options before such treatment is required by the Federal Accounting Standards Board.

HOLDING PERIODS

Generally, vote AGAINST proposals requiring mandatory periods for officers and directors to hold company stock.

9. STATE OF INCORPORATION

VOTING ON STATE TAKEOVER STATUTES

Review on a CASE-BY-CASE basis proposals to opt in or out of state takeover statutes (including control share acquisition statutes, control share cash-out statutes, freezeout provisions, fair price provisions, stakeholder laws, poison pill endorsements, severance pay and labor contract provisions, antigreenmail provisions, and disgorgement provisions).

VOTING ON REINCORPORATION PROPOSALS

Proposals to change a company's state of incorporation should be examined on a CASE-BY-CASE basis. Generally, vote FOR management reincorporation proposals upon which another key proposal, such as a merger transaction, is contingent if the other key proposal is also supported. Generally, vote AGAINST shareholder reincorporation proposals not also supported by the company.

10. MERGERS AND CORPORATE RESTRUCTURINGS

Input from the Investment Professional(s) for a given Fund shall be given primary consideration with respect to proposals regarding merger transactions or other corporate restructurings being considered on behalf of that Fund.

MERGERS AND ACQUISITIONS

Votes on mergers and acquisitions should be considered on a CASE-BY-CASE basis.

CORPORATE RESTRUCTURING

Votes on corporate restructuring proposals, including minority squeezeouts, leveraged buyouts, spinoffs, liquidations and asset sales, should be considered on a CASE-BY-CASE basis.

SPINOFFS

Votes on spinoffs should be considered on a CASE-BY-CASE basis.

ASSET SALES

Votes on asset sales should be made on a CASE-BY-CASE basis.

LIQUIDATIONS

Votes on liquidations should be made on a CASE-BY-CASE basis.

ADJOURNMENT

Generally, vote FOR proposals to adjourn a meeting to provide additional time for vote solicitation when the primary proposal is also voted FOR.

APPRAISAL RIGHTS

Generally, vote FOR proposals to restore, or provide shareholders with, rights of appraisal.

CHANGING CORPORATE NAME

Generally, vote FOR changing the corporate name.

11. MUTUAL FUND PROXIES

ELECTION OF DIRECTORS

Vote the election of directors on a CASE-BY-CASE basis.

CONVERTING CLOSED-END FUND TO OPEN-END FUND

Vote conversion proposals on a CASE-BY-CASE basis.

PROXY CONTESTS

Vote proxy contests on a CASE-BY-CASE basis.

INVESTMENT ADVISORY AGREEMENTS

Vote the investment advisory agreements on a CASE-BY-CASE basis.

APPROVING NEW CLASSES OR SERIES OF SHARES

Generally, vote FOR the establishment of new classes or series of shares.

PREFERRED STOCK PROPOSALS

Vote the authorization for or increase in preferred shares on a CASE-BY-CASE basis.

1940 ACT POLICIES

Vote these proposals on a CASE-BY-CASE basis.

CHANGING A FUNDAMENTAL RESTRICTION TO A NONFUNDAMENTAL RESTRICTION

Vote these proposals on a CASE-BY-CASE basis.

CHANGE FUNDAMENTAL INVESTMENT OBJECTIVE TO NONFUNDAMENTAL

Generally, vote AGAINST proposals to change a fund's fundamental investment objective to nonfundamental.

NAME RULE PROPOSALS

Vote these proposals on a CASE-BY-CASE basis.

DISPOSITION OF ASSETS/TERMINATION/LIQUIDATION

Vote these proposals on a CASE-BY-CASE basis.

CHANGES TO THE CHARTER DOCUMENT

Vote changes to the charter document on a CASE-BY-CASE basis.

CHANGING THE DOMICILE OF A FUND

Vote reincorporations on a CASE-BY-CASE basis.

CHANGE IN FUND'S SUBCLASSIFICATION

Vote these proposals on a CASE-BY-CASE basis.

AUTHORIZING THE BOARD TO HIRE AND TERMINATE SUBADVISORS WITHOUT SHAREHOLDER APPROVAL

Generally, vote FOR these proposals.

DISTRIBUTION AGREEMENTS

Vote these proposals on a CASE-BY-CASE basis.

MASTER-FEEDER STRUCTURE

Generally, vote FOR the establishment of a master-feeder structure.

MERGERS

Vote merger proposals on a CASE-BY-CASE basis.

ESTABLISH DIRECTOR OWNERSHIP REQUIREMENT

Generally, vote AGAINST shareholder proposals for the establishment of a director ownership requirement.

REIMBURSE SHAREHOLDER FOR EXPENSES INCURRED

Voting to reimburse proxy solicitation expenses should be analyzed on a CASE-BY-CASE basis.

TERMINATE THE INVESTMENT ADVISOR

Vote to terminate the investment advisor on a CASE-BY-CASE basis.

12. SOCIAL AND ENVIRONMENTAL ISSUES

These issues cover a wide range of topics. In general, unless otherwise specified herein, vote CASE-BY-CASE. While a wide variety of factors may go into each analysis, the overall principle guiding all vote recommendations focuses on how or whether the proposal will enhance the economic value of the company. Because a company's board is likely to have access to relevant, non-public information regarding a company's business, such proposals will generally be voted in a manner intended to give the board (rather than shareholders) latitude to set corporate policy and oversee management.

Absent concurring support from the issuer, compelling evidence of abuse, significant public controversy or litigation, the issuer's significant history of relevant violations; or activities not in step with market practice or regulatory requirements, or unless provided for otherwise herein, generally vote AGAINST shareholder proposals seeking to dictate corporate conduct, apply existing law or release information that would not help a shareholder evaluate an investment in the corporation as an economic matter. Such proposals would generally include those seeking preparation of reports and/or implementation or additional disclosure of corporate policies related to issues such as consumer and public safety, environment and energy, labor standards and human rights, military business and political concerns, workplace diversity and non-discrimination, sustainability, social issues, vendor activities, economic risk or matters of science and engineering.

13. GLOBAL PROXIES

The foregoing Guidelines provided in connection with proxies of U.S. issuers shall also be applied to global proxies where applicable and not provided for otherwise herein. The following provide for differing regulatory and legal requirements, market practices and political and economic systems existing in various global markets.

Unless otherwise provided for herein, it shall generally be the policy of the Funds to vote AGAINST global proxy proposals in cases in which the Agent recommends voting AGAINST such proposal because relevant disclosure by the issuer, or the time provided for consideration of such disclosure, is inadequate.

ROUTINE MANAGEMENT PROPOSALS

Generally, vote FOR the following and other similar routine management proposals:

-     the opening of the shareholder meeting
-     that the meeting has been convened under local regulatory requirements
-     the presence of quorum Section
-     the agenda for the shareholder meeting
-     the election of the chair of the meeting
-     the appointment of shareholders to co-sign the minutes of the meeting
-     regulatory filings (e.g., to effect approved share issuances)
- the designation of inspector or shareholder representative(s) of minutes of meeting
-     the designation of two shareholders to approve and sign minutes of meeting
-     the allowance of questions
-     the publication of minutes

-     the closing of the shareholder meeting

DISCHARGE OF MANAGEMENT/SUPERVISORY BOARD MEMBERS

Generally, vote FOR management proposals seeking the discharge of management and supervisory board members, unless there is concern about the past actions of the company's auditors or directors or legal action is being taken against the board by other shareholders.

DIRECTOR ELECTIONS

Unless otherwise provided for herein, the Agent's standards with respect to determining director independence shall apply. These standards generally provide that, to be considered completely independent, a director shall have no material connection to the company other than the board seat.

Agreement with the Agent's independence standards shall not dictate that a Fund's vote shall be cast according to the Agent's corresponding recommendation. Further, the application of Guidelines in connection with such standards shall apply only in cases in which the nominee's level of independence can be ascertained based on available disclosure. Votes on director nominees not subject to policies described herein should be made on a CASE-BY-CASE basis.

For issuers domiciled in Bermuda, Canada, Cayman Islands, British Virgin Islands or other tax haven markets, generally vote AGAINST non-independent directors in cases in which the full board serves as the audit committee, or the company does not have an audit committee.

For issuers in all markets, including those in tax haven markets and those in Japan that have adopted the U.S.-style board-with-committees structure, vote AGAINST non-independent directors who sit on the audit committee unless the slate of nominees is bundled, in which case the proposal(s) to elect board members shall be considered on a CASE-BY-CASE basis.

In tax haven markets, DO NOT VOTE AGAINST non-independent directors in cases in which the full board serves as the compensation committee, or the company does not have a compensation committee.

DO NOT VOTE AGAINST non-independent directors who sit on the compensation or nominating committees, provided that such committees meet the applicable independence requirements of the relevant listing exchange.

In cases in which committee membership is unclear, consider non-independent director nominees on a CASE-BY-CASE basis if no other issues have been raised in connection with his/her nomination.

INDEPENDENT STATUTORY AUDITORS

With respect to Japanese companies that have not adopted the U.S.-style board-with-committees structure, vote AGAINST any nominee to the position of "independent statutory auditor" whom the Agent considers affiliated, e.g., if the nominee has worked a significant portion of his career for the company, its main bank or one of its top shareholders. Where shareholders are forced to vote on multiple nominees in a single resolution, vote AGAINST all nominees.

NOMINATING COMMITTEE

Generally, vote AGAINST proposals that permit non-board members to serve on the nominating committee.

DIRECTOR REMUNERATION

Consider director compensation plans on a CASE-BY-CASE basis. Generally, vote FOR proposals to approve the remuneration of directors as long as the amount is not excessive and there is no evidence of abuse.

RETIREMENT BONUSES

With respect to Japanese companies, follow the Agent's guidelines for proposals regarding payment of retirement bonuses to directors and auditors: Generally vote FOR such proposals if all payments are for directors and auditors who have served as executives of the company. Generally vote AGAINST such proposals if one or more payments are for non-executive, affiliated directors or statutory auditors; when one or more of the individuals to whom the grants are being proposed (1) has not served in an executive capacity for the company for at least three years or (2) has been designated by the company as an independent statutory auditor, regardless of the length of time he/she has served.

STOCK OPTION PLANS

With respect to Japanese companies, follow the Agent's guidelines with respect to proposals regarding option grants to independent internal statutory auditors, generally voting AGAINST such plans.

SHARES RESERVED FOR ISSUANCE OF OPTIONS OR EMPLOYEE SHARE-PURCHASE PLANS

Generally vote AGAINST option plans, or the issuance of shares in connection with such plans, that provide discounts to executives, are administered by potential grant recipients, or are markedly out of line with market practice. Consider proposals in connection with option plans or the issuance of shares in connection with them in other instances on a CASE-BY-CASE basis.

GENERAL SHARE ISSUANCES

Generally vote AGAINST proposals to issue shares (with or without preemptive rights) in cases in which concerns have been identified by the Agent with respect to inadequate disclosure, inadequate restrictions on discounts, or authority to refresh share issuance amounts without prior shareholder approval. Consider such proposals on a CASE-BY-

CASE basis in cases in which the issuance exceeds the Agent's guidelines for issuances based on percentage of capital or dilution.

APPROVAL OF FINANCIAL STATEMENTS AND DIRECTOR AND AUDITOR REPORTS

Generally, vote FOR management proposals seeking approval of financial accounts and reports, unless there is concern about the company's financial accounts and reporting.

REMUNERATION OF AUDITORS

Generally, vote FOR proposals to authorize the board to determine the remuneration of auditors, unless there is evidence of excessive compensation relative to the size and nature of the company.

INDEMNIFICATION OF AUDITORS

Generally, vote AGAINST proposals to indemnify auditors.

ALLOCATION OF INCOME AND DIVIDENDS

Consider management proposals concerning allocation of income and the distribution of dividends on a CASE-BY-CASE basis.

STOCK (SCRIP) DIVIDEND ALTERNATIVES

Generally, vote FOR most stock (scrip) dividend proposals, but vote AGAINST proposals that do not allow for a cash option unless management demonstrates that the cash option is harmful to shareholder value.

DEBT ISSUANCE REQUESTS

When evaluating a debt issuance request, the issuing company's present financial situation is examined. The main factor for analysis is the company's current debt-to-equity ratio, or gearing level. A high gearing level may incline markets and financial analysts to downgrade the company's bond rating, increasing its investment risk factor in the process. A gearing level up to 100 percent is considered acceptable.

Generally, vote FOR debt issuances for companies when the gearing level is between zero and 100 percent. Review on a CASE-BY-CASE basis proposals where the issuance of debt will result in the gearing level being greater than 100 percent, comparing any such proposed debt issuance to industry and market standards.

FINANCING PLANS

Generally, vote FOR the adoption of financing plans if they are in the best economic interests of shareholders.

RELATED PARTY TRANSACTIONS

Consider related party transactions on a CASE-BY-CASE basis. Generally, vote FOR approval of such transactions unless the agreement requests a strategic move outside the company's charter or contains unfavorable terms.

CAPITALIZATION OF RESERVES

Generally, vote FOR proposals to capitalize the company's reserves for bonus issues of shares or to increase the par value of shares.

ARTICLE AMENDMENTS

Review on a CASE-BY-CASE basis all proposals seeking amendments to the articles of association.

Generally, vote FOR an article amendment if:
-     it is editorial in nature;
-     shareholder rights are protected;
-     there is negligible or positive impact on shareholder value;
-     management provides adequate reasons for the amendments; or
-     the company is required to do so by law (if applicable).

With respect to article amendments for Japanese companies:
- Generally vote FOR management proposals to amend a company's articles to provide for an expansion or reduction in the size of the board, unless the expansion/reduction is clearly disproportionate to the growth/decrease in the scale of the business.
- Generally follow the Agent's guidelines with respect to management proposals regarding amendments to authorize share repurchases at the board's discretion, voting AGAINST proposals unless there is little to no likelihood of a "creeping takeover" (major shareholder owns nearly enough shares to reach a critical control threshold) or constraints on liquidity (free float of shares is low), and where the company is trading at below book value or is facing a real likelihood of substantial share sales; or where this amendment is bundled with other amendments which are clearly in shareholders' interest.

OTHER BUSINESS

In connection with global proxies, vote in accordance with the Agent's market-specific recommendations on management proposals for Other Business, generally AGAINST.

Unless otherwise indicated below, the Funds have no knowledge as to whether all or any portion of the shares owned of record are also owned beneficially.

                                                                CLASS AND
                                                                 TYPE OF                               PERCENTAGE OF
        FUND                          ADDRESS                   OWNERSHIP      PERCENTAGE OF CLASS         FUND
                     Piper Jaffray & Co.
Index Plus           A/C 1986-6102
Protection Fund      800 Nicollet Mall
                     Minneapolis, MN 55402-7000                   Class A             8.03%               0.94%

Index Plus           Mesirow Financial Inc.
Protection Fund      A/C 5040-5601
                     ATTN: Cynthia Krug Revoc Trust
                     350 N. Clark St.
                     Chicago, IL 60610-4712                       Class A             6.02%               0.70%

                     A G Edwards and Son Inc.
Index Plus           ATTN: C/F Larry F. Boudrie
Protection Fund      IRA Account
                     222 Sandpine Road
                     Indiatlantic, FL 32903-2116                  Class A             16.86%              1.97%

ING PPF IX           MLPF & S For the Sole Benefit
                     Of its Customers
                     Attn Fund Administration 98358
                     4800 Deer Lake Dr E 2nd Fl
                     Jacksonville FL  32246-6484                  Class B             7.36%               5.30%

ING PPF IX           MLPF & S For the Sole Benefit
                     Of its Customers
                     Attn Fund Administration 98358
                     4800 Deer Lake Dr E 2nd Fl
                     Jacksonville FL  32246-6484                  Class C             29.53%              5.09%

ING PPF IX           Fahnestock & Co. Inc.
                     FBO Linda A. David Stlmt Trust
                     Partners in Care TR DTD 9/12/2000
                     PO BOX 31149
                     Seattle, WA 98103-1149                       Class C             12.16%              2.09%

                     NFS LLC FEBO
ING PPF X            Greater Boston Convention
                     2 Copley Pl. Ste 105
                     Boston, MA 02116-6568                        Class A             6.07%               1.28%

ING PPF X            MLPF & S For the Sole Benefit
                     Of its Customers
                     Attn Fund Administration 98358
                     4800 Deer Lake Dr E 2nd Fl
                     Jacksonville FL  32246-6484                  Class B             8.16%               5.30%

                                                                CLASS AND
                                                                 TYPE OF                               PERCENTAGE OF
        FUND                          ADDRESS                   OWNERSHIP      PERCENTAGE OF CLASS         FUND
ING PPF X            MLPF & S For the Sole Benefit
                     Of its Customers
                     Attn Fund Administration 98358
                     4800 Deer Lake Dr E 2nd Fl
                     Jacksonville FL 32246-6484                   Class C             26.89%              3.76%

ING PPF X            First Clearing, LLC
                     A/C 5286-1199
                     ATTN: Dr. Scott Monroe, Dr. Richard
                     Palmer and Dr. Jerome Oksiuta
                     10700 Wheat First Drive
                     Glen Allen, VA 23060-9243                    Class C             6.07%               0.85%

ING PPF X            State Street Bank & Trust Co.
                     IRA R/O William P Wiegel
                     24 Kingsbury Rd
                     New Rochelle, NY 10804-4719                  Class C             5.55%               0.78%

ING PPF XI           MLPF & S For the Sole Benefit
                     Of its Customers
                     Attn Fund Administration 98362
                     4800 Deer Lake Dr E 2nd Fl
                     Jacksonville FL  32246-6484                  Class A             8.15%               1.62%

ING PPF XI           NFS LLC FEBO
                     Creative Capital Foundation
                     65 Bleecker St. Fl 7
                     New York, NY 10012-2420                      Class A             6.01%               1.20%

ING PPF XI           MLPF & S For the Sole Benefit
                     Of its Customers
                     Attn Fund Administration 98362
                     4800 Deer Lake Dr E 2nd Fl
                     Jacksonville FL  32246-6484                  Class B             6.35%               4.03%

ING PPF XI           MLPF & S For the Sole Benefit
                     Of its Customers
                     Attn Fund Administration 98362
                     4800 Deer Lake Dr E 2nd Fl
                     Jacksonville FL  32246-6484                  Class C             42.96%              7.13%

ING PPF XI           First Clearing, LLC
                     A/C 3229-0954
                     ATTN: Sima Finkelstein
                     428 W. 47th St. Apt. 1W
                     New York, NY 10036-2350                      Class C             10.32%              1.71%

ING PPF XII          Pershing LLC
                     PO BOX 2052
                     Jersey City, NJ 07303-2052                   Class A             9.34%               1.79%

                                                                CLASS AND
                                                                 TYPE OF                               PERCENTAGE OF
        FUND                          ADDRESS                   OWNERSHIP      PERCENTAGE OF CLASS         FUND
ING PPF XII          Raymond James & Associates Inc.
                     FBO Sciurba IRA
                     BIN# 73748002
                     880 Carillon Pkwy
                     St. Petersburg, FL 33716-1100                Class A             6.63%               1.27%

ING PPF XII          MLPF & S For the Sole Benefit
                     Of its Customers
                     Attn Fund Administration 98362
                     4800 Deer Lake Dr E 2nd Fl
                     Jacksonville FL  32246-6484                  Class B             5.95%               3.39%

ING PPF XII          MLPF & S For the Sole Benefit
                     Of its Customers
                     Attn Fund Administration 98362
                     4800 Deer Lake Dr E 2nd Fl
                     Jacksonville FL  32246-6484                  Class C             49.38%              11.87%

ING PPF XII          C/O Stavola Corporation
                     RBC Dain Rauscher Inc.
                     FBO James M. Stavola Sr.
                     175 Drift Road
                     Tinton Falls, NJ 07724-9701                  Class C             7.59%               1.82%

ING PPF V            Citigroup Global Markets, Inc.
                     A/C# 00109801250
                     Attn:  Peter Booth, 7th Floor
                     333 W 34th St
                     New York NY  10001-2402                      Class A             5.98%               0.43%

ING PPF V            Citigroup Global Markets, Inc.
                     A/C# 00109801250
                     Attn:  Peter Booth, 7th Floor
                     333 W 34th St
                     New York NY  10001-2402                      Class B             16.40%              13.80%

ING PPF V            MLPF & S For the Sole Benefit
                     Of its Customers
                     Attn Fund Administration
                     4800 Deer Lake Dr E 3rd Fl
                     Jacksonville FL  32246-6484                  Class B             7.29%               6.14%

ING PPF V            Citigroup Global Markets, Inc.
                     A/C# 00109801250
                     Attn:  Peter Booth, 7th Floor
                     333 W 34th St
                     New York NY  10001-2402                      Class C             9.49%               0.83%

ING PPF V            MLPF & S For the Sole Benefit
                     Of its Customers
                     Attn Fund Administration
                     4800 Deer Lake Dr E 3rd Fl
                     Jacksonville FL  32246-6484                  Class C             18.78%              1.64%

                                                                CLASS AND
                                                                 TYPE OF                               PERCENTAGE OF
        FUND                          ADDRESS                   OWNERSHIP      PERCENTAGE OF CLASS         FUND
ING PPF VIII         MLPF & S For the Sole Benefit
                     Of its Customers
                     Attn Fund Administration
                     4800 Deer Lake Dr E 3rd Fl
                     Jacksonville FL 32246-6484                   Class A             9.92%               1.30%

ING PPF VIII         Primevest Financial Services
                     FBO San Angelo Packing Co. 7148097
                     PO BOX 283
                     400 1st St. S Ste 300
                     Saint Cloud, MN 56301-3661                   Class A             10.54%              1.38%

ING PPF VIII         MLPF & S For the Sole Benefit
                     Of its Customers
                     Attn Fund Administration
                     4800 Deer Lake Dr E 3rd Fl
                     Jacksonville FL  32246-6484                  Class B             11.46%              8.28%

ING PPF VIII         MLPF & S For the Sole Benefit
                     Of its Customers
                     Attn Fund Administration
                     4800 Deer Lake Dr E 3rd Fl
                     Jacksonville FL  32246-6484                  Class C             27.01%              3.97%

ING PPF VI           MLPF & S For the Sole Benefit
                     Of its Customers
                     Attn Fund Administration
                     4800 Deer Lake Dr E 3rd Fl
                     Jacksonville FL  32246-6484                  Class A             5.44%               0.36%

ING PPF VI           Citigroup Global Markets, Inc.
                     A/C# 00109801250
                     Attn:  Peter Booth, 7th Floor
                     333 W 34th St
                     New York NY  10001-2402                      Class B             12.18%              10.15%

ING PPF VI           MLPF & S For the Sole Benefit
                     Of its Customers
                     Attn Fund Administration
                     4800 Deer Lake Dr E 3rd Fl
                     Jacksonville FL  32246-6484                  Class B             8.33%               6.94%

ING PPF VI           Citigroup Global Markets, Inc.
                     A/C# 00109801250
                     Attn:  Peter Booth, 7th Floor
                     333 W 34th St
                     New York NY  10001-2402                      Class C             7.55%               0.76%

ING PPF VI           MLPF & S For the Sole Benefit
                     Of its Customers
                     Attn Fund Administration
                     4800 Deer Lake Dr E 3rd Fl
                     Jacksonville FL  32246-6484                  Class C             23.95%              2.42%

                                                                CLASS AND
                                                                 TYPE OF                               PERCENTAGE OF
        FUND                          ADDRESS                   OWNERSHIP      PERCENTAGE OF CLASS         FUND
ING PPF VI           LPL Financial Services
                     A/C 1369-0074
                     9785 Towne Centre Dr.
                     San Diego, CA 92121-1968                     Class Q             81.98%                0%

ING PPF VI           NFS LLC FEBO
                     NFS/FMTC Rollover IRA
                     FBO Gerald Hanson
                     PO BOX 388
                     Zion. IL 60099-0388                          Class Q             18.02%                0%

ING PPF VII          MLPF & S For the Sole Benefit
                     Of its Customers
                     Attn Fund Administration
                     4800 Deer Lake Dr E 3rd Fl
                     Jacksonville FL  32246-6484                  Class A             7.80%               0.54%

ING PPF VII          Citigroup Global Markets, Inc.
                     A/C# 00109801250
                     Attn:  Peter Booth, 7th Floor
                     333 W 34th St
                     New York NY  10001-2402                      Class B             11.17%              9.07%

ING PPF VII          MLPF & S For the Sole Benefit
                     Of its Customers
                     Attn Fund Administration
                     4800 Deer Lake Dr E 3rd Fl
                     Jacksonville FL  32246-6484                  Class B             8.17%               6.63%

ING PPF VII          Citigroup Global Markets, Inc.
                     A/C# 00109801250
                     Attn:  Peter Booth, 7th Floor
                     333 W 34th St
                     New York NY  10001-2402                      Class C             8.72%               1.03%

ING PPF VII          MLPF & S For the Sole Benefit
                     Of its Customers
                     Attn Fund Administration
                     4800 Deer Lake Dr E 3rd Fl
                     Jacksonville FL  32246-6484                  Class C             21.53%              2.56%

ING PPF IV           Citigroup Global Markets, Inc.
                     A/C# 00109801250
                     Attn:  Peter Booth, 7th Floor
                     333 W 34th St
                     New York NY  10001-2402                      Class A             5.34%               0.32%

ING PPF IV           MLPF & S For the Sole Benefit
                     Of its Customers
                     Attn Fund Administration
                     4800 Deer Lake Dr E 3rd Fl
                     Jacksonville FL  32246-6484                  Class A             7.53%               0.45%

                                                                CLASS AND
                                                                 TYPE OF                               PERCENTAGE OF
        FUND                          ADDRESS                   OWNERSHIP      PERCENTAGE OF CLASS         FUND
ING PPF IV           Citigroup Global Markets, Inc.
                     A/C# 00109801250
                     Attn:  Peter Booth, 7th Floor
                     333 W 34th St
                     New York NY  10001-2402                      Class B             12.77%              10.39%

ING PPF IV           MLPF & S For the Sole Benefit
                     Of its Customers
                     Attn Fund Administration
                     4800 Deer Lake Dr E 3rd Fl
                     Jacksonville FL  32246-6484                  Class B             14.10%              11.47%

ING PPF IV           Citigroup Global Markets, Inc.
                     A/C# 00109801250
                     Attn:  Peter Booth, 7th Floor
                     333 W 34th St
                     New York NY  10001-2402                      Class C             15.11%              1.87%

ING PPF IV           MLPF & S For the Sole Benefit
                     Of its Customers
                     Attn Fund Administration
                     4800 Deer Lake Dr E 3rd Fl
                     Jacksonville FL  32246-6484                  Class C             27.00%              3.35%

ING PPF IV           Pershing LLC
                     PO BOX 2052
                     Jersey City, NJ 07303-2052                   Class Q             8.59%               0.02%

ING PPF IV           NFS LLC FEBO
                     FMT Co Customer IRA Rollover
                     FBO M. Dean Vogel
                     3436 Campanil Dr.
                     Santa Barbara, CA 93109-1019                 Class Q             57.28%              0.12%

ING PPF IV           NFS LLC FEBO
                     FMT Co Customer IRA Rollover
                     FBO Steven M. Swanberg
                     1007 Rambling Rd.
                     Simi Valley, CA 93065-5721                   Class Q             32.75%              0.07%

ING PPF              MLPF & S For the Sole Benefit
                     Of its Customers
                     Attn Fund Administration 97PA6
                     4800 Deer Lake Dr E 2rd Fl
                     Jacksonville FL  32246-6484                  Class A             10.40%              0.80%

ING PPF              A G Edwards & Sons Inc.
                     ATTN: Kenneth E. Clark
                     Special Acct.# 1
                     A/C 2118-7231
                     1 North Jefferson
                     St. Louis, MO 63103-2287                     Class A             7.02%               0.54%

                                                                CLASS AND
                                                                 TYPE OF                               PERCENTAGE OF
        FUND                          ADDRESS                   OWNERSHIP      PERCENTAGE OF CLASS         FUND
ING PPF              MLPF & S For the Sole Benefit
                     Of its Customers
                     Attn Fund Administration
                     4800 Deer Lake Dr E 2nd Fl
                     Jacksonville FL  32246-6484                  Class B             16.81%              13.79%

ING PPF              MLPF & S For the Sole Benefit
                     Of its Customers
                     Attn Fund Administration
                     4800 Deer Lake Dr E 2nd Fl
                     Jacksonville FL  32246-6484                  Class C             29.90%              3.06%

ING PPF              Pershing LLC
                     PO BOX 2052
                     Jersey City, NJ 07303-2052                   Class Q             5.21%                 0%

ING PPF              Pershing LLC
                     PO BOX 2052
                     Jersey City, NJ 07303-2052                   Class Q             10.90%              0.01%

ING PPF              Charles Schwab & Co.
                     FBO 61845875
                     Cambridge MA 02139
                     ATTN: Mutual Fund Operations 333/4
                     101 Montgomery St.
                     San Francisco, CA 94104-4122                 Class Q             5.45%                 0%

ING PPF              Charles Schwab & Co.
                     FBO 47505691
                     Newark CA 94560-2017
                     ATTN: Mutual Fund Operations 333/4
                     101 Montgomery St.
                     San Francisco, CA 94104-4122                 Class Q             10.89%              0.01%

ING PPF              Charles Schwab & Co.
                     FBO 61845875
                     Cambridge, MA 02139
                     ATTN: Mutual Fund Operations 333/4
                     101 Montgomery St.
                     San Francisco, CA 94104-4122                 Class Q             21.78%              0.01%

ING PPF              Pershing LLC
                     PO BOX 2052
                     Jersey City, NJ 07303-2052                   Class Q             5.45%                 0%

ING PPF              Pershing LLC
                     PO BOX 2052
                     Jersey City, NJ 07303-2052                   Class Q             5.45%                 0%

                                                                CLASS AND
                                                                 TYPE OF                               PERCENTAGE OF
        FUND                          ADDRESS                   OWNERSHIP      PERCENTAGE OF CLASS         FUND
ING PPF              Pershing LLC
                     PO BOX 2052
                     Jersey City, NJ 07303-2052                   Class Q             5.45%                 0%

ING PPF              Pershing LLC
                     PO BOX 2052
                     Jersey City, NJ 07303-2052                   Class Q             10.89%                0%

ING PPF              Pershing LLC
                     PO BOX 2052
                     Jersey City, NJ 07303-2052                   Class Q             5.45%               0.01%

ING PPF              Pershing LLC
                     PO BOX 2052
                     Jersey City, NJ 07303-2052                   Class Q             16.63%                0%

ING PPF II           Citigroup Global Markets, Inc.
                     A/C# 00109801250
                     Attn:  Peter Booth, 7th Floor
                     333 W 34th St
                     New York NY  10001-2402                      Class C             29.02%              2.23%

ING PPF II           MLPF & S For the Sole Benefit
                     Of its Customers
                     Attn Fund Administration
                     4800 Deer Lake Dr E 3rd Fl
                     Jacksonville FL  32246-6484                  Class C             99.62%              3.89%

ING PPF II           NFS LLC FEBO
                     FMT CO Cust. IRA Rollover
                     FBO Betty J. Buffington
                     2415 Royal Fern Trail
                     Chattanooga TN 37421-1843                    Class Q             12.70%                0%

ING PPF II           MLPF & S For the Sole Benefit
                     Of its Customers
                     Attn Fund Administration
                     4800 Deer Lake Dr E 3rd Fl
                     Jacksonville FL  32246-6484                  Class A             9.69%               0.95%

ING PPF II           Citigroup Global Markets, Inc.
                     A/C# 00109801250
                     Attn:  Peter Booth, 7th Floor
                     333 W 34th St
                     New York NY  10001-2402                      Class B             20.44%              7.67%

                                                                CLASS AND
                                                                 TYPE OF                               PERCENTAGE OF
        FUND                          ADDRESS                   OWNERSHIP      PERCENTAGE OF CLASS         FUND
ING PPF II           MLPF & S For the Sole Benefit
                     Of its Customers
                     Attn Fund Administration
                     4800 Deer Lake Dr E 3rd Fl
                     Jacksonville FL  32246-6484                  Class B             6.65%               16.18%

ING PPF III          Citigroup Global Markets, Inc.
                     A/C# 00109801250
                     Attn:  Peter Booth, 7th Floor
                     333 W 34th St
                     New York NY  10001-2402                      Class A             7.52%               0.49%

ING PPF III          MLPF & S For the Sole Benefit
                     Of its Customers
                     Attn Fund Administration
                     4800 Deer Lake Dr E 3rd Fl
                     Jacksonville FL  32246-6484                  Class A             6.69%               0.56%

ING PPF III          UBS Financial Services Inc. FBO
                     UBS-FINSVC CDN FBO
                     ATTN: Ms. Purnima Soni
                     PO BOX 3321
                     1000 harbor Blvd
                     Weehawken, NJ 07086-6761                     Class A             7.43%               0.50%

ING PPF III          Citigroup Global Markets, Inc.
                     A/C# 00109801250
                     Attn:  Peter Booth, 7th Floor
                     333 W 34th St
                     New York NY  10001-2402                      Class B             16.71%              6.12%

ING PPF III          MLPF & S For the Sole Benefit
                     Of its Customers
                     Attn Fund Administration
                     4800 Deer Lake Dr E 3rd Fl
                     Jacksonville FL  32246-6484                  Class B             8.98%               13.77%

ING PPF III          Citigroup Global Markets, Inc.
                     A/C# 00109801250
                     Attn:  Peter Booth, 7th Floor
                     333 W 34th St
                     New York NY  10001-2402                      Class C             8.98%               0.91%

ING PPF III          MLPF & S For the Sole Benefit
                     Of its Customers
                     Attn Fund Administration
                     4800 Deer Lake Dr E 3rd Fl
                     Jacksonville FL  32246-6484                  Class C             32.82%              3.32%

ING PPF III          Pershing LLC
                     PO BOX 2052
                     Jersey City, NJ 07303-2052                   Class Q             46.39%              0.02%

                                                                CLASS AND
                                                                 TYPE OF                               PERCENTAGE OF
        FUND                          ADDRESS                   OWNERSHIP      PERCENTAGE OF CLASS         FUND
ING PPF III          State Street Bank & Trust Company
                     IRA A/C Diane Brodnik
                     3755 Laurel Glenn Dr.
                     Broadview Heights, OH 44147-2712             Class Q             5.12%                 0%

ING PPF III          Diane Brodnik
                     3755 Laurel Glenn Dr.
                     Broadview Heights, OH 44147-2712             Class Q             48.49%              0.02%

                                ING EQUITY TRUST
                            PART C: OTHER INFORMATION

ITEM 22. EXHIBITS

(a) (1) Amended and Restated Declaration of Trust for ING Equity Trust dated February 25, 2003 - Filed as an Exhibit to Post-Effective Amendment No. 43 to the Registrant's Registration Statement on Form N-1A on September 30, 2003 and incorporated herein by reference.

     (2) Establishment and Designation of Additional Series and Classes of Shares of Beneficial Interest, Par Value $0.01 per share, dated April 21, 2003 (ING Principal Protection Fund VIII) - Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant's Registration Statement on Form N-1A on January 9, 2004 and incorporated herein by reference.

     (3) Certificate of Amendment of Declaration of Trust and Redesignation of Series, dated June 2, 2003 (Name change for ING Research Enhanced Index Fund) - Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant's Registration Statement on Form N-1A on January 9, 2004 and incorporated herein by reference.

     (4) Establishment and Designation of Additional Series and Classes of Shares of Beneficial Interest, Par Value $0.01 per share, dated November 1, 2003 (ING Principal Protection Fund IX) - Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant's Registration Statement on Form N-1A on January 9, 2004 and incorporated herein by reference.

     (5) Certificate of Establishment and Designation of Additional Series and Classes of Shares of Beneficial Interest, Par Value $0.01 per share, dated January 20, 2004 (ING Principal Protection Fund X) - Filed as an Exhibit to Post-Effective Amendment No. 52 to the Registrant's Registration Statement on Form N-1A on April 5, 2004 and incorporated herein by reference.

     (6) Establishment and Designation of Additional Series and Classes of Shares of Beneficial Interest, Par Value $0.01 per share, effective November 11, 2003 (ING LargeCap Value Fund) - Filed as an Exhibit to Post-Effective Amendment No. 49 to the Registrant's Registration Statement on Form N-1A on January 27, 2004 and incorporated herein by reference.

     (7) Amended Establishment and Designation of Additional Series and Classes of Shares of Beneficial Interest, Par Value $0.01 per share, effective November 11, 2003 (ING Principal Protection Fund VIII and ING Disciplined LargeCap Fund) - Filed as an Exhibit to Post-Effective

          Amendment No. 52 to the Registrant's Registration Statement on Form N-1A on April 5, 2004 and incorporated herein by reference.

     (8) Establishment and Designation of Additional Series and Classes of Shares of Beneficial Interest, Par Value $0.01 per share, effective February 25, 2004 (ING Principal Protection Fund XI) - Filed as an Exhibit to Post-Effective Amendment No. 52 to the Registrant's Registration Statement on Form N-1A on May 7, 2004 and incorporated herein by reference.

     (9) Amended Establishment and Designation of Series and Classes of Shares of Beneficial Interest, Par Value $0.01 Per Share, effective June 15, 2004 - Filed as an Exhibit to Post-Effective Amendment No. 54 to the Registrant's Registration Statement on Form N-1A on June 14, 2004 and incorporated herein by reference.

     (10) Amended Establishment and Designation of Series and Classes of Shares of Beneficial Interest, Par Value $0.01 Per Share, effective August 25, 2003 (ING Principal Protection Fund VII - abolition of Class Q shares) - Filed as an Exhibit to Post-Effective Amendment No. 58 to the Registrant's Registration Statement on Form N-1A on September 27, 2004 and incorporated herein by reference.

     (11) Amended Establishment and Designation of Series and Classes of Shares of Beneficial Interest, Par Value $0.01 Per Share, effective September 2, 2003 (ING Principal Protection Fund V - abolition of Class Q shares) - Filed as an Exhibit to Post-Effective Amendment No. 58 to the Registrant's Registration Statement on Form N-1A on September 27, 2004 and incorporated herein by reference.

     (12) Abolition of Series of Shares of Beneficial Interest dated October 16, 2003 (abolishment of ING Large Company Value Fund) - Filed as an Exhibit to Post-Effective Amendment No. 58 to the Registrant's Registration Statement on Form N-1A on September 27, 2004 and incorporated herein by reference.

     (13) Abolition of Series of Shares of Beneficial Interest dated April 17, 2004 (abolishment of ING Growth Opportunities Fund) - Filed as an Exhibit to Post-Effective Amendment No. 58 to the Registrant's Registration Statement on Form N-1A on September 27, 2004 and incorporated herein by reference.

     (14) Certificate of Establishment and Designation of Series and Classes of Shares of Beneficial Interest, Par Value $0.01 Per Share dated September 2, 2004 (ING Principal Protection Fund XII) - Filed as an Exhibit to Post-Effective Amendment No. 58 to the Registrant's Registration Statement on Form N-1A on September 27, 2004 and incorporated herein by reference.

     (15) Plan of Liquidation and Dissolution of Series (ING Tax Efficient Equity Fund) dated September 3, 2004 - Filed as an exhibit to Post Effective Amendment No. 61 to the Registrant's Registration Statement on Form N-1A on November 12, 2004 and incorporated herein by reference.

     (16) Establishment and Designation of Additional Series and Classes of Shares of Beneficial Interest, Par Value $0.01 per share, effective January 31, 2005 (ING MidCap Value Choice Fund and ING SmallCap Value Choice Fund) - Filed as an Exhibit to Post-Effective Amendment No. 63 to the Registrant's Registration Statement on Form N-1A on January 25, 2005 and incorporated herein by reference.

     (17) Establishment and Designation of Additional Series and Classes of Shares of Beneficial Interest, Par Value $0.01 per share, effective January 17, 2005 (ING Principal Protection Fund XIII) - Filed as an Exhibit to Post-Effective Amendment No. 63 to the Registrant's Registration Statement on Form N-1A on January 25, 2005 and incorporated herein by reference.

     (18) Establishment and Designation of Additional Series and Classes of Shares of Beneficial Interest, Par Value $0.01 per share, effective February 1, 2005 (ING Principal Protection Fund XIV) - Filed as an Exhibit to Post-Effective Amendment No. 63 to the Registrant's Registration Statement on Form N-1A on January 25, 2005 and incorporated herein by reference.

     (19) Amended Establishment and Designation of Series and Classes of Shares of Beneficial Interest, Par Value $0.01 Per Share, effective April 29, 2005 (Class I shares of ING MidCap Value Choice and ING SmallCap Value Choice Funds) - Filed as an Exhibit to Post-Effective Amendment No. 65 to the Registrant's Registration Statement on Form N-1A on April 28, 2005 and incorporated herein by reference.

(b) (1) Bylaws - Filed as an Exhibit to the Registrant's initial Form N-1A Registration Statement on June 15, 1998 and incorporated herein by reference.

     (2) Form of Amendment to bylaws - Filed as an Exhibit to Post-Effective Amendment No. 6 to the Registrant's Registration Statement on Form N-1A on March 1, 2001 and incorporated herein by reference.

(c)  Not applicable.

(d) (1) Second Amended and Restated Investment Management Agreement, dated February 1, 2005, between ING Investments, LLC and ING Equity Trust -

          Filed as an Exhibit to Post-Effective Amendment No. 63 to the Registrant's Registration Statement on Form N-1A on January 25, 2005 and incorporated herein by reference.

          (i) Schedule A with respect to the Second Amended and Restated Investment Management Agreement - Filed as an Exhibit to Post-Effective Amendment No. 66 to the Registrant's Registration Statement on Form N-1A on July 28, 2005 and incorporated herein by reference.

     (2) Investment Management Agreement, dated May 9, 2001, with Pilgrim Equity Trust and ING Pilgrim Investments (ING Principal Protection Funds) - Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant's Registration Statement on Form N-1A on January 9, 2004 and incorporated herein by reference.


          (i) First Amendment dated September 2, 2004, to Investment Management Agreement between ING Equity Trust and ING Investments, LLC - Filed as an Exhibit to Post-Effective Amendment No. 70 to the Registrant's Registration Statement on Form N-1A on September 29, 2005 and incorporated herein by reference.


          (ii) Amended and Restated Schedule A, dated September 3, 2004 with respect to the Investment Management Agreement between ING Equity Trust and ING Investments, LLC (ING Principal Protection Fund - ING Principal Protection Fund XIV) - Filed as an Exhibit to Post-Effective Amendment No. 58 to the Registrant's Registration Statement on Form N-1A on September 27, 2004 and incorporated herein by reference.

     (3) Investment Management Agreement, dated September 23, 2002, between ING Investments, LLC and ING Equity Trust (LargeCap Growth, Convertible and Equity and Bond Funds) - Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant's Registration Statement on Form N-1A on January 9, 2004 and incorporated herein by reference.

          (i) First Amendment, effective as of September 2, 2004, to the Investment Management Agreement - Filed as an Exhibit to Post-Effective Amendment No. 66 to the Registrant's Registration Statement on Form N-1A on July 28, 2005 and incorporated herein by reference.

          (ii) Schedule A, dated August 2004, with respect to the Investment Management Agreement between ING Investments, LLC and ING Equity Trust - Filed as an Exhibit to Post-Effective Amendment No. 66 to the Registrant's Registration Statement on Form N-1A on July 28, 2005 and incorporated herein by reference.

     (4) Investment Management Agreement, dated September 23, 2002, between ING Investments, LLC and ING Equity Trust (Financial Services Fund) - Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant's Registration Statement on Form N-1A on January 9, 2004 and incorporated herein by reference.

          (i) First Amendment, effective September 2, 2004, to the Investment Management Agreement between ING Investments, LLC and ING Equity Trust (ING Financial Services Fund) - Filed as an Exhibit to Post-Effective Amendment No. 66 to the Registrant's Registration Statement on Form N-1A on July 28, 2005 and incorporated herein by reference.

          (ii) Schedule A with respect to the Investment Management Agreement between ING Investments, LLC and ING Equity Trust (ING Financial Services Fund) - Filed as an Exhibit to Post-Effective Amendment No. 66 to the Registrant's Registration Statement on Form N-1A on July 28, 2005 and incorporated herein by reference.

     (5) Sub-Advisory Agreement, dated May 9, 2001, between ING Pilgrim Investments, LLC and Aeltus Investment Management, Inc. (ING Principal Protection Funds) - Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant's Registration Statement on Form N-1A on January 9, 2004 and incorporated herein by reference.

          (i) First Amendment to the Sub-Advisory Agreement, effective July 1, 2003, between ING Investments, LLC and Aeltus Investment Management, Inc. - Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant's Registration Statement on Form N-1A on January 9, 2004 and incorporated herein by reference.

          (ii) Second Amendment, effective September 1, 2003, to the Sub-Advisory Agreement, between ING Investments, LLC and Aeltus Investment Management, Inc. - Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant's Registration Statement on Form N-1A on January 9, 2004 and incorporated herein by reference.

          (iii) Amended and Restated Schedule A with respect to the Sub-Advisory Agreement between ING Investments, LLC and Aeltus Investment Management, Inc. (ING Principal Protection Fund through ING Principal Protection Fund XIV) - Filed as an exhibit to Post Effective Amendment No. 62 to the Registrant's Registration Statement on Form N-1A on December 1, 2004 and incorporated herein by reference.

     (6) Sub-Advisory Agreement, dated January 30, 2002, between ING Pilgrim Investments, LLC and Brandes Investment Partners, L.P. (ING LargeCap Value, ING MidCap Value and ING SmallCap Value Funds) - Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant's Registration Statement on Form N-1A on January 9, 2004 and incorporated herein by reference.

          (i) First Amendment to Sub-Advisory Agreement, effective July 1, 2003, between ING Investments, LLC and Brandes Investment Partners, L.P. - Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant's Registration Statement on Form N-1A on January 9, 2004 and incorporated herein by reference.

          (ii) Second Amendment to Sub-Advisory Agreement, effective September 1, 2003, between ING Investments, LLC and Brandes Investment Partners, L.P. - Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant's Registration Statement on Form N-1A on January 9, 2004 and incorporated herein by reference.

          (iii) Amended and Restated Schedule A with respect to the Sub-Advisory Agreement between ING Pilgrim Investments, LLC and Brandes Investment Partners, L.P. - Filed as an Exhibit to Post-Effective Amendment No. 58 to the Registrant's Registration Statement filed on Form N-1A on September 27, 2004 and incorporated herein by reference.

          (iv) Amended and Restated Schedule B with respect to the Sub-Advisory Agreement between ING Pilgrim Investments, LLC and Brandes Investment Partners, L.P. - Filed as an Exhibit to Post-Effective Amendment No. 58 to the Registrant's Registration Statement filed on Form N-1A on September 27, 2004 and incorporated herein by reference.

     (7) Sub-Advisory Agreement, dated September 23, 2002, between ING Investments, LLC and Aeltus Investment Management, Inc. - Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant's Registration Statement on Form N-1A on January 9, 2004 and incorporated herein by reference.

          (i) First Amendment to Sub-Advisory Agreement between ING Investment, LLC and Aeltus Investment Management, Inc., effective July 1, 2003 - Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant's Registration Statement on Form N-1A on January 9, 2004 and incorporated herein by reference.

          (ii) Second Amendment to Sub-Advisory Agreement between ING Investment, LLC and Aeltus Investment Management, Inc., effective September 1, 2003 - Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant's Registration Statement on Form N-1A on January 9, 2004 and incorporated herein by reference.

          (iii) Amended and Restated Schedule A with respect to the Sub-Advisory Agreement between ING Pilgrim Investments, LLC and ING Investment Management Co. (formerly, Aeltus Investment Management, Inc.) - Filed as an Exhibit to Post-Effective Amendment No. 58 to the Registrant's Registration Statement filed on Form N-1A on September 27, 2004 and incorporated herein by reference.

     (8) Sub-Advisory Agreement, dated September 23, 2002, between ING Investments, LLC and Clarion CRA Securities, L.P. (ING Real Estate
          Fund) - Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant's Registration Statement on Form N-1A on January 9, 2004 and incorporated herein by reference.

          (i) Amended and Restated Schedule A with respect to the Sub-Advisory Agreement between ING Pilgrim Investments, LLC and ING Clarion Real Estate Securities L.P. (formerly, Clarion CRA Securities, L.P.) - Filed as an Exhibit to Post-Effective Amendment No. 58 to the Registrant's Registration Statement filed on Form N-1A on September 27, 2004 and incorporated herein by reference.

     (9) Sub-Advisory Agreement, dated June 2, 2003, between ING Investments, LLC and Wellington Management Company, LLP - Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant's Registration Statement on Form N-1A on January 9, 2004 and incorporated herein by reference.

          (i) First Amendment to Sub-Advisory Agreement, effective as of September 1, 2003, between ING Investments, LLC and Wellington Management Company, LLP - Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant's Registration Statement on Form N-1A on January 9, 2004 and incorporated herein by reference.

          (ii) Amended and Restated Schedule A with respect to the Sub-Advisory Agreement between ING Pilgrim Investments, LLC and Wellington Management Company, LLP - Filed as an Exhibit to

               Post-Effective Amendment No. 58 to the Registrant's Registration Statement filed on Form N-1A on September 27, 2004 and incorporated herein by reference.

     (10) Sub-Advisory Agreement between ING Investments, LLC and NWQ Investment Management, LLC dated February 1, 2005 - Filed as an Exhibit to Post-Effective Amendment No. 64 to the Registrant's Registration Statement filed on Form N-1A on February 25, 2005 and incorporated herein by reference.

     (11) Amended and Restated, on February 1, 2005, Expense Limitation Agreement between ING Investments, LLC, ING Equity Trust and Clarion CRA Securities, L.P. (ING Real Estate Fund) - Filed as an Exhibit to Post-Effective Amendment No. 66 to the Registrant's Registration Statement on Form N-1A on July 28, 2005 and incorporated herein by reference.

          (i) Amended Schedule A with respect to the Amended and Restated Expense Limitation Agreement between ING Investments, LLC, ING Equity Trust and Clarion CRA Securities, L.P. - Filed as an Exhibit to Post-Effective Amendment No. 66 to the Registrant's Registration Statement on Form N-1A on July 28, 2005 and incorporated herein by reference.

     (12) Amended and Restated Expense Limitation Agreement dated February 1, 2005, between ING Equity Trust, and ING Investments, LLC. (ING Principal Protection Funds) - Filed as an Exhibit to Post-Effective Amendment No. 70 to the Registrant's Registration Statement on Form N-1A on September 29, 2005 and incorporated herein by reference.

          (i) Schedule A with respect to the Amended and Restated Expense Limitation Agreement dated February 1, 2005, between ING Investments, LLC and ING Equity Trust (ING Principal Protection Funds III -XIV) - Filed as an Exhibit to Post-Effective Amendment No. 70 to the Registrant's Registration Statement on Form N-1A on September 29, 2005 and incorporated herein by reference.

          (ii) Voluntary Fee Waiver dated May 1, 2004, with respect to ING Principal Protection Fund VII - Filed as an Exhibit to Post-Effective Amendment No. 70 to the Registrant's Registration Statement on Form N-1A on September 29, 2005 and incorporated herein by reference.

     (13) Amended and Restated, on February 1, 2005, Expense Limitation Agreement between ING Equity Trust, and ING Investments, LLC - Filed as an Exhibit to Post-Effective Amendment No. 66 to the Registrant's Registration Statement on Form N-1A on July 28, 2005 and incorporated herein by reference.

          (i) Amended Schedule A, dated March 2005, to the Amended and Restated Expense Limitation Agreement - Filed as an Exhibit to Post-Effective Amendment No. 66 to the Registrant's Registration

               Statement on Form N-1A on July 28, 2005 and incorporated herein by reference.

          (ii) Fee Waiver Letter, dated January 1, 2005, for ING Convertible Fund, ING Equity and Bond Fund, and ING MidCap Opportunities Fund -Filed as an Exhibit to Post-Effective Amendment No. 66 to the Registrant's Registration Statement on Form N-1A on July 28, 2005 and incorporated herein by reference.

     (14) Fee Waiver Letter, dated January 1, 2005, for ING Disciplined LargeCap Fund and ING SmallCap Opportunities Fund - Filed as an Exhibit to Post-Effective Amendment No. 66 to the Registrant's Registration Statement on Form N-1A on July 28, 2005 and incorporated herein by reference.

(e) (1) Underwriting Agreement dated September 23, 2002 between ING Funds Distributor, Inc. and ING Equity Trust - Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant's Registration Statement on Form N-1A on January 9, 2004 and incorporated herein by reference.

          (i) Amended and Restated Schedule A with respect to the Underwriting Agreement between ING Funds Distributor, LLC and ING Equity Trust
               - Filed as an Exhibit to Post-Effective Amendment No. 58 to the Registrant's Registration Statement filed on Form N-1A on September 27, 2004 and incorporated herein by reference.

     (2) Substitution Agreement with respect to the Underwriting Agreement between ING Funds Distributor, LLC and ING Equity Trust dated October 8, 2002 - Filed as an Exhibit to Post-Effective Amendment No. 58 to the Registrant's Registration Statement filed on Form N-1A on September 27, 2004 and incorporated herein by reference.

     (3) Underwriting Agreement dated September 23, 2002 between ING Funds Distributor, Inc. and ING Equity Trust - Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant's Registration Statement on Form N-1A on January 9, 2004 and incorporated herein by reference.

          (i) Amended Schedule A with respect to the Underwriting Agreement with ING Funds Distributor, LLC and ING Equity Trust (ING MidCap Value Choice Fund and ING SmallCap Value Choice Fund) dated December 13, 2004 - Filed as an Exhibit to Post-Effective Amendment No. 64 to the Registrant's Registration Statement filed on Form N-1A on February 25, 2005 and incorporated herein by reference.

     (4) Substitution Agreement with respect to the Underwriting Agreement between ING Funds Distributor, LLC and ING Equity Trust dated October 8, 2002 - Filed as an Exhibit to Post-Effective Amendment No. 58 to the Registrant's Registration Statement filed on Form N-1A on September 27, 2004 and incorporated herein by reference.

(f)  Not applicable.

(g) (1) Custodian Service and Monitoring Agreement, dated April 30, 2003, between ING Equity Trust, MBIA Insurance Corporation and Bank of New York (ING Principal Protection Fund) - Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant's Registration Statement on Form N-1A on January 9, 2004 and incorporated herein by reference.

          (i) Amended Schedule A, executed October 27, 2004, to the Custodian Service and Monitoring Agreement between ING Equity Trust, MBIA and Bank of New York Company (ING Principal Protection Funds X and XI) - Filed as an exhibit to Post Effective Amendment No. 59 to the Registrant's Registration Statement on Form N-1A on October 28, 2004 and incorporated herein by reference.

          (ii) Amended Schedule A, executed October 27, 2004, to the Custodian Service and Monitoring Agreement between ING Equity Trust, MBIA and Bank of New York Company (ING Principal Protection Fund XII through ING Principal Protection Funds XIV) - Filed as an exhibit to Post Effective Amendment No. 62 to the Registrant's Registration Statement on Form N-1A on December 1, 2004 and incorporated herein by reference.

          (iii) Amendment, executed as of September 30, 2003, to the Custodian Service and Monitoring Agreement between ING Equity Trust, MBIA and State Street Bank and Trust Company - Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant's Registration Statement on Form N-1A on January 9, 2004 and incorporated herein by reference.

     (2) Custody Agreement dated January 6, 2003 between ING Equity Trust and The Bank of New York - Filed as an Exhibit to Post-Effective Amendment No. 49 to the Registrant's Registration Statement on Form N-1A on January 27, 2004 and incorporated herein by reference.

          (i) Amended Exhibit A, dated July 29, 2005, with respect to the Custody Agreement between ING Equity Trust and The Bank of New York - Filed as an Exhibit to Post-Effective Amendment No. 70 to the Registrant's Registration Statement on Form N-1A on September 29, 2005 and incorporated herein by reference.

     (3) Foreign Custody Manager Agreement dated January 6, 2003 between ING Equity Trust and The Bank of New York - Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant's Registration Statement on Form N-1A on January 9, 2004 and incorporated herein by reference.

          (i) Amended Exhibit A, dated July 29, 2005, with respect to the Foreign Custody Manager Agreement between ING Equity Trust and The Bank of New York - Filed as an Exhibit to Post-Effective Amendment No. 70 to the Registrant's Registration Statement on Form N-1A on September 29, 2005 and incorporated herein by reference.

     (4) Securities Lending Agreement and Guaranty dated August 7, 2003 between each Investment Company listed in Exhibit A and The Bank of New York - Filed as an Exhibit to Post-Effective Amendment No. 43 to the Registrant's Registration Statement on Form N-1A on September 30, 2003 and incorporated herein by reference.

          (i) Amended Exhibit A, dated July 14, 2005, with respect to the Securities Lending Agreement and Guaranty- Filed as an Exhibit to Post-Effective Amendment No. 70 to the Registrant's Registration Statement on Form N-1A on September 29, 2005 and incorporated herein by reference.

     (5) The Bank of New York Cash Reserve Agreement dated March 31, 2003 - Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant's Registration Statement on Form N-1A on January 9, 2004 and incorporated herein by reference.

          (i) Amended Exhibit A, dated July 29, 2005, with respect to The Bank of New York Cash Reserve Agreement as of June 14, 2004 - Filed as an Exhibit to Post-Effective Amendment No. 70 to the Registrant's Registration Statement on Form N-1A on September 29, 2005 and incorporated herein by reference.

(h) (1) Agency Agreement dated November 30, 2000 between ING Pilgrim Investments, LLC and DST Systems, inc. (Principal Protection Fund) - Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant's Registration Statement on Form N-1A on January 9, 2004 and incorporated herein by reference.

          (i) Amended and Restated Exhibit A, dated July 14, 2005, with respect to the Agency Agreement between The Funds and DST Systems, Inc. - Filed as an Exhibit to Post-Effective Amendment No. 70 to the Registrant's Registration Statement on Form N-1A on September 29, 2005 and incorporated herein by reference.

     (2) Restated Administrative Services Agreement between ING Equity Trust and ING Fund Services, LLC, effective February 25, 2004 - Filed as an Exhibit to Post-Effective Amendment No. 58 to the Registrant's Registration Statement filed on Form N-1A on September 27, 2004 and incorporated herein by reference.

          (i) Amended and Restated Exhibit A, dated September 3, 2004, with respect to the Restated Administrative Services Agreement between ING Equity Trust and ING Fund Services, LLC - Filed as an Exhibit to Post-Effective Amendment No. 58 to the Registrant's Registration Statement filed on Form N-1A on September 27, 2004 and incorporated herein by reference.

     (3) Fund Accounting Agreement dated January 6, 2003 between ING Equity Trust and The Bank of New York - Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant's Registration Statement on Form N-1A on January 9, 2004 and incorporated herein by reference.

          (i) Amended Exhibit A, dated July 29, 2005, with respect to the Fund Accounting Agreement between ING Equity Trust and The Bank of New York - Filed as an Exhibit to Post-Effective Amendment
                No. 70 to the Registrant's Registration Statement on Form N-1A on September 29, 2005 and incorporated herein by reference.

     (4) Financial Guaranty Agreement dated July 3, 2001 between MBIA Insurance Corporation, ING Pilgrim Investments, LLC, Aeltus Investment Management, Inc. and Pilgrim Equity Trust - Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant's Registration Statement on Form N-1A on January 9, 2004 and incorporated herein by reference.

          (i) First Amendment to the Financial Guaranty Agreement dated January 14, 2002 between MBIA Insurance Corporation, ING Pilgrim Investments, LLC, Aeltus Investment Management, Inc. and Pilgrim Equity Trust - Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant's Registration Statement on Form N-1A on January 9, 2004 and incorporated herein by reference.

          (ii) Second Amendment to the Financial Guaranty Agreement dated March 28, 2002 between MBIA Insurance Corporation, ING Pilgrim Investments, LLC, Aeltus Investment Management, Inc. and Pilgrim Equity Trust - Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant's Registration Statement on Form N-1A on January 9, 2004 and incorporated herein by reference.

          (iii) Third Amendment to the Financial Guaranty Agreement dated August 20, 2002 between MBIA Insurance Corporation, ING Pilgrim Investments, LLC, Aeltus Investment Management, Inc. and Pilgrim Equity Trust - Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant's Registration Statement on Form N-1A on January 9, 2004 and incorporated herein by reference.

          (iv) Fourth Amendment to the Financial Guaranty Agreement dated October 30, 2002 between MBIA Insurance Corporation, ING Pilgrim Investments, LLC, Aeltus Investment Management, Inc.

                 and Pilgrim Equity Trust - Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant's Registration Statement on Form N-1A on January 9, 2004 and incorporated herein by reference.

          (v) Fifth Amendment to the Financial Guaranty Agreement dated November 12, 2002 between MBIA Insurance Corporation, ING Pilgrim Investments, LLC, Aeltus Investment Management, Inc. and Pilgrim Equity Trust - Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant's Registration Statement on Form N-1A on January 9, 2004 and incorporated herein by reference.

          (vi) Sixth Amendment to the Financial Guaranty Agreement dated February 10, 2003 between MBIA Insurance Corporation, ING Pilgrim Investments, LLC, Aeltus Investment Management, Inc. and ING Equity Trust - Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant's Registration Statement on Form N-1A on January 9, 2004 and incorporated herein by reference.

          (vii) Seventh Amendment to the Financial Guaranty Agreement dated March 24, 2003 between MBIA Insurance Corporation, ING Investments, LLC, Aeltus Investment Management, Inc. and ING Equity Trust - Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant's Registration Statement on Form N-1A on January 9, 2004 and incorporated herein by reference.

          (viii) Eighth Amendment to the Financial Guaranty Agreement dated September 26, 2003 between MBIA Insurance Corporation, ING Investments, LLC, Aeltus Investment Management, Inc. and ING Equity Trust - Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant's Registration Statement on Form N-1A on January 9, 2004 and incorporated herein by reference.

          (ix) Ninth Amendment to the Financial Guaranty Agreement dated January 31, 2004 between MBIA Insurance Corporation, ING Investments, LLC, Aeltus Investment Management, Inc. and ING Equity Trust - Filed as an Exhibit to Post-Effective Amendment No. 52 to the Registrant's Registration Statement on Form N-1A on May 7, 2004 and incorporated herein by reference.

          (x) Tenth Amendment to the Financial Guaranty Agreement dated June 10, 2004 between MBIA Insurance Corporation, ING Investments, LLC, Aeltus Investment Management, Inc. and ING Equity Trust - Filed as an Exhibit to Post-Effective Amendment

                No. 58 to the Registrant's Registration Statement filed on Form N-1A on September 27, 2004 and incorporated herein by reference.

          (xi) ING Principal Protection Fund X Waiver of Financial Guaranty Agreement Terms dated January 11, 2005 between MBIA Insurance Corporation, ING Investment Management Co., and ING Investments, LLC- Filed as an Exhibit to Post-Effective Amendment No. 70 to the Registrant's Registration Statement on Form N-1A on September 29, 2005 and incorporated herein by reference.

          (xii) Eleventh Amendment, dated January 31, 2005, to the Financial Guaranty Agreement between MBIA Insurance Corporation, ING Investments, LLC, ING Equity Trust and ING Investment Management, Co - Filed as an Exhibit to Post-Effective Amendment No. 70 to the Registrant's Registration Statement on Form N-1A on September 29, 2005 and incorporated herein by reference.

     (5) Administration Agreement dated September 23, 2002 between ING Equity Trust and ING Funds Services, LLC - Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant's Registration Statement on Form N-1A on January 9, 2004 and incorporated herein by reference.

          (i) Amended Schedule A, dated December 13, 2004, with respect to the Administration Agreement between ING Equity Trust and ING Funds Services (ING MidCap Value Choice Fund and ING SmallCap Value Choice Fund)- Filed as an Exhibit to Post-Effective Amendment No. 64 to the Registrant's Registration Statement on Form N-1A on February 25, 2005 and incorporated herein by reference.

     (6) Shareholder Service Agreement made on September 23, 2002 between ING Equity Trust and ING Funds Services, LLC - Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant's Registration Statement on Form N-1A on January 9, 2004 and incorporated herein by reference.

          (i) Amended Fee Schedule with respect to the Shareholder Service Agreement between ING Equity Trust and ING Funds Services, LLC - Filed as an Exhibit to Post-Effective Amendment No. 58 to the Registrant's Registration Statement filed on Form N-1A on September 27, 2004 and incorporated herein by reference.

     (7) Shareholder Services Agreement made on September 1, 2004 between ING Equity Trust and ING Direct Securities, Inc. (Class O Shares) - Filed as an Exhibit to Post-Effective Amendment No. 70 to the Registrant's Registration Statement on Form N-1A on September 29, 2005 and incorporated herein by reference.

(i) (1) Opinion and Consent of Dechert LLP regarding the legality of the securities being registered with regard to ING Financial Services Class C shares - Filed as an Exhibit to Post-Effective Amendment No. 53 to the

          Registrant's Registration Statement on Form N-1A on May 28, 2004 and incorporated herein by reference.

     (2) Opinion and Consent of Dechert LLP regarding the legality of the securities being registered with regard to ING Financial Services and ING Real Estate Funds' Class O shares - Filed as an Exhibit to Post-Effective Amendment No. 54 to the Registrant's Registration Statement on Form N-1A on June 14, 2004 and incorporated herein by reference.

     (3) Opinion and Consent of Dechert LLP regarding the legality of the securities being registered with regard to ING Principal Protection Fund XI - Filed as an Exhibit to Post-Effective Amendment No. 55 to the Registrant's Registration Statement on Form N-1A on July 20, 2004 and incorporated herein by reference.

     (4) Opinion and Consent of Dechert LLP regarding the legality of the securities being registered with regard to ING Principal Protection Fund XII - Filed as an Exhibit to Post-Effective Amendment No. 59 to the Registrant's Registration Statement on Form N-1A on October 28, 2004 and incorporated herein by reference.

     (5) Opinion and Consent of Dechert LLP regarding the legality of the securities being registered with regard to ING MidCap Value Choice Fund and ING SmallCap Value Choice Fund - Filed as an Exhibit to Post-Effective Amendment No. 63 to the Registrant's Registration Statement on Form N-1A on January 25, 2005 and incorporated herein by reference.

     (6) Opinion and Consent of Dechert LLP regarding the legality of the securities being registered with regard to Class I shares of ING MidCap Value Choice Fund and ING SmallCap Value Choice Fund - Filed as an Exhibit to Post-Effective Amendment No. 65 to the Registrant's Registration Statement on Form N-1A on April 28, 2005 and incorporated herein by reference.


(j)  (1)  Not applicable.


(k) (1) Financial Statements of MBIA Insurance Corporation - MBIA Insurance Corporation's audited financial statements - for the fiscal year ended December 31, 2003, Filed as an exhibit to the Annual Report filed on Form 10-K by MBIA Inc. (its parent company) with the SEC on March 12, 2004, to be incorporated by subsequent Post-Effective Amendment.

(l)  Not applicable.

(m) (1) Fourth Amended and Restated Distribution and Service Plan (Classes A, B, C, Q and T Shares) dated August 20, 2002 - Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant's Registration Statement on Form N-1A on January 9, 2004 and incorporated herein by reference.

          (i) Amended Schedule A with respect to Fourth Amended and Restated Service and Distribution Plan for ING Equity Trust (Classes A, B, C and Q) (ING MidCap Value Choice Fund, ING SmallCap Value Choice Fund, ING Principal Protection Fund XIII and ING Principal Protection Fund XIV) - Filed as an Exhibit to Post-Effective Amendment No. 63 to the Registrant's Registration Statement on Form N-1A on January 25, 2005 and incorporated herein by reference.

          (ii) Amended Schedule B with respect to the Fourth Amended and Restated Distribution and Service Plan for ING Equity Trust (ING MidCap Value Choice Fund, ING SmallCap Value Choice Fund, ING Principal Protection Fund XIII and ING Principal Protection Fund
                XIV) - Filed as an Exhibit to Post-Effective Amendment No. 63 to the Registrant's Registration Statement on Form N-1A on January 25, 2005 and incorporated herein by reference.

          (iii) Fee Waiver Letter, dated January 1, 2005, for ING Disciplined LargeCap Fund, ING MidCap Opportunities Fund, and ING SmallCap Opportunities Fund - Filed as an Exhibit to Post-Effective Amendment No. 70 to the Registrant's Registration Statement on Form N-1A on September 29, 2005 and incorporated herein by reference.

     (2) Service and Distribution Plan dated August 20, 2002 with regard to Class A shares of ING Convertible, ING Equity and Income and ING LargeCap Growth Funds - Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant's Registration Statement on Form N-1A on January 9, 2004 and incorporated herein by reference.

          (i) Fee Waiver Letter, dated January 1, 2005, for ING Convertible Fund and ING Equity and Income Fund - Filed as an Exhibit to Post-Effective Amendment No. 66 to the Registrant's Registration Statement on Form N-1A on July 28, 2005 and incorporated herein by reference.

          (ii) Fee Waiver Letter, dated February 1, 2005, for ING Financial Services Fund - Filed as an Exhibit to Post-Effective Amendment No. 70 to the Registrant's Registration Statement on Form N-1A on September 29, 2005 and incorporated herein by reference.

     (3) Service and Distribution Plan dated August 20, 2002 with regard to Class B shares of ING Financial Services Fund - Filed as an Exhibit to Post-

          Effective Amendment No. 46 to the Registrant's Registration Statement on Form N-1A on January 9, 2004 and incorporated herein by reference.

     (4) Service and Distribution Plan dated August 20, 2002 with regard to Class B shares of ING Convertible, ING Equity and Income, and ING LargeCap Growth Funds- Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant's Registration Statement on Form N-1A on January 9, 2004 and incorporated herein by reference.

     (5) Service and Distribution Plan dated August 20, 2002 with regard to Class C shares of ING Convertible, ING Equity and Income and ING LargeCap Growth Funds - Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant's Registration Statement on Form N-1A on January 9, 2004 and incorporated herein by reference.

     (6) Service and Distribution Plan dated August 20, 2002 with regard to Class C shares of ING Financial Services Fund - Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant's Registration Statement on Form N-1A on January 9, 2004 and incorporated herein by reference.

     (7) Shareholder Service Plan dated August 20, 2002 with regard to Class Q shares of ING Convertible, ING Equity and Income and ING LargeCap Growth Funds - Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant's Registration Statement on Form N-1A on January 9, 2004 and incorporated herein by reference.

     (8) Shareholder Service Plan dated August 20, 2002 with regard to Class Q shares of ING Financial Services Fund - Filed as an Exhibit to Post-Effective Amendment No. 46 to the Registrant's Registration Statement on Form N-1A on January 9, 2004 and incorporated herein by reference.

     (9) Shareholder Service Plan dated June 3, 2004 with regard to ING Financial Services and ING Real Estate Funds Class O shares - Filed as an Exhibit to Post-Effective Amendment No. 54 to the Registrant's Registration Statement on Form N-1A on June 14, 2004 and incorporated herein by reference.

     (10) Service and Distribution Plan dated August 20, 2002 with regard to ING Financial Services Fund Class A shares - Filed as an Exhibit to Post-Effective Amendment No. 58 to the Registrant's Registration Statement filed on Form N-1A on September 27, 2004 and incorporated herein by reference.

          (i) Waiver of Fee Payable, dated February 1, 2005, under Distribution Plan for Class A Shares of ING Financial Services Fund- Filed as an Exhibit to Post-Effective Amendment No. 66 to the Registrant's

               Registration Statement on Form N-1A on July 28, 2005 and incorporated herein by reference.

(n) (1) Amended and Restated Multiple Class Plan Pursuant to Rule 18f-3 dated June 3, 2004 - Filed as an Exhibit to Post-Effective Amendment No. 54 to the Registration Statement on Form N1-A on June 14, 2004 and incorporated herein by reference.

          (i) Amended Schedule A with respect to the Amended and Restated Multiple Class Plan Pursuant to Rule 18f-3 (Class I shares of ING MidCap Value Choice and ING SmallCap Value Choice Funds) - Filed as an Exhibit to Post-Effective Amendment No. 65 to the Registrant's Registration Statement on Form N-1A on April 28, 2005 and incorporated herein by reference.

          (ii) Amended Schedule B with respect to the Amended and Restated Multiple Class Plan Pursuant to Rule 18f-3 (ING MidCap Value Choice Fund, ING SmallCap Value Choice Fund, ING Principal Protection Fund XIII and ING Principal Protection Fund XIV) -Filed as an Exhibit to Post-Effective Amendment No. 63 to the Registrant's Registration Statement on Form N-1A on January 25, 2005 and incorporated herein by reference.

(o)  Not applicable.

(p) (1) Aeltus Code of Ethics - Filed as an Exhibit to Post-Effective Amendment No. 7 to the Registrant's Registration Statement on Form N-1A on April 18, 2001 and incorporated herein by reference.

     (2) Brandes Investment Partners, L.P. Code of Ethics - Filed as an Exhibit to Post-Effective Amendment No. 16 to the Registrant's Registration Statement on Form N-1A on November 13, 2001 and incorporated herein by reference.

          (i) Amendment to Brandes Investment Partners, L.P. Code of Ethics - Filed as an Exhibit to Post-Effective Amendment No. 16 to the Registrant's Registration Statement on Form N-1A on November 13, 2001 and incorporated herein by reference.

     (3) Clarion CRA Securities, L.P. Code of Ethics - Filed as an Exhibit to Post-Effective Amendment No. 30 to the Registrant's Registration Statement on Form N-1A on September 23, 2002 and incorporated herein by reference.

     (4) ING Funds and Advisers ("ING Investments, LLC") Code of Ethics effective February 1, 2005 - Filed as an Exhibit to Post-Effective

          Amendment No. 65 to the Registrant's Registration Statement on Form N-1A on April 28, 2005 and incorporated herein by reference.

     (5) Wellington Management Company, LLP Code of Ethics - Filed as an Exhibit to Post-Effective Amendment No. 52 to the Registrant's Registration Statement on Form N-1A on April 5, 2004 and incorporated herein by reference.

     (6) NWQ Investment Management Company, LLC Code of Ethics - Filed as an Exhibit to Post-Effective Amendment No. 64 to the Registrant's Registration Statement on Form N-1A on February 25, 2005 and incorporated herein by reference.

ITEM 23. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

     There are no persons controlled by or under common control with Registrant.

ITEM 24. INDEMNIFICATION

     Section 4.3 of Registrant's Declaration of Trust provides the following:

(a)  Subject to the exceptions and limitations contained in paragraph (b) below:

     (i) every person who is, or has been, a Trustee or Officer of the Trust shall be indemnified by the Trust to the fullest extent permitted by law against all liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Trustee or Officer and against amounts paid or incurred by him in the settlement thereof; and

     (ii) the word "claim", "action", "suit" or "proceeding" shall apply to all claims, actions or suits or proceedings (civil, criminal, administrative or other including appeals), actual or threatened; and the words "liability" and "expenses" shall include without limitation, attorneys fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

(b)  No indemnification shall be provided hereunder to a Trustee or Officer:

     (i) against any liability to the Trust, a Series thereof, or the Shareholders by reason of a final adjudication by a court or other body before which a proceeding was brought or that he engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office;

     (ii) with respect to any matter as to which he shall have been finally adjudicated not to have acted in good faith in reasonable belief that his action was in the best interest of his Trust; or

     (iii) in the event of a settlement or other disposition not involving a final adjudication as provided in paragraph (b) (i) or (b) (ii) resulting in a payment by a Trustee or officer, unless there has been a determination that such Trustee or officer did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office:

          (A) by the court or other body approving the settlement or other disposition; or

          (B) based upon the review of readily available facts (as opposed to full trial-type inquiry) by (x) vote of a majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter) or (y) written opinion of independent legal counsel.

(c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not affect any other rights to which any Trustee or officer may now or hereafter be entitled, shall continue as to a person who has ceased to be such Trustee or officer and shall inure to the benefit of the heirs, executors, administrators and assigns of such a person. Nothing contained herein shall affect any rights to indemnification to which personnel of the Trust other than Trustees and officers may be entitled by contract or otherwise under law.

(d) Expenses of preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in paragraph (a) of this Section
4.3 may be advanced by the Trust prior to final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not entitled to indemnification under this
Section 4.3, provided that either:

     (i) such undertaking is secured by a surety bond or some other appropriate security provided by the recipient, or the Trust shall be insured against losses arising out of any such advances; or

     (ii) a majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees act on the matter) or an independent legal counsel in a written opinion shall determine, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the recipient ultimately will be found entitled to indemnification.

     As used in this Section 4.3, a "Disinterested Trustee" is one who is not
(i) an Interested Person of the Trust (including anyone who has been exempted from being an

Interested Person by any rule, regulation or order of the Commission), or (ii) involved in the claim, action, suit or proceeding.

     Section 8 of Registrant's Administration Agreement provides for the indemnification of Registrant's Administrator against all liabilities incurred by it in performing its obligations under the agreement, except with respect to matters involving its disabling conduct.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended ("1933 Act") may be permitted to Trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Trustee, officer or controlling person of the Registrant in connection with the successful defense of any action suit or proceeding) is asserted by such Trustee, officer or controlling person in connection with the shares being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy, as expressed in the Act and be governed by final adjudication of such issue.

ITEM 25. BUSINESS AND OTHER CONNECTIONS OF ADVISER

     Information as to the directors and officers of the Adviser, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of the Adviser in the last two years, is included in its application for registration as an investment adviser on Form ADV (File No. 801-48282) filed under the Investment Advisers Act of 1940, as amended, and is incorporated herein by reference thereto.

     Information as to the directors and officers of the sub-advisers, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of the sub-advisers in the last two years, are included in their application for registration as investment advisers on Forms ADV for ING Clarion Real Estate Securities L.P. (File No. 801-49083), ING Investment Management Co. (File No. 801-9046); Wellington Management Company, LLP (File No. 801-15908); Brandes Investment Partners, L.P. (File No. 801-24896); and NWQ Investment Management Company, LLC (File No. 811-08817).

ITEM 26. PRINCIPAL UNDERWRITER

     (a) ING Funds Distributor, LLC is the principal underwriter for ING Equity Trust, ING Mutual Funds; ING Funds Trust; ING Global Equity Dividend and Premium Opportunity Fund; ING Investment Funds, Inc.; ING Prime Rate Trust; ING Mayflower Trust; ING Senior Income Fund; ING Series Fund, Inc.; ING Variable Products Trust;

ING VP Emerging Markets Fund, Inc.; ING VP Natural Resources Trust; ING Variable Insurance Trust; USLICO Series Fund; ING VP Balanced Portfolio, Inc.; ING Variable Portfolios, Inc.; ING Variable Funds; ING VP Intermediate Bond Portfolio; ING VP Money Market Portfolio; ING Strategic Allocation Portfolios, Inc. and ING GET Fund.

     (b) Information as to the directors and officers of the Distributor, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by the directors and officers of the Distributor in the last two years, is included in its application for registration as a broker-dealer on Form BD (File No. 8-48020) filed under the Securities Exchange Act of 1934, as amended, and is incorporated herein by reference thereto.

     (c) Not applicable

ITEM 27. LOCATION OF ACCOUNTS AND RECORDS

     All accounts, books and other documents required to be maintained by
Section 31(a) of the Investment Company Act of 1940, as amended ("1940 Act") and the rules promulgated thereunder are maintained at the offices of (a) the Registrant, (b) ING Investments, LLC, (c) ING Funds Distributor, LLC (formerly ING Funds Distributor, Inc.), (d) the Transfer Agent, (e)-(i) the Sub-Advisers,
(j) the Administrator and (k)-(l) the Custodians. The address of each is as follows:

     (a)  ING Equity Trust
          7337 East Doubletree Ranch Rd.
          Scottsdale, Arizona 85258

     (b)  ING Investments, LLC
          7337 East Doubletree Ranch Rd.
          Scottsdale, Arizona 85258

     (c)  ING Funds Distributor, LLC
          7337 East Doubletree Ranch Rd.
          Scottsdale, Arizona 85258

     (d)  DST Systems, Inc.
          P.O. Box 219368
          Kansas City, Missouri 64141

     (e)  ING Clarion Real Estate Securities L.P.
          259 N. Radnor-Chester Road, Suite 205
          Radnor, PA 19087

     (f)  ING Investment Management Co.
          230 Park Avenue
          New York, NY 10169

     (g)  Wellington Management Company, LLP
          75 State Street
          Boston, Massachusetts 02109

     (h)  Brandes Investment Partners, L.P.
          11988 El Camino Real, Suite 200
          San Diego, California 92130-2083

     (i)  NWQ Investment Management Company, LLC
          2049 Century Park East, 4th Floor
          Los Angeles, California 90067

     (j)  ING Funds Services, LLC
          7337 East Doubletree Ranch Rd.
          Scottsdale, Arizona 85258

     (k)  State Street Bank and Trust Company
          801 Pennsylvania
          Kansas City, Missouri 64105

     (l)  The Bank of New York
          One Wall Street
          New York, NY 10286

ITEM 28. MANAGEMENT SERVICES

     Not applicable.

ITEM 29. UNDERTAKINGS

     (a) Registrant hereby undertakes to call a meeting of shareholders for the purpose of voting upon the question of removal of a Trustee or Trustees when requested in writing to do so by the holders of at least 10% of the Trust's outstanding shares of beneficial interest and in connection with such meeting to comply with the provisions of Section 16(c) of the 1940 Act relating to shareholder communications.

     (b) Registrant hereby undertakes to furnish each person to whom a prospectus is delivered with a copy of Registrant's latest annual and semi-annual reports to shareholders, upon request and without charge.

     (c) During the Guarantee Period, the Registrant hereby undertakes to mail notices to current shareholders promptly after the happening of significant events related to the financial guaranty issued by MBIA Insurance Corporation ("MBIA") under the Financial Guaranty Agreement.

     These significant events include: (i) the termination of the Financial Guaranty Agreement; (ii) a default under the Financial Guaranty Agreement that has a material adverse effect on a shareholder's right to receive his or her Guaranteed Amount on the Guarantee Maturity Date; (iii) the insolvency of MBIA; or (iv) a reduction in the credit rating of MBIA's long-term debt as issued by Standard & Poor's or Moody's Investors Service, Inc. to BBB+ or lower or Baal or lower, respectively.

     (d) If at any time during the Guarantee Period during which the Registrant is required to file amendments to its registration statement under the Investment Company Act of 1940, as amended (the "1940 Act"), MBIA, Inc. (MBIA's parent company) ceases to file periodic reports pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that includes MBIA's financial statements (the "MBIA Financial Statements"), the Registrant hereby undertakes to update its registration statement on an annual basis under the 1940 Act to include MBIA's audited financial statements, covering the periods that would otherwise have been required of MBIA by Form 10-K under the Exchange Act, to the extent these are available. Further, the Registrant undertakes under such circumstances to include as an exhibit to its' registration statement, the consent of the independent auditors of the MBIA regarding such reports.

     (e) During the Guarantee Period, the Registrant hereby undertakes to include in the Registrant's annual and semiannual reports to shareholders, information as to where they may request the most recent annual and/or quarterly report of the MBIA that includes the MBIA Financial Statements filed under the Exchange Act free of charge.

                                   SIGNATURES


     Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant, ING Equity Trust, has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of Scottsdale and State of Arizona on the 30th day of September, 2005.




                                       ING Equity Trust



                                       By: /s/ Huey P. Falgout, Jr.
                                           ------------------------------------
                                           Huey P. Falgout, Jr.
                                           Secretary